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Table of contents Prospectus supplement
Index to financial statements and schedules

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-184162

Subject to completion, dated June 18, 2013

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Preliminary prospectus supplement
(To prospectus dated September 28, 2012)

American Equity Investment Life Holding Company

$250,000,000

         % Notes due 2021

Interest payable                      and

Issue price:         %

We are offering $250,000,000 aggregate principal amount of         % Notes due 2021 (the "notes"). We will pay interest on the notes on                          and                           of each year, beginning                          , 2013. The notes will mature on                          , 2021.

We may redeem all or part of the notes at any time on or after                          , 2017, at the redemption prices set forth in this prospectus supplement plus accrued and unpaid interest, if any, to the redemption date. In addition, we may redeem up to 35% of the notes before                          , 2016 with the net cash proceeds from certain equity offerings. We may also redeem all or part of the notes at any time and from time to time prior to                          , 2017, at a price equal to         % of the aggregate principal amount of the notes to be redeemed plus a make-whole premium and accrued interest, if any, to the redemption date. See "Description of the notes—Optional redemption." In addition, we may be required to make an offer to purchase the notes upon the sale of certain assets or upon a change of control. See "Description of the notes—Change of control" and "Description of the notes—Certain covenants—Limitations on sales of assets and subsidiary stock."

The notes will be our senior unsecured obligations and will rank equally in right of payment to all of our existing and future senior unsecured debt and senior in right of payment to all of our existing and future subordinated debt. The notes will be effectively subordinated to any of our existing and future secured debt to the extent of the value of the assets securing such debt. None of our subsidiaries will guarantee the notes as of the issue date, and the notes will be structurally subordinated to the liabilities of our subsidiaries. The notes will be guaranteed by certain of our wholly owned domestic subsidiaries (not including our insurance subsidiaries, other subsidiaries not permitted by law or regulation to guarantee the notes and certain immaterial subsidiaries) only under limited circumstances. See "Description of the notes—Certain covenants—Future subsidiary guarantors." The notes will be issued only in registered form in minimum denominations of $2,000 and integral multiples of $1,000 above that amount.

The notes will not be listed on any securities exchange. Currently, there is no public market for the notes.

Investing in the notes involves risks that are described under "Risk factors" beginning on page S-21 of this prospectus supplement.

	Per note			Total

Public offering price(1)		%	$
Underwriting discount		%	$
Proceeds, before expenses, to us(1)		%	$

(1)   Plus accrued interest, if any, from                          , 2013.

Neither the Securities and Exchange Commission (the "SEC") nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The notes will be ready for delivery in book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants, including Euroclear Bank S.A./N.V., as operator of the Euroclear System, and Clearstream Banking, société anonyme, on or about                          , 2013.

Sole book-running manager

J.P. Morgan

Co-managers

SunTrust Robinson Humphrey	Citigroup	Deutsche Bank Securities
FBR		Raymond James

                          , 2013

Prospectus supplement

Prospectus

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About this prospectus supplement

This document is in two parts. The first part is this prospectus supplement, which contains the terms of this offering of notes. The second part is the accompanying prospectus, dated September 28, 2012, which is part of our Registration Statement on Form S-3.

This prospectus supplement may add to, update or change the information in the accompanying prospectus or the documents incorporated by reference herein. If information in this prospectus supplement is inconsistent with information in the accompanying prospectus or the documents incorporated by reference herein, the information in this prospectus supplement will apply and will supersede the information in the accompanying prospectus or the documents incorporated by reference herein, as the case may be.

It is important for you to read and consider all information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus in making your investment decision. You should also read and consider the information in the documents to which we have referred you in "Where you can find more information" in this prospectus supplement and the accompanying prospectus.

No person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus supplement or the accompanying prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized. Neither the delivery of this prospectus supplement and the accompanying prospectus, nor any sale made hereunder, shall under any circumstances create any implication that there has been no change in our affairs since the date of this prospectus supplement, or that the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus is correct as of any time subsequent to the date of such information.

The distribution of this prospectus supplement and the accompanying prospectus and the offering of the notes in certain jurisdictions may be restricted by law. This prospectus supplement and the accompanying prospectus do not constitute an offer, or an invitation on our behalf or the underwriters or any of them, to subscribe to or purchase any of the notes and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation. See "Underwriting."

Unless otherwise stated or the context otherwise requires, as used in this prospectus supplement, all references to "American Equity," the "Company," "we," "our" and similar references are to American Equity Investment Life Holding Company and its consolidated subsidiaries.

Cautionary note regarding forward-looking statements

This prospectus supplement and the accompanying prospectus contain forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically are identified by the use of terms such as "anticipate," "believe," "plan," "estimate," "expect," "project," "intend," "may," "will," "would," "contemplate," "possible," "attempt," "seek," "should," "could," "goal,"

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"target," "on track," "comfortable with," "optimistic" and similar words, although some forward-looking statements are expressed differently. You should consider statements that contain these words carefully because they describe our expectations, plans, strategies and goals and our beliefs concerning future business conditions, our results of operations, financial position, and our business outlook or they state other "forward-looking" information based on currently available information. The "Risk Factors" section of our Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC on March 7, 2013 (and any updates of such section in any subsequent filings subsequently incorporated by reference herein), provides examples of risks, uncertainties and events that could cause our actual results to differ materially from the expectations expressed in our forward-looking statements. Assumptions and other important factors that could cause our actual results to differ materially from those anticipated in our forward-looking statements include, among other things:

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changes in or sustained low interest rates causing reductions in returns on our invested assets, the spread on our annuity products, and sales of, and demand for, our products;

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fluctuations in interest rates and investment spread adversely affecting our financial condition, operating results and cash flows;

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periods of rising interest rates causing increased policy surrenders, withdrawals and requests for policy loans on deferred annuity products, which may lead to net cash outflows and affect our liquidity and financial condition;

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market uncertainty and continued financial instability of national, state and local governments and difficult conditions in the global capital markets;

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the ultimate outcome of lawsuits filed against us and other legal and regulatory proceedings to which we are subject;

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changes in the interpretation of the methodologies, estimates and assumptions included in our valuation of fixed maturity and equity securities;

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our ability to compete with companies that have greater financial resources, broader arrays of products, higher ratings and stronger financial performance to retain existing customers and attract new customers;

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the failure of our reinsurers to meet the obligations assumed by them;

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volatility in net income due to the application of fair value accounting to our derivative instruments;

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deviations from our assumptions regarding the probabilities that our annuity contracts will remain in force from one period to the next;

•
our ability to effectively manage our growth as our historical growth rates may not be indicative of our future growth;

•
our ability to obtain sufficient capital to support our business or to obtain sufficient capital on favorable terms;

•
our ability to maintain effective controls over financial reporting;

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•
our ability to continue to attract and retain a qualified workforce, including members of senior management;

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our ability to maintain our financial strength ratings and the impact of our ratings on our business, our ability to access capital, and the cost of capital;

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regulatory changes or actions, including insurance holding company statutes, in the various states in which our life insurance subsidiaries transact business;

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changes in the U.S. federal income tax laws and regulations which may affect or eliminate the relative tax advantages of some of our products;

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the risk factors or uncertainties listed from time to time in our filings with the SEC; and

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the risk factors identified below under "Risk factors" beginning on page S-20.

Other factors and assumptions not identified above are also relevant to the forward-looking statements, and it is not possible for us to predict all of them; nor can we assess the impact of each such factor or the extent to which any factor, or combinations of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by the foregoing cautionary statement. Our forward-looking statements speak only as of the date made. Except as required under the federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update or to publicly announce the results of any revisions to any of the forward-looking statements to reflect actual results, future events or developments, changes in assumptions or changes in other factors affecting the forward-looking statements. You are advised, however, to consult any further disclosures we make on related subjects in reports we file with the SEC.

Market, ranking, industry data and forecasts

This prospectus supplement and the accompanying prospectus include market share, ranking, industry data and forecasts that we obtained from industry publications and surveys, public filings and internal company sources. Industry publications, surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but there can be no assurance as to the accuracy or completeness of included information. While we are not aware of any misstatements regarding the industry data presented in this prospectus supplement and the accompanying prospectus, we have not independently verified any of the data from third-party sources, nor have we ascertained the underlying economic assumptions relied upon by those sources. Neither we nor the underwriters can guarantee the accuracy or completeness of such information contained in this prospectus supplement and the accompanying prospectus.

Where you can find more information

We are subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). You may read and copy any document that we file at the public reference facilities of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the public reference facilities may be obtained by calling the

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SEC at 1-800-SEC-0330. You may also inspect our annual, quarterly and current reports, any proxy statements and other information over the Internet at the SEC's home page at http://www.sec.gov.

The SEC allows us to "incorporate by reference" information into this prospectus supplement and the accompanying prospectus. This means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. Information that we file with the SEC after the date of this prospectus supplement will automatically modify and supersede the information included or incorporated by reference in this prospectus supplement and the accompanying prospectus to the extent that the subsequently filed information modifies or supersedes the existing information. Nothing in this prospectus supplement or the accompanying prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC, unless specifically stated otherwise. We incorporate by reference the following documents (each with SEC file number 001-31911):

•
our Annual Report on Form 10-K for the year ended December 31, 2012, filed on March 7, 2013 (our "2012 Form 10-K"), including our Definitive Proxy Statement on Schedule 14A, filed on April 22, 2013 (our "Proxy Statement") and incorporated by reference into our 2012 Form 10-K;

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our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, filed on May 8, 2013 (our "Q1 2013 Form 10-Q");

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our Current Report on Form 8-K, dated March 11, 2013, filed on March 14, 2013;

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our Current Report on Form 8-K, dated April 15, 2013, filed on April 18, 2013;

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our Current Report on Form 8-K, dated June 6, 2013, filed on June 10, 2013; and

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our Current Report on Form 8-K, dated June 18, 2013, filed on June 18, 2013.

We will provide to each person, including any beneficial owner, to whom this prospectus supplement is delivered a copy of any or all of the information that we have incorporated by reference into this prospectus supplement or the accompanying prospectus but not delivered with this prospectus supplement, at no cost to the requestor. To receive a free copy of any of the documents incorporated by reference into this prospectus supplement or the accompanying prospectus, other than exhibits, unless they are specifically incorporated by reference into those documents, call or write:

American Equity Investment Life Holding Company
6000 Westown Parkway
West Des Moines, IA 50266
Attention: Corporate Secretary
Tel: (515) 221-0002

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Summary

This summary highlights selected information about us and this offering. It does not contain all of the information that may be important to you in deciding whether to purchase the notes. We encourage you to read the entire prospectus supplement, the accompanying prospectus and the documents that we have filed with the SEC that are incorporated by reference herein.

Overview

We are a leader in the development and sale of fixed index and fixed rate annuity products. We sell fixed index and fixed rate annuities and life insurance in all 50 states and the District of Columbia. Our business consists primarily of the sale of fixed index and fixed rate annuities, and our annuity sales for each of the year ended December 31, 2012 and the twelve months ended March 31, 2013, before coinsurance, were $3.9 billion. Our strategy is focused on growing our annuity business and earning returns by managing investment spreads and investment risk. We had an investment portfolio of $29.2 billion as of March 31, 2013. For the twelve months ended March 31, 2013, we generated total revenues of $1,724.0 million, Operating Income of $113.9 million and net income of $73.4 million. For the year ended December 31, 2012, we generated total revenues of $1,588.6 million, Operating Income of $110.2 million and net income of $57.8 million. See "—Summary consolidated financial information" for a reconciliation of Operating Income, which is a non-GAAP financial measure, to net income.

We underwrite our fixed annuity and life insurance products through our wholly-owned life insurance subsidiaries, American Equity Investment Life Insurance Company ("American Equity Life"), American Equity Investment Life Insurance Company of New York and Eagle Life Insurance Company ("Eagle Life"). We market those products through a distribution network of approximately 60 national marketing organizations and, through them, approximately 24,000 independent agents.

Annuity market overview

Our target market includes the group of individuals ages 45-75 who are seeking to accumulate tax-deferred savings. We believe that significant growth opportunities exist for annuity products because of favorable demographic and economic trends. According to the U.S. Census Bureau, there were approximately 39 million Americans age 65 and older in 2010, representing 13% of the U.S. population. By 2030, this sector of the population is expected to increase to 20% of the total population. Our fixed index and fixed rate annuity products are particularly attractive to this group as a result of the guarantee of principal with respect to those products, competitive rates of credited interest, tax-deferred growth and alternative payout options.

According to AnnuitySpec's Index Sales & Market Report, total industry sales of fixed index annuities increased 27% to $34.0 billion in 2012 from $26.8 billion in 2008. Our wide range of fixed index and fixed rate annuity products has enabled us to enjoy favorable growth during volatile equity and bond markets.

Our company strengths

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Strong operating performance.  We have a track record of consistent growth, with strong operating returns. From 2002 until 2012, we grew Operating Income and assets under management at a compounded annual growth rate ("CAGR") of 26% and 18%, respectively, and have maintained attractive operating returns on equity. Our operating earnings are derived primarily from our investment spread, which is the difference between what our investments yield and what we credit to policyholders. For at least the last five years, we have been a top three provider of indexed annuities by annual sales, based on AnnuitySpec's Index Sales & Market Report.

•
Strong distribution relationships.  We have strong relationships with approximately 60 national marketing organizations and approximately 24,000 independent agents. Our innovative Gold Eagle program incentivizes our top agents by providing cash and equity-based incentives to agents selling $1 million or more of annuity premiums annually.

•
Conservative investment portfolio.  Our investment portfolio is primarily comprised of fixed maturity investments that are highly rated and liquid. We seek to maintain policyholder and shareholder security while also maximizing investment income within risk parameters. As of March 31, 2013, 94% of our fixed maturity securities were rated investment grade.

•
Disciplined risk management.  We sell annuity policies with tight controls on product design that reduce the risk of unexpected policyholder behavior. As of March 31, 2013, 96% of our annuity portfolio account value was protected by surrender charges. We manage our exposure to index appreciation by buying one-year customized call options continuously to match inflows and renewals and we have achieved highly effective outcomes. We manage our option program with strict counterparty concentration limits to reduce counterparty risk.

•
Future growth opportunities.  Our products are attractive to retirees and pre-retirees because they offer principal guarantees, low volatility of returns, upside potential versus straight fixed income, tax deferred accumulation and lifetime retirement income. Our target market has favorable demographic trends. A majority of our policyholders are aged 60 and over. We have also begun to expand our distribution channels outside of independent agents to the broker-dealer channel.

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Experienced management team with a proven track record.  We benefit from a highly experienced and cohesive management team that has prudently managed the growth of our company since its founding in 1995. Our company was established by David Noble, the Executive Chairman of the Board. Most of the senior management team has been employed or associated with our company since 1996 and, before that, with The Statesman Group, Inc. Senior managers each have at least 20 years of insurance industry and/or professional experience.

Credit strengths

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Significant liquidity and stable income generation of operating subsidiaries.  American Equity Investment Life Holding Company, our holding company and the issuer of the notes offered hereby, has multiple forms of liquidity support, including:

  •
  $22.6 million of cash and cash equivalents on hand as of March 31, 2013;

    •
    $165.6 million of dividend capacity as of December 31, 2012 that could be paid by our primary operating company, American Equity Life, during 2013 without prior approval of its regulator;

    •
    the ability to receive investment advisory fees from our operating companies; and

    •
    a $160.0 million bank credit facility, of which $145.0 million was available as of May 31, 2013.

  American Equity Life has generated a statutory net gain from operations for each of the last five years, which is one of the bases for its capacity to pay dividends to the issuer. In addition, as the invested assets of our operating subsidiaries has grown from $12.7 billion as of December 31, 2008 to $29.2 billion as of March 31, 2013, the amount of investment advisory fees paid by our subsidiaries to the issuer under an intercompany advisory agreement has increased from $19.3 million in 2008 to $36.2 million in 2012.

•
Strong capital adequacy of operating subsidiaries.  American Equity Life's total adjusted capital has grown each year since 2008, from $1.0 billion as of December 31, 2008 to $1.7 billion as of December 31, 2012, a CAGR of 14%. The average risk-based capital, or "RBC," ratio of our operating subsidiaries has been 340% since 2008. As of December 31, 2012, American Equity Life had approximately $298 million of adjusted capital in excess of the amount required to maintain an RBC ratio of 275%, as required by our bank credit facility. Although we may adjust our targets as circumstances require, our current strategy is to seek to maintain an RBC ratio in the range of 300% to 350% and to maintain a ratio of Adjusted Debt to total capitalization excluding accumulated other comprehensive income of no more than 25%. For more information on how we calculate these ratios, see "—Summary consolidated financial information." In order to support our business and its future growth, we have historically retained most of our statutory earnings at American Equity Life. Since 2008, American Equity Life paid $10 million of cumulative dividends to the issuer, and American Equity Life retained the remainder of its earnings to support business growth. We also use reinsurance to further support our capital base and manage our risks.

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Strong and improving credit profile.  Our retained earnings have supported a steady deleveraging of our company since 2008. Stockholders' equity excluding accumulated other comprehensive gain/loss has grown from $644.2 million as of December 31, 2008 to $1.1 billion as of March 31, 2013, a CAGR of 11%. Our ratio of debt to total capitalization excluding accumulated other comprehensive income has fallen from 44.5% as of December 31, 2008 to 34.3% as of March 31, 2013. Our ratio of Adjusted Debt to total capitalization excluding accumulated other comprehensive income has fallen from 29.5% as of December 31, 2008, to 19.3% as of March 31, 2013. Our ratio of earnings to fixed charges excluding interest sensitive and index product benefits and amortization of deferred sales inducements has improved from 2.6x as of December 31, 2008, to 4.8x as of March 31, 2013. Our ratio of earnings to fixed charges including interest sensitive and index product benefits and amortization of deferred sales inducements was 1.3x as of December 31, 2008 and 1.1x as of March 31, 2013. For information on how we calculate these ratios, see "—Summary consolidated financial information" and "Ratio of earnings to fixed charges."

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Quality balance sheet.  We maintain an investment portfolio primarily comprised of fixed maturity investments that are highly rated and liquid. We are disciplined in our risk management, using appropriate options and other strategies to manage the liabilities we write while mitigating counterparty risk.

Our strategy

Our business strategy is to grow our annuity business and earn predictable returns by managing investment spreads and investment risk. Key elements of this strategy include the following:

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Enhance our current independent agency network.  We believe that our successful relationships with approximately 60 national marketing organizations represent a significant competitive advantage. Our objective is to improve the productivity and efficiency of our core distribution channel by focusing our marketing and recruiting efforts on those independent agents capable of selling $1 million or more of annuity premium annually. This level of production qualifies them for our Gold Eagle program, which we introduced in 2007. We believe the Gold Eagle program has been effective as evidenced by the number of qualified Gold Eagle agents during the last three calendar years ranging from 945 in 2012 to as many as 1,227 in 2011. Our Gold Eagle agents accounted for 59% of total production in 2012 and 57% of total production in 2011 and 2010. Gold Eagle qualifiers receive a combination of cash and equity-based incentives as motivation for producing business for us. We believe the equity-based incentive compensation component of our Gold Eagle program is unique in our industry and distinguishes us from our competitors. Our continuing focus on relationships and efficiency will ultimately reduce our independent agents to a core group of professional annuity producers. We also seek opportunities to establish relationships with national marketing organizations and agents not presently associated with us and to provide all of our marketers with the highest quality service possible.

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Continue to introduce innovative and competitive products.  We intend to be at the forefront of the fixed index and fixed rate annuity industry in developing and introducing innovative and competitive products. We were one of the first companies to offer a fixed index annuity that allows a choice among interest crediting strategies that includes both equity and bond indices as well as a traditional fixed rate strategy. We were also one of the first companies to include a living income benefit rider with our fixed index annuities. We enhanced our living income benefit rider to provide policyholders with protection against inflation and an additional death benefit. We believe that our continued focus on anticipating and responding to the product needs of our independent agents and policyholders will lead to increased customer loyalty, revenues and profitability.

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Use our expertise to achieve targeted spreads on annuity products.  Historically, we have had a successful track record in achieving the targeted spreads on our annuity products. This historical success has been challenged in the current extended low interest rate environment. However, we intend to continue to leverage our experience and expertise in managing the investment spread during a range of interest rate environments to achieve, or work towards achieving, our targeted spreads. The target investment spread for our products ranges from 250 to 310 basis points. Our investment spread declined from 314 basis points in the first quarter of 2011 to 259 basis points in the fourth quarter of 2012. We have undertaken initiatives to increase our investment spread to 300 basis points, including managing crediting rates to policyholders and reinvesting excess cash balances. As a result of these initiatives and other factors, our investment spread increased to 268 basis points in the first quarter of 2013.

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Maintain our profitability focus and improve operating efficiency.  We are committed to improving our profitability by advancing the scope and sophistication of our investment management and spread capabilities and continuously seeking out efficiencies within our operations. We have implemented competitive incentive programs for our national marketing organizations, agents and employees to stimulate performance.

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Take advantage of the growing popularity of index products.  We believe that the growing popularity of fixed index annuity products that allow equity and bond market participation without the risk of loss of the premium deposit presents an attractive opportunity to grow our business. We intend to capitalize on our reputation as a leading provider of fixed index annuities in this expanding segment of the annuity market.

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Focus on high quality service to agents and policyholders.  We have maintained high quality personal service as one of our highest priorities since the inception of our business and continue to strive for an unprecedented level of timely and accurate service to both our agents and policyholders. We believe this is one of our strongest competitive advantages.

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Expand our distribution channels.  We formed our Eagle Life subsidiary with the goal of developing a network of broker-dealer firms and registered investment advisors to distribute our fixed index annuity products. We believe this to be the most effective means of building a core distribution channel of selling firms with representatives capable of selling $1 million or more of annuity premium annually.

Products

Annuities offer our policyholders a tax-deferred means of accumulating retirement savings, as well as a reliable source of income during the payout period. When our policyholders contribute cash to annuities, we account for these receipts as policy benefit reserves in the liability section of our consolidated balance sheet. The annuity deposits collected, by product type, during the three most recent years and the most recent quarter are as follows:

			Year ended December 31,
	Three months ended March 31, 2013
			2012		2011		2010
(Dollars in thousands)	Deposits collected	Deposits as a % of total	Deposits collected	Deposits as a % of total	Deposits collected	Deposits as a % of total	Deposits collected	Deposits as a % of total

Fixed index annuities:
Index strategies	$604,641	65%	$2,225,902	56%	$2,839,295	56%	$2,401,891	51%
Fixed strategy	243,129	26%	1,208,324	31%	1,377,987	27%	1,551,007	33%

	847,770	91%	3,434,226	87%	4,217,282	83%	3,952,898	84%
Fixed rate annuities	67,166	7%	348,049	9%	567,229	11%	544,193	12%
Single premium immediate annuities	14,980	2%	164,657	4%	305,603	6%	171,628	4%

	$929,916	100%	$3,946,932	100%	$5,090,114	100%	$4,668,719	100%

Fixed index annuities

Fixed index annuities allow policyholders to earn index credits based on the performance of a particular index without the risk of loss of their principal. Most of these products allow policyholders to transfer funds once a year among several different crediting strategies, including one or more index based strategies and a traditional fixed rate strategy. Approximately 97%, 97%, 95% and 95% of our fixed index annuity sales for the three months ended March 31, 2013, and the years ended December 31, 2012, 2011 and 2010, respectively, were "premium bonus" products. The initial annuity deposit on these policies is increased at issuance by a specified premium bonus ranging from 3% to 10%. Generally, there is a compensating adjustment in the surrender charges on the policy or the commission paid to the agent to offset the premium bonus.

The annuity contract value is equal to the sum of premiums paid, premium bonuses and interest credited ("index credits"), which is based upon an overall limit (or "cap") or a percentage (the "participation rate") of the annual appreciation (based in certain situations on monthly averages or monthly point-to-point calculations) in a recognized index or benchmark. Caps and participation rates limit the amount of annual interest the policyholder may earn in any one contract year and may be adjusted by us annually subject to stated minimums.

Fixed rate annuities

Fixed rate deferred annuities include annual reset and multi-year rate guaranteed products. Our annual reset fixed rate annuities have an annual interest rate (the "crediting rate") that is guaranteed for the first policy year. After the first policy year, we have the discretionary ability to change the crediting rate once annually to any rate at or above a guaranteed minimum rate. Our multi-year rate guaranteed annuities are similar to our annual reset products except that the initial crediting rate is guaranteed for up to a seven-year period before it may be changed at our discretion.

The initial crediting rate is largely a function of the interest rate we can earn on invested assets acquired with new annuity deposits and the rates offered on similar products by our competitors. For subsequent adjustments to crediting rates, we take into account the yield on our investment portfolio, annuity surrender assumptions, competitive industry pricing and crediting rate history for particular groups of annuity policies with similar characteristics.

Single premium immediate annuities

We also sell single premium immediate annuities ("SPIAs"). Our SPIAs are designed to provide a series of periodic payments for a fixed period of time or for life, according to the policyholder's choice at the time of issue. The amounts, frequency and length of time of the payments are fixed at the outset of the annuity contract. SPIAs are often purchased by persons at or near retirement age who desire a steady stream of payments over a future period of years. The implicit interest rate on SPIAs is based on market conditions when the policy is issued.

Withdrawal options—fixed index and fixed rate annuities

Policyholders are typically permitted penalty-free withdrawals of up to 10% of the contract value in each year after the first year, subject to limitations. Withdrawals in excess of allowable penalty-free amounts are assessed a surrender charge during a penalty period which ranges from 5 to 17 years for fixed index annuities and 3 to 15 years for fixed rate annuities from the date the policy is issued. This surrender charge initially ranges from 4.7% to 20% for fixed index annuities and 8% to 25% for fixed rate annuities of the contract value and generally decreases by approximately one to two percentage points per year during the surrender charge period. Surrender charges are set at levels aimed at protecting us from loss on early terminations and reducing the likelihood of policyholders terminating their policies during periods of increasing interest rates. This practice lengthens the effective duration of the policy liabilities and enhances our ability to maintain profitability on such policies. The policyholder may elect to take the proceeds of the annuity either in a single payment or in a series of payments for life, for a fixed number of years or a combination of these payment options.

Beginning in July 2007, substantially all of our fixed index annuity policies were issued with a lifetime income benefit rider. This rider provides an additional liquidity option to policyholders. With the lifetime income benefit rider, a policyholder can elect to receive guaranteed payments for life from their contract without requiring them to annuitize their contract value. The amount of the living income benefit available is determined by the growth in the policy's income account value as defined in the rider (4.5% to 8.0%) and the policyholder's age at the time the policyholder elects to begin receiving living income benefit payments. Living income benefit payments may be stopped and restarted at the election of the policyholder.

Life insurance

These products include traditional ordinary and term, universal life and other interest-sensitive life insurance products. We have approximately $2.4 billion of life insurance in force as of March 31, 2013. We intend to continue offering life insurance products for individual and group markets. Premiums related to this business accounted for 1% or less of revenues for the three months ended March 31, 2013 and the years ended December 31, 2012, 2011 and 2010.

Investments and spread management

Investment activities are an integral part of our business, and net investment income is a significant component of our total revenues. Profitability of many of our products is significantly affected by spreads between interest yields on investments, the cost of options to fund the annual index credits on our fixed index annuities and the rates credited on our fixed rate annuities. We manage the index-based risk component of our fixed index annuities by purchasing call options on the applicable indices to fund the annual index credits on these annuities and by adjusting the caps, participation rates and asset fees on policy anniversary dates to reflect the change in the cost of such options which varies based on market conditions. All options are purchased to fund the index credits on our fixed index annuities on their respective anniversary dates, and new options are purchased at each of the anniversary dates to fund the next annual index credits. All crediting rates on non-multi-year rate guaranteed fixed rate deferred annuities may be changed annually, subject to minimum guarantees. Changes in caps, participation rates and asset fees on fixed index annuities and crediting rates on fixed rate annuities may not be sufficient to maintain targeted investment spreads in all economic and market environments. In addition, competition and other factors, including the potential for increases in surrenders and withdrawals, may limit our ability to adjust or to maintain caps, participation rates, asset fees and crediting rates at levels necessary to avoid narrowing of spreads under certain market conditions.

For additional information regarding the composition of our investment portfolio and our interest rate risk management, see "Management's discussion and analysis of financial condition and results of operations—Financial condition—Investments," "Management's discussion and analysis of financial condition and results of operations—Market risk" and Note 3 to our audited and unaudited consolidated financial statements included elsewhere in this prospectus supplement.

Marketing

We market our products through a variable cost brokerage distribution network of approximately 60 national marketing organizations and, through them, approximately 24,000 independent agents. We emphasize high quality service to our agents and policyholders along with the prompt payment of commissions to our agents. We believe this has been significant in building excellent relationships with our existing agency force.

We actively recruit new agents and terminate those agents who have not produced business for us in recent periods and are unlikely to sell our products in the future. In our recruitment efforts, we emphasize that agents have direct access to our executive officers, giving us an edge in recruiting over larger and foreign-owned competitors. We also emphasize our products, service and our Gold Eagle program which provides unique cash and equity-based incentives to those agents selling $1 million or more of annuity premium annually. Our Gold Eagle agents accounted for 59% of total production in 2012 and 57% of total production in 2011 and 2010. We also have favorable relationships with our national marketing organizations.

The insurance distribution system is comprised of insurance brokers and marketing organizations. We are pursuing a strategy to increase the efficiency of our distribution network by strengthening our relationships with key national and regional marketing organizations, and we seek opportunities to establish relationships with organizations not presently associated with us. These organizations typically recruit agents for us by advertising our products and our commission structure through direct mail advertising or seminars for insurance agents and brokers. These organizations bear most of the cost incurred in marketing our products. We compensate marketing organizations by paying them a percentage of the commissions earned on new annuity policy sales generated by the agents recruited by such organizations. We also conduct incentive programs for marketing organizations and agents from time to time, including equity-based programs for our leading national marketers and those agents qualifying for our Gold Eagle program. We generally do not enter into exclusive arrangements with these marketing organizations.

In addition, we formed our Eagle Life subsidiary with the goal of developing a network of broker-dealer firms and registered investment advisors to distribute our fixed index annuity products. We believe this to be the most effective means of building a core distribution channel of selling firms with representatives capable of selling $1 million or more of annuity premium annually.

Three of our national marketing organizations accounted for more than 10% of the annuity deposits and insurance premiums collected during 2012, and we expect these organizations to continue as marketers for American Equity Life with a focus on selling our products. The states with the largest share of direct premiums collected during 2012 were: Florida (9.3%), California (8.7%), Illinois (6.4%), Texas (6.4%) and Pennsylvania (5.4%).

Recent developments

Redemption of December 2024 notes

On March 25, 2013, we issued a notice of mandatory redemption (the "redemption") for our existing convertible notes due December 2024 (the "December 2024 Notes"). Holders of $25.8 million principal amount of the December 2024 Notes exercised their conversion rights prior to the April 30, 2013 mandatory redemption date. The holders of these December 2024 Notes received the principal amount of their December 2024 Notes in cash and the conversion premium in shares of our common stock. The final number of shares issued in connection with the exercise of conversion rights of the December 2024 Notes was 216,729. The balance of the convertible notes ($2.5 million principal amount) was redeemed for cash. In connection with the redemption, on May 14, 2013, we drew $15.0 million on our existing revolving credit facility (our "existing revolving credit facility").

Related transaction

Exchange offer for December 2029 notes

Following completion of this offering, we intend to commence an offer to exchange (the "Exchange Offer") any and all of our outstanding 5.25% Contingent Convertible Senior Notes due 2029 (the "December 2029 Notes") for cash and newly issued shares of our common stock. This offering is not conditioned upon the commencement or completion of the Exchange Offer. Our decision to commence an offer for the December 2029 Notes will depend on market conditions and other factors. In the alternative or in addition, we may use the net proceeds of the offering of the notes for one or more of the other purposes described in "Use of proceeds." This prospectus supplement is not an offer to exchange the December 2029 Notes, and any exchange offer will be made only by and pursuant to the terms of the Exchange Offer prospectus.

We may file a registration statement (including a prospectus) with the SEC for the Exchange Offer for the December 2029 Notes. Before you invest, you should read the prospectus in that registration statement and other documents we have filed with the SEC for more complete information about us and any such exchange offer. You may get these documents for free by visiting EDGAR on the SEC website at http://www.sec.gov. Alternatively, we will arrange to send you any prospectus after filing if you request it by calling 1-800-245-8812.

Additional information

Our company is incorporated under the laws of the State of Iowa. Our principal executive offices are located at 6000 Westown Parkway, West Des Moines, IA 50266, and our telephone number is (515) 221-0002. Our principal website is located at http://www.american-equity.com. The contents of our website are not a part of this prospectus supplement.

The offering

Issuer	American Equity Investment Life Holding Company.
Securities offered	$250,000,000 aggregate principal amount of % Notes due 2021, which we refer to herein as the "notes."
Maturity	The notes will mature on , 2021.
Interest	Interest on the notes will accrue from , 2013 at a rate of % and will be payable semi-annually in arrears on and of each year, commencing , 2013.
Optional redemption
We may redeem all or part of the notes beginning on , 2017, at the redemption prices described under "Description of the notes—Optional redemption," plus accrued and unpaid interest, if any, to the date of redemption.

In addition, we may redeem up to 35% of the notes before , 2016 with the net cash proceeds from certain equity offerings at a redemption price equal to % of the principal amount of each note to be redeemed, plus accrued and unpaid interest, if any, to the date of redemption.

We may also redeem all or part of the notes at any time and from time to time prior to , 2017, at a price equal to 100% of the aggregate principal amount of the notes to be redeemed plus a make-whole premium described under "Description of the notes—Optional redemption," and accrued and unpaid interest, if any, to the date of redemption.
Change of control
If we experience certain kinds of changes of control, we must offer to purchase the notes at 101% of their principal amount, plus accrued and unpaid interest and additional interest, if any, to the date of repurchase. See "Description of the notes—Change of control."
Asset disposition offer
If we or our restricted subsidiaries sell assets, under certain circumstances, we will be required to use the net proceeds to make an offer to purchase notes at an offer price in cash in an amount equal to 100% of the principal amount of the notes plus accrued and unpaid interest, if any, to the repurchase date. See "Description of the notes—Certain covenants—Limitation on sales of assets and subsidiary stock."

No guarantees on the issue date; future subsidiary guarantees	None of our subsidiaries will guarantee the notes as of the issue date, and the notes will be structurally subordinated to the liabilities of our subsidiaries. See "—Ranking" below.
The notes will be guaranteed only by:

•

any wholly owned domestic subsidiary that we form or acquire after the issue date (other than any insurance subsidiary, any other subsidiary not permitted by law or regulation to guarantee the notes or certain immaterial subsidiaries that hold less than 5% of our consolidated total assets or account for less than 5% of our consolidated revenues);

• any restricted subsidiary that guarantees any other indebtedness of our company or any subsidiary guarantor; and

•

if our risk-based capital ratio is less than 225% as of the last day of any fiscal year or fiscal quarter of the Company, any other wholly owned domestic subsidiary (other than any insurance subsidiary, any other subsidiary not permitted by law or regulation to guarantee the notes or certain immaterial subsidiaries that have assets with a fair market value less than $2.5 million or have revenues less than $2.5 million for the most recently ended period of four consecutive quarters).

To the extent any of our subsidiaries guarantee the notes in the future, those subsidiary guarantors may be released from their subsidiary guarantees under certain circumstances without the consent of the holders of notes. See "Description of the notes—Certain covenants—Future subsidiary guarantors."
Ranking	The notes will be our senior unsecured obligations and will:
• rank senior in right of payment to all of our existing and future subordinated indebtedness;
• rank equally in right of payment with all of our existing and future senior indebtedness;
• be effectively subordinated to any of our existing and future secured debt, to the extent of the value of the assets securing such debt; and

•

be structurally subordinated to all of the existing and future liabilities (including trade payables) of each of our subsidiaries, except to the extent any such subsidiary guarantees the notes in the future, as described in "—No guarantees on the issue date; future subsidiary guarantees" above.

For the twelve months ended March 31, 2013, our subsidiaries:
• represented approximately 99.8% of our total revenues;
• represented approximately 124.8% of Operating Income (which is a non-GAAP financial measure); and
• represented approximately 142.2% of our net income.
As of March 31, 2013, our subsidiaries:
• represented 99.7% of our total assets; and
• had $34.5 billion of total liabilities, including trade payables but excluding intercompany liabilities.
As of March 31, 2013, after giving effect to this offering and our use of the net proceeds therefrom (including the Exchange Offer):

•

we would have had approximately $719.6 million of total indebtedness (including the notes), of which $200.0 million would have ranked equally with the notes and of which $269.6 million would have been subordinated to the notes;

• we would have had commitments available to be borrowed under our existing revolving credit facility of $160.0 million; and

•

our subsidiaries would have had approximately $34.5 billion of total liabilities (including trade payables but excluding intercompany liabilities), all of which would have been structurally senior to the notes.

Certain covenants	The Indenture governing the notes will contain certain covenants that limit, among other things, our ability and the ability of our restricted subsidiaries to:
• incur additional indebtedness or, in the case of our restricted subsidiaries, issue preferred stock;
• pay dividends, make certain investments or make other restricted payments;
• create liens;
• sell assets;
• enter into transactions with affiliates;

• enter into mergers, consolidations, or sales of all or substantially all of our assets; and
• allow limitations on any restricted subsidiary's ability to pay dividends, make loans or sell assets to American Equity Investment Life Holding Company or other restricted subsidiaries.
These covenants are subject to important exceptions and qualifications, which are described in "Description of the notes—Certain covenants."
Use of proceeds
We estimate that the net proceeds from this offering will be approximately $244.0 million after deducting the underwriting discounts and our expenses related to the offering. We intend to use the net proceeds of this offering (1) to pay the consideration required to exchange the December 2029 Notes tendered in connection with the Exchange Offer for any and all of our outstanding December 2029 Notes if we commence the Exchange Offer, including the payment of any applicable accrued and unpaid interest on such December 2029 Notes, (2) to repay all amounts outstanding under our existing revolving credit facility, (3) to pay related fees and expenses and (4) for general corporate purposes. Our decision to commence an offer for the December 2029 Notes will depend on market conditions and other factors. In the alternative or in addition, we may use the net proceeds of the offering of the notes for one or more of the other purposes described in footnote (1) of the table set forth in "Use of proceeds."
Further issuances
We may from time to time, without notice to or the consent of the holders of the notes, create and issue further notes having the same ranking and terms and conditions as the notes offered hereby, except for the issue date, the public offering price and, in some cases, the first interest payment date, as described under "Description of the notes—General." Any additional notes having such similar terms, together with the notes, will constitute a single series of securities under the indenture.

Absence of public market for the notes	The notes are a new issue of securities and there is currently no established trading market for the notes. We do not intend to apply for a listing of the notes on any securities exchange or an automated dealer quotation system. Accordingly, a liquid market for the notes may not develop. The underwriters have advised us that they currently intend to make a market in the notes. However, they are not obligated to do so, and any market making with respect to the notes may be discontinued without notice.
Denomination and form
We will issue the notes in the form of one or more fully registered global notes registered in the name of the nominee of The Depository Trust Company, or "DTC." Beneficial interests in the notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Clearstream Banking, société anonyme and Euroclear Bank, S.A./N.V., as operator of the Euroclear System, will hold interests on behalf of their participants through their respective U.S. depositaries, which in turn will hold such interests in accounts as participants of DTC. Except in the limited circumstances described in this prospectus supplement, owners of beneficial interests in the notes will not be entitled to have notes registered in their names, will not receive or be entitled to receive notes in definitive form and will not be considered holders of notes under the Indenture. The notes will be issued only in minimum denominations of $2,000 and integral multiples of $1,000 above that amount.
Trustee	Wells Fargo Bank, National Association
Governing law	New York

Risk factors

In evaluating an investment in the notes, prospective investors should carefully consider, along with the other information in this prospectus supplement and the accompanying prospectus, the specific factors set forth under "Risk factors" for risks involved with an investment in the notes.

Summary consolidated financial information

The following table sets forth our summary consolidated financial information as of and for the years ended December 31, 2012, 2011 and 2010 and as of and for the three months ended March 31, 2013 and 2012. The information as of and for the years ended December 31, 2012, 2011 and 2010 was derived from our audited annual consolidated financial statements. The information as of and for the three months ended March 31, 2013 and 2012 was derived from our unaudited interim consolidated financial statements and includes, in the opinion of management, all normal and recurring adjustments necessary to present fairly the information for such periods. The results of operations for the three months ended March 31, 2013 are not necessarily indicative of the results to be expected for the full year ending December 31, 2013.

The summary unaudited historical statements of operations and other financial data for the twelve months ended March 31, 2013 have been calculated by subtracting the applicable unaudited consolidated statements of operations and other financial data for the three months ended March 31, 2012 from the sum of (1) the applicable audited consolidated statements of operations data for the year ended December 31, 2012 and (2) the applicable unaudited consolidated statements of operations data for the three months ended March 31, 2013.

You should read the following summary consolidated financial information together with "Management's discussion and analysis of financial condition and results of operations" and our audited consolidated financial statements and unaudited consolidated financial statements, including the related notes, included elsewhere in this prospectus supplement.

		Three months ended March 31,		Year ended December 31,
	Twelve months ended March 31, 2013(a)
(Dollars in thousands)		2013	2012	2012	2011	2010

	(unaudited)	(unaudited)
Consolidated statements of operations data:
Revenues:
Traditional life insurance premiums	$12,353	$2,698	$3,222	$12,877	$12,151	$11,982
Annuity product charges	91,094	21,481	19,393	89,006	76,189	69,075
Net investment income	1,289,703	329,690	326,910	1,286,923	1,218,780	1,036,106
Change in fair value of derivatives	335,939	373,962	259,161	221,138	(114,728)	168,862
Net realized gains (losses) on investments, excluding other than temporary impairment ("OTTI") losses	10,207	10,585	(6,076)	(6,454)	(18,641)	23,726
Net OTTI losses recognized in operations	(15,288)	(3,237)	(2,881)	(14,932)	(33,976)	(23,867)
Loss on extinguishment of debt	—	—	—	—	—	(292)

Total revenues	1,724,008	735,179	599,729	1,588,558	1,139,775	1,285,592

Benefits and expenses:
Insurance policy benefits and change in future policy benefits	7,693	1,735	2,117	8,075	7,870	8,251
Interest sensitive and index product benefits	904,773	225,809	139,123	818,087	775,757	733,218
Change in fair value of embedded derivatives	291,105	363,272	359,066	286,899	(105,194)	130,950
Amortization of deferred sales inducements and policy acquisition costs	276,143	75,061	50,994	252,076	215,259	196,261
Interest expense on notes payable and subordinated debentures	41,613	10,257	10,581	41,937	45,610	37,031
Interest expense on amounts due under repurchase agreements	—	—	—	—	30	—
Other operating costs and expenses	93,302	19,520	21,713	95,495	67,529	114,615

Total benefits and expenses	1,614,629	695,654	583,594	1,502,569	1,006,861	1,220,326

Income before income taxes	109,379	39,525	16,135	85,989	132,914	65,266
Income tax expense	36,021	13,494	5,664	28,191	46,666	22,333

Net income	$73,358	$26,031	$10,471	$57,798	$86,248	$42,933

Non-GAAP financial measures (unaudited)(b):
Reconciliation of net income to Operating Income:
Net income	$73,358	$26,031	$10,471	$57,798	$86,248	$42,933
Net realized (gains) losses and net OTTI losses on investments, net of offsets(c)	2,297	(2,804)	3,547	8,648	18,354	379
Net effect of derivatives and embedded derivatives, net of offsets(c)	28,656	10,237	15,742	34,161	29,051	38,167
Convertible debt extinguishment, net of income taxes	—	—	—	—	—	171
Litigation reserve, net of offsets(c)	9,580	—	—	9,580	—	27,297

Operating Income(d)	$113,891	$33,464	$29,760	$110,187	$133,653	$108,947

	As of and for the three months ended March 31,		As of and for the year ended December 31,
(Dollars in thousands)	2013	2012	2012	2011	2010

	(unaudited)
Consolidated balance sheet data:
Total investments	$29,245,856	$24,034,739	$27,537,210	$24,383,451	$19,816,931
Total assets	36,852,969	33,038,533	35,133,478	30,874,719	26,426,763
Policy benefit reserves	32,937,308	29,255,621	31,773,988	28,118,716	23,655,807
Notes payable	313,043	300,567	309,869	297,608	330,835
Subordinated debentures	245,913	268,574	245,869	268,593	268,435
Accumulated other comprehensive income ("AOCI")	661,663	408,747	686,807	457,229	81,820
Total stockholders' equity	1,730,229	1,373,584	1,720,237	1,408,679	938,047
Statutory financial data:
Life subsidiaries' statutory capital and surplus and asset valuation reserve	1,769,118	1,676,839	1,741,637	1,655,205	1,456,679
Life subsidiaries' statutory net gain from operations before income taxes and realized capital gains (losses)	44,403	35,632	182,057	344,538	322,133
Life subsidiaries' statutory net income	25,441	12,034	79,644	167,925	172,865
Other data (unaudited):
Adjusted Debt to total capitalization ratio(e)	19.3%	22.1%	20.0%	22.3%	26.2%
Debt to total capitalization ratio(e)	34.3%	37.1%	35.0%	37.3%	41.2%
Risk-based capital ("RBC") ratio(f)	330%	343%	332%	346%	339%
Ratio of consolidated earnings to fixed charges(g)	1.1x	1.1x	1.1x	1.1x	1.1x
Ratio of consolidated earnings to fixed charges, both excluding interest-sensitive and index product benefits and amortization of deferred sales inducements(g)	4.8x	2.5x	3.0x	3.9x	2.7x

	For the twelve months ended March 31,		For the year ended December 31,
	2013	2012	2012	2011	2010

	(Dollars in thousands)
Other data (unaudited) (continued):
Operating Income Return on Average Equity Excluding Average AOCI(h)	11.2%	14.3%	11.1%	14.8%	13.3%
Net Income Return on Average Equity Excluding Average AOCI(h)	7.2%	7.0%	5.8%	9.5%	5.2%

(a)   The statement of operations and other financial data for the twelve months ended March 31, 2013 have been calculated in the manner described in the introduction to the table. This presentation is not in accordance with U.S. generally accepted accounting principles, or GAAP. We believe that this presentation provides useful information to investors regarding our recent financial performance, and we view this presentation of the four most recently completed quarters as a key measurement period for investors to assess our historical results. In addition, our management uses trailing four-quarter financial information to evaluate the financial performance of the company for ongoing planning purposes. This presentation has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP.

(b)   In addition to net income, we have consistently utilized Operating Income, a non-GAAP financial measure commonly used in the life insurance industry, as an economic measure to evaluate our financial performance. Operating Income equals net income adjusted to eliminate the impact of net realized gains (losses) on investments, including net OTTI losses recognized in operations, fair value changes in derivatives and embedded derivatives, (gain) loss on extinguishment of convertible debt and litigation reserves. Because these items fluctuate from year to year in a manner unrelated to core operations, we believe measures excluding their impact are useful in analyzing operating trends. We believe the combined presentation and evaluation of Operating Income together with net income provides information that may enhance an investor's understanding of our underlying results and profitability.

Operating Income is not a substitute for net income determined in accordance with GAAP. The adjustments made to derive Operating Income are important to understanding our overall results from operations, and, if evaluated without proper context, Operating Income possesses material limitations:

•
As an example, we could produce a low level of net income in a given period, despite strong operating performance, if in that period we generate significant net realized losses from our investment portfolio. We could also produce a high level of net income in a given period, despite poor operating performance, if in that period we generate significant net realized gains from our investment portfolio.

•
Another limitation of Operating Income is that it does not include the decrease in cash flows expected to be collected as a result of credit loss OTTI.

Therefore, our management and board of directors also separately review net realized investment gains (losses) and analyses of our net investment income, including impacts related to OTTI write-downs, in connection with their review of our investment portfolio. In addition, our management and board of directors examine net income as part of their review of our overall financial results. The adjustments made to net income to arrive at Operating Income for the three months ended March 31, 2013 and 2012, for the years ended December 31, 2012, 2011 and 2010 and for the twelve months ended March 31, 2013 are set forth in the table above.

(c)    The adjustments to net income to arrive at Operating Income are presented net of related adjustments to amortization of deferred sales inducements ("DSI") and deferred policy acquisition costs ("DAC") and net of income taxes, as set forth in the table below (unaudited):

		Three months ended March 31,		Year ended December 31,
	Twelve months ended March 31, 2013
(Dollars in thousands)		2013	2012	2012	2011	2010

Net realized (gains) losses and net OTTI losses on investments, net of offsets:
Net realized (gains) losses on investments, including OTTI	$5,081	$(7,348)	$8,957	$21,386	$52,617	$141
Amortization of DAC and DSI	(1,446)	3,093	(3,450)	(7,989)	(24,117)	446
Income taxes	(1,338)	1,451	(1,960)	(4,749)	(10,146)	(208)

	$2,297	$(2,804)	$3,547	$8,648	$18,354	$379

Net effect of derivatives and embedded derivatives, net of offsets:
Change in fair value of derivatives and embedded derivatives	$128,325	$35,680	$59,050	$151,695	$125,721	$146,682
Amortization of DAC and DSI	(83,883)	(20,240)	(34,663)	(98,306)	(80,858)	(87,545)
Income taxes	(15,786)	(5,203)	(8,645)	(19,228)	(15,812)	(20,970)

	$28,656	$10,237	$15,742	$34,161	$29,051	$38,167

Litigation reserve, net of offsets:
Litigation reserve recorded in other operating costs	$17,532	$—	$—	$17,532	$—	$48,000
Amortization of DAC and DSI	(2,656)	—	—	(2,656)	—	(5,712)
Income taxes	(5,296)	—	—	(5,296)	—	(14,991)

	$9,580	$—	$—	$9,580	$—	$27,297

(d)   Operating Income reflects the following expenses and adjustments for the periods indicated:

•
Revised DAC accounting guidance:    The year ended December 31, 2012 includes $9.1 million of expense related to the impact of the prospective adoption (effective January 1, 2012) of revised accounting guidance for deferred policy acquisition costs. This change, including the impact on related amortization expense, decreased Operating Income for the year ended December 31, 2012 by $5.8 million.
•
Unlocking:    The year ended December 31, 2012 and the twelve months ended March 31, 2013 include expense from unlocking, which decreased Operating Income by $6.3 million. The year ended December 31, 2011 includes benefit from unlocking, which increased Operating Income by $12.5 million. The year ended December 31, 2010 includes expense from unlocking, which decreased Operating Income by $1.1 million. For an explanation of the unlocking process, see "Management's discussion and analysis of financial condition and results of operations—Results of operations for the three years ended December 31, 2012—Net income" and "—Operating Income, a non-GAAP financial measure."
•
Reserves held for living income benefit riders:    The year ended December 31, 2012 and the twelve months ended March 31, 2013 include a benefit from the revision of assumptions used in determining reserves held for living income benefit riders consistent with unlocking for deferred policy acquisition costs and deferred sales inducements. The impact reduced interest sensitive and index product benefits by $2.2 million and increased Operating Income by $1.4 million for the year ended December 31, 2012 and the twelve months ended March 31, 2013.
•
Adjustment to SPIA reserves:    The year ended December 31, 2011 includes an adjustment to single premium immediate annuity reserves, which reduced interest-sensitive and index product benefits by $4.2 million, and increased net income and Operating Income by $2.7 million.

(e)   The Adjusted Debt to total capitalization ratio is calculated by dividing Adjusted Debt by total capitalization excluding AOCI. Adjusted Debt is the sum of notes payable and the portion of the total subordinated debentures payable to statutory trusts outstanding (qualifying trust preferred securities) that exceeds 15% of total capitalization excluding AOCI. The debt to total capitalization ratio is calculated by dividing the sum of notes payable and subordinated debentures by total capitalization excluding AOCI.

In addition to total debt in accordance with GAAP, we use Adjusted Debt, a non-GAAP financial measure, as an alternate measure of our leverage. Adjusted Debt is the sum of notes payable and the portion of total subordinated debentures payable to statutory trusts outstanding that exceeds 15% of total capitalization excluding AOCI. Because rating agencies and certain analysts and investors give equity credit to a portion of our subordinated debentures in analyzing our leverage and financial condition, we use Adjusted Debt as a supplemental measure in evaluating our leverage.

Total capitalization excluding AOCI, a non-GAAP financial measure, is the sum of total debt and total stockholders' equity minus AOCI. Since AOCI fluctuates from quarter to quarter due to unrealized changes in the fair value of available for sale investments, we believe that total capitalization excluding AOCI provides useful supplemental information in evaluating our total capitalization.

In addition, our existing revolving credit facility requires us to maintain a ratio of Adjusted Debt to total capitalization excluding AOCI below a specified level. We also use these measures, therefore, in evaluating our leverage and ongoing compliance with our existing revolving credit facility.

The table below demonstrates how we calculate Adjusted Debt and sets forth a reconciliation of our Adjusted Debt to our total debt for the periods indicated, as well as the components for the calculation of the debt to total capitalization ratio and the Adjusted Debt to total capitalization ratio (unaudited):

	As of March 31,		As of December 31,
(Dollars in thousands)	2013	2012	2012	2011	2010

Notes payable	$313,043	$300,567	$309,869	$297,608	$330,835
Portion of total subordinated debentures payable to statutory trusts outstanding that exceeds 15% of total capitalization excluding AOCI (A)	1,785	38,477	7,494	40,945	50,110

Adjusted Debt	314,828	339,044	317,363	338,553	380,945

Remaining portion of total subordinated debentures (B)	244,128	230,097	238,375	227,648	218,325
Total subordinated debentures (A+B)	245,913	268,574	245,869	268,593	268,435

Total debt	558,956	569,141	555,738	566,201	599,270
Total stockholders' equity	1,730,229	1,373,584	1,720,237	1,408,679	938,047

Total capitalization	2,289,185	1,942,725	2,275,975	1,974,880	1,537,317
AOCI	661,663	408,747	686,807	457,229	81,820

Total capitalization excluding AOCI	$1,627,522	$1,533,978	$1,589,168	$1,517,651	$1,455,497

(f)    The risk-based capital (RBC) ratio is calculated by dividing total adjusted statutory capital by regulatory required capital. Total adjusted statutory capital is calculated based on a formula specified by the National Association of Insurance Commissioners ("NAIC") that includes American Equity Life's statutory capital and surplus and asset valuation reserve and certain other adjustments. For more information about American Equity Life's statutory capital and surplus, see Note 12 to our audited consolidated financial statements included in this prospectus supplement.

The table below sets forth the components for our calculation of the RBC ratio (unaudited):

	As of March 31,		As of December 31,
(Dollars in thousands)	2013	2012	2012	2011	2010

American Equity Life's statutory capital and surplus and asset valuation reserve	$1,769,201	$1,676,839	$1,741,638	$1,655,205	$1,456,679
Regulatory required capital	536,501	488,808	524,928	479,023	430,064

(g)   For information on how we calculate these ratios, see "—Ratio of earnings to fixed charges" later in this prospectus supplement.

(h)   Return on Average Equity Excluding Average AOCI is calculated by dividing net income and Operating Income for the trailing twelve months by average equity excluding average AOCI. We use Return on Average Equity Excluding Average AOCI as a supplemental measure of evaluating the net income and Operating Income we generate as a percentage of our equity. In that calculation, we use average equity over the applicable twelve-month period to mitigate the effects of fluctuations in our equity during that period. In addition, we exclude AOCI because AOCI fluctuates from quarter to quarter due to unrealized changes in the fair value of available for sale investments. We believe that Return on Average Equity Excluding Average AOCI provides useful supplemental information regarding our financial performance to analysts and investors. The table demonstrates how we calculate Average Equity Excluding Average AOCI for the periods indicated (unaudited):

	Twelve months ended March 31,		Year ended December 31,
(Dollars in thousands)	2013	2012	2012	2011	2010

Average Stockholders' Equity:
Average equity including average AOCI	$1,551,907	$1,167,380	$1,564,458	$1,173,363	$846,335
Average AOCI	535,205	238,163	572,018	269,525	25,682

Average equity excluding average AOCI	1,016,702	929,217	992,440	903,838	820,653

Net income	73,358	65,376	57,798	86,248	42,933
Operating Income	113,891	132,839	110,187	133,653	108,947
Return on Average Equity Excluding Average AOCI:
Net income	7.2%	7.0%	5.8%	9.5%	5.2%
Operating Income	11.2%	14.3%	11.1%	14.8%	13.3%

Risk factors

Investing in the notes involves a high degree of risk. Before making an investment decision, and in consultation with your own financial and legal advisors, you should carefully consider the following risk factors and all other information contained or incorporated by reference in this prospectus supplement (including the risk factors contained under the heading "Risk factors" in our annual report on Form 10-K for the year ended December 31, 2012). The risks and uncertainties described below and incorporated by reference herein are not the only ones facing us. Additional risks and uncertainties of which we are unaware, or that we currently deem immaterial, also may become material factors that affect us. If any of the following risks or those incorporated by reference herein occur or intensify, our business, financial condition or results of operations could be materially and adversely affected. If this were to happen, the value of the notes could decline significantly, and you may lose some or all of your investment. In connection with the forward-looking statements that appear in this prospectus supplement, you should also carefully review the cautionary statements under "Cautionary note regarding forward-looking statements."

Risks related to the notes

Despite our current debt levels, we may still incur substantially more debt or take other actions which would intensify the risks discussed below.

Our level of indebtedness will increase as a result of this offering, even after the use of the net proceeds of the offering to purchase debt securities in the Exchange Offer. As of March 31, 2013, after giving effect to this offering and the use of proceeds therefrom (including the Exchange Offer), our total debt would have been approximately $719.6 million.

Despite our current consolidated debt levels, we and our subsidiaries may be able to incur substantial additional debt in the future, subject to the restrictions contained in our debt instruments. We will not be restricted under the terms of the indenture governing the notes from incurring additional debt, recapitalizing our debt or taking a number of other actions that are not limited by the terms of the indenture governing the notes that could have the effect of diminishing our ability to make payments on the notes when due. If we incur any additional indebtedness that ranks equally with the notes, the holders of that debt will be entitled to share ratably with you in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding up of our company. This may have the effect of reducing the amount of proceeds paid to you. These restrictions also will not prevent us from incurring obligations that do not constitute indebtedness.

In addition, we expect to repay all amounts outstanding under our existing revolving credit facility in connection with the issuance of the notes. Our existing revolving credit agreement expires in 2014, and we anticipate (though we can give no assurances) that we will enter into a new senior term loan and/or revolving credit facility to meet our working capital needs. Any new facility may (1) contain covenants that limit the discretion of our management with respect to certain business matters, and (2) require us to meet certain financial ratios and financial condition tests.

Such new credit facility, and, generally, our ability to recapitalize, incur additional debt and take a number of other actions that are not limited by the terms of the indenture and the notes could have important consequences for you. For example, it could:

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make it difficult for us to satisfy our obligations with respect to the notes;

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increase our vulnerability to general adverse economic and industry conditions;

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require us to dedicate a portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of cash flow to fund working capital, capital expenditures, acquisitions and investments and other general corporate purposes;

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make it difficult for us to optimally capitalize and manage the cash flow for our businesses;

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limit our flexibility in planning for, or reacting to, changes in our businesses and the markets in which we operate;

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place us at a competitive disadvantage compared to our competitors that have less debt; and

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limit our ability to borrow additional funds.

In addition, it is possible that we may need to incur additional indebtedness in the future in the ordinary course of business or otherwise. Furthermore, if future debt financing is not available to us when required or is not available on acceptable terms, we may be unable to grow our business, take advantage of business opportunities, respond to competitive pressures or refinance maturing debt, any of which could have a material and adverse effect on our operating results and financial condition.

Servicing our debt requires a significant amount of cash, and we may not have sufficient cash flow from our business to pay our debt.

Our ability to make scheduled payments of the principal of, to pay interest on or to refinance our indebtedness, including the notes, depends on our future performance, which is subject to economic, financial, competitive and other factors beyond our control. Our business may not continue to generate cash flow from operations in the future sufficient to service our debt and make necessary capital expenditures. If we are unable to generate such cash flow, we may be required to adopt one or more alternatives, such as selling assets, restructuring debt or obtaining additional equity capital on terms that may be onerous or highly dilutive. Our ability to refinance our indebtedness will depend on the capital markets and our financial condition at such time. We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on our debt obligations.

The notes will be effectively subordinated to any secured indebtedness of our company to the extent of the value of the property securing that indebtedness.

The notes will not be secured by any of our assets. As a result, the notes will be effectively subordinated to any secured indebtedness with respect to the assets that secure that indebtedness. As of May 31, 2013, we have no secured indebtedness, but we may incur secured debt in the future. The effect of this subordination is that upon a default in payment on, or the acceleration of, any of our secured indebtedness, or in the event of bankruptcy, insolvency, liquidation, dissolution or reorganization of our company, the proceeds from the sale of assets securing our secured indebtedness will be available to pay obligations on the notes only after all secured indebtedness has been paid in full. As a result, the holders of the notes may receive less, ratably, than the holders of secured debt in the event of our bankruptcy, insolvency, liquidation, dissolution or reorganization.

The notes will be structurally subordinated to all obligations of our subsidiaries, except to the extent any of those subsidiaries become guarantors of the notes in the future.

None of our subsidiaries will guarantee the notes as of the issue date. The notes will be guaranteed by certain of our wholly owned domestic subsidiaries only under the limited circumstances described in "Description of the notes—Certain covenants—Future subsidiary guarantors." Even if certain of our wholly owned domestic subsidiaries guarantee the notes in the future, those subsidiaries will not include our insurance subsidiaries, other subsidiaries not permitted by law or regulation to guarantee the notes and certain immaterial subsidiaries. Except to the extent that certain of our wholly owned domestic subsidiaries guarantee the notes in the future, our subsidiaries will have no obligation, contingent or otherwise, to pay amounts due under the notes or to make any funds available to pay those amounts, whether by dividend, distribution, loan or other payment. The notes and any future subsidiary guarantees will be structurally subordinated to all indebtedness and other obligations of any non-guarantor subsidiary such that in the event of insolvency, liquidation, reorganization, dissolution or other winding up of any subsidiary that is not a guarantor, all of that subsidiary's creditors (including trade creditors) would be entitled to payment in full out of that subsidiary's assets before we would be entitled to any payment.

In addition, the indenture that will govern the notes will, subject to some limitations, permit these subsidiaries to incur additional indebtedness and will not contain any limitation on the amount of other liabilities, such as trade payables, that may be incurred by these subsidiaries.

For the twelve months ended March 31, 2013, our subsidiaries represented 99.8% of our total revenues, 124.8% of our Operating Income (which is a non-GAAP financial measure) and 142.2% of our net income. As of March 31, 2013, our subsidiaries represented 99.7% of our total assets and had $34.5 billion of total liabilities, including trade payables but excluding intercompany liabilities.

In addition, to the extent any of our subsidiaries guarantee the notes in the future, those subsidiary guarantees will be automatically released from those note guarantees upon the occurrence of certain events, including the following:

•
the designation of that subsidiary guarantor as an unrestricted subsidiary;

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the release or discharge of any guarantee or indebtedness that resulted in the creation of the note guarantee of the notes by such subsidiary guarantor; or

•
the sale or other disposition, including the sale of substantially all the assets, of that subsidiary guarantor.

If any subsidiary guarantee is released, no holder of the notes will have a claim as a creditor against that subsidiary, and the indebtedness and other liabilities, including trade payables and preferred stock, if any, whether secured or unsecured, of that subsidiary will be effectively senior to the claim of any holders of the notes. See "Description of the notes—Certain covenants—Future subsidiary guarantors."

The terms of our existing revolving credit facility restrict, and the terms of the indenture that will govern the notes will restrict, our current and future operations, particularly our ability to respond to changes or to take certain actions.

Our existing revolving credit facility contains, and the indenture that will govern the notes offered hereby will contain, a number of restrictive covenants that impose significant operating and financial restrictions on us and may limit our ability to engage in acts that may be in our long-term best interest. In addition, any new senior term loan or revolving credit facility that we enter into to replace our existing revolving credit facility would have similar restrictive covenants. These covenants include restrictions on our ability to:

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incur additional indebtedness or, in the case of our restricted subsidiaries, issue preferred stock;

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pay dividends, make certain investments or make other restricted payments;

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create liens;

•
sell assets;

•
enter into transactions with affiliates;

•
enter into mergers, consolidations, or sales of all or substantially all of our assets; and

•
allow limitations on any restricted subsidiary's ability to pay dividends, make loans or sell assets to American Equity Investment Life Holding Company or our other restricted subsidiaries.

A breach of the covenants or restrictions under the existing revolving credit facility, any new senior term loan or revolving credit facility and the indenture that will govern the notes could result in an event of default under the applicable indebtedness. Such a default may allow the creditors to accelerate the related debt and may result in the acceleration of any other debt to which a cross-acceleration or cross-default provision applies.

We conduct substantially all of our operations through our subsidiaries, which are not expected to guarantee the notes.

American Equity Investment Life Holding Company is a holding company with no business operations of its own. We conduct our operations through our subsidiaries, which are not expected to guarantee the notes, except under the limited circumstances described in "Description of the notes—Certain covenants—Future subsidiary guarantors." Accordingly, repayment of our indebtedness, including the notes, is dependent on the generation of cash flow by our subsidiaries and their ability to make such cash available to us, by dividend, debt repayment or otherwise. Our subsidiaries do not have any obligation to pay amounts due on the notes or our other indebtedness or to make funds available for that purpose. Our subsidiaries may not be able to, or may not be permitted to, make distributions to enable us to make payments in respect of our indebtedness, including the notes. Each subsidiary is a distinct legal entity, and, under certain circumstances, legal and contractual restrictions may limit our ability to obtain cash from our subsidiaries. While the indenture that will govern the notes will limit the ability of our subsidiaries to incur consensual restrictions on their ability to pay dividends or make other intercompany payments to us, these limitations are subject to qualifications and exceptions. In the event that we do not receive distributions from our subsidiaries, we may be unable to make required principal and interest payments on our indebtedness, including the notes.

Our liquidity and ability to meet our obligations under the notes may be constrained by the ability of our insurance subsidiaries to distribute cash to us.

We depend on our insurance subsidiaries for cash to make principal and interest payments on debt and to pay administrative expenses and income taxes. We receive cash from our insurance subsidiaries, consisting of dividends and distributions, fees earned under investment advisory agreements, principal and interest payments on surplus debentures and tax-sharing payments, as well as cash from our non-insurance subsidiaries consisting of dividends, distributions, loans and advances. Deterioration in the financial condition, earnings or cash flow of these significant subsidiaries for any reason could hinder the ability of such subsidiaries to pay cash dividends or other disbursements to American Equity, which would limit our ability to meet our debt service requirements, including our obligations under the notes, and satisfy other financial obligations. In addition, we may elect to contribute additional capital to certain insurance subsidiaries to strengthen their surplus for covenant compliance or regulatory purposes (including, for example, maintaining adequate RBC levels) or to provide the capital necessary for growth, in which case it is less likely that our insurance subsidiaries would pay us dividends. Accordingly, this could limit our ability to meet debt service requirements and satisfy other holding company financial obligations.

The payment of dividends or surplus debenture interest by our insurance subsidiaries to American Equity is subject to state insurance department regulations and may be prohibited by insurance regulators if they determine that such dividends or other payments could be adverse to our policyholders or contract holders. Insurance regulations generally permit dividends to be paid from statutory earned surplus of the insurance company without regulatory approval for any twelve-month period in amounts equal to the greater of (or in a few states, the lesser of):

•
statutory net gain from operations or statutory net income for the prior year, or

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10% of statutory surplus as of the end of the preceding year.

This type of dividend is referred to as an "ordinary dividend." In the year ended December 31, 2012, our insurance subsidiaries paid no ordinary dividends, and for 2013, up to $165.6 million can be distributed as ordinary dividends. Any dividend in excess of these levels requires the approval of the director or commissioner of the applicable state insurance department and is referred to as an "extraordinary dividend." In the year ended December 31, 2012, our insurance subsidiaries paid no extraordinary dividends to American Equity.

In addition, although we are under no obligation to do so, we may elect to contribute additional capital to strengthen the surplus of certain insurance subsidiaries for covenant compliance or regulatory purposes or to provide the capital necessary for growth. Any election regarding the contribution of additional capital to our insurance subsidiaries could affect the ability of our insurance subsidiaries to pay dividends. The ability of our insurance subsidiaries to pay dividends is also impacted by various criteria established by rating agencies to maintain or receive higher financial strength ratings and by the capital levels that we target for our insurance subsidiaries, as well as RBC and statutory capital and surplus compliance requirements under our existing revolving credit facility.

There is currently no public market for the notes, and we do not know if a market will ever develop or, if a market does develop, whether it will be sustained.

The notes are a new issue of securities, and there is no existing trading market for the notes. Although the underwriters have informed us that they intend to make a market in the notes, they have no obligation to do so and may discontinue making a market at any time without notice. As a result, a liquid market may not develop for the notes, and you may not be able to sell your notes when you wish to sell them, or the prices that you receive when you sell the notes may not be favorable. We do not intend to apply for listing of the notes on any securities exchange. If a market for the notes does not develop, you may not be able to resell your notes for an extended period of time, if at all. Moreover, if markets for the notes do develop in the future, these markets may not continue indefinitely, and the notes may not be sold at a price equal to or greater than their initial offering price. In addition, in response to prevailing interest rates and market conditions generally, as well as our performance, the notes could trade at a price lower than their initial offering price.

We may not be able to repurchase the notes upon a change of control.

Upon the occurrence of a Change of Control, each holder of notes will have the right to require us to repurchase all or any part of such holder's notes for cash at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of such repurchase. If a Change of Control occurs, we may not have sufficient financial resources available to satisfy our obligations to repurchase the notes, or the terms of other indebtedness may preclude us from doing so. Our failure to repurchase the notes as required under the indenture governing the notes would result in a default under the indenture that could have material adverse consequences for us and the holders of the notes. In order to avoid the obligations to repurchase the notes and events of default and potential breaches of our existing revolving credit facility and other indebtedness, we may have to avoid certain change of control transactions that would otherwise be beneficial to us.

In addition, certain important corporate events, such as leveraged recapitalizations, may not, under the indenture that will govern the notes, constitute a "change of control" that would require us to repurchase the notes, even though those corporate events could increase the level of our indebtedness or otherwise adversely affect our capital structure, credit ratings or the value of the notes. See "Description of the notes—Change of control."

Holders of the notes may not be able to determine when a change of control giving rise to their right to have the notes repurchased has occurred following a sale of "substantially all" of our assets.

One of the circumstances under which a change of control may occur is upon the sale or disposition of "all or substantially all" of our assets. There is no precise established definition of the phrase "substantially all" under applicable law, and the interpretation of that phrase will likely depend upon particular facts and circumstances. Accordingly, the ability of a holder of notes to require us to repurchase its notes as a result of a sale of less than all our assets to another person may be uncertain.

Our credit ratings may not reflect all risks of your investment in the notes.

Our credit ratings are an assessment by rating agencies of our ability to pay our debts when due. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the notes. These credit ratings may not reflect the potential impact of risks relating to the structure or marketing of the notes. In addition, if any of our outstanding debt that is rated is downgraded, raising capital will become more difficult for us, and borrowing costs under our credit agreement and other future borrowings may increase. Agency ratings are not a recommendation to buy, sell or hold any security and may be revised or withdrawn at any time by the issuing organization. Each agency's rating should be evaluated independently of any other agency's rating.

Federal and state fraudulent transfer laws may permit a court to void the notes and/or any future subsidiary guarantees, and if that occurs, you may not receive any payments on the notes.

Federal and state fraudulent transfer and conveyance statutes may apply to the issuance of the notes and the incurrence of any future subsidiary guarantees of the notes. Under federal bankruptcy law and comparable provisions of state fraudulent transfer or conveyance laws, which may vary from state to state, the notes or any future subsidiary guarantees thereof could be voided as a fraudulent transfer or conveyance if we or any future subsidiary guarantor, as applicable, (a) issued the notes or incurred any subsidiary guarantee with the intent of hindering, delaying or defrauding creditors or (b) received less than reasonably equivalent value or fair consideration in return for either issuing the notes or incurring any subsidiary guarantee and, in the case of (b) only, one of the following is also true at the time thereof:

•
we or any future subsidiary guarantor, as applicable, were insolvent or rendered insolvent by reason of the issuance of the notes or the incurrence of any subsidiary guarantee;

•
the issuance of the notes or the incurrence of any future subsidiary guarantee left us or any subsidiary guarantor, as applicable, with an unreasonably small amount of capital or assets to carry on the business;

•
we or any future subsidiary guarantor intended to, or believed that we or such future subsidiary guarantor would, incur debts beyond our or such subsidiary guarantor's ability to pay as they mature; or

•
we or any future subsidiary guarantors were a defendant in an action for money damages, or had a judgment for money damages docketed against us or the subsidiary guarantor if, in either case, the judgment is unsatisfied after final judgment.

As a general matter, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or a valid antecedent debt is secured or satisfied. A court would likely find that a future subsidiary guarantor did not receive reasonably equivalent value or fair consideration for its subsidiary guarantee to the extent the subsidiary guarantor did not obtain a reasonably equivalent benefit directly or indirectly from the issuance of the notes.

We cannot be certain as to the standards a court would use to determine whether or not we or any future subsidiary guarantor was insolvent at the relevant time or, regardless of the standard that a court uses, whether the notes or any future subsidiary guarantee would be subordinated to our or any subsidiary guarantors' other debt. In general, however, a court would deem an entity insolvent if:

•
the sum of its debts, including contingent and unliquidated liabilities, was greater than the fair saleable value of all of its assets;

•
the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•
it could not pay its debts as they became due.

If a court were to find that the issuance of the notes or the incurrence of any future subsidiary guarantee was a fraudulent transfer or conveyance, the court could void the payment obligations under the notes or that subsidiary guarantee, could subordinate the notes or that subsidiary guarantee to presently existing and future indebtedness of ours or of the related subsidiary guarantor or could require the holders of the notes to repay any amounts received with respect to that subsidiary guarantee. In the event of a finding that a fraudulent transfer or conveyance occurred, you may not receive any repayment on the notes. Further, the avoidance of the notes could result in an event of default with respect to our and our subsidiaries' other debt that could result in acceleration of that debt.

Finally, as a court of equity, the bankruptcy court may subordinate the claims in respect of the notes to other claims against us under the principle of equitable subordination if the court determines that (1) the holder of notes engaged in some type of inequitable conduct, (2) the inequitable conduct resulted in injury to our other creditors or conferred an unfair advantage upon the holders of notes and (3) equitable subordination is not inconsistent with the provisions of the bankruptcy code.

Risks related to the business

We are exposed to significant financial and capital risk, including changing interest rates, credit spreads and equity prices which may have an adverse effect on sales of our products, profitability, investment portfolio and reported book value per share.

Future changes in interest rates, credit spreads and equity and bond indices may result in fluctuations in the income derived from our investments. These and other factors due to the current economic uncertainty could have a material adverse effect on our financial condition, results of operations or cash flows.

Interest rate and credit spread risk.    Our interest rate risk is related to market price and changes in cash flow. Substantial and sustained increases and decreases in market interest rates can materially and adversely affect the profitability of our products, our ability to earn predictable returns, the fair value of our investments and the reported value of stockholders' equity. A rise in interest rates, in the absence of other countervailing changes, will decrease the unrealized gain position of our investment portfolio and may result in an unrealized loss position. With respect to our available for sale fixed maturity securities, such declines in value (net of income taxes and certain adjustments for assumed changes in amortization of deferred policy acquisition costs and deferred sales inducements) reduce our reported stockholders' equity and book value per share.

If interest rates rise dramatically within a short period of time, our business may be exposed to disintermediation risk. Disintermediation risk is the risk that our policyholders may surrender all or part of their contracts in a rising interest rate environment, which may require us to sell assets in an unrealized loss position. Alternatively, we may increase crediting rates to retain business and reduce the level of assets that may need to be sold at a loss. However, such action would reduce our investment spread and net income.

We hold an amount of fixed maturity securities that are callable by the issuer prior to maturity, and since 2008, we have received significant amounts of redemption proceeds related to calls of securities issued by United States Government sponsored agencies. We have reinvested the proceeds from these redemptions into new securities issued by such agencies, corporate securities and securities issued by United States municipalities, states and territories. The callable United States Government sponsored agencies that we own / purchase typically provide for 12 months of call protection, after which they may be called on the first anniversary of the issue date, or any semi-annual or annual redemption date thereafter. As such, at any financial reporting date, substantially all of the securities we own issued by United States Government sponsored agencies that are not residential mortgage-backed securities are callable by the respective agency within 12 months.

Due to the long-term nature of our annuity liabilities, sustained declines in long-term interest rates may result in increased redemptions of our fixed maturity securities that are subject to call redemption prior to maturity by the issuer and expose us to reinvestment risk. If we are unable to reinvest the proceeds from such redemptions into investments with credit quality and yield characteristics of the redeemed securities, our net income and overall financial performance may be adversely affected. We have a certain ability to mitigate this risk by lowering crediting rates on our products subject to certain restrictions as discussed below.

Our exposure to credit spreads is related to market price and changes in cash flows related to changes in credit spreads. If credit spreads widen significantly it would probably lead to additional other than temporary impairments. If credit spreads tighten significantly it could result in reduced net investment income associated with new purchases of fixed maturity securities.

Credit risk.    We are subject to the risk that the issuers of our fixed maturity securities and other debt securities and borrowers on our commercial mortgages will default on principal and interest payments, particularly if a major downturn in economic activity occurs. An increase in defaults on our fixed maturity securities and commercial mortgage loan portfolios could harm our financial strength and reduce our profitability.

Credit and cash flow assumption risk is the risk that issuers of securities, mortgagees on mortgage loans or other parties, including reinsurers and derivatives counterparties, default on their contractual obligations or experience adverse changes to their contractual cash flow streams. We attempt to minimize the adverse impact of this risk by monitoring portfolio diversification by asset class, creditor, industry, and by complying with investment limitations contained in state insurance laws and regulations as applicable. We also consider all relevant objective information available in estimating the cash flows related to residential and commercial mortgage-backed securities. We monitor and manage exposures to determine whether securities are impaired or loans are deemed uncollectible.

We use derivative instruments to fund the annual credits on our fixed index annuities. We purchase derivative instruments, consisting primarily of one-year call options, from a number of counterparties. Our policy is to acquire such options only from counterparties rated "A-" or better by a nationally recognized rating agency, and the maximum credit exposure to any single counterparty is subject to concentration limits. In addition, we have entered into credit support agreements which allow us to require posting of collateral by our counterparties to secure their obligations to us under the derivative instruments. If our counterparties fail to honor their obligations under the derivative instruments, our revenues may not be sufficient to fund the annual index credits on our fixed index annuities. Any such failure could harm our financial strength and reduce our profitability.

Liquidity risk.    We could have difficulty selling our commercial mortgage loans because they are less liquid than our publicly traded securities. If we require significant amounts of cash on short notice, we may have difficulty selling these loans at attractive prices or in a timely manner, or both.

Fluctuations in interest rates and investment spread could adversely affect our financial condition, results of operations and cash flows.

A key component of our net income is the investment spread. A narrowing of investment spreads may adversely affect operating results. Although we have the right to adjust interest crediting rates (cap, participation or asset fee rates for fixed index annuities) on most products, changes to crediting rates may not be sufficient to maintain targeted investment spreads in all economic and market environments. In general, our ability to lower crediting rates is subject to minimum crediting rates filed with and approved by state regulators. In addition, competition and other factors, including the potential for increases in surrenders and withdrawals, may limit our ability to adjust or maintain crediting rates at levels necessary to avoid the narrowing of spreads under certain market conditions. Our policy structure generally provides for resetting of policy crediting rates at least annually and imposes surrender charges for withdrawals during the first 3 to 17 years a policy is in force.

Managing the investment spread on our fixed index annuities is more complex than it is for fixed rate annuity products. We manage the index-based risk component of our fixed index annuities by purchasing call options on the applicable indices to fund the annual index credits on these annuities and by adjusting the caps, participation rates and asset fees on policy anniversary dates to reflect changes in the cost of such options which varies based on market conditions. The price of such options generally increases with increases in the volatility in both the indices and interest rates, which may either narrow the spread or cause us to lower caps or participation rates. Thus, the volatility of the indices adds an additional degree of uncertainty to the profitability of the index products. We attempt to mitigate this risk by resetting caps, participation rates and asset fees annually on the policy anniversaries.

Persistent environment of low interest rates affects and may continue to negatively affect our results of operations and financial condition.

Prolonged periods of low interest rates may have a negative impact on our ability to sell our fixed index annuities as consumers look for other savings instruments with potentially higher yields to fund retirement. In times of low interest rates, such as we have been experiencing since 2010 and which we expect to continue to experience in 2013, it is difficult to offer attractive rates and benefits to customers while maintaining profitability, which may limit sales growth of interest sensitive products.

Sustained declines in interest rates may subject us to lower returns on our invested assets, and we have had to and may have to continue to reinvest the cash we receive from premiums and interest or return of principal on our investments in instruments with yields less than those we currently own. This may reduce our future net investment income and compress the spread on our annuity products. Further, borrowers may prepay fixed maturity securities in order to borrow at lower market rates. Any related prepayment fees are recorded in net investment income and may create income statement volatility.

An environment of rising interest rates may materially affect our liquidity and financial condition.

Periods of rising interest rates may cause increased policy surrenders, withdrawals and requests for policy loans on deferred annuity products, as policyholders seek investments with higher returns, commonly referred to as disintermediation. This may lead to net cash outflows and the resulting liquidity demands may require us to sell investment assets when the prices of those assets are adversely affected by the increase in interest rates, which may result in realized investment losses. Further, a portion of our investment portfolio consists of commercial mortgage loans and privately placed securities, which are relatively illiquid, thus increasing our liquidity risk in the event of disintermediation. We may also be required to accelerate the amortization of deferred policy acquisition costs and deferred sales inducements related to surrendered contracts, which would adversely affect our results of operations.

During such times, we may offer higher crediting rates on new sales of annuity products and increase crediting rates on existing annuity products to maintain or enhance product competitiveness. We may not be able to purchase enough higher yielding assets necessary to fund higher crediting rates and maintain our desired spread, which could result in lower profitability on our in force business. In rising interest rate environments, especially when interest rates are rapidly rising, it may be difficult to position our products to offer attractive rates and benefits to customers while maintaining profitability, which may limit sales growth of interest sensitive products.

Our valuation of fixed maturity and equity securities may include methodologies, estimates and assumptions which are subject to differing interpretations and could result in changes to investment valuations that may materially adversely affect our results of operations or financial condition.

Fixed maturity securities and equity securities are reported at fair value in our consolidated balance sheets. During periods of market disruption including periods of significantly rising or high interest rates, rapidly widening credit spreads or illiquidity, it may be difficult to value certain of our securities if trading becomes less frequent and/or market data becomes less observable. Prices provided by independent broker quotes or independent pricing services that are used in the determination of fair value can vary significantly for a particular security. There may be certain asset classes that were trading in active markets with significant observable data that become illiquid due to the current financial environment. As such, valuations may include inputs and assumptions that are less observable or require greater judgment as well as valuation methods that require greater judgment. Further, rapidly changing and unprecedented credit and equity market conditions could materially impact the valuation of securities as reported in our consolidated financial statements and the period-to-period changes in value could vary significantly. Decreases in value may have a material adverse effect on our results of operations or financial condition.

Defaults on commercial mortgage loans and volatility in performance may adversely affect our business, financial condition and results of operations.

Commercial mortgage loans face heightened delinquency and default risk due to recent economic conditions which have had a negative impact on the performance of the underlying collateral, resulting in declining values and an adverse impact on the obligors of such instruments. An increase in the default rate of our commercial mortgage loan investments could have an adverse effect on our business, financial condition and results of operations. In addition, environmental conditions at properties securing our commercial loans may impair the value of our collateral or prevent us from foreclosing on some properties.

In addition, the carrying value of commercial mortgage loans is negatively impacted by such factors. The carrying value of commercial mortgage loans is stated at outstanding principal less any loan loss allowances recognized. Considerations in determining allowances include, but are not limited to, the following: (i) declining debt service coverage ratios and increasing loan to value ratios; (ii) bankruptcy filings of major tenants or affiliates of the borrower on the property; (iii) catastrophic events at the property; and (iv) other subjective events or factors, including whether the terms of the debt will be restructured. There can be no assurance that management's assessment of loan loss allowances on commercial mortgage loans will not change in future periods, which could lead to investment losses.

We remain vulnerable to market uncertainty and continued financial instability of national, state and local governments. Continued difficult conditions in the global capital markets and economy could deteriorate in the near future and affect our financial position and our level of earnings from our operations.

Recovery from the most recent recession in the United States has proven to be slow and long-term. High unemployment rates and lower average household income levels have emerged as continued lagging indicators of a slow economic recovery. The continuing market uncertainty has directly and materially affected our investment portfolio. One of the strategies used by the U.S. government to stimulate the economy has been to keep interest rates low and increase the supply of United States dollars. While these strategies have appeared to be somewhat successful, any future economic downturn or market disruption could negatively impact our ability to invest funds.

Specifically, if market conditions deteriorate in 2013 or beyond:

•
our investment portfolio could incur additional other than temporary impairments;

•
our commercial mortgage loans could experience a greater amount of loss;

•
due to potential downgrades in our investment portfolio, we could be required to raise additional capital to sustain our current business in force and new sales of our annuity products, which may be difficult in a distressed market. If capital would be available, it may be at terms that are not favorable to us;

•
we may be required to limit growth in sales of our annuity products; and/or

•
our liquidity could be negatively affected and we could be forced to limit our operations and our business could suffer, as we need liquidity to pay our policyholder benefits, operating expenses, dividends on our capital stock, and to service our debt obligations.

The principal sources of our liquidity are annuity deposits, investment income and proceeds from the sale, maturity and call of investments. Additional sources of liquidity in normal markets also include a variety of short and long-term instruments, including long-term debt and capital securities.

Governmental initiatives intended to improve global and local economies that have been adopted may not be effective and, in any event, may be accompanied by other initiatives, including new capital requirements or other regulations, that could materially affect our results of operations, financial condition and liquidity in ways that we cannot predict.

We are subject to extensive laws and regulations that are administered and enforced by a number of different regulatory authorities including state insurance regulators, the National Association of Insurance Commissioners ("NAIC"), the SEC and the New York Stock Exchange. Some of these authorities are or may in the future consider enhanced or new regulatory requirements intended to prevent future economic crises or otherwise assure the stability of institutions under their supervision. These authorities may also seek to exercise their supervisory or enforcement authority in new or more robust ways. All of these possibilities, if they occurred, could affect the way we conduct our business and manage our capital, and may require us to satisfy increased capital requirements, any of which in turn could materially affect our results of operations, financial condition and liquidity.

We face competition from companies that have greater financial resources, broader arrays of products, higher ratings and stronger financial performance, which may impair our ability to retain existing customers, attract new customers and maintain our profitability and financial strength.

We operate in a highly competitive industry. Many of our competitors are substantially larger and enjoy substantially greater financial resources, higher ratings by rating agencies, broader and more diversified product lines and more widespread agency relationships. Our annuity products compete with index, fixed rate and variable annuities sold by other insurance companies and also with mutual fund products, traditional bank investments and other retirement funding alternatives offered by asset managers, banks and broker-dealers. Our insurance products compete with those of other insurance companies, financial intermediaries and other institutions based on a number of factors, including premium rates, policy terms and conditions, service provided to distribution channels and policyholders, ratings by rating agencies, reputation and commission structures.

While we compete with numerous other companies, we view the following as our most significant competitors:

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Allianz Life Insurance Company of North America;

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Aviva USA;

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Security Benefit Life;

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Great American Life Insurance Company;

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Midland National Life Insurance Company; and

•
North American Company for Life and Health Insurance.

Our ability to compete depends in part on returns and other benefits we make available to our policyholders through our annuity contracts. We will not be able to accumulate and retain assets under management for our products if our investment results underperform the market or the competition, since such underperformance likely would result in asset withdrawals and reduced sales.

We compete for distribution sources for our products. We believe that our success in competing for distributors depends on our financial strength, the services we provide to and the relationships we develop with these distributors, as well as offering competitive commission structures. Our distributors are generally free to sell products from whichever providers they wish, which makes it important for us to continually offer distributors products and services they find attractive. If our products or services fall short of distributors' needs, we may not be able to establish and maintain satisfactory relationships with distributors of our annuity and life insurance products. Our ability to compete in the past has also depended in part on our ability to develop innovative new products and bring them to market more quickly than our competitors. In order for us to compete in the future, we will need to continue to bring innovative products to market in a timely fashion. Otherwise, our revenues and profitability could suffer.

Our reinsurance program involves risks because we remain liable with respect to the liabilities ceded to reinsurers if the reinsurers fail to meet the obligations assumed by them.

Our life insurance subsidiaries cede certain policies to other insurance companies through reinsurance agreements. American Equity Life has entered into two coinsurance agreements with EquiTrust Life Insurance Company ("EquiTrust") covering $1.0 billion of policy benefit reserves at March 31, 2013 and into two funds withheld coinsurance agreements with Athene Life Re Ltd. ("Athene"), an unauthorized life reinsurer domiciled in Bermuda, covering $1.9 billion of policy benefit reserves at March 31, 2013. Since Athene is an unauthorized reinsurer, the annuity deposits that have been ceded to Athene are held in a trust on a funds withheld basis. The funds withheld are required to remain at a value that is sufficient to support the current balance of policy benefit liabilities of the ceded business on a statutory basis. If the value of the funds withheld would ever reach a point where it is less than the amount of the ceded policy benefit liabilities on a statutory basis, Athene is required to either establish a letter of credit or deposit securities to the funds withheld for the amount of any shortfall. We remain liable with respect to the policy liabilities ceded to EquiTrust and Athene should either fail to meet the obligations assumed by them.

In addition, we have entered into other types of reinsurance contracts including indemnity reinsurance and financing arrangements. Should any of these reinsurers fail to meet the obligations assumed under such contracts, we remain liable with respect to the liabilities ceded.

Further, no assurances can be made that reinsurance will remain continuously available to us to the same extent and on the same terms as are currently available. If we were unable to maintain our current level of reinsurance or purchase new reinsurance protection in amounts that we consider sufficient and at prices that we consider acceptable, we would have to accept an increase in our net liability exposure, reduce the amount of business we write, or develop other alternatives to reinsurance.

We may experience volatility in net income due to the application of fair value accounting to our derivative instruments.

All of our derivative instruments, including certain derivative instruments embedded in other contracts, are recognized in the balance sheet at their fair values and changes in fair value are recognized immediately in earnings. This impacts certain revenues and expenses we report for our fixed index annuity business as follows:

•
We must present the call options purchased to fund the annual index credits on our fixed index annuity products at fair value. The fair value of the call options is based upon the amount of cash that would be required to settle the call options obtained from the counterparties adjusted for the nonperformance risk of the counterparty. We record the change in fair value of these options as a component of our revenues. The change in fair value of derivatives includes the gains or losses recognized at expiration of the option term or upon early termination and changes in fair value for open positions.

•
The contractual obligations for future annual index credits are treated as a "series of embedded derivatives" over the expected life of the applicable contracts. Increases or decreases in the fair value of embedded derivatives generally correspond to increases or decreases in equity market performance and changes in the interest rates used to discount the excess of the projected policy contract values over the projected minimum guaranteed contract values. We record the change in fair value of these embedded derivatives as a component of our benefits and expenses in our consolidated statements of operations.

The application of fair value accounting for derivatives and embedded derivatives in future periods to our fixed index annuity business may cause substantial volatility in our reported net income.

We may face unanticipated losses if there are significant deviations from our assumptions regarding the probabilities that our annuity contracts will remain in force from one period to the next.

The expected future profitability of our annuity products is based in part upon expected patterns of premiums, expenses and benefits using a number of assumptions, including those related to the probability that a policy or contract will remain in force, or persistency, and mortality. Since no insurer can precisely determine persistency or mortality, actual results could differ significantly from assumptions, and deviations from estimates and assumptions could have a material adverse effect on our business, financial condition or results of operations. For example, actual persistency that is lower than our assumptions could have an adverse impact on future profitability, especially in the early years of a policy or contract primarily because we would be required to accelerate the amortization of expenses we deferred in connection with the acquisition of the policy.

In addition, we set initial crediting rates for our annuity products based upon expected claims and payment patterns, using assumptions for, among other factors, mortality rates of our policyholders. The long-term profitability of these products depends upon how our actual experience compares with our pricing assumptions. For example, if mortality rates are lower than our pricing assumptions, we could be required to make more payments under certain annuity contracts in addition to what we had projected.

If our estimated gross profits change significantly from initial expectations we may be required to expense our deferred policy acquisition costs and deferred sales inducements in an accelerated manner, which would reduce our profitability.

Deferred policy acquisition costs represent costs that vary with and primarily relate to the acquisition of new business. Deferred sales inducements are contract enhancements such as first-year premium and interest bonuses that are credited to policyholder account balances. These costs are capitalized when incurred and are amortized over the life of the contracts. Current amortization of these costs is generally in proportion to expected gross profits from interest margins and, to a lesser extent, from surrender charges. Unfavorable experience with regard to expected expenses, investment returns, mortality or withdrawals may cause acceleration of the amortization of these costs resulting in an increase of expenses and lower profitability.

If we do not manage our growth effectively, our financial performance could be adversely affected; our historical growth rates may not be indicative of our future growth.

We have experienced rapid growth since our formation in December 1995. We intend to continue to grow by recruiting new independent agents, increasing the productivity of our existing agents, expanding our insurance distribution network, developing new products, expanding into new product lines, and continuing to develop new incentives for our sales agents. Future growth will impose significant added responsibilities on our management, including the need to identify, recruit, maintain and integrate additional employees, including management. There can be no assurance that we will be successful in expanding our business or that our systems, procedures and controls will be adequate to support our operations as they expand. In addition, due to our rapid growth and resulting increased size, it may be necessary to expand the scope of our investing activities to asset classes in which we historically have not invested or have not had significant exposure. If we are unable to adequately manage our investments in these classes, our financial condition or operating results in the future could be less favorable than in the past. Further, we have utilized reinsurance in the past to support our growth. The future availability and cost of reinsurance is uncertain. Our failure to manage growth effectively, or our inability to recruit, maintain and integrate additional qualified employees and independent agents, could have a material adverse effect on our business, financial condition or results of operations. In addition, due to our rapid growth, our historical growth rates are not likely to accurately reflect our future growth rates or our growth potential. We cannot assure you that our future revenues will increase or that we will continue to be profitable.

The loss of key employees could disrupt our operations.

Our success depends in part on the continued service of key executives and our ability to attract and retain additional executives and employees. We do not have employment agreements with our executive officers. The loss of key employees, or our inability to recruit and retain additional qualified personnel, could cause disruption in our business and prevent us from fully implementing our business strategies, which could materially and adversely affect our business, growth and profitability.

Controls and disaster recovery plans surrounding our information technology could fail or security could be compromised, which could damage our business and adversely affect our financial condition and results of operations.

Our business is highly dependent upon the effective operation of our information technology (IT). We rely on IT throughout our business for a variety of functions, including processing claims and applications, providing information to policyholders and distributors, performing actuarial analyses and maintaining financial records. Despite the implementation of security and back-up measures, our IT may be vulnerable to physical or electronic intrusions, computer viruses or other attacks, programming errors and similar disruptive problems. The failure of controls and/or disaster recovery plans surrounding our IT for any reason could cause significant interruptions to our operations, which could result in a material adverse effect on our business, financial condition or results of operations.

We retain confidential information within our IT, and we rely on sophisticated commercial technologies to maintain the security of those systems. Anyone who is able to circumvent our security measures and penetrate our IT could access, view, misappropriate, alter, or delete any information in the systems, including personally identifiable policyholder information and proprietary business information. In addition, an increasing number of states and foreign countries require that persons be notified if a security breach results in the disclosure of personally identifiable customer information. Any compromise of the security of our computer systems that results in inappropriate disclosure of personally identifiable customer information could damage our reputation in the marketplace, deter people from purchasing our products, subject us to significant civil and criminal liability and require us to incur significant technical, legal and other expenses.

If we are unable to attract and retain national marketing organizations and independent agents, sales of our products may be reduced.

We distribute our annuity products through a variable cost distribution network which includes over 60 national marketing organizations and approximately 24,000 independent agents. We must attract and retain such marketers and agents to sell our products. Insurance companies compete vigorously for productive agents. We compete with other life insurance companies for marketers and agents primarily on the basis of our financial position, support services, compensation and product features. Such marketers and agents may promote products offered by other life insurance companies that may offer a larger variety of products than we do. Our competitiveness for such marketers and agents also depends upon the long-term relationships we develop with them. If we are unable to attract and retain sufficient marketers and agents to sell our products, our ability to compete and our revenues would suffer.

We may require additional capital to support our business and sustained future growth which may not be available when needed or may be available only on unfavorable terms.

Our long-term strategic capital requirements will depend on many factors including the accumulated statutory earnings of our life insurance subsidiaries and the relationship between the statutory capital and surplus of our life insurance subsidiaries and various elements of required capital. To support long-term capital requirements, we may need to increase or maintain the statutory capital and surplus of our life insurance subsidiaries through additional financings, which could include debt, equity, financing arrangements and/or other surplus relief transactions. Adverse market conditions have affected and continue to affect the availability and cost of capital. Such financings, if available at all, may be available only on terms that are not favorable to us. If we cannot maintain adequate capital, we may be required to limit growth in sales of new annuity products, and such action could adversely affect our business, financial condition or results of operations. See "—Risks related to the notes."

Changes in state and federal regulation may affect our profitability.

We are subject to regulation under applicable insurance statutes, including insurance holding company statutes, in the various states in which our life insurance subsidiaries transact business. Our life insurance subsidiaries are domiciled in New York and Iowa. We are currently licensed to sell our products in 50 states and the District of Columbia. Insurance regulation is intended to provide safeguards for policyholders rather than to protect shareholders of insurance companies or their holding companies. As increased scrutiny has been placed upon the insurance regulatory framework, a number of state legislatures have considered or enacted legislative proposals that alter, and in many cases increase, state authority to regulate insurance companies and holding company systems.

Regulators oversee matters relating to trade practices, policy forms, claims practices, guaranty funds, types and amounts of investments, reserve adequacy, insurer solvency, minimum amounts of capital and surplus, transactions with related parties, changes in control and payment of dividends.

The NAIC and state insurance regulators continually reexamine existing laws and regulations. The NAIC may develop and recommend adoption of new or modify existing model laws and regulations. State insurance regulators may impose those recommended changes, or others, in the future.

Our life insurance subsidiaries are subject to state insurance regulations based on the NAIC's risk-based capital requirements which are intended to be used by insurance regulators as an early warning tool to identify deteriorating or weakly capitalized insurance companies for the purpose of initiating regulatory action. Our life insurance subsidiaries also may be required, under solvency or guaranty laws of most states in which they do business, to pay assessments up to certain prescribed limits to fund policyholder losses or liabilities for insolvent insurance companies.

Although the federal government does not directly regulate the insurance business, federal legislation and administrative policies in several areas, including pension regulation, age and sex discrimination, financial services regulation, securities regulation and federal taxation, can significantly affect the insurance business. In addition, legislation has been enacted which could result in the federal government assuming some role in the regulation of the insurance industry.

In July 2010, the Dodd-Frank Act was enacted and signed into law. The Dodd-Frank Act made extensive changes to the laws regulating the financial services industry and requires various federal agencies to adopt a broad range of new rules and regulations. Among other things, the Dodd-Frank Act imposes a comprehensive new regulatory regime on the over-the-counter ("OTC") derivatives marketplace. This legislation subjects swap dealers and "major swap participants" (as defined in the legislation and further clarified by the rulemaking) to substantial supervision and regulation, including capital standards, margin requirements, business conduct standards, recordkeeping and reporting requirements. It also requires central clearing for certain derivatives transactions that the U.S. Commodities Futures Trading Commission ("CFTC") determines must be cleared and are accepted for clearing by a "derivatives clearing organization" (subject to certain exceptions) and provides the CFTC with authority to impose position limits across markets. Many of the key concepts, definitions, processes and issues surrounding regulation of the OTC derivatives have been left to the relevant regulators to address and many of these regulations have yet to be proposed. The Dodd-Frank Act and any such regulations may subject us to additional restrictions on our hedging positions which may have an adverse effect on our ability to hedge risks associated with our business, including our fixed index annuity business, or on the cost of our hedging activity.

The Dodd-Frank Act also created a Financial Stability and Oversight Council ("FSOC"). The FSOC may designate by a 2/3 vote whether certain insurance companies and insurance holding companies pose a grave threat to the financial stability of the United States, in which case such companies would become subject to prudential regulation by the Board of Governors of the U.S. Federal Reserve (the "Federal Reserve Board") (including capital requirements, leverage limits, liquidity requirements and examinations). The Federal Reserve Board may limit such company's ability to enter into merger transactions, restrict its ability to offer financial products, require it to terminate one or more activities, or impose conditions on the manner in which it conducts activities.

The Dodd-Frank Act also established a Federal Insurance Office under the U.S. Treasury Department to monitor all aspects of the insurance industry and of lines of business other than certain health insurance, certain long-term care insurance and crop insurance. The director of the Federal Insurance Office has the ability to recommend that an insurance company or an insurance holding company be subject to heightened prudential standards. The Dodd-Frank Act also provides for the pre-emption of state laws in certain instances involving the regulation of reinsurance and other limited insurance matters. The Dodd-Frank Act requires extensive rule-making and other future regulatory action, which in some cases will take a period of years to implement. It is not possible at this time to assess the impact on our business of the establishment of the Federal Insurance Office and the FSOC. However, the regulatory framework at the state and federal level applicable to our insurance products is evolving. The changing regulatory framework could affect the design of such products and our ability to sell certain products. Any changes in these laws and regulations could materially and adversely affect our business, financial condition or results of operations.

We cannot predict the requirements of any regulations ultimately adopted under the Dodd-Frank Act, the effect that such regulations will have on financial markets or on our business, the additional costs associated with compliance with such regulations, or any changes to our operations that may be necessary to comply with the Dodd-Frank Act, any of which could have a material adverse effect on our business, results of operations, cash flows or financial condition.

Changes in federal income taxation laws, including any reduction in individual income tax rates, may affect sales of our products and profitability.

The annuity and life insurance products that we market generally provide the policyholder with certain federal income tax advantages. For example, federal income taxation on any increases in non-qualified annuity contract values (i.e. the "inside build-up") is deferred until it is received by the policyholder. With other savings investments, such as certificates of deposit and taxable bonds, the increase in value is generally taxed each year as it is realized. Additionally, life insurance death benefits are generally exempt from income tax.

From time to time, various tax law changes have been proposed that could have an adverse effect on our business, including the elimination of all or a portion of the income tax advantages described above for annuities and life insurance. If legislation were enacted to eliminate all or a portion of the tax deferral for annuities, such a change would have an adverse effect on our ability to sell non-qualified annuities. Non-qualified annuities are annuities that are not sold to a qualified retirement plan.

Beginning in 2013, distributions from non-qualified annuity policies will be considered "investment income" for purposes of the newly enacted Medicare tax on investment income contained in the Health Care and Education Reconciliation Act of 2010. As a result, in certain circumstances a 3.8% tax ("Medicare Tax") may be applied to some or all of the taxable portion of distributions from non-qualified annuities to individuals whose income exceeds certain threshold amounts. This new tax may have an adverse effect on our ability to sell non-qualified annuities to individuals whose income exceeds these threshold amounts.

We face risks relating to litigation, including the costs of such litigation, management distraction and the potential for damage awards, which may adversely impact our business.

We are occasionally involved in litigation, both as a defendant and as a plaintiff. In addition, state regulatory bodies, such as state insurance departments, the SEC, the Financial Industry Regulatory Authority, Inc. ("FINRA"), the Department of Labor and other regulatory bodies regularly make inquiries and conduct examinations or investigations concerning our compliance with, among other things, insurance laws, securities laws, the Employee Retirement Income Security Act of 1974, as amended, and laws governing the activities of broker-dealers. Companies in the life insurance and annuity business have faced litigation, including class action lawsuits, alleging improper product design, improper sales practices and similar claims. We are currently a defendant in a purported class action lawsuit involving allegations that generally attack the suitability of sales of deferred annuity products to persons over the age of 65. The plaintiffs in this lawsuit seek rescission and injunctive relief including restitution and disgorgement of profits on behalf of all class members; compensatory damages for breach of fiduciary duty and aiding and abetting of breach of fiduciary duty; unjust enrichment and constructive trust; and other pecuniary damages. See "Business—Legal proceedings" for more information about this lawsuit.

A downgrade in our credit or financial strength ratings may increase our future cost of capital, reduce new sales, adversely affect relationships with distributors and increase policy surrenders and withdrawals.

Currently, our senior unsecured indebtedness carries a "bbb-" rating from A.M. Best Company, a "BB+" rating from Standard & Poor's and a "BB" rating from Fitch Ratings. Our ability to maintain such ratings is dependent upon the results of operations of our subsidiaries and our financial strength. If we fail to preserve the strength of our balance sheet and to maintain a capital structure that rating agencies deem suitable, it could result in a downgrade of the ratings applicable to our senior unsecured indebtedness. A downgrade would likely reduce the fair value of the common stock and may increase our future cost of capital.

Financial strength ratings are important factors in establishing the competitive position of life insurance and annuity companies. In recent years, the market for annuities has been dominated by those insurers with the highest ratings. A ratings downgrade, or the potential for a ratings downgrade, could have a number of adverse effects on our business. For example, distributors and sales agents for life insurance and annuity products use the ratings as one factor in determining which insurer's annuities to market. A ratings downgrade could cause those distributors and agents to seek alternative carriers. In addition, a ratings downgrade could materially increase the number of policy or contract surrenders we experience, as well as our ability to obtain reinsurance or obtain reasonable pricing on reinsurance.

Financial strength ratings are measures of an insurance company's ability to meet contractholder and policyholder obligations and generally involve quantitative and qualitative evaluations by rating agencies of a company's financial condition and operating performance. Generally, rating agencies base their ratings upon information furnished to them by the insurer and upon their own investigations, studies and assumptions.

Ratings are based upon factors of concern to agents, policyholders and intermediaries and are not directed toward the protection of investors and are not recommendations to buy, sell or hold securities.

Use of proceeds

We estimate that the net proceeds from this offering will be approximately $244.0 million after deducting underwriting discounts and commissions and our estimated expenses related to this offering. We intend to use the net proceeds of this offering (1) to pay the cash consideration required to purchase the December 2029 Notes tendered in connection with the Exchange Offer for any and all of our outstanding December 2029 Notes if we commence the Exchange Offer, including the payment of any applicable accrued and unpaid interest on such December 2029 Notes, (2) to repay all amounts outstanding under our existing revolving credit facility, (3) to pay related fees and expenses and (4) for general corporate purposes.

Affiliates of J.P. Morgan Securities LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and SunTrust Robinson Humphrey, Inc., each an underwriter, are lenders under our existing revolving credit facility and will receive a portion of the net proceeds of this offering as repayment of amounts we have borrowed from them. See "Underwriting."

The following table sets forth our estimated sources and uses of funds:

(Dollars in thousands)

Sources		Uses

Notes offered hereby	$250,000	Repayment of December 2029
		Notes and cash to balance sheet(1)	$229,000
		Repay borrowings under our existing revolving credit facility(2)	15,000
		Fees and expenses(3)	6,000

Total sources	$250,000	Total uses	$250,000

(1)   This figure assumes that all December 2029 Notes are validly tendered (and not validly withdrawn) and accepted for exchange in the Exchange Offer. It includes the assumed aggregate principal amount of such December 2029 Notes validly tendered (and not validly withdrawn) and accepted for exchange, accrued and unpaid interest thereon through the date of completion of the Exchange Offer, payment of related premiums, fees and expenses and additional cash to our balance sheet. No assurance can be given as to the principal amount of December 2029 Notes to be exchanged in the Exchange Offer. Our December 2029 Notes bear interest at a fixed rate of 5.25% per annum and have a final maturity of December 6, 2029 but may be put to the Company at the option of the holders thereof on December 15, 2014, December 15, 2019 and December 15, 2024. We are under no obligation to commence the Exchange Offer, and this offering of notes is not conditioned upon the commencement or completion of the Exchange Offer. Our decision to commence an offer for the December 2029 Notes will depend on market conditions and other factors. In the alternative or in addition, we may use the net proceeds of the offering of the notes to tender for, repurchase in the open market, or otherwise acquire any or all of our 3.5% Convertible Senior Notes due 2015 (the "September 2015 Notes"), or we may use the net proceeds to redeem or repurchase December 2029 Notes or our September 2015 Notes at a later date. Our September 2015 Notes bear interest at a fixed rate of 3.50% per annum and have a final maturity of September 15, 2015.

(2)   During 2011, we entered into a $160.0 million revolving line of credit agreement for which the revolving period is three years. Based upon our current credit rating, the applicable margin is 2.00% for alternate base rate borrowings and 3.00% for adjusted LIBOR rate borrowings, and the commitment fee is 0.50%. In connection with the redemption of our December 2024 Notes (see "Summary—Recent developments"), on May 14, 2013 we drew $15.0 million on the existing revolving credit facility. As of May 31, 2013, we had outstanding borrowings under our existing revolving credit facility of $15.0 million. See "Description of certain indebtedness" for a detailed description of our existing revolving credit facility.

(3)   Fees and expenses include estimated underwriting discounts related to the offering of notes pursuant to this prospectus supplement and estimated expenses associated therewith.

 Capitalization

The following table sets forth, as of March 31, 2013, our consolidated cash and cash equivalents and capitalization:

•
on an actual basis;

•
as adjusted to give effect to the redemption of the December 2024 Notes; and

•
as further adjusted to give effect to the sale of the notes offered hereby but not the Exchange Offer.

See "Use of proceeds." You should read this table in conjunction with "Use of proceeds," "Selected historical financial information," "Management's discussion and analysis of financial condition and results of operations," "Description of other indebtedness" and our consolidated financial statements and notes thereto, included elsewhere in this prospectus supplement.

	As of March 31, 2013
(Dollars in thousands)	Actual	As adjusted for the redemption of the December 2024 notes(1)	As further adjusted for the offering of the notes(2)

Cash and cash equivalents	$882,097	$868,854	$1,097,854

Debt:
September 2015 Notes(3)	$179,849	$179,849	$179,849
December 2029 Notes(4)	104,951	104,951	104,951
December 2024 Notes	28,243	—	—
Notes offered hereby(5)	—	—	250,000
Subordinated debentures	245,913	245,913	245,913
Revolving credit facility, due 2014(6)	—	15,000	—

Total debt	558,956	545,713	780,713

Stockholders' equity:
Common stock, par value $1 per share, 200,000,000 shares authorized; issued and outstanding—62,783,971 shares (excluding 4,779,535 treasury shares)	62,784	63,001	63,001
Additional paid-in capital	504,470	506,017	506,017
Unallocated common stock held by ESOP—239,799 shares	(2,266)	(2,266)	(2,266)
Accumulated other comprehensive income	661,663	661,663	661,663
Retained earnings	503,578	503,477	503,477

Total stockholders' equity	1,730,229	1,731,892	1,731,892

Total capitalization	$2,289,185	$2,277,605	$2,512,605

(1)   Adjusted for the redemption of the December 2024 Notes during the second quarter of 2013. See "Summary—Recent developments."

(2)   Adjusted for (i) the redemption of the December 2024 Notes, (ii) the sale of the notes, after deducting the underwriting discount and our estimated expenses related to the offering and (iii) the use of a portion of the net proceeds of the offering of the notes to repay outstanding amounts under our existing revolving credit facility but without giving effect to the Exchange Offer or the use of any remaining net proceeds of the offering of the notes. See footnote (4) below. Pending the application of the remaining net proceeds of the offering of the notes, those net proceeds are included in cash and cash equivalents in the table. To the extent we commence and complete the Exchange Offer, our cash and cash equivalents would decrease in an amount equal to the aggregate principal amount of any December 2029 Notes validly tendered (and not validly withdrawn) and accepted for exchange, together with accrued and unpaid interest thereon through the date of completion of the Exchange Offer and payment of related premiums, fees and expenses. We are under no obligation to commence the Exchange Offer. As described in "Use of proceeds," in the alternative or in addition, we may use the net proceeds of the offering of the notes to tender for, repurchase in the open market, or otherwise acquire any or all of our September 2015 Notes, or we may use the net proceeds to redeem or repurchase December 2029 Notes or September 2015 Notes at a later date. If we choose to use the net proceeds to redeem or repurchase December 2029 Notes or September 2015 Notes at a later date, that portion of the net proceeds could remain on our balance sheet as cash for an unspecified period of time.

(3)   "Actual" column represents the principal amount of $200.0 million of 3.5% Convertible Senior Notes due 2015 less the unamortized discount of $20.2 million.

(4)   Represents the principal amount of $115.8 million of 5.25% Contingent Convertible Senior Notes due 2029, less the unamortized discount of $10.9 million. To the extent we commence and complete the Exchange Offer, the principal amount of our December 2029 Notes would decrease in an amount equal to the aggregate principal amount of any December 2029 Notes validly tendered (and not validly withdrawn) and accepted for exchange.

(5)   Represents the principal amount of the notes.

(6)   In connection with the redemption of the December 2024 Notes, on May 14, 2013, we drew $15.0 million on our existing revolving credit facility. As of May 31, 2013, we had outstanding borrowings under our existing revolving credit facility of $15.0 million.

 Ratios of earnings to fixed charges

The following table sets forth our ratio of earnings to fixed charges for the periods indicated:

	Three months ended March 31,		Year ended December 31,
(Dollars in thousands)	2013	2012	2012	2011	2010	2009	2008

Ratio of consolidated earnings to fixed charges	1.1x	1.1x	1.1x	1.1x	1.1x	1.2x	1.3x
Ratio of consolidated earnings to fixed charges, both excluding interest sensitive and index product benefits and amortization of deferred sales inducements	4.8x	2.5x	3.0x	3.9x	2.7x	3.7x	2.6x

The ratio of earnings to fixed charges is calculated by dividing consolidated earnings, as defined, by fixed charges, as defined. For this purpose, "consolidated earnings" consists of consolidated income/(loss) from continuing operations before income taxes plus fixed charges, and "fixed charges" consist of interest-sensitive and index product benefits and amortization of deferred sales inducements, interest expense, both expensed and capitalized (including amortization of debt discounts and deferred loan costs), and the representative interest portion of rent expense.

The ratio of consolidated earnings to fixed charges, both excluding interest-sensitive and index product benefits and amortization of deferred sales inducements, is calculated by dividing consolidated earnings, as defined, by fixed charges, as defined. For this purpose, "consolidated earnings" consists of consolidated income/(loss) from continuing operations before income taxes plus fixed charges, excluding interest-sensitive and index product benefits (which consists of interest we credit to policyholders) and amortization of deferred sales inducements. "Fixed charges" consist of interest expense, both expensed and capitalized (including amortization of debt discounts and deferred loan costs), and the representative interest portion of rent expense. The 3.0x ratio shown for the year ended December 31, 2012 updates and supersedes the 4.1x ratio set forth for that period in Exhibit 12.1 to our 2012 Form 10-K incorporated by reference into this prospectus supplement.

Selected historical financial information

The following table sets forth our summary consolidated financial information as of and for the years ended December 31, 2012, 2011, 2010, 2009 and 2008 and as of and for the three months ended March 31, 2013 and 2012. The information as of and for the years ended December 31, 2012, 2011, 2010, 2009 and 2008 was derived from our audited annual consolidated financial statements. The information as of and for the three months ended March 31, 2013 and 2012 was derived from our unaudited interim consolidated financial statements and includes, in the opinion of management, all normal and recurring adjustments necessary to present fairly the information for such periods. The results for past periods are not necessarily indicative of results that may be expected for future periods. The results of operations for the three months ended March 31, 2013 are not necessarily indicative of the results to be expected for the full year ending December 31, 2013. You should read the following summary consolidated financial information together with "Management's discussion and analysis of financial condition and results of operations" and our audited consolidated financial statements and unaudited consolidated financial statements, including the related notes, included elsewhere in this prospectus supplement.

	Three months ended March 31,		Year ended December 31,
(Dollars in thousands)	2013	2012	2012	2011	2010	2009	2008

	(unaudited)
Consolidated statements of operations data:
Revenues:
Traditional life insurance premiums	$2,698	$3,222	$12,877	$12,151	$11,982	$12,654	$12,512
Annuity product charges	21,481	19,393	89,006	76,189	69,075	63,358	52,671
Net investment income	329,690	326,910	1,286,923	1,218,780	1,036,106	932,172	822,077
Change in fair value of derivatives	373,962	259,161	221,138	(114,728)	168,862	216,896	(372,009)
Net realized gains (losses) on investments, excluding other than temporary impairment ("OTTI") losses	10,585	(6,076)	(6,454)	(18,641)	23,726	51,279	5,555
Net OTTI losses recognized in operations	(3,237)	(2,881)	(14,932)	(33,976)	(23,867)	(86,771)	(192,648)
Gain (loss) on extinguishment of debt	—	—	—	—	(292)	(675)	9,746

Total revenues	735,179	599,729	1,588,558	1,139,775	1,285,592	1,188,913	337,904

Benefits and expenses:
Insurance policy benefits and change in future policy benefits	1,735	2,117	8,075	7,870	8,251	8,889	8,972
Interest sensitive and index product benefits	225,809	139,123	818,087	775,757	733,218	347,883	205,131
Amortization of deferred sales inducements	28,831	16,710	87,157	71,781	59,873	39,999	30,705
Change in fair value of embedded derivatives	363,272	359,066	286,899	(105,194)	130,950	529,508	(210,753)
Interest expense on notes payable and subordinated debentures	10,257	10,581	41,937	45,610	37,031	30,672	39,218
Interest expense on amounts due under repurchase agreements	—	—	—	30	—	534	8,207
Amortization of deferred policy acquisition costs	46,230	34,284	164,919	143,478	136,388	88,009	126,738
Other operating costs and expenses	19,520	21,713	95,495	67,529	114,615	57,255	52,633

Total benefits and expenses	695,654	583,594	1,502,569	1,006,861	1,220,326	1,102,749	260,851

Income before income taxes	39,525	16,135	85,989	132,914	65,266	86,164	77,053
Income tax expense	13,494	5,664	28,191	46,666	22,333	17,634	61,106

Net income	$26,031	$10,471	$57,798	$86,248	$42,933	$68,530	$15,947

Non-GAAP financial measures (unaudited)(a):
Reconciliation of net income to Operating Income:
Net income	$26,031	$10,471	$57,798	$86,248	$42,933	$68,530	$15,947
Net realized (gains) losses and net OTTI losses on investments, net of offsets(b)	(2,804)	3,547	8,648	18,354	379	(1,339)	92,524
Net effect of derivatives and embedded derivatives, net of offsets(b)	10,237	15,742	34,161	29,051	38,167	29,952	(31,038)
Convertible debt extinguishment, net of income taxes	—	—	—	—	171	687	(5,702)
Effect of counterparty default, net of offsets	—	—	—	—	—	3,948	741
Litigation reserve, net of offsets(b)	—	—	9,580	—	27,297	—	—

Operating Income(c)	$33,464	$29,760	$110,187	$133,653	$108,947	$101,778	$72,472

	As of and for the three months ended March 31,		As of and for the year ended December 31,
(Dollars in thousands)	2013	2012	2012	2011	2010	2009	2008

	(unaudited)
Consolidated balance sheet data:
Total investments	$29,245,856	$24,034,739	$27,537,210	$24,383,451	$19,816,931	$15,374,110	$12,719,605
Total assets	36,852,969	33,038,533	35,133,478	30,874,719	26,426,763	21,312,004	17,081,740
Policy benefit reserves	32,937,308	29,255,621	31,773,988	28,118,716	23,655,807	19,336,221	15,809,539
Notes payable	313,043	300,567	309,869	297,608	330,835	316,468	247,750
Subordinated debentures	245,913	268,574	245,869	268,593	268,435	268,347	268,209
Accumulated other comprehensive income (loss) ("AOCI")	661,663	408,747	686,807	457,229	81,820	(30,456)	(147,376)
Total stockholders' equity	1,730,229	1,373,584	1,720,237	1,408,679	938,047	754,623	496,844
Statutory financial data:
Life subsidiaries' statutory capital and surplus and asset valuation reserve	1,769,118	1,676,839	1,741,637	1,655,205	1,456,679	1,239,674	1,011,682
Life subsidiaries' statutory net gain from operations before income taxes and realized capital gains (losses)	44,403	35,632	182,057	344,538	322,133	253,146	129,046
Life subsidiaries' statutory net income (loss)	25,441	12,034	79,644	167,925	172,865	116,895	(7,073)
Other data (unaudited):
Adjusted Debt to total capitalization ratio(d)	19.3%	22.1%	20.0%	22.3%	26.2%	27.7%	29.5%
Debt to total capitalization ratio(d)	34.3%	37.1%	35.0%	37.3%	41.2%	42.7%	44.5%
Risk-based capital (RBC) ratio(e)	330%	343%	332%	346%	339%	337%	347%
Ratio of consolidated earnings to fixed charges(f)	1.1x	1.1x	1.1x	1.1x	1.1x	1.2x	1.3x
Ratio of consolidated earnings to fixed charges, both excluding interest-sensitive and index product benefits and amortization of deferred sales inducements(f)	4.8x	2.5x	3.0x	3.9x	2.7x	3.7x	2.6x

	Twelve months ended March 31,		Year ended December 31,
	2013	2012	2012	2011	2010	2009	2008

	(Dollars in thousands, except per share data)
Other data (unaudited) (continued):
Operating Income Return on Average Equity Excluding Average AOCI(g)	11.2%	14.3%	11.1%	14.8%	13.3%	14.2%	11.1%
Net Income Return on Average Equity Excluding Average AOCI(g)	7.2%	7.0%	5.8%	9.5%	5.2%	9.6%	2.4%

(a)   In addition to net income, we have consistently utilized Operating Income, a non-GAAP financial measure commonly used in the life insurance industry, as an economic measure to evaluate our financial performance. Operating Income equals net income adjusted to eliminate the impact of net realized gains (losses) on investments, including net OTTI losses recognized in operations and related deferred tax asset valuation allowance, fair value changes in derivatives and embedded derivatives, (gain) loss on extinguishment of convertible debt, the counterparty default on expired call options and litigation reserves. Because these items fluctuate from year to year in a manner unrelated to core operations, we believe measures excluding their impact are useful in analyzing operating trends. We believe the combined presentation and evaluation of Operating Income together with net income provides information that may enhance an investor's understanding of our underlying results and profitability.

Operating Income is not a substitute for net income determined in accordance with GAAP. The adjustments made to derive Operating Income are important to understanding our overall results from operations, and, if evaluated without proper context, Operating Income possesses material limitations:

•
As an example, we could produce a low level of net income in a given period, despite strong operating performance, if in that period we generate significant net realized losses from our investment portfolio. We could also produce a high level of net income in a given period, despite poor operating performance, if in that period we generate significant net realized gains from our investment portfolio.

•
Another limitation of Operating Income is that it does not include the decrease in cash flows expected to be collected as a result of credit loss OTTI.

Therefore, our management and board of directors also separately review net realized investment gains (losses) and analyses of our net investment income, including impacts related to OTTI write-downs, in connection with their review of our investment portfolio. In addition, our management and board of directors examine net income as part of their review of our overall financial results. The adjustments made to net income to arrive at Operating Income for the three months ended March 31, 2013 and 2012 and for the years ended December 31, 2012, 2011, 2010, 2009 and 2008 are set forth in the table above.

(b)   The adjustments to net income to arrive at Operating Income are presented net of related adjustments to amortization of deferred sales inducements ("DSI") and deferred policy acquisition costs ("DAC") and net of income taxes, as set forth in the table below (unaudited):

	Three months ended March 31,		Year ended December 31,
(Dollars in thousands)	2013	2012	2012	2011	2010	2009	2008

Net realized (gains) losses and net OTTI losses on investments, net of offsets:
Net realized (gains) losses on investments, including OTTI	$(7,348)	$8,957	$21,386	$52,617	$141	$35,492	$187,094
Amortization of DAC and DSI	3,093	(3,450)	(7,989)	(24,117)	446	(19,056)	(97,223)
Income taxes	1,451	(1,960)	(4,749)	(10,146)	(208)	(17,775)	2,653

	$(2,804)	$3,547	$8,648	$18,354	$379	$(1,339)	$92,524

Net effect of derivatives and embedded derivatives, net of offsets:
Change in fair value of derivatives and embedded derivatives	$35,680	$59,050	$151,695	$125,721	$146,682	$130,467	$(106,168)
Amortization of DAC and DSI	(20,240)	(34,663)	(98,306)	(80,858)	(87,545)	(84,093)	58,124
Income taxes	(5,203)	(8,645)	(19,228)	(15,812)	(20,970)	(16,422)	17,006

	$10,237	$15,742	$34,161	$29,051	$38,167	$29,952	$(31,038)

Litigation reserve, net of offsets:
Litigation reserve recorded in other operating costs	$—	$—	$17,532	$—	$48,000	$—	$—
Amortization of DAC and DSI	—	—	(2,656)	—	(5,712)	—	—
Income taxes	—	—	(5,296)	—	(14,991)	—	—

	$—	$—	$9,580	$—	$27,297	$—	$—

(c)    Operating Income reflects the following expenses and adjustments for the periods indicated:

•
Revised DAC accounting guidance: The year ended December 31, 2012 includes $9.1 million of expense related to the impact of the prospective adoption (effective January 1, 2012) of revised accounting guidance for deferred policy acquisition costs. This change, including the impact on related amortization expense, decreased Operating Income for the year ended December 31, 2012 by $5.8 million.

•
Unlocking: The year ended December 31, 2012 includes expense from unlocking, which decreased Operating Income by $6.3 million. The year ended December 31, 2011 includes benefit from unlocking, which increased Operating Income by $12.5 million. The year ended December 31, 2010 includes expense from unlocking, which decreased Operating Income by $1.1 million. There was no unlocking impact for the year ended December 31, 2009. The year ended December 31, 2008 includes expense from unlocking, which decreased Operating Income by $11.0 million. For an explanation of the unlocking process, see "Management's discussion and analysis of financial condition and results of operations—Results of operations for the three years ended December 31, 2012—Net income" and "—Operating Income, a non-GAAP financial measure."

•
Reserves held for living income benefit riders:  The year ended December 31, 2012 includes a benefit from the revision of assumptions used in determining reserves held for living income benefit riders consistent with unlocking for deferred policy acquisition costs and deferred sales inducements. The impact reduced interest sensitive and index product benefits by $2.2 million and increased Operating Income by $1.4 million for the year ended December 31, 2012.

•
Adjustment to SPIA reserves: The year ended December 31, 2011 includes an adjustment to single premium immediate annuity reserves, which reduced interest-sensitive and index product benefits by $4.2 million, and increased net income and Operating Income by $2.7 million.

(d)   The Adjusted Debt to total capitalization ratio is calculated by dividing Adjusted Debt by total capitalization excluding AOCI. Adjusted Debt is the sum of notes payable and the portion of the total subordinated debentures payable to statutory trusts outstanding (qualifying trust preferred securities) that exceeds 15% of total capitalization excluding AOCI. The debt to total capitalization ratio is calculated by dividing the sum of notes payable and subordinated debentures by total capitalization excluding AOCI.

In addition to total debt in accordance with GAAP, we use Adjusted Debt, a non-GAAP financial measure, as an alternate measure of our leverage. Adjusted Debt is the sum of notes payable and the portion of total subordinated debentures payable to statutory trusts outstanding that exceeds 15% of total capitalization excluding AOCI. Because rating agencies and certain analysts and investors give equity credit to a portion of our subordinated debentures in analyzing our leverage and financial condition, we use Adjusted Debt as a supplemental measure in evaluating our leverage.

Total capitalization excluding AOCI, a non-GAAP financial measure, is the sum of total debt and total stockholders' equity minus AOCI. Since AOCI fluctuates from quarter to quarter due to unrealized changes in the fair value of available for sale investments, we believe that total capitalization excluding AOCI provides useful supplemental information in evaluating our total capitalization.

In addition, our existing revolving credit facility requires us to maintain a ratio of Adjusted Debt to total capitalization excluding AOCI below a specified level. We also use these measures, therefore, in evaluating our leverage and ongoing compliance with our existing revolving credit facility.

The table below demonstrates how we calculate adjusted debt and sets forth a reconciliation of our adjusted debt to our total debt for the periods indicated, as well as the components for the calculation of the debt to total capitalization ratio and the Adjusted Debt to total capitalization ratio (unaudited):

	As of March 31,		As of December 31,
(Dollars in thousands)	2013	2012	2012	2011	2010	2009	2008

Notes payable	$313,043	$300,567	$309,869	$297,608	$330,835	$316,468	$247,750
Portion of total subordinated debentures payable to statutory trusts outstanding that exceeds 15% of total capitalization excluding AOCI (A)	1,785	38,477	7,494	40,945	50,110	62,863	94,182

Adjusted Debt	314,828	339,044	317,363	338,553	380,945	379,331	341,932

Remaining portion of total subordinated debentures (B)	244,128	230,097	238,375	227,648	218,325	205,484	174,027
Total subordinated debentures (A+B)	245,913	268,574	245,869	268,593	268,435	268,347	268,209

Total debt	558,956	569,141	555,738	566,201	599,270	584,815	515,959
Total stockholders' equity	1,730,229	1,373,584	1,720,237	1,408,679	938,047	754,623	496,844

Total capitalization	2,289,185	1,942,725	2,275,975	1,974,880	1,537,317	1,339,438	1,012,803
AOCI	661,663	408,747	686,807	457,229	81,820	(30,456)	(147,376)

Total capitalization excluding AOCI	$1,627,522	$1,533,978	$1,589,168	$1,517,651	$1,455,497	$1,369,894	$1,160,179

(e)   The risk-based capital (RBC) ratio is calculated by dividing total adjusted statutory capital by regulatory required capital. Total adjusted statutory capital is calculated based on a formula specified by the NAIC that includes American Equity Life's statutory capital and surplus and asset valuation reserve and certain other adjustments. For more information about American Equity Life's statutory capital and surplus, see Note 12 to our audited consolidated financial statements included in this prospectus supplement.

The table below sets forth the components for our calculation of the RBC ratio (unaudited):

	As of March 31,		As of December 31,
(Dollars in thousands)	2013	2012	2012	2011	2010	2009	2008

American Equity Life's statutory capital and surplus and asset valuation reserve	$1,769,201	$1,676,839	$1,741,638	$1,655,205	$1,456,679	$1,239,674	$1,011,684
Regulatory required capital	536,501	488,808	524,928	479,023	430,064	367,517	291,888

(f)    For information on how we calculate these ratios, see "—Ratio of earnings to fixed charges" in this prospectus supplement.

(g)   Return on Average Equity Excluding Average AOCI is calculated by dividing net income and Operating Income for the trailing twelve months by average equity excluding AOCI. We use Return on Average Equity Excluding Average AOCI as a supplemental measure of evaluating the net income and Operating Income we generate as a percentage of our equity. In that calculation, we use average equity over the applicable twelve-month period to mitigate the effects of fluctuations in our equity during that period. In addition, we exclude AOCI because AOCI fluctuates from quarter to quarter due to unrealized changes in the fair value of available for sale investments. We believe that Return on Average Equity Excluding Average AOCI provides useful supplemental information regarding our financial performance to analysts and investors.

The table demonstrates how we calculate Average Equity Excluding Average AOCI for the periods indicated (unaudited):

	Twelve months ended March 31,		Year ended December 31,
(Dollars in thousands)	2013	2012	2012	2011	2010	2009	2008

Average Stockholders' Equity:
Average equity including average AOCI	$1,551,907	$1,167,380	$1,564,458	$1,173,363	$846,335	$625,734	$559,085
Average AOCI	535,205	238,163	572,018	269,525	25,682	(88,916)	(93,152)

Average equity excluding average AOCI	1,016,702	929,217	992,440	903,838	820,653	714,650	652,237

Net income	73,358	65,376	57,798	86,248	42,933	68,530	15,947
Operating Income	113,891	132,839	110,187	133,653	108,947	101,778	72,472
Return on Average Equity Excluding Average AOCI:
Net income	7.2%	7.0%	5.8%	9.5%	5.2%	9.6%	2.4%
Operating Income	11.2%	14.3%	11.1%	14.8%	13.3%	14.2%	11.1%

Management's discussion and analysis
of financial condition and results of operations

Management's discussion and analysis reviews our consolidated financial position at December 31, 2012 and 2011, our unaudited consolidated financial position at March 31, 2013, our consolidated results of operations for the three years in the period ended December 31, 2012, and our unaudited consolidated results of operations for the three months ended March 31, 2013 and 2012, and where appropriate, factors that may affect future financial performance. This discussion should be read in conjunction with our audited and unaudited consolidated financial statements, the notes thereto and selected consolidated financial data, included elsewhere in this prospectus supplement.

Our business and profitability

We are a leader in the development and sale of fixed index and fixed rate annuity products. We sell fixed index and fixed rate annuities and life insurance in all 50 states and the District of Columbia. Our business consists primarily of the sale of fixed index and fixed rate annuities, and our annuity sales for each of the year ended December 31, 2012 and the twelve months ended March 31, 2013, before coinsurance, were $3.9 billion. Our strategy is focused on growing our annuity business and earning returns by managing investment spreads and investment risk. We had an investment portfolio of $29.2 billion as of March 31, 2013. For the year ended December 31, 2012, we generated total revenues of $1,588.6 million, Operating Income of $110.2 million and net income of $57.8 million. See "—Summary consolidated financial information" for a reconciliation of Operating Income, which is a non-GAAP financial measure, to net income.

We underwrite our fixed annuity and life insurance products through our wholly-owned life insurance subsidiaries, American Equity Investment Life Insurance Company ("American Equity Life"), American Equity Investment Life Insurance Company of New York and Eagle Life Insurance Company ("Eagle Life"). We market those products through a distribution network of approximately 60 national marketing organizations and, through them, approximately 24,000 independent agents.

We specialize in the sale of individual annuities (primarily deferred annuities), and, to a lesser extent, we also sell life insurance policies. Under U.S. generally accepted accounting principles ("GAAP"), premium collections for deferred annuities are reported as deposit liabilities instead of as revenues. Similarly, cash payments to policyholders are reported as decreases in the liabilities for policyholder account balances and not as expenses.

Sources of revenues and components of expenses

Our sources of revenues for products accounted for as deposit liabilities are net investment income, surrender and other charges deducted from the account balances of policyholders, net realized gains (losses) on investments and changes in fair value of derivatives. Components of expenses for products accounted for as deposit liabilities are interest-sensitive and index product benefits (primarily interest credited to account balances), changes in fair value of embedded derivatives, amortization of deferred sales inducements and deferred policy acquisition costs, other operating costs and expenses and income taxes.

Business drivers

Our business model contemplates continued growth in invested assets and Operating Income while maintaining a high quality investment portfolio that will not experience significant losses from impairments of invested assets. Growth in invested assets is predicated on a continuation of our high sales achievements of the last four years while at the same time maintaining a high level of retention of the funds received. The economic and personal investing environments continue to be conducive for high sales levels as retirees and others look to put their money in instruments that will protect their principal and provide them with consistent cash flow sources in their retirement years. We are committed to maintaining a high quality investment portfolio with limited exposure to below investment grade securities and other riskier assets.

Our profitability depends in large part upon the amount of assets under our management, investment spreads we earn on our policyholder account balances, our ability to manage our investment portfolio to maximize returns and minimize risks such as interest rate changes and defaults or impairment of investments, our ability to manage interest rates credited to policyholders and costs of the options purchased to fund the annual index credits on our fixed index annuities, our ability to manage the costs of acquiring new business (principally commissions to agents and bonuses credited to policyholders) and our ability to manage our operating expenses.

Managing our investment spread

Earnings from products accounted for as deposit liabilities are primarily generated from the excess of net investment income earned over the interest credited or the cost of providing index credits to the policyholder, or the "investment spread." Our investment spread is summarized as follows:

	Three months ended March 31,		Year ended December 31,
	2013	2012	2012	2011	2010

Average yield on invested assets	5.01%	5.61%	5.28%	5.80%	6.06%
Aggregate cost of money	2.33%	2.68%	2.58%	2.77%	2.91%
Aggregate investment spread	2.68%	2.93%	2.70%	3.03%	3.15%
Impact of:
Investment yield—additional prepayment income	0.08%	0.07%	0.06%	—%	(0.04)%
Cost of money benefit of over hedging	0.03%	0.01%	0.01%	0.06%	0.10%

Our investment spread in 2012 and the first quarter of 2013 has been impacted by shortfalls in investment income from excess liquidity resulting from a lag in the reinvestment of proceeds of government agency bonds called for redemption. The callable government agency securities have been a cornerstone of our investment portfolio since our formation. Through the years they have provided very acceptable yields that met our spread requirements without any risk-based capital charges. We have been through several cycles of calls on these securities and each time we have reinvested a portion of the call redemption proceeds into new callable government agency securities. This kept cash balances low but perpetuated the call risk. However, in the current interest rate environment, we have been reluctant to reinvest the call redemption proceeds in government agency securities and only purchased $948.9 million in 2012 compared to $4.3 billion in calls. Consequently, we have been managing excess cash and other short-term investments throughout 2012 and into the first quarter of 2013. We ended the first quarter of 2013 with $1.3 billion in excess cash and other short-term investments compared to $2.2 billion at the end of 2012. Our progress in reducing the excess cash and other short-term investments is likely to be interrupted in the second quarter of 2013 as we had $678 million in government agency securities called in April. While high levels of excess cash and other short-term investments may persist for several more quarters, the average quarterly balances should decline in second half of 2013 due to reinvestment of year end cash and other short-term investments into longer term securities. Subsequent to the April calls, there is no exposure to callable securities for the remainder of 2013. See "—Results of operations for the three months ended March 31, 2013 and 2012—Net investment income" and "—Results of operations for the three years ended December 31, 2012—Net investment income" for additional information regarding our excess liquidity.

The cost of money for fixed index annuities and average crediting rates for fixed rate annuities are computed based upon policyholder account balances and do not include the impact of amortization of deferred sales inducements. See "—Critical accounting policies—Deferred policy acquisition costs and deferred sales inducements." With respect to our fixed index annuities, the cost of money includes the average crediting rate on amounts allocated to the fixed rate strategy, expenses we incur to fund the annual index credits and, where applicable, minimum guaranteed interest credited. Proceeds received upon expiration or early termination of call options purchased to fund annual index credits are recorded as part of the change in fair value of derivatives, and are largely offset by an expense for interest credited to annuity policyholder account balances. See "—Critical accounting policies—Policy liabilities for fixed index annuities" and "—Financial condition—Derivative instruments."

In response to the continuing low interest rate environment, we implemented reductions of policyholder crediting rates for new annuities and existing annuities in the fourth quarter of 2011. Rates on new sales were reduced 0.40% - 0.50% beginning with applications received after October 7, 2011. Renewal rate adjustments began taking effect on November 15, 2011 and continued to take effect on the policy anniversary dates over the twelve months following that date. Rates on new sales were again reduced by approximately 0.25% beginning with applications received after December 5, 2012. As of March 31, 2013, our base rates for new sales ranged from 1.10% to 1.25%, and our base rates for renewals ranged from 1.60% to 3.15%, subject to minimum guaranteed rates. Our 2013 and 2012 spread results reflect the benefit from these reductions; however, the reductions in cost of money were partially offset by continued lower yields available on investments including reinvestment of proceeds from calls of the callable bonds in our investment portfolio. We expect this low interest rate environment to extend at least through 2014 as the United States Federal Reserve has publicly stated their current policy of maintaining downward pressure on longer-term interest rates to support mortgage markets and help make broader financial conditions more accommodative.

Results of operations for the three months ended March 31, 2013 and 2012

Annuity deposits by product type collected during the three months ended March 31, 2013 and 2012, were as follows:

	Three months ended March 31,
Product type	2013	2012

	(Dollars in thousands)
Fixed index annuities:
Index strategies	$604,641	$488,126
Fixed strategy	243,129	289,354

	847,770	777,480

Fixed rate annuities:
Single-year rate guaranteed	19,910	34,487
Multi-year rate guaranteed	47,256	121,665
Single premium immediate annuities	14,980	45,813

	82,146	201,965

Total before coinsurance ceded	929,916	979,445
Coinsurance ceded	42,607	98,779

Net after coinsurance ceded	$887,309	$880,666

Annuity deposits before coinsurance ceded decreased 5% during the first quarter of 2013 compared to the same period in 2012. We attribute this in part to the low interest rate environment which appears to have made prospective policyholders less willing to commit funds to fixed index annuities. We attribute the continuing significant sales of our products to factors including the highly competitive rates of our products, our continued strong relationships with our national marketing organizations and field force of licensed, independent insurance agents, the increased attractiveness of safe money products in volatile markets, lower interest rates on competing products, such as bank certificates of deposit, and product enhancements, including a new generation of guaranteed income withdrawal benefit riders. The extent to which this trend will be sustained in future periods is uncertain.

Net income, in general, has been positively impacted by the growth in the volume of business in force and the investment spread earned on this business. The average amount of annuity liabilities outstanding (net of annuity liabilities ceded under coinsurance agreements) increased 13% to $28.1 billion during first quarter of 2013 compared to $24.8 billion for the same period in 2012. Our investment spread measured in dollars was $161.1 million during first quarter of 2013 compared to $154.9 million during the same period in 2012. As previously mentioned, our investment spread has been negatively impacted by both the extended low interest rate environment and our excess liquidity due to calls of our United States government agency securities (see "—Net investment income" below).

Operating Income, a non-GAAP financial measure (see reconciliation to net income in "Summary—Summary consolidated financial data"), increased 12% to $33.5 million in the first quarter of 2013 compared to $29.8 million for the same period in 2012.

In addition to net income, we have consistently utilized Operating Income, a non-GAAP financial measure commonly used in the life insurance industry, as an economic measure to evaluate our financial performance. Operating Income equals net income adjusted to eliminate the impact of net realized gains (losses) on investments including net other than temporary impairment ("OTTI") losses recognized in operations and fair value changes in derivatives and embedded derivatives. Because these items fluctuate from year to year in a manner unrelated to core operations, we believe measures excluding their impact are useful in analyzing operating trends. We believe the combined presentation and evaluation of Operating Income together with net income provides information that may enhance an investor's understanding of our underlying results and profitability.

Operating Income is not a substitute for net income determined in accordance with GAAP. The adjustments made to derive Operating Income are important to understanding our overall results from operations and, if evaluated without proper context, Operating Income possesses material limitations. As an example, we could produce a low level of net income in a given period, despite strong operating performance, if in that period we experience significant net realized losses from our investment portfolio. We could also produce a high level of net income in a given period, despite poor operating performance, if in that period we generate significant net realized gains from our investment portfolio. As an example of another limitation of Operating Income, it does not include the decrease in cash flows expected to be collected as a result of credit loss from OTTI. Therefore, our management and board of directors also separately review net realized investment gains (losses) and analyses of our net investment income, including impacts related to OTTI write-downs, in connection with their review of our investment portfolio. In addition, our management and board of directors examine net income as part of their review of our overall financial results.

The adjustments made to net income to arrive at Operating Income for the three months ended March 31, 2013 and 2012 are set forth in the table that follows:

	Three months ended March 31,
	2013	2012

	(Dollars in thousands)
Reconciliation of net income to Operating Income:
Net income	$26,031	$10,471
Net realized (gains) losses and net OTTI losses on investments, net of offsets	(2,804)	3,547
Net effect of derivatives and embedded derivatives, net of offsets	10,237	15,742

Operating Income	33,464	29,760

Net realized gains/losses on investments and net impairment losses recognized in operations fluctuate from period to period based upon changes in the interest rate and economic environment and the timing of the sale of investments or the recognition of other than temporary impairments. The amounts disclosed in the reconciliation above are net of related adjustments in amortization of deferred sales inducements and deferred policy acquisition costs and income taxes.

Amounts attributable to the fair value accounting for fixed index annuity derivatives and embedded derivatives fluctuate from year to year based upon changes in the fair values of call options purchased to fund the annual index credits for fixed index annuities and changes in the interest rates used to discount the embedded derivative liability. The amounts disclosed in the reconciliation above are net of related adjustments to amortization of deferred sales inducements and deferred policy acquisition costs and income taxes. The significant changes in the impact from the item disclosed in the reconciliation above relate primarily to changes in the interest rates used to discount the embedded derivative liabilities.

Revenues

Annuity product charges (surrender charges assessed against policy withdrawals and fees deducted from policyholder account balances for lifetime income benefit riders) increased 11% to $21.5 million in the first quarter of 2013 compared to $19.4 million for the same period in 2012. These increases were primarily attributable to increases in the amounts of fees assessed for lifetime income benefit riders, which were $10.0 million in the first quarter of 2013 compared to $7.7 million for the same period in 2012. The increases in these fees are attributable to a larger volume of business in force subject to the fees. The weighted average per policy fees assessed for lifetime income benefit riders was 0.53% and 0.51% for the three months ended March 31, 2013 and 2012, respectively. Fund values on policies with lifetime income benefit riders being assessed these fees increased from $1.5 billion during the three months ended March 31, 2012 to $1.9 billion during the three months ended March 31, 2013. See "—Interest sensitive and index product benefits" below for the corresponding expense recognized on lifetime income benefit riders. Surrender charges decreased by $0.2 million for the three months ended March 31, 2013. This decrease was primarily attributable to reductions in withdrawals subject to a surrender charge. Withdrawals from annuity and single premium universal life policies subject to surrender charges were $78.0 million in the first quarter of 2013 compared to $89.8 million for the same period in 2012. The lower amount of withdrawals was influenced by the continuing low interest rate environment. The average surrender charge collected on withdrawals subject to a surrender charge was 14.5% in the first quarter of 2013 compared to 12.9% for the same period in 2012.

Net investment income increased 1% to $329.7 million in the first quarter of 2013 compared to $326.9 million for the same period in 2012. This increase was principally attributable to the growth in our annuity business and a corresponding increase in our invested assets. Average invested assets excluding derivative instruments (on an amortized cost basis) increased 13% to $26.4 billion for the first quarter of 2013 compared to $23.4 billion for the same period in 2012. The average yield earned on average invested assets was 5.01% for the first quarter of 2013 compared to 5.61% for the same period in 2012.

The decrease in yield earned on average invested assets was attributable to lower yields on investments purchased in 2012 and the first quarter of 2013. In addition, net investment income and average yield were negatively impacted by a lag in reinvestment of proceeds from bonds called for redemption during the periods into new assets causing excess liquidity held in low yielding cash and other short-term investments. The average balance held in cash and short-term investments was $1.8 billion and $0.8 billion for the three months ended March 31, 2013 and 2012, respectively. The average yield on our cash and short-term investments during the first quarter of 2013 and 2012 was 0.33% and 0.11%, respectively. Additionally, net investment income and average yield were positively impacted by prepayment and fee income received, resulting in additional net investment income of $5.0 million and $3.8 million for the three months ended March 31, 2013 and 2012, respectively.

Change in fair value of derivatives (principally call options purchased to fund annual index credits on fixed index annuities) is affected by the performance of the indices upon which our options are based and the aggregate cost of options purchased. The components of change in fair value of derivatives are as follows:

	Three months ended March 31,
	2013	2012

	(Dollars in thousands)
Call options:
Gain (loss) on option expiration	$58,826	$(26,153)
Change in unrealized gain/loss	285,828	267,673
2015 notes hedges	28,098	16,751
Interest rate swaps	733	890
Interest rate caps	477	—

	$373,962	$259,161

The differences between the change in fair value of derivatives between periods for call options are primarily due to the performance of the indices upon which our call options are based. A substantial portion of our call options are based upon the S&P 500 Index with the remainder based upon other equity and bond market indices. The range of index appreciation (after applicable caps, participation rates and asset fees) for options expiring during the three months ended March 31, 2013 and 2012 is as follows:

Three months ended March 31,
	2013	2012

S&P 500 Index:
Point-to-point strategy	1.5% - 8.1%	0.0% - 7.0%
Monthly average strategy	0.0% - 8.0%	0.0% - 10.2%
Monthly point-to-point strategy	0.0% - 11.4%	0.0% - 3.3%
Fixed income (bond index) strategies	0.1% - 8.0%	4.0% - 10.0%

The change in fair value of derivatives is also influenced by the aggregate costs of options purchased. The aggregate cost of options has increased primarily due to an increased amount of fixed index annuities in force. The aggregate cost of options is also influenced by the amount of policyholder funds allocated to the various indices and market volatility which affects option pricing. See "—Critical accounting policies—Policy liabilities for fixed index annuities."

Concurrently with the issuance of our 3.5% Convertible Senior Notes Due 2015 (the "2015 notes"), we entered into hedge transactions (the "2015 notes hedges") to provide the cash needed to meet our cash obligations in excess of the principal amount of the 2015 notes upon conversion of the 2015 notes. The fair value of the 2015 notes hedges changes based upon changes in the price of our common stock, interest rates, stock price volatility, dividend yield and the time to expiration of the 2015 notes hedges. Similarly, the fair value of the conversion option obligation to the holders of the 2015 notes changes based upon these same factors and the conversion option obligation is accounted for as an embedded derivative liability with changes in fair value reported in "—Change in fair value of embedded derivatives." The amount for the change in fair value of the 2015 notes hedges equals the amount of the change in the related embedded derivative liabilities, and there is an offsetting expense in the change in fair value of embedded derivatives. See Note 9 to our audited consolidated financial statements for a discussion of the 2015 notes hedges.

Net realized gains (losses) on investments, excluding OTTI losses include gains and losses on the sale of securities and impairment losses on mortgage loans on real estate, which fluctuate from year to year due to changes in the interest rate and economic environment and the timing of the sale of investments, as well as gains (losses) recognized on real estate owned due to any sales and impairments on long-lived assets. The components of net realized gains (losses) on investments are set forth in the table that follows:

	Three months ended March 31,
	2013	2012

	(Dollars in thousands)
Available for sale fixed maturity securities:
Gross realized gains	$13,015	$1,018
Gross realized losses	(2,187)	(296)

	10,828	722
Equity securities:
Gross realized gains	—	562
Other investments:
Gain on sale of real estate	589	1,445
Loss on sale of real estate	(466)	—
Impairment losses on real estate	—	(974)

	123	471
Mortgage loans on real estate:
Increase in allowance for credit losses	(366)	(7,831)

	$10,585	$(6,076)

See "—Financial condition—Investments—Mortgage loans on real estate" for additional discussion of allowance for credit losses on mortgage loans on real estate.

Net OTTI losses recognized in operations increased to $3.2 million in the first quarter of 2013 compared to $2.9 million for the same period in 2012. See "Financial Condition—Investments" and Note 3 to our unaudited financial statements, included elsewhere in this prospectus supplement, for additional discussion of write-downs of securities for other than temporary impairments.

Benefits and expenses

Interest sensitive and index product benefits increased to $225.8 million in the first quarter of 2013 compared to $139.1 million for the same period in 2012. The components of interest credited to account balances are summarized as follows:

	Three months ended March 31,
	2013	2012

	(Dollars in thousands)
Index credits on index policies	$135,341	$50,658
Interest credited (including changes in minimum guaranteed interest for fixed index annuities)	79,618	80,512
Living income benefit rider	10,850	7,953

	$225,809	$139,123

The amount of index credits were attributable to changes in the appreciation of the underlying indices (see discussion above under "—Change in fair value of derivatives") and the amount of funds allocated by policyholders to the respective index options. Total proceeds received upon expiration of the call options purchased to fund the annual index credits was $135.2 million for the three months ended March 31, 2013, compared to $50.9 million for the same period in 2012. The decrease in interest credited was due to a decrease in the average rate credited to the amount of annuity liabilities outstanding receiving a fixed rate of interest. The average amount of annuity liabilities outstanding (net of annuity liabilities ceded under coinsurance agreements) increased 13% to $28.1 billion in the first quarter of 2013 compared to $24.8 billion during the same period in 2012. The increases in benefits recognized for living income benefit riders were due to increases in the number of policies with lifetime income benefit riders and correlate to the increase in fees discussed in "—Annuity product charges."

Amortization of deferred sales inducements increased 73% to $28.8 million in the first quarter of 2013 compared to $16.7 million for the same period in 2012. In general, amortization of deferred sales inducements has been increasing each period due to the growth in our annuity business and the deferral of sales inducements incurred with respect to sales of premium bonus annuity products. The initial annuity deposit on these products is increased at issuance by a specified premium bonus ranging from 3% to 10%. Bonus products represented 97% of our net annuity deposits during the three months ended March 31, 2013, compared to 96% during the same period in 2012. The anticipated increase in amortization from these factors has been affected by amortization associated with fair value accounting for derivatives and embedded derivatives utilized in our fixed index annuity business, amortization associated with net realized gains (losses) on investments and net OTTI losses recognized in operations. Fair value accounting for derivatives and embedded derivatives utilized in our fixed index annuity business creates differences in the recognition of revenues and expenses from derivative instruments, including the embedded derivative liabilities in our fixed index annuity contracts. The change in fair value of the embedded derivatives does not correspond to the change in fair value of the derivatives (purchased call options) because the purchased call options are one-year options while the options valued in the fair value of embedded derivatives cover the expected lives of the contracts, which typically exceeds ten years. Amortization of deferred sales inducements is summarized as follows:

	Three months ended March 31,
	2013	2012

	(Dollars in thousands)
Amortization of deferred sales inducements before gross profit adjustments	$36,278	$33,468
Gross profit adjustments:
Fair value accounting for derivatives and embedded derivatives	(8,771)	(15,420)
Net realized gains (losses) on investments and net OTTI losses recognized in operations	1,324	(1,338)

Amortization of deferred sales inducements after gross profit adjustments	$28,831	$16,710

Change in fair value of embedded derivatives primarily relates to fixed index annuity embedded derivatives and resulted from (i) changes in the expected index credits on the next policy anniversary dates, which are related to the change in fair value of the call options acquired to fund these index credits discussed above in "—Change in fair value of derivatives"; (ii) changes in discount rates used in estimating our liability for policy growth; and (iii) the growth in the host component of the policy liability. See "—Critical accounting policies—Policy liabilities for fixed index annuities." The primary reasons for the decrease in the change in fair value of the fixed index annuity embedded derivatives during the first quarter of 2013 was an increase in the discount rate used in estimating our liability for policy growth offset by increases in the expected index credits that resulted from increases in the fair value of the call options acquired to fund these index credits. The changes for the three months ended March 31, 2013 and 2012 also include increases of $28.1 million and $16.8 million, respectively, in the fair value of the 2015 notes embedded conversion derivative. As discussed previously, these amounts were offset by comparable increases in the fair value of the 2015 notes hedges.

Interest expense on subordinated debentures decreased 16% to $3.0 million in the first quarter of 2013 compared to $3.6 million for the same period in 2012. The decrease is attributable to a decrease in the weighted average interest rates on outstanding subordinated debentures, which were 4.80% and 5.24% for the three months ended March 31, 2013 and 2012, respectively, and due to the redemption of $22 million principal amount of our 8% Convertible Junior Subordinated Debentures in July 2012. The weighted average interest rate fluctuates from period to period because $169.6 million principal amount of the subordinated debentures has floating rates of interest based upon the three-month London Interbank Offered Rate plus an applicable margin. See "—Financial condition—Liabilities."

Amortization of deferred policy acquisition costs increased 35% to $46.2 million in the first quarter of 2013 compared to $34.3 million for the same period in 2012. In general, amortization of deferred policy acquisition costs has been increasing each period due to the growth in our annuity business and the deferral of policy acquisition costs incurred with respect to sales of annuity products. The anticipated increase in amortization from these factors has been affected by amortization associated with fair value accounting for derivatives and embedded derivatives utilized in our fixed index annuity business, amortization associated with net realized losses on investments and net OTTI losses recognized in operations. As discussed above, fair value accounting for derivatives and embedded derivatives utilized in our fixed index annuity business creates differences in the recognition of revenues and expenses from derivative instruments including the embedded derivative liabilities in our fixed index annuity contracts.

Amortization of deferred policy acquisition costs is summarized as follows:

	Three months ended March 31,
	2013	2012

	(Dollars in thousands)
Amortization of deferred policy acquisition costs before gross profit adjustments	$55,930	$55,639
Gross profit adjustments:
Fair value accounting for derivatives and embedded derivatives	(11,469)	(19,243)
Net realized gains (losses) on investments and net OTTI losses recognized in operations	1,769	(2,112)

Amortization of deferred policy acquisition costs after gross profit adjustments	$46,230	$34,284

Other operating costs and expenses decreased 10% to $19.5 million in the first quarter of 2013 compared to $21.7 million for the same period in 2012. The decrease was primarily due to decreases of $1.5 million in various state taxes, assessments and fees that vary period to period based in part on the amount of annuity deposits we collect and the amount and timing of assessments and fees we are charged by states in which we do business.

Income tax expense increased to $13.5 million in the first quarter of 2013 compared to $5.7 million for the same period in 2012. The change in income tax expense was primarily due to changes in income before income taxes. Income tax expense and the resulting effective tax rate are based upon two components of income before income taxes ("pretax income") that are taxed at different tax rates. Life insurance income is generally taxed at an effective rate of approximately 35.6% reflecting the absence of state income taxes for substantially all of the states that the life insurance subsidiaries do business in. The income for the parent company and other non-life insurance subsidiaries is generally taxed at an effective tax rate of 41.5% reflecting the combined federal / state income tax rates. The effective tax rates resulting from the combination of the income tax provisions for the life / non-life sources of income (loss) vary from period to period based primarily on the relative size of pretax income (loss) from the two sources. The effective tax rate for the three months ended March 31, 2013 and 2012 was 34.1% and 35.1%, respectively. The decrease in the effective tax rate in 2013 is due to sources of net investment income that are exempt from Federal income tax.

Results of operations for the three years ended December 31, 2012

Annuity deposits by product type collected during 2012, 2011 and 2010, were as follows:

	Year ended December 31,
Product type	2012	2011	2010

	(Dollars in thousands)
Fixed index annuities:
Index strategies	$2,225,902	$2,839,295	$2,401,891
Fixed strategy	1,208,324	1,377,987	1,551,007

	3,434,226	4,217,282	3,952,898

Fixed rate annuities:
Single-year rate guaranteed	98,821	169,304	160,077
Multi-year rate guaranteed	249,228	397,925	384,116
Single premium immediate annuities	164,657	305,603	171,628

	512,706	872,832	715,821

Total before coinsurance ceded	3,946,932	5,090,114	4,668,719
Coinsurance ceded	203,734	326,531	478,963

Net after coinsurance ceded	$3,743,198	$4,763,583	$4,189,756

Annuity deposits before coinsurance ceded decreased 22% during 2012 compared to 2011 and increased 9% during 2011 compared to 2010. We attribute the relatively slower sales in part to the low interest rate environment which appears to have made prospective policyholders less willing to commit funds to fixed index annuities. We also attribute the 2012 decrease in annuity deposits to certain competitors who were more aggressive in their product pricing in the first half of 2012. The extent to which this will continue to affect our annuity deposits is uncertain. In addition, sales for 2011 benefited from higher demand in advance of a rate decrease implemented during that period. We attribute the continuing significant sales of our products to factors including the highly competitive rates of our products, our continued strong relationships with our national marketing organizations and field force of licensed, independent insurance agents, the increased attractiveness of safe money products in volatile markets, lower interest rates on competing products such as bank certificates of deposit and product enhancements including a new generation of guaranteed income withdrawal benefit riders. The extent to which this trend will be sustained in future periods is uncertain.

We entered into a $50 million "financing" reinsurance transaction in the first quarter of 2011 to help support sales growth in 2011 that provided an initial after tax statutory surplus benefit of $31.8 million. We believe our existing statutory capital and surplus and the statutory surplus we expect to generate internally through statutory earnings will support a higher level of new business growth than in previous years. However, while we have the capital resources to accept more business than was sold in 2012 and 2011, our capacity is not unlimited and sales growth must be matched with available resources to maintain desired financial strength ratings from credit rating agencies and in particular, A.M. Best Company. Should sales growth accelerate to levels that cannot be supported by internal capital generation, we would intend to obtain capital from external sources to facilitate such growth.

Net income, in general, has been positively impacted by the growth in the volume of business in force and the investment spread earned on this business. The average amount of annuity liabilities outstanding (net of annuity liabilities ceded under coinsurance agreements) increased 16% to $26.0 billion for the year ended December 31, 2012 compared to $22.4 billion in 2011 and 24% for the year ended December 31, 2011 compared to $18.1 billion in 2010. Our investment spread measured in dollars was $596.7 million, $585.9 million and $502.9 million for the years ended December 31, 2012, 2011 and 2010. As previously mentioned, our investment spread in 2012 has been negatively impacted by both the extended low interest rate environment and our excess liquidity due to calls of our United States government agency securities (see "—Net investment income").

Net income was negatively affected by the prospective adoption on January 1, 2012, of an accounting standards update that defines the types of costs that are deferrable with policy acquisition. This resulted in $9.1 million of costs that were expensed as incurred during the year ended December 31, 2012, which under the accounting method in effect for the years ended December 31, 2011 and 2010 would have been capitalized as deferred policy acquisition costs and amortized in future periods. This change in accounting, including the impact on related amortization expense, resulted in a $5.8 million decrease in net income for the year ended December 31, 2012.

We periodically revise the key assumptions used in the calculation of amortization of deferred policy acquisition costs and deferred sales inducements retrospectively through an unlocking process when estimates of current or future gross profits/margins (including the impact of realized investment gains and losses) to be realized from a group of products are revised. The impact of unlocking on our results of operations, including the impact of account balance true ups and adjustments to future period assumptions for interest margins and surrenders, was as follows:

	Year ended December 31,
	2012	2011	2010

	(Dollars in thousands)
Increased (decreased) amortization of deferred sales inducements	$(199)	$(4,979)	$270
Increased (decreased) amortization of deferred policy acquisition costs	3,738	(9,132)	1,683
Increased (decreased) net income	(2,243)	9,088	(1,261)

Net income for 2012 was positively impacted by a revision of assumptions used in determining liabilities for living income benefit riders. This revision was consistent with unlocking for deferred policy acquisition costs and deferred sales inducements. The impact decreased interest sensitive and index product benefits by $2.2 million and increased net income by $1.4 million for the year ended December 31, 2012.

In 2012, based upon developments in mediation discussions concerning potential settlement terms of a purported class action lawsuit, we established an estimated litigation liability of $17.5 million ($9.6 million after offsets for income taxes and adjustments to deferred policy acquisition costs and deferred sales inducements). See "Business—Legal proceedings." In 2010, we recognized the cost to settle a class action lawsuit which included a settlement benefit to policyholders and attorneys' fees and expenses that aggregated $48 million. This decreased net income for the year ended December 31, 2010 by $27.3 million.

During 2011, we discovered a prior period error related to policy benefit reserves for our single premium immediate annuity products. We evaluated the materiality of the error from qualitative and quantitative perspectives and concluded it was not material to any prior periods. The correction of the error in 2011 is not material to the results of operations for the year ended December 31, 2011. Accordingly, we made an adjustment in the first quarter of 2011 which resulted in a decrease of policy benefit reserves and a decrease in interest sensitive and index product benefits of $4.2 million. On an after-tax basis, the adjustment resulted in a $2.7 million increase in net income for the year December 31, 2011.

Operating Income, a non-GAAP financial measure (see reconciliation to net income in "Summary—Summary consolidated financial data") decreased 18% to $110.2 million in 2012 and increased 23% to $133.7 million in 2011 from $108.9 million in 2010.

The adjustments made to net income to arrive at Operating Income for the three months ended March 31, 2013 and 2012 are set forth in the table that follows:

	Year ended December 31,
	2012	2011	2010

	(Dollars in thousands)
Reconciliation of net income to Operating Income:
Net income	$57,798	$86,248	$42,933
Net realized (gains) losses and net OTTI losses on investments, net of offsets	8,648	18,354	379
Net effect of derivatives and embedded derivatives, net of offsets	34,161	29,051	38,167
Convertible debt extinguishment, net of taxes	—	—	171
Litigation reserve, net of offsets	9,580	—	27,297

Operating Income	$110,187	$133,653	$108,947

Net realized gains (losses) on investments and net impairment losses recognized in operations fluctuate from year to year based upon changes in the interest rate and economic environment and the timing of the sale of investments or the recognition of other than temporary impairments. The amounts disclosed in the reconciliation above are net of related reductions in amortization of deferred sales inducements and deferred policy acquisition costs and income taxes.

Amounts attributable to the fair value accounting for fixed index annuity derivatives and embedded derivatives fluctuate from year to year based upon changes in the fair values of call options purchased to fund the annual index credits for fixed index annuities and changes in the interest rates used to discount the embedded derivative liability. The amounts disclosed in the reconciliation above are net of related adjustments to amortization of deferred sales inducements and deferred policy acquisition costs and income taxes. The significant changes in the impact from the item disclosed in the reconciliation above relate primarily to changes in the interest rates used to discount the embedded derivative liabilities.

The impact of unlocking on Operating Income, including the impact of account balance true ups and adjustments to future period assumptions for interest margins and surrenders, was as follows:

	Year ended December 31,
	2012	2011	2010

	(Dollars in thousands)
Increased (decreased) amortization of deferred sales inducements	$2,451	$(7,301)	$305
Increased (decreased) amortization of deferred policy acquisition costs	7,288	(12,106)	1,430
Increased (decreased) Operating Income	(6,285)	12,498	(1,120)

The revision of assumptions in 2012 used in determining liabilities for living income benefit riders had the same effect on Operating Income as it had on net income as discussed under "—Net income" above.

Revenues

Annuity product charges (surrender charges assessed against policy withdrawals and fees deducted from policyholder account balances for living income benefit riders) increased 17% to $89.0 million in 2012 and 10% to $76.2 million in 2011 from $69.1 million in 2010. These increases were primarily attributable to increases in the amount of fees assessed for lifetime income benefit riders which were $43.8 million, $26.2 million and $13.5 million for the years ended December 31, 2012, 2011 and 2010, respectively. The increases in these fees are attributable to a larger volume of business in force subject to the fee. The weighted average per policy fees assessed for lifetime income benefit riders were 0.54%, 0.47% and 0.45% during 2012, 2011 and 2010, respectively. Fund values on policies with lifetime income benefit riders being assessed these fees grew from $3.0 billion in December 31, 2010 to $5.6 billion in December 31, 2011 and to $8.1 billion in December 31, 2012. See "—Interest sensitive and index product benefits" below for corresponding expense recognized on lifetime income benefit riders. Surrender charges decreased by $4.6 million and $5.6 million for the years ended December 31, 2012 and 2011, respectively. These decreases was primarily attributable to reductions in withdrawals subject to a surrender charge. Withdrawals from annuity and single premium universal life policies subject to surrender charges were $335.6 million, $378.9 million and $418.9 million for the years ended December 31, 2012, 2011 and 2010, respectively. The average surrender charge collected on withdrawals subject to a surrender charge was 13.4%, 13.1% and 13.2% for the years ended December 31, 2012, 2011 and 2010, respectively. Withdrawals have decreased in 2012 and 2011 due to the low interest rate environment which has made new annuity policies or other retirement savings products less attractive.

Net investment income increased 6% to $1,286.9 million in 2012 and 18% to $1,218.8 million in 2011 from $1,036.1 million in 2010. The increases were principally attributable to the growth in our annuity business and corresponding increases in our invested assets. Average invested assets excluding derivative instruments (on an amortized cost basis) increased 16% to $24.4 billion in 2012 and 23% to $21.0 billion in 2011 compared to $17.1 billion in 2010. The average yield earned on average invested assets was 5.28%, 5.80% and 6.06% for 2012, 2011 and 2010, respectively.

The decrease in yield earned on average invested assets in 2012 and 2011 was attributable to lower yields on investments purchased in those periods. In addition, net investment income and average yield were negatively impacted by a lag in reinvestment of proceeds from bonds called for redemption during 2012, 2011 and 2010 into new assets causing excess liquidity held in low yielding cash and other short-term investments. The average cash and other short-term investments held was $1.7 billion, $387.0 million and $428.8 million in 2012, 2011 and 2010. The average yield on our cash and short-term investments in 2012 was 0.25%. Additionally, net investment income and average yield was positively impacted by prepayment and fee income received, resulting in additional net investment income in 2012 and 2010 of $14.8 million and $7.4 million, respectively. There was no prepayment and fee income impact for 2011.

Change in fair value of derivatives (principally call options purchased to fund annual index credits on fixed index annuities) is affected by the performance of the indices upon which our options are based and the aggregate cost of options purchased. The components of change in fair value of derivatives are as follows:

	Year ended December 31,
	2012	2011	2010

	(Dollars in thousands)
Call options:
Gain on option expiration	$80,782	$155,359	$208,881
Change in unrealized gain (loss)	147,828	(248,941)	(67,078)
2015 notes hedges	(2,488)	(21,002)	29,595
Interest rate swaps	(4,261)	(144)	(2,536)
Interest rate caps	(723)	—	—

	$221,138	$(114,728)	$168,862

The differences between the change in fair value of derivatives between years for call options are primarily due to the performance of the indices upon which our call options are based. A substantial portion of our call options are based upon the S&P 500 Index with the remainder based upon other equity and bond market indices. The range of index appreciation (after applicable caps, participation rates and asset fees) for options expiring during these years is as follows:

Year ended December 31,
	2012	2011	2010

S&P 500 Index:
Point-to-point strategy	0.0% - 12.8%	0.0% - 25.0%	1.9% - 68.6%
Monthly average strategy	0.0% - 19.3%	0.0% - 15.5%	0.4% - 51.2%
Monthly point-to-point strategy	0.0% - 18.0%	0.0% - 16.5%	0.0% - 23.7%
Fixed income (bond index) strategies	1.6% - 10.0%	1.3% - 10.0%	0.0% - 13.5%

Actual amounts credited to policyholder account balances may be less than the index appreciation due to contractual features in the fixed index annuity policies (caps, participation rates, and asset fees) which allow us to manage the cost of the options purchased to fund the annual index credits. The change in fair value of derivatives is also influenced by the aggregate costs of options purchased. The aggregate cost of options has increased primarily due to an increased amount of fixed index annuities in force. The aggregate cost of options is also influenced by the amount of policyholder funds allocated to the various indices and market volatility which affects option pricing. Costs for options purchased during the year ended December 31, 2012 and 2011 decreased compared to prior years due to lower volatility in equity markets and adjustments to caps, participation rates and asset fees.

Concurrently with the issuance of the 2015 notes, we entered into the 2015 notes hedges to provide the cash needed to meet our cash obligations in excess of the principal amount of the 2015 notes upon conversion of the 2015 notes. The amount for the change in fair value of the 2015 notes hedges equals the amount for the change in the related embedded derivative liabilities and there is an offsetting expense in the change in fair value of embedded derivatives.

Net realized gains (losses) on investments, excluding OTTI losses include gains and losses on the sale of securities and impairment losses on mortgage loans on real estate, which fluctuate from year to year due to changes in the interest rate and economic environment and the timing of the sale of investments, as well as gains (losses) recognized on real estate owned due to any sales and impairments on long-lived assets. The components of net realized gains (losses) on investments are set forth in the table that follows:

	Year ended December 31,
	2012	2011	2010

	(Dollars in thousands)
Available for sale fixed maturity securities:
Gross realized gains	$10,906	$12,614	$27,755
Gross realized losses	(562)	(1,423)	(2,575)

	10,344	11,191	25,180
Equity securities:
Gross realized gains	562	966	14,384
Gross realized losses	—	—	(71)

	562	966	14,313
Mortgage loans on real estate:
Increase in allowance for credit losses	(16,832)	(30,770)	(15,225)
Other investments:
Gains on sale of real estate	5,149	377	—
Impairment losses	(5,677)	(405)	(542)

	(528)	(28)	(542)

	$(6,454)	$(18,641)	$23,726

See "—Financial condition—Investments—Mortgage loans on real estate" for additional discussion of allowance for credit losses recognized on mortgage loans on real estate.

Net OTTI losses recognized in operations decreased to $14.9 million in 2012 and increased to $34.0 million in 2011 from $23.9 million in 2010. The impairments recognized in 2012, 2011 and 2010 were primarily on residential mortgage-backed securities and were principally due to changes of assumptions regarding loss severity of a number of securities we hold which affected our ongoing analysis of expected cash flow projections. See "—Financial condition—Investments" for additional discussion of write-downs of securities for other than temporary impairments.

Benefits and expenses

Interest sensitive and index product benefits increased 5% to $818.1 million in 2012 and 6% to $775.8 million in 2011 from $733.2 million in 2010. The components of interest credited to account balances are summarized as follows:

	Year ended December 31,
	2012	2011	2010

	(Dollars in thousands)
Index credits on index policies	$447,393	$448,248	$454,660
Interest credited (including changes in minimum guaranteed interest for fixed index annuities)	328,729	302,691	265,539
Living income benefit rider	41,965	24,818	13,019

	$818,087	$775,757	$733,218

The changes in index credits were attributable to changes in the appreciation of the underlying indices (see discussion above under "—Change in fair value of derivatives") and the amount of funds allocated by policyholders to the respective index options. Total proceeds received upon expiration of the call options purchased to fund the annual index credits were $447.2 million, $454.2 million and $438.4 million for the years ended December 31, 2012, 2011 and 2010, respectively. The increases in interest credited for 2012 and 2011 were due to an increase in the average amount of annuity liabilities outstanding receiving a fixed rate of interest. The average amount of annuity liabilities outstanding (net of annuity liabilities ceded under coinsurance agreements) increased 16% to $26.0 billion in 2012 and 24% to $22.4 billion in 2011 from $18.1 billion in 2010. The increases in benefits recognized for living income benefit rider were due to increases in the number of policies with lifetime income benefit riders and correlates to the increase in fees discussed in "—Annuity product charges."

Amortization of deferred sales inducements increased 21% to $87.2 million in 2012 and 20% to $71.8 million in 2011 from $59.9 million in 2010. In general, amortization of deferred sales inducements has been increasing each year due to growth in our annuity business and the deferral of sales inducements incurred with respect to sales of premium bonus annuity products. Bonus products represented 97%, 95% and 95% of our total annuity deposits during 2012, 2011 and 2010, respectively. The anticipated increase in amortization from these factors has been affected by amortization associated with fair value accounting for derivatives and embedded derivatives utilized in our fixed index annuity business, amortization associated with the net realized gains (losses) on investments and net OTTI losses recognized in operations and, in 2012 and 2010, amortization associated with litigation liabilities. Amortization of deferred sales inducements is summarized as follows:

	Year ended December 31,
	2012	2011	2010

	(Dollars in thousands)
Amortization of deferred sales inducements before gross profit adjustments	$136,254	$116,938	$99,938
Gross profit adjustments:
Fair value accounting for derivatives and embedded derivatives	(45,010)	(35,498)	(39,213)
Net realized losses on investments, net OTTI losses recognized in operations and litigation liability	(4,087)	(9,659)	(852)

Amortization of deferred sales inducements after gross profit adjustments	$87,157	$71,781	$59,873

See "—Net income" and "—Operating Income (a non-GAAP financial measure)" above for discussion of the impact of unlocking on amortization of deferred sales inducements for the years ended December 31, 2012, 2011 and 2010. See "—Critical accounting policies—Deferred policy acquisition costs and deferred sales inducements."

Change in fair value of embedded derivatives.    The primary reasons for the increase in the change in fair value of the embedded derivatives during 2012 were increases in the expected index credits that resulted from increases in the fair value of the call options acquired to fund these index credits and decreases in the discount rates used in estimating our liability for policy growth. The primary reason for the decrease in the change in fair value of embedded derivatives in 2011 was a decrease in the expected index credits on the next policy anniversary dates, which is correlated with the change in fair value of call options acquired to fund those index credits, offset by decreases in the discount rates used in estimating the liability for policy growth. The primary reason for the decrease in the change in fair value of fixed index annuity embedded derivatives in 2010 was decreases in the discount rates used in estimating our liability for policy growth offset in part by decreases in the expected index credits, which correlated with the decrease in the change in fair value of derivatives for 2010. The 2012, 2011 and 2010 changes include decreases of $2.5 million and $21.0 million and an increase of $29.6 million, respectively, in the fair value of the 2015 notes embedded conversion derivative. As discussed previously, these amounts were offset by a comparable decrease or increase in the fair value of the 2015 notes hedges.

Interest expense on notes payable decreased 10% to $28.5 million in 2012 and increased 43% to $31.6 million in 2011 from $22.1 million in 2010. The decrease in 2012 was primarily due to the extinguishment of $46.3 million principal amount of the 2024 notes at par as holders required us to repurchase the notes at the initial put date of December 15, 2011. The 2011 increase was primarily due to the September 2010 issuance of $200 million principal amount of 3.50% convertible senior notes. The 2011 increase in interest expense from the convertible notes was partially offset by a decrease in interest expense on borrowings under our revolving line of credit with banks. The weighted average interest rate was 1.10% and the average borrowings outstanding was $108.5 million for the year ended December 31, 2010. We had no borrowings on the revolving line of credit during the years ended December 31, 2012 and 2011.

Interest expense on subordinated debentures decreased 4% to $13.5 million in 2012 and 6% to $14.0 million in 2011 from $14.9 million in 2010. These decreases were primarily due to decreases in the weighted average interest rates on the outstanding subordinated debentures which were 4.75%, 5.11% and 5.47% for 2012, 2011 and 2010, respectively, and partially due to the redemption of $22 million principal amount of our 8% Convertible Junior Subordinated Debentures in July 2012. The weighted average interest rates have decreased because $169.6 million principal amount of the subordinated debentures have a floating rate of interest based upon the three-month London Interbank Offered Rate plus an applicable margin. See "—Financial condition—Liabilities."

Amortization of deferred policy acquisition costs increased 15% to $164.9 million in 2012 and 5% to $143.5 million in 2011 from $136.4 million in 2010. In general, amortization of deferred policy acquisition costs has been increasing each year due to the growth in our annuity business and the deferral of policy acquisition costs incurred with respect to sales of annuity products. The anticipated increase in amortization from these factors has been affected by amortization associated with fair value accounting for derivatives and embedded derivatives utilized in our fixed index annuity business, amortization associated with net realized gains (losses) on investments and net OTTI losses recognized in operations and, in 2012 and 2010, the amortization associated with litigation liabilities.

Amortization of deferred policy acquisition costs is summarized as follows:

	Year ended December 31,
	2012	2011	2010

	(Dollars in thousands)
Amortization of deferred policy acquisition costs before gross profit adjustments	$224,773	$203,296	$189,134
Gross profit adjustments:
Fair value accounting for derivatives and embedded derivatives	(53,296)	(45,360)	(48,332)
Net realized losses on investments, net OTTI losses recognized in operations and litigation liability	(6,558)	(14,458)	(4,414)

Amortization of deferred policy acquisition costs after gross profit adjustments	$164,919	$143,478	$136,388

See "—Net income" and "—Operating Income (a non-GAAP financial measure)" above for discussion of the impact of unlocking on amortization of deferred policy acquisition costs for the years ended December 31, 2012, 2011 and 2010. See "—Critical accounting policies—Deferred policy acquisition costs and deferred sales inducements."

Other operating costs and expenses increased 41% to $95.5 million in 2012 and decreased 41% to $67.5 million in 2011 from $114.6 million in 2010. The increase in 2012 includes the $17.5 million estimated litigation liability that was accrued in the third quarter and was recognized in other operating costs and expenses. Other operating expenses also increased $9.1 million during 2012 due to a change in accounting which we adopted prospectively effective January 1, 2012 for the types of costs that may be capitalized as acquisition costs of new and renewal insurance contracts (see Note 1 to our audited consolidated financial statements). The decrease in operating expenses in 2011 was principally attributable to a litigation settlement accrual of $48 million which was recorded in the fourth quarter of 2010 related to the settlement of a class action lawsuit.

Other operating costs and expenses net of litigation settlements and the change in accounting are primarily affected by increases in salaries and benefits, marketing expenses and general operating expenses due to the growth of our business as well as the fluctuation in legal expense for the cost of defense of on-going litigation. Other operating costs and expenses excluding the litigation settlement and change in accounting discussed previously increased 2% to $68.9 million in 2012 and 1% to $67.5 million in 2011.

Legal expenses decreased $4.8 million in 2011 compared to 2010. An elevated level of legal expense was incurred in 2010 related to the defense of a class action lawsuit which had moved into the trial phase during 2010 and ended with the settlement agreement referred to above. Salaries and benefits increased $2.5 million in 2011 compared to 2010. The increase in salaries and benefits for 2011 was due to an increased number of employees due to growth in our business.

Income tax expense decreased in 2012 primarily because of the decrease in income before income taxes. Income tax expense increased in 2011 primarily because of the increase in income before income taxes. The effective income tax rates were 32.8%, 35.1% and 34.2% for 2012, 2011 and 2010, respectively.

The effective income tax rate decreased in 2012 due to new sources of net investment income that are exempt from Federal income tax. Although these sources of tax exempt net investment income will continue in the future, our sources of taxable income may grow at a faster rate and our effective income tax rate in the future may approach the 35.6% effective rate of our life insurance income.

Financial condition

Investments

Our investment strategy is to maintain a predominantly investment grade fixed income portfolio, provide adequate liquidity to meet our cash obligations to policyholders and others and maximize current income and total investment return through active investment management. Consistent with this strategy, our investments principally consist of fixed maturity securities and mortgage loans on real estate.

Insurance statutes regulate the type of investments that our life subsidiaries are permitted to make and limit the amount of funds that may be used for any one type of investment. In light of these statutes and regulations and our business and investment strategy, we generally seek to invest in United States government and government-sponsored agency securities, corporate securities and United States municipalities, states and territories securities rated investment grade by established nationally recognized statistical rating organizations ("NRSRO's") or in securities of comparable investment quality, if not rated and commercial mortgage loans on real estate.

The composition of our investment portfolio is summarized as follows:

			December 31,
	March 31, 2013		2012		2011
	Carrying amount	Percent	Carrying amount	Percent	Carrying amount	Percent

	(Dollars in thousands)
Fixed maturity securities:
United States Government full faith and credit	$4,616	—%	$5,154	—%	$4,678	—%
United States Government-sponsored agencies	1,857,377	6.2%	1,772,025	6.2%	4,368,053	17.6%
United States municipalities, states and territories	3,657,164	12.1%	3,578,323	12.4%	3,333,383	13.4%
Foreign government obligations	100,460	0.3%	105,259	0.4%	68,333	0.3%
Corporate securities	15,627,095	51.9%	14,542,860	50.5%	10,167,188	41.0%
Residential mortgage-backed securities	2,668,454	8.9%	2,888,113	10.0%	2,703,290	10.9%
Commercial mortgage-backed securities	748,601	2.5%	357,982	1.2%	—	—%
Other asset-backed securities	1,021,580	3.4%	998,508	3.5%	463,390	1.9%

Total fixed maturity securities	25,685,347	85.3%	24,248,224	84.2%	21,108,315	85.1%
Equity securities	55,215	0.2%	53,422	0.2%	62,845	0.3%
Mortgage loans on real estate	2,591,897	8.6%	2,623,940	9.1%	2,823,047	11.4%
Derivative instruments	719,683	2.4%	415,258	1.4%	273,314	1.1%
Other investments	193,714	0.6%	196,366	0.7%	115,930	0.5%

Total investments	29,245,856	97.1%	27,537,210	95.6%	24,383,451	98.4%
Cash and cash equivalents(1)	882,097	2.9%	1,268,545	4.4%	404,952	1.6%

Total investments plus cash and cash equivalents	$30,127,953	100.0%	$28,805,755	100.0%	$24,788,403	100.0%

(1)   As of March 31, 2013, December 31, 2012 and December 31, 2011, we held $649.8 million, $328.7 million and $165.4 million of cash and cash equivalents and other securities from counterparties for derivative collateral.

During the three months ended March 31, 2013 and the years ended 2012 and 2011, we received $0.3 billion, $4.6 billion and $3.2 billion, respectively, in net redemption proceeds related to calls of our callable United States Government-sponsored agency securities and public and private corporate bonds, of which $0.0 billion, $2.6 billion and $0.2 billion, respectively, were classified as held for investment. The proceeds from these redemptions that have been reinvested have primarily been in United States Government-sponsored agencies, corporate securities, commercial mortgage-backed securities and other asset-backed securities classified as available for sale. At March 31, 2013, 31% of our fixed income securities have call features and 0.3% ($0.1 billion) were subject to call redemption. Another 8% ($1.8 billion) will become subject to call redemption during the next twelve months, of which $522.3 million are short-term U.S. Government agency securities with a book yield of 0.76%.

Fixed maturity securities

Our fixed maturity security portfolio is managed to minimize risks such as interest rate changes and defaults or impairments while earning a sufficient and stable return on our investments. Historically, we have had a high percentage of our fixed maturity securities in U.S. Government-sponsored agency securities (for the most part Federal Home Loan Mortgage Corporation and Federal National Mortgage Association). While U.S. Government-sponsored agency securities are of high credit quality, the call features have resulted in our excess cash position. These calls resulted from the low interest rate and tight agency spread environment. Since 2007, when we had almost 80% of our fixed maturity portfolio invested in callable agencies, we have reallocated a significant portion of our fixed maturities from the callable agency securities to other highly rated, long-term securities. The largest portion of our fixed maturity securities are now in investment grade (NAIC designation 1 or 2) publicly traded or privately placed corporate securities. We have also built a portfolio of residential mortgage-backed securities ("RMBS") that provide our investment portfolio a source of regular cash flow and higher yielding assets than our agency securities. Beginning in 2009, we have acquired a portfolio of taxable bonds issued by municipalities, states and territories of the United States that provide us with attractive yields while consistent with our aversion to credit risk. Beginning in 2012, we have increased our position in other asset-backed securities as well as establishing a position in commercial mortgage-backed securities.

A summary of our fixed maturity securities by NRSRO ratings is as follows:

			December 31,
	March 31, 2013		2012		2011
	Carrying amount	Percent of fixed maturity securities	Carrying amount	Percent of fixed maturity securities	Carrying amount	Percent of fixed maturity securities

	(Dollars in thousands)
Aaa/Aa/A	$15,468,699	60.2%	$14,613,775	60.3%	$14,777,524	70.0%
Baa	8,713,460	33.9%	8,190,220	33.8%	4,945,809	23.4%

Total investment grade	24,182,159	94.1%	22,803,995	94.1%	19,723,333	93.4%

Ba	430,094	1.7%	365,102	1.5%	257,585	1.2%
B	104,973	0.4%	79,789	0.3%	169,112	0.8%
Caa and lower	803,058	3.1%	862,650	3.5%	858,694	4.1%
In or near default	165,063	0.7%	136,688	0.6%	99,591	0.5%

Total below investment grade	1,503,188	5.9%	1,444,229	5.9%	1,384,982	6.6%

	$25,685,347	100.%	$24,248,224	100.0%	$21,108,315	100.0%

The NAIC's Securities Valuation Office ("SVO") is responsible for the day-to-day credit quality assessment and valuation of securities owned by state-regulated insurance companies. Insurance companies report ownership of securities to the SVO when such securities are eligible for regulatory filings. The SVO conducts credit analysis on these securities for the purpose of assigning an NAIC designation and/or unit price. Typically, if a security has been rated by an

NRSRO, the SVO utilizes that rating and assigns an NAIC designation based upon the following system:

NAIC designation	NRSRO equivalent rating

1	Aaa/Aa/A
2	Baa
3	Ba
4	B
5	Caa and lower
6	In or near default

Since 2009, the NAIC has utilized a process to assess non-agency RMBS that does not rely on NRSRO ratings. The NAIC retained the services of PIMCO Advisory to model each non-agency RMBS owned by U.S. insurers at year-end 2012 and 2011. PIMCO Advisory has provided 5 prices for each security for life insurance companies to utilize in determining the NAIC designation for each RMBS based on each insurer's statutory book value price. This process is used to determine the level of RBC requirements for non-agency RMBS. In 2010, the NAIC retained the services of BlackRock Solutions to model each non-agency commercial mortgage-backed securities ("CMBS") to determine the level of RBC requirements for non-agency CMBS in a manner similar to that utilized by PIMCO Advisory for RMBS.

A summary of our fixed maturity securities by NAIC designation is as follows:

NAIC designation	Amortized cost	Fair value	Carrying amount	Percentage of total carrying amount

	(Dollars in thousands)
March 31, 2013
1	$14,659,495	$16,121,041	$16,121,041	62.8%
2	8,457,623	9,087,432	9,087,432	35.4%
3	419,163	408,178	422,134	1.6%
4	50,789	53,006	53,006	0.2%
5	—	—	—	—%
6	2,238	1,734	1,734	—%

	$23,589,308	$25,671,391	$25,685,347	100.0%

December 31, 2012
1	$13,737,381	$15,250,560	$15,250,560	62.9%
2	7,838,186	8,533,121	8,533,121	35.2%
3	398,294	387,222	401,789	1.7%
4	53,879	56,151	56,151	0.2%
5	—	—	—	—%
6	5,375	6,603	6,603	—%

	$22,033,115	$24,233,657	$24,248,224	100.0%

December 31, 2011
1	$14,359,272	$15,486,571	$15,469,765	73.3%
2	4,894,739	5,272,759	5,272,759	25.0%
3	335,642	315,406	331,996	1.6%
4	26,674	23,989	23,989	0.1%
5	4,932	5,756	5,756	—%
6	3,226	4,050	4,050	—%

	$19,624,485	$21,108,531	$21,108,315	100.0%

A summary of our RMBS by collateral type and split by NAIC designation, as well as a separate summary of securities for which we have recognized OTTI and those which we have not recognized any OTTI is as follows as of March 31, 2013:

Collateral type	Principal amount	Amortized cost	Fair value

	(Dollars in thousands)
OTTI has not been recognized
Government agency	$932,891	$902,583	$986,934
Prime	771,283	733,472	785,450
Alt-A	39,149	39,645	40,070

	$1,743,323	$1,675,700	$1,812,454

OTTI has been recognized
Prime	$569,382	$494,102	$517,473
Alt-A	403,365	318,633	338,527

	$972,747	$812,735	$856,000

Total by collateral type
Government agency	$932,891	$902,583	$986,934
Prime	1,340,665	1,227,574	1,302,923
Alt-A	442,514	358,278	378,597

	$2,716,070	$2,488,435	$2,668,454

Total by NAIC designation
1	$2,304,669	$2,119,514	$2,287,198
2	333,818	301,506	312,413
3	43,642	38,352	39,077
4	30,454	26,825	28,042
6	3,487	2,238	1,724

	$2,716,070	$2,488,435	$2,668,454

The amortized cost and fair value of fixed maturity securities at March 31, 2013, by contractual maturity, are presented in Note 3 to our unaudited financial statements.

A majority of our available-for-sale fixed maturity securities portfolio is comprised of corporate securities. As of March 31, 2013, of the total $14.2 billion amortized cost of our corporate securities, those securities were diversified among the following sectors: consumer discretionary, 10%; consumer staples, 7%; energy, 11%; financials, 20%; health care, 8%; industrials, 11%; information technology, 6%; materials, 8%; telecommunications, 3%; and utilities, 16%.

Unrealized losses

The amortized cost and fair value of fixed maturity securities and equity securities that were in an unrealized loss position were as follows:

	Number of securities	Amortized cost	Unrealized losses	Fair value

	(Dollars in thousands)
March 31, 2013
Fixed maturity securities:
United States Government-sponsored agencies	6	$878,611	$(3,887)	$874,724
United States municipalities, states and territories	15	63,646	(836)	62,810
Foreign government obligations	1	14,486	(216)	14,270
Corporate securities:
Finance, insurance and real estate	28	461,864	(13,610)	448,254
Manufacturing, construction and mining	47	649,947	(15,573)	634,374
Utilities and related sectors	30	416,627	(14,403)	402,224
Wholesale/retail trade	10	107,370	(1,779)	105,591
Services, media and other	17	376,148	(5,222)	370,926
Residential mortgage-backed securities	22	160,927	(6,010)	154,917
Commercial mortgage-backed securities	23	219,285	(3,136)	216,149
Other asset-backed securities	11	197,293	(5,798)	191,495

	210	$3,546,204	$(70,470)	$3,475,734

Fixed maturity securities, held for investment:
Corporate security:
Insurance	1	$76,129	$(13,956)	$62,173

December 31, 2012
Fixed maturity securities:
United States Government-sponsored agencies	6	$977,196	$(3,468)	$973,728
United States municipalities, states and territories	8	24,518	(125)	24,393
Corporate securities:
Finance, insurance and real estate	19	276,235	(12,564)	263,671
Manufacturing, construction and mining	34	453,679	(5,584)	448,095
Utilities and related sectors	20	269,667	(9,399)	260,268
Wholesale/retail trade	11	113,032	(992)	112,040
Services, media and other	19	267,506	(3,085)	264,421
Residential mortgage-backed securities	56	508,576	(27,728)	480,848
Commercial mortgage-backed securities	12	163,565	(1,983)	161,582
Other asset-backed securities	11	174,342	(2,973)	171,369

	196	$3,228,316	$(67,901)	$3,160,415

Fixed maturity securities, held for investment:
Corporate security:
Insurance	1	$76,088	$(14,567)	$61,521

Equity securities, available for sale:
Finance, insurance and real estate	1	$10,125	$(1,403)	$8,722

December 31, 2011
Fixed maturity securities, available for sale:
United States municipalities, states and territories	1	$3,545	$(10)	$3,535
Foreign government obligations	1	14,524	(242)	14,282
Corporate securities:
Finance, insurance and real estate	52	562,449	(52,186)	510,263
Manufacturing, construction and mining	31	226,113	(8,758)	217,355
Utilities and related sectors	28	226,551	(14,522)	212,029
Wholesale/retail trade	4	26,180	(1,382)	24,798
Services, media and other	9	47,937	(3,144)	44,793
Residential mortgage-backed securities	95	1,077,045	(72,081)	1,004,964
Other asset-backed securities	17	136,703	(5,611)	131,092

	238	$2,321,047	$(157,936)	$2,163,111

Fixed maturity securities, held for investment:
Corporate security:
Insurance	1	$75,932	$(16,590)	$59,342

Equity securities, available for sale:
Finance, insurance and real estate	7	$28,123	$(4,345)	$23,778

Unrealized losses increased $0.6 million from $83.8 million at December 31, 2012 to $84.4 million at March 31, 2013. Unrealized losses increased due to a rise in ten-year treasury yields during the three months ended March 31, 2013. Unrealized losses decreased

$95.0 million from $178.9 million at December 31, 2011 to $83.9 million at December 31, 2012. We decreased unrealized losses by recognizing $9.5 million of credit OTTI losses on corporate securities and residential mortgage-backed securities for the year ended December 31, 2012. The remaining unrealized loss decrease was primarily due to a narrowing of credit spreads in certain sectors of the corporate bond market during the year ended December 31, 2012.

The following table sets forth the composition by credit quality (NAIC designation) of fixed maturity securities with gross unrealized losses:

NAIC designation	Carrying value of securities with gross unrealized losses	Percent of total	Gross unrealized losses	Percent of total

	(Dollars in thousands)
March 31, 2013
1	$2,112,016	59.5%	$(32,975)	39.1%
2	1,231,296	34.7%	(30,732)	36.4%
3	193,041	5.4%	(19,915)	23.6%
4	13,786	0.4%	(290)	0.3%
5	—	—%	—	—%
6	1,724	—%	(514)	0.6%

	$3,551,863	100.0%	$(84,426)	100.0%

December 31, 2012
1	$1,992,406	61.5%	$(38,125)	46.2%
2	1,071,009	33.1%	(23,969)	29.1%
3	157,464	4.9%	(19,410)	23.5%
4	13,812	0.4%	(299)	0.4%
5	—	—%	—	—%
6	1,812	0.1%	(665)	0.8%

	$3,236,503	100.0%	$(82,468)	100.0%

December 31, 2011
1	$1,229,962	54.9%	$(88,632)	50.8%
2	825,771	36.9%	(56,551)	32.4%
3	165,902	7.4%	(25,402)	14.6%
4	15,310	0.7%	(3,026)	1.7%
5	—	—%	—	—%
6	2,098	0.1%	(915)	0.5%

	$2,239,043	100.0%	$(174,526)	100.0%

Our investments' gross unrealized losses and fair value, aggregated by investment category and length of time that individual securities (consisting of 211, 198 and 246 securities, respectively) have been in a continuous unrealized loss position at March 31, 2013, December 31, 2012 and 2011, along with a description of the factors causing the unrealized losses is presented in Note 3 to our audited and unaudited consolidated financial statements.

The amortized cost and fair value of fixed maturity securities and equity securities in an unrealized loss position and the number of months in a continuous unrealized loss position (fixed maturity securities that carry an NRSRO rating of BBB/Baa or higher are considered investment grade) were as follows:

	Number of securities	Amortized cost	Fair value	Gross unrealized losses

	(Dollars in thousands)
March 31, 2013
Fixed maturity securities:
Investment grade:
Less than six months	161	$3,086,927	$3,040,238	$(46,689)
Six months or more and less than twelve months	11	152,550	147,226	(5,324)
Twelve months or greater	12	131,409	121,666	(9,743)

Total investment grade	184	3,370,886	3,309,130	(61,756)

Below investment grade:
Less than six months	6	22,037	21,867	(170)
Six months or more and less than twelve months	4	19,730	19,151	(579)
Twelve months or greater	17	209,680	187,759	(21,921)

Total below investment grade	27	251,447	228,777	(22,670)

	211	$3,622,333	$3,537,907	$(84,426)

December 31, 2012
Fixed maturity securities:
Investment grade:
Less than six months	106	$2,464,476	$2,440,131	$(24,345)
Six months or more and less than twelve months	4	40,054	39,151	(903)
Twelve months or greater	14	165,718	155,618	(10,100)

Total investment grade	124	2,670,248	2,634,900	(35,348)

Below investment grade:
Less than six months	23	110,435	108,531	(1,904)
Six months or more and less than twelve months	9	135,915	129,086	(6,829)
Twelve months or greater	41	387,806	349,419	(38,387)

Total below investment grade	73	634,156	587,036	(47,120)

Equity securities:
Less than six months	—	—	—	—
Six months or more and less than twelve months	1	10,125	8,722	(1,403)
Twelve months or greater	—	—	—	—

Total equity securities	1	10,125	8,722	(1,403)

	198	$3,314,529	$3,230,658	$(83,871)

December 31, 2011
Fixed maturity securities
Investment grade:
Less than six months	105	$888,771	$845,654	$(43,117)
Six months or more and less than twelve months	16	133,766	121,320	(12,446)
Twelve months or greater	32	333,116	304,408	(28,708)

Total investment grade	153	1,355,653	1,271,382	(84,271)

Below investment grade:
Less than six months	15	193,472	180,373	(13,099)
Six months or more and less than twelve months	8	56,065	50,215	(5,850)
Twelve months or greater	63	791,789	720,483	(71,306)

Total below investment grade	86	1,041,326	951,071	(90,255)

Equity securities:
Less than six months	4	17,123	15,004	(2,119)
Six months or more and less than twelve months	2	6,000	5,024	(976)
Twelve months or greater	1	5,000	3,750	(1,250)

Total equity securities	7	28,123	23,778	(4,345)

	246	$2,425,102	$2,246,231	$(178,871)

The amortized cost and fair value of fixed maturity securities (excluding United States Government and United States Government sponsored agency securities) segregated by investment grade (NRSRO rating of BBB/Baa or higher) and below investment grade and equity securities that had unrealized losses greater than 20% and the number of months in a continuous unrealized loss position were as follows:

	Number of securities	Amortized cost	Fair value	Gross unrealized losses

	(Dollars in thousands)
March 31, 2013
Investment grade:
Less than six months	—	$—	$—	$—
Six months or more and less than twelve months	—	—	—	—
Twelve months or greater	1	20,000	15,288	(4,712)

Total investment grade	1	20,000	15,288	(4,712)
Below investment grade:
Less than six months	—	—	—	—
Six months or more and less than twelve months	—	—	—	—
Twelve months or greater	—	—	—	—

Total below investment grade	—	—	—	—

	1	$20,000	$15,288	$(4,712)

December 31, 2012
Investment grade:
Less than six months	—	$—	$—	$—
Six months or more and less than twelve months	1	20,000	15,379	(4,621)
Twelve months or greater	—	—	—	—

Total investment grade	1	20,000	15,379	(4,621)
Below investment grade:
Less than six months	1	1,416	1,131	(285)
Six months or more and less than twelve months	—	—	—	—
Twelve months or greater	3	9,324	7,148	(2,176)

Total below investment grade	4	10,740	8,279	(2,461)

	5	$30,740	$23,658	$(7,082)

December 31, 2011
Investment grade:
Less than six months	9	$83,332	$56,501	$(26,831)
Six months or more and less than twelve months	—	—	—	—
Twelve months or greater	—	—	—	—

Total investment grade	9	83,332	56,501	(26,831)
Below investment grade:
Less than six months	4	38,506	29,076	(9,430)
Six months or more and less than twelve months	1	7,464	5,250	(2,214)
Twelve months or greater	3	78,945	61,440	(17,505)

Total below investment grade	8	124,915	95,766	(29,149)

	17	$208,247	$152,267	$(55,980)

The amortized cost and fair value of fixed maturity securities, by contractual maturity, that were in an unrealized loss position are shown below. Actual maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties. All of our mortgage and other asset-backed securities provide for periodic payments throughout their lives and are shown below as a separate line.

	Available for sale		Held for investment
	Amortized cost	Fair value	Amortized cost	Fair value

	(Dollars in thousands)
March 31, 2013
Due in one year of less	$—	$—	$—	$—
Due after one year through five years	24,139	23,532	—	—
Due after five years through ten years	984,293	972,723	—	—
Due after ten years through twenty years	1,334,845	1,314,224	—	—
Due after twenty years	625,422	602,694	76,129	62,173

	2,968,699	2,913,173	76,129	62,173
Residential mortgage-backed securities	160,927	154,917	—	—
Commercial mortgage-backed securities	219,285	216,149	—	—
Other asset-backed securities	197,293	191,495	—	—

	$3,546,204	$3,475,734	$76,129	$62,173

December 31, 2012
Due in one year of less	$—	$—	$—	$—
Due after one year through five years	22,160	21,059	—	—
Due after five years through ten years	623,802	617,848	—	—
Due after ten years through twenty years	1,319,250	1,302,283	—	—
Due after twenty years	416,621	405,426	76,088	61,521

	2,381,833	2,346,616	76,088	61,521
Residential mortgage-backed securities	508,576	480,848	—	—
Commercial mortgage-backed securities	163,565	161,582	—	—
Other asset-backed securities	174,342	171,369	—	—

	$3,228,316	$3,160,415	$76,088	$61,521

December 31, 2011
Due in one year or less	$—	$—	$—	$—
Due after one year through five years	18,066	16,725	—	—
Due after five years through ten years	374,616	356,620	—	—
Due after ten years through twenty years	359,672	319,977	—	—
Due after twenty years	354,945	333,733	75,932	59,342

	1,107,299	1,027,055	75,932	59,342
Residential mortgage-backed securities	1,077,045	1,004,964	—	—
Other asset-backed securities	136,703	131,092	—	—

	$2,321,047	$2,163,111	$75,932	$59,342

International exposure

We hold fixed maturity securities with international exposure. As of March 31, 2013, 15% of the carrying value of our fixed maturity securities was comprised of corporate debt securities of issuers based outside of the United States and debt securities of foreign governments. All of these securities are denominated in U.S. dollars and all are investment grade (NAIC designation of either 1 or 2), except for twelve securities with a total fair value of $74.5 million which are all NAIC 3 and one security (fair value of $2.3 million) which has an NAIC 4 designation. Our investment professionals analyze each holding for credit risk by economic and other factors of each country and industry. The following table presents our international exposure in our fixed maturity portfolio by country or region:

	March 31, 2013
	Amortized cost	Carrying amount/fair value	Percent of total carrying amount

	(Dollars in thousands)
GIIPS(1)	$209,302	$223,192	0.9%
Non-GIIPS Europe	1,561,897	1,683,615	6.6%
Asia/Pacific	172,580	184,119	0.7%
Latin America	203,496	215,219	0.8%
Non-U.S. North America	673,326	740,490	2.9%
Australia & New Zealand	341,006	367,790	1.4%
Other	336,066	376,593	1.5%

	$3,497,673	$3,791,018	14.8%

(1)   Greece, Ireland, Italy, Portugal and Spain continue to cause credit risk as economic conditions in these countries continue to be volatile, especially within the financial and banking sectors. All of our exposure in GIIPS are corporate securities with issuers domiciled in these countries. None of our foreign government obligations were held in any of these countries.

Watch list

At each balance sheet date, we identify invested assets which have characteristics (i.e. significant unrealized losses compared to amortized cost and industry trends) creating uncertainty as to our future assessment of an other than temporary impairment. As part of this assessment, we review not only a change in current price relative to its amortized cost but the issuer's current credit rating and the probability of full recovery of principal based upon the issuer's financial strength. Specifically for corporate issues we evaluate the financial stability and quality of asset coverage for the securities relative to the term to maturity for the issues we own. A security which has a 25% or greater change in market price relative to its amortized cost and a possibility of a loss of principal will be included on a list, which is referred to as our watch list. We exclude from this list securities with unrealized losses which are related to market movements in interest rates and which have no factors indicating that such unrealized losses may be other than temporary as we do not intend to sell these securities and it is more likely than not we will not have to sell these securities before a recovery is realized. In addition, we exclude our RMBS as we monitor all of our RMBS on a quarterly basis for changes in default rates, loss severities and expected cash flows for the purpose of assessing potential other than temporary impairments and related credit losses to be recognized in operations. At March 31, 2013, the amortized cost and fair value of securities on the watch list are as follows:

General description	Number of securities	Amortized cost	Unrealized losses	Fair value	Months in continuous unrealized loss position	Months unrealized losses greater than 20%

	(Dollars in thousands)
Investment grade
Corporate fixed maturity securities:
Finance	3	$49,505	$(5,924)	$43,581	19 - 28	0 - 17
Industrial	3	28,879	(4,840)	24,039	5 - 31	—
Industrial	1	9,372	101	9,473	—	—

	7	87,756	(10,663)	77,093
Below investment grade
Corporate fixed maturity securities:
Industrial	1	20,609	(2,153)	18,456	22	—

	8	$108,365	(12,816)	$95,549

A majority of the investment grade securities on the watch list have Eurozone exposure that has contributed to their depressed fair values. Our analysis of all of the securities on the watch list that we have determined are temporarily impaired and their credit performance at March 31, 2013 is as follows:

•
Finance:  The decline in value of these securities, which are rated investment grade, is due to the continued wide spreads as a result of the ongoing concerns relating to capital, asset quality and earnings stability due to the financial events of the past three years and the ongoing events in the Eurozone, specifically the sovereign debt crisis. While these issuers have had their financial position and profitability weakened by the credit and liquidity crisis, we have determined that these securities were not other than temporarily impaired due to our evaluation of the operating performance and the credit worthiness of each individual issuer.

•
Industrial:  The decline in value of these securities relates to ongoing operational issues or recent corporate actions. These issues have caused the price for these securities to decline; however, the companies have strong liquidity and ample time to strengthen their credit profile. We have determined that these securities were not other than temporarily impaired due to the issuers' very strong market position; restructuring actions that are expected to favorably impact future profitability; and a history of strong, reliable operating performance, improving economic conditions and rising security prices.

Other than temporary impairments

We have a policy and process in place to identify securities in our investment portfolio for which we should recognize impairments. See "Critical accounting policies—Evaluation of other than temporary impairments." We recognized other than temporary impairments and additional credit losses on a number of securities for which we have previously recognized OTTI. A summary of OTTI is presented in Note 3 to our audited and unaudited consolidated financial statements.

Several factors led us to believe that full recovery of amortized cost will not be expected. A discussion of these factors and our policy and process in place to identify securities that could potentially have impairment that is other than temporary is in Note 3 to our audited and unaudited consolidated financial statements.

Mortgage loans on real estate

Our commercial mortgage loan portfolio consists of mortgage loans collateralized by the related properties and diversified as to property type, location and loan size. Our mortgage lending policies establish limits on the amount that can be loaned to one borrower and other criteria to attempt to reduce the risk of default. Our commercial mortgage loans on real estate are reported at cost, adjusted for amortization of premiums and accrual of discounts net of valuation allowances. At March 31, 2013, December 31, 2012 and 2011, the largest principal amount outstanding for any single mortgage loan was $14.8 million, $15.0 million and $10.2 million, respectively, and the average loan size was $2.5 million, $2.4 million and $2.4 million, respectively. We have the contractual ability to pursue full personal recourse on 11.6% of the loans and partial personal recourse on 34.3% of the loans. In addition, the average loan to value ratio for the overall portfolio was 56.1%, 53.5% and 54.5% at March 31, 2013, December 31, 2012 and December 31, 2011, respectively, based upon the underwriting and appraisal at the time the loan was made. This loan to value is indicative of our conservative underwriting policies and practices for making commercial mortgage loans and may not be indicative of collateral values at the current reporting date. Our current practice is to only obtain market value appraisals of the underlying collateral at the inception of the loan unless we identify indicators of impairment in our ongoing analysis of the portfolio, in which case, we either calculate a value of the collateral using a capitalization method or obtain a current appraisal of the underlying collateral. The commercial mortgage loan portfolio is summarized by geographic region and property type in Note 4 of our audited and unaudited consolidated financial statements.

In the normal course of business, we commit to fund commercial mortgage loans up to 90 days in advance. At March 31, 2013, we had commitments to fund commercial mortgage loans totaling $73.0 million, with fixed interest rates ranging from 3.85% to 4.60%. During 2012 and 2013, the commercial mortgage loan industry has been very competitive. This competition has resulted in a number of borrowers refinancing with other lenders. For the three months ended March 31, 2013, we received $105.2 million in cash for loans being paid in full compared to $78.6 million for the three months ended March 31, 2012. For the year ended December 31, 2012, we received $439.7 million in cash for loans being paid in full compared to $107.6 million for the year ended December 31, 2011. Some of the loans being paid off have either reached their maturity or are nearing maturity; however, some borrowers are paying the prepayment fee and refinancing at a lower rate.

See Note 4 to our audited and unaudited consolidated financial statements for a presentation of our specific and general loan loss allowances, impaired loans, foreclosure activity and troubled debt restructure analysis.

We recorded impairment losses of $1.1 million on one mortgage loan with outstanding principal due totaling $3.5 million during the three months ended March 31, 2013. We recorded impairment losses of $6.8 million on twelve mortgage loans with outstanding principal due totaling $37.5 million during the same period in 2012. We recorded impairment losses of $15.0 million on 23 mortgage loans with outstanding principal due totaling $67.2 million, impairment losses of $24.5 million on 32 loans with outstanding principal due totaling $99.4 million and impairment losses of $12.2 million on 9 loans with outstanding principal due totaling $31.0 million during the years ended December 31, 2012, 2011 and 2010, respectively.

In 2012, we initiated a process by which we evaluate the credit quality of each of our commercial mortgage loans. This process utilizes each loan's debt service coverage ratio as a primary metric. A summary of our portfolio by debt service coverage ratio follows:

	March 31, 2013		December 31, 2012
	Principal outstanding	Percent of total principal outstanding	Principal outstanding	Percent of total principal outstanding

	(Dollars in thousands)
Debt service coverage ratio:
Greater than or equal to 1.5	$1,530,027	58.3%	$1,517,840	57.1%
Greater than or equal to 1.2 and less than 1.5	589,978	22.4%	604,512	22.7%
Greater than or equal to 1.0 and less than 1.2	246,114	9.4%	262,165	9.9%
Less than 1.0	259,618	9.9%	274,366	10.3%

	$2,625,737	100.0%	$2,658,883	100.0%

At March 31, 2013, we have six mortgages that are in the process of being satisfied by our taking ownership of the real estate serving as collateral. These loans have an outstanding principal balance of $19.4 million and we have recorded specific loan loss allowances totaling $7.5 million, all of which were recognized in periods prior to the first quarter of 2013. We also have eleven commercial mortgage loans at March 31, 2013 with an outstanding principal balance of $28.3 million that have been given "workout" terms which generally allow for interest only payments or the capitalization of interest for a specified period of time and we have recorded specific loan loss allowances on four of these loans (principal balance of $8.9 million) of $3.2 million. At March 31, 2013, we had no commercial mortgage loans that were delinquent (60 days or more past due at the reporting date). The total outstanding principal balance of these seventeen loans is $47.7 million, which represents less than 2% of our total mortgage loan portfolio.

Mortgage loans summarized in the following table represent all loans that we are either not currently collecting or those we feel it is probable we will not collect all amounts due according to the contractual terms of the loan agreements (all loans that we have worked with the borrower to alleviate short-term cash flow issues, loans delinquent for 60 days or more at the reporting date, loans we have determined to be collateral dependent and loans that we have recorded specific impairments on that we feel may continue to have performance issues).

		December 31,
	March 31, 2013
		2012	2011

	(Dollars in thousands)
Impaired mortgage loans with allowances	$46,518	$53,110	$67,698
Impaired mortgage loans with no allowance for losses	20,413	27,765	63,023
Allowance for probable loan losses	(22,631)	(23,134)	(23,664)

Net carrying value of impaired mortgage loans	$44,300	$57,741	$107,057

Derivative instruments

Our derivative instruments primarily consist of call options purchased to provide the income needed to fund the annual index credits on our fixed index annuity products. The fair value of the call options is based upon the amount of cash that would be required to settle the call options obtained from the counterparties adjusted for the nonperformance risk of the counterparty. The nonperformance risk for each counterparty is based upon its credit default swap rate. We have no performance obligations related to the call options.

We recognize all derivative instruments as assets or liabilities in the consolidated balance sheets at fair value. None of our derivatives qualify for hedge accounting; thus, any change in the fair value of the derivatives is recognized immediately in the consolidated statements of operations. A presentation of our derivative instruments along with a discussion of the business strategy involved with our derivatives is included in Note 5 to our audited and unaudited financial statements.

Liabilities

Our liability for policy benefit reserves increased to $32.9 billion at March 31, 2013 from $31.8 billion at December 31, 2012, which increased from $28.1 billion at December 31, 2011, primarily due to additional annuity sales as discussed above. Substantially all of our annuity products have a surrender charge feature designed to reduce the risk of early withdrawal or surrender of the policies and to compensate us for our costs if policies are withdrawn early. Notwithstanding these policy features, the withdrawal rates of policyholder funds may be affected by changes in interest rates and other factors.

The table below presents the surrender charge expiration profile by account value and expiration year.

*        Amounts in this category represent contracts that are outside the surrender charge period.

See Note 6 to our unaudited consolidated financial statements and Note 9 to our audited consolidated financial statements for discussion of our notes payable and borrowings under repurchase agreements.

Our subsidiary trusts have issued fixed rate and floating rate trust preferred securities, and the trusts have used the proceeds from these offerings to purchase subordinated debentures from us. We also issued subordinated debentures to the trusts in exchange for all of the common securities of each trust. The sole assets of the trusts are the subordinated debentures and any interest accrued thereon. The terms of the preferred securities issued by each trust parallel the terms of the subordinated debentures. Our obligations under the subordinated debentures and related agreements provide a full and unconditional guarantee of payments due under the trust preferred securities. Accounting standards for consolidation of variable interest entities specifically exempt qualifying special purpose entities from consolidation; therefore, we do not consolidate our subsidiary trusts and record our subordinated debt obligations to the trusts and our equity investments in the trusts. See Note 10 to our audited consolidated financial statements for additional information concerning our subordinated debentures payable to, and the preferred securities issued by, the subsidiary trusts.

Liquidity and capital resources

Liquidity for insurance operations

Our insurance subsidiaries' primary sources of cash flow are annuity deposits, investment income, and proceeds from the sale, maturity and calls of investments. The primary uses of funds are investment purchases, payments to policyholders in connection with surrenders and withdrawals, policy acquisition costs and other operating expenses.

Liquidity requirements are met primarily by funds provided from operations. Our life subsidiaries generally receive adequate cash flow from annuity deposits and investment income to meet their obligations. Annuity and life insurance liabilities are generally long-term in nature. However, a primary liquidity concern is the risk of an extraordinary level of early policyholder withdrawals. We include provisions within our annuity policies, such as surrender charges, that help limit and discourage early withdrawals. At March 31, 2013, approximately 96% of our annuity liabilities were subject to penalty upon surrender, with a weighted average remaining surrender charge period of 9.8 years and a weighted average surrender charge rate of 15.3%.

Our insurance subsidiaries continue to have adequate cash flows from annuity deposits and investment income to meet their policyholder and other obligations. Net cash flows from annuity deposits and funds returned to policyholders as surrenders, withdrawals and death claims were $531.4 million in the three months ended March 31, 2013 compared to $515.4 million for the three months ended March 31, 2012, with the increase attributable to a $6.6 million increase in net annuity deposits after coinsurance and a $9.4 million (after coinsurance) decrease in funds returned to policyholders. We continue to invest the net proceeds from policyholder transactions and investment activities in high quality fixed maturity securities and fixed rate commercial mortgage loans. As discussed above under "—Our business and profitability," we have been through several cycles of calls of our United States Government callable agency securities that has resulted in excess cash and other short-term investments beginning in 2010. We reduced the average balance for excess cash and other short-term investments to $1.8 billion during the three months ended March 31, 2013 from $2.7 billion during the three months ended December 31, 2012. The average balance during the three months ended March 31, 2012 was $759 million. The growth of this balance in 2012 was primarily attributable to calls of U.S. Government agency securities. At March 31, 2013, we held $1.3 billion in excess cash and other short-term investments compared to $2.2 billion at December 31, 2012. At March 31, 2013, 31% of our fixed income securities have call features and 0.3% ($0.1 billion) were subject to call redemption. Another 8% ($1.8 billion) will become subject to call redemption during the next twelve months, of which $522.3 million are short-term U.S. Government agency securities with a book yield of 0.76%.

Liquidity of parent company

We, as the parent company, are a legal entity separate and distinct from our subsidiaries, and have no business operations. We need liquidity primarily to service our debt, including the notes offered hereby, the convertible senior notes and subordinated debentures issued to subsidiary trusts, pay operating expenses and pay dividends to stockholders. Our assets consist primarily of the capital stock and surplus notes of our subsidiaries. Accordingly, our future cash flows depend upon the availability of dividends, surplus note interest payments and other statutorily permissible payments from our subsidiaries, such as payments under our investment advisory agreements and tax allocation agreement with our subsidiaries. These sources provide adequate cash flow to us to meet our current and reasonably foreseeable future obligations and we expect they will be adequate to fund our parent company cash flow requirements for the rest of 2013. The table below sets forth the sources of parent company liquidity for the periods presented.

	Three months ended March 31, 2013	Year ended December 31,
		2012	2011	2010	2009	2008

	(Dollars in millions)
Cash at parent company	$22.6	$11.2	$12.6	$62.3	$54.2	$4.9
Dividend capacity of subsidiaries(a)	165.6	195.5	187.5	167.5	110.0	98.8
Undrawn availability under our existing revolving credit facility	160.0	160.0	160.0	150.0	0.0	75.0

Total	$348.2	$366.7	$360.1	$379.8	$164.2	$178.7

(a)   The dividend capacity of our subsidiaries for each period corresponds to their net gain from operations or 10% of their statutory surplus, as explained in "—Limitation on dividends and distributions" below and the table included therein. The figure set forth for the three months ended March 31, 2013 updates and supersedes the $99.2 million figure set forth in Note 12 to our audited consolidated financial statements for the year ended December 31, 2012. The figure set forth for the year ended December 31, 2009 updates and supersedes the figure set forth in Note 11 to our audited consolidated financial statements for the year ended December 31, 2008 not included in this prospectus supplement.

Limitations on dividends and distributions

The ability of our life insurance subsidiaries to pay dividends or distributions, including surplus note payments, will be limited by applicable laws and regulations of the states in which our life insurance subsidiaries are domiciled, which subject our life insurance subsidiaries to significant regulatory restrictions. These laws and regulations require, among other things, our insurance subsidiaries to maintain minimum solvency requirements and limit the amount of dividends these subsidiaries can pay.

Currently, American Equity Life may pay dividends or make other distributions without the prior approval of the Iowa Insurance Commissioner, unless such payments, together with all other such payments within the preceding twelve months, exceed the greater of (1) American Equity Life's net gain from operations for the preceding calendar year, or (2) 10% of American Equity Life's statutory surplus at the preceding December 31. For 2013, up to $165.6 million can be distributed as dividends by American Equity Life without prior approval of the Iowa Insurance Commissioner, and this figure has been updated and supersedes the $99.2 million figure set forth in Note 12 to our audited consolidated financial statements for the year ended December 31, 2012. In addition, dividends and surplus note payments may be made only out of statutory earned surplus, and all surplus note payments are subject to prior approval by regulatory authorities in the life subsidiary's state of domicile. American Equity Life's net gain from operations, earned surplus and total surplus are set forth below for the periods presented:

	Three months ended March 31, 2013	Year ended December 31,
		2012	2011	2010	2009	2008

	(Dollars in thousands)
Net gain from operations	$27,671	$99,157	$195,456	$187,503	$167,549	$109,958
Earned surplus	$745,465	$728,179	$653,541	$493,602	$270,350	$151,242

Total surplus	$1,674,812	$1,656,429	$1,594,518	$1,398,185	$1,190,630	$980,825

The maximum distribution permitted by law or contract is not necessarily indicative of an insurer's actual ability to pay such distributions, which may be constrained by business and regulatory considerations, such as the impact of such distributions on surplus, which could affect the insurer's ratings or competitive position, the amount of premiums that can be written and the ability to pay future dividends or make other distributions. Further, state insurance laws and regulations require that the statutory surplus of our life subsidiaries following any dividend or distribution must be reasonable in relation to their outstanding liabilities and adequate for their financial needs. Along with solvency regulations, the primary driver in determining the amount of capital used for dividends is the level of capital needed to maintain desired financial strength ratings from A.M. Best. Given recent economic events that have affected the insurance industry, both regulators and rating agencies could become more conservative in their methodology and criteria, including increasing capital requirements for our insurance subsidiaries which, in turn, could negatively affect the cash available to us from insurance subsidiaries. As of March 31, 2013, we estimate American Equity Life has sufficient statutory capital and surplus, combined with capital available to the holding company, to meet this rating objective. However, this capital may not be sufficient if significant future losses are incurred or A.M. Best modifies its rating criteria and, given the current market conditions, access to additional capital could be limited. American Equity Life's total adjusted capital, regulatory required capital and risk-based capital ratio were as follows for the periods presented:

	Three months ended March 31, 2013	Year ended December 31,
		2012	2011	2010	2009	2008

	(Dollars in thousands, except RBC ratio)
Total adjusted capital	$1,769,201	$1,741,638	$1,655,205	$1,456,679	$1,239,674	$1,011,684
Regulatory required capital	536,501	524,928	479,023	430,064	367,517	291,888
Risk-based capital ratio	330%	332%	346%	339%	337%	347%

Statutory accounting practices prescribed or permitted for our life subsidiaries differ in many respects from those governing the preparation of financial statements under GAAP. Accordingly, statutory operating results and statutory capital and surplus may differ substantially from amounts reported in the GAAP basis financial statements for comparable items. Information as to statutory capital and surplus and statutory net income for our life subsidiaries as of December 31, 2012 and 2011 and for the years ended December 31, 2012, 2011 and 2010 is included in Note 12 to our audited consolidated financial statements.

Existing revolving credit facility

Cash and cash equivalents of the parent holding company at March 31, 2013, was $22.6 million. As discussed in Note 9 to our audited consolidated financial statements, we terminated the $150 million line of credit and entered into our $160 million existing revolving credit facility. Our existing revolving credit facility terminates on January 28, 2014, and borrowings are available for general corporate purposes of the parent company and its subsidiaries. As of May 31, 2013, $15.0 million of borrowings were outstanding.

The transfer of funds by American Equity Life is also restricted by a covenant in our existing revolving credit facility, which requires American Equity Life to maintain a minimum risk-based capital ratio of 275% and a minimum level of statutory surplus equal to the sum of (1) 80% of statutory surplus at December 31, 2010, (2) 50% of the statutory net income for each quarter ending after December 31, 2010, and (3) 50% of all capital contributed to American Equity Life after September 30, 2010. American Equity Life's risk-based capital ratio was 332% at December 31, 2012. Under this agreement we are also required to maintain a maximum ratio of adjusted debt to total adjusted capital of 0.35 and a minimum cash coverage ratio of 1.0.

Redemption of notes and debentures

On March 25, 2013, we issued a notice of mandatory redemption for our December 2024 Notes. Holders of $25.8 million principal amount of the December 2024 Notes exercised their conversion rights prior to the April 30, 2013 mandatory redemption date. The holders of these December 2024 Notes received the principal amount of their December 2024 Notes in cash and the conversion premium in shares of our common stock. The final number of shares issued in connection with the exercise of conversion rights of the December 2024 Notes was 216,729. The balance of the convertible notes ($2.5 million principal amount) was redeemed for cash. In connection with the redemption, on May 14, 2013, we drew $15.0 million on our existing revolving credit facility.

During 2012, we issued a notice of mandatory redemption of all of our 8% Convertible Junior Subordinated Debentures (the "Debentures"), and American Equity Capital Trust I, the holder of all of the Debentures, issued notices of mandatory redemption of all of its 8% Convertible Trust Preferred Securities and all of its 8% Trust Common Securities. As of March 31, 2013, $20.6 million principal amount (688,327 shares) of 8% Convertible Trust Preferred Securities were converted into 2,549,333 shares of our common stock and 42,001 shares of these trust preferred securities had been settled in cash of approximately $1.2 million. The remaining 2,000 shares will be settled in cash of $0.1 million.

During the fourth quarter of 2011, we retired $46.3 million principal amount of the 2024 notes at par as holders required us to repurchase the notes at the initial put date of December 15, 2011, utilizing cash generated from the issuance of the 2029 notes.

Issuance of 2015 notes

During the third quarter 2010, we issued $200.0 million principal amount of the 2015 notes. Concurrently with the issuance of the 2015 notes, we entered into the 2015 notes hedges with two counterparties whereby we have the option to receive the cash equivalent of approximately 16.0 million shares of our common stock based upon a strike price of $12.50 per share, subject to certain conversion rate adjustments in the 2015 notes. In separate transactions, we also sold warrants (the "2015 warrants") to two counterparties for the purchase of up to approximately 16.0 million shares of our common stock at a price of $16.00 per share. The 2015 notes, 2015 notes hedges and 2015 warrants produced net cash proceeds of $171.9 million. We used $150.0 million of these proceeds to pay off the amount drawn on our now terminated $150 million revolving line of credit.

We have the ability to issue equity, debt or other types of securities through one or more methods of distribution under a currently effective shelf registration statement on Form S-3.

The terms of any offering would be established at the time of the offering, subject to market conditions.

Contractual obligations

In the normal course of business, we enter into financing transactions, lease agreements, or other commitments. These commitments may obligate us to certain cash flows during future periods. The following table summarizes such obligations as of December 31, 2012. The table does not give effect to the offering of the notes or the use of the net proceeds thereof.

	Payments due by period
	Total	Less than 1 year	1 - 3 years	4 - 5 years	After 5 years

	(Dollars in thousands)
Annuity and single premium universal life products(1)	$31,291,653	$1,996,794	$6,946,835	$5,137,659	$17,210,365
Notes payable, including interest payments(2)	380,210	14,564	365,646	—	—
Subordinated debentures, including interest payments(3)	624,159	11,438	22,875	22,875	566,971
Operating leases	11,294	1,493	2,957	2,515	4,329
Mortgage loan funding	37,946	37,946	—	—	—

Total	$32,345,262	$2,062,235	$7,338,313	$5,163,049	$17,781,665

(1)   Amounts shown in this table are projected payments through the year 2031 which we are contractually obligated to pay to our annuity policyholders. The payments are derived from actuarial models which assume a level interest rate scenario and incorporate assumptions regarding mortality and persistency, when applicable. These assumptions are based on our historical experience.

(2)   The period that principal amounts are due is determined by the earliest of the call/put date or the maturity date of each note payable. The amounts in the table above do not give effect to the offering of the notes or the use of the net proceeds hereof, including the Exchange Offer. See "Capitalization." We expect that our interest expense will increase following the issuance of the notes offered hereby.

(3)   Amount shown is net of equity investments in the capital trusts due to the contractual right of offset upon repayment of the notes.

Inflation

Inflation does not have a significant effect on our consolidated balance sheet. We have minimal investments in property, equipment or inventories. To the extent that interest rates may change to reflect inflation or inflation expectations, there would be an effect on our balance sheet and operations. Lower interest rates and tighter spreads experienced in recent periods have increased the value of our fixed maturity investments. It is likely that rising interest rates and wider spreads would have the opposite effect. It is not possible to calculate the effect such changes in interest rates, if any, have had on our operating results.

Critical accounting policies

The increasing complexity of the business environment and applicable authoritative accounting guidance require us to closely monitor our accounting policies. We have identified five critical accounting policies that are complex and require significant judgment. The following summary of our critical accounting policies is intended to enhance your ability to assess our financial condition and results of operations and the potential volatility due to changes in estimates.

Valuation of investments

Our fixed maturity securities (bonds and redeemable preferred stocks maturing more than one year after issuance) and equity securities (common and perpetual preferred stocks) classified as available for sale are reported at fair value. Unrealized gains and losses, if any, on these securities are included directly in stockholders' equity as a component of accumulated other comprehensive income (loss), net of income taxes and certain adjustments for assumed changes in amortization of deferred policy acquisition costs and deferred sales inducements. Unrealized gains and losses represent the difference between the amortized cost or cost basis and the fair value of these investments. We use significant judgment within the process used to determine fair value of these investments.

GAAP defines fair value as the price that would be received to sell an asset or paid to transfer a liability (exit price) in an orderly transaction between market participants at the measurement date. We categorize our investments into three levels of fair value hierarchy based on the priority of inputs used in determining fair value. The hierarchy defines the highest priority inputs (Level 1) as quoted prices in active markets for identical assets or liabilities. The lowest priority inputs (Level 3) are our own assumptions about what a market participant would use in determining fair value such as estimated future cash flows. In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, a financial instrument's level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement. Our assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the financial instrument.

We categorize investments recorded at fair value in the consolidated balance sheets as follows:

Level 1—	Quoted prices are available in active markets for identical financial instruments as of the reporting date. We do not adjust the quoted price for these financial instruments, even in situations where we hold a large position and a sale could reasonably impact the quoted price.
Level 2—
Quoted prices in active markets for similar financial instruments, quoted prices for identical or similar financial instruments in markets that are not active; and models and other valuation methodologies using inputs other than quoted prices that are observable.
Level 3—
Models and other valuation methodologies using significant inputs that are unobservable for financial instruments and include situations where there is little, if any, market activity for the financial instrument. The inputs into the determination of fair value require significant management judgment or estimation. Financial instruments that are included in Level 3 are securities for which no market activity or data exists and for which we used discounted expected future cash flows with our own assumptions about what a market participant would use in determining fair value.

The following table presents the fair value of fixed maturity and equity securities, available for sale, by pricing source and hierarchy level as of December 31, 2012 and 2011, respectively:

	Quoted prices in active markets for identical assets (Level 1)	Significant observable inputs (Level 2)	Significant unobservable inputs (Level 3)	Total

	(Dollars in thousands)
December 31, 2012
Priced via third party pricing services	$75,592	$24,101,390	$—	$24,176,982
Priced via independent broker quotations	—	32,492	—	32,492
Priced via matrices	—	—	—	—
Priced via other methods	—	14,272	1,812	16,084

	$75,592	$24,148,154	$1,812	$24,225,558

% of total	0.3%	99.7%	—%	100.0%

December 31, 2011
Priced via third party pricing services	$108,104	$18,201,877	$—	$18,309,981
Priced via independent broker quotations	—	194,143	—	194,143
Priced via matrices	—	—	—	—
Priced via other methods	—	20,732	2,098	22,830

	$108,104	$18,416,752	$2,098	$18,526,954

% of total	0.6%	99.4%	—%	100.0%

Management's assessment of all available data when determining fair value of our investments is necessary to appropriately apply fair value accounting.

We utilize independent pricing services in estimating the fair values of investment securities. The independent pricing services incorporate a variety of observable market data in their valuation techniques, including:

•
reported trading prices,

•
benchmark yields

•
broker-dealer quotes,

•
benchmark securities,

•
bids and offers,

•
credit ratings,

•
relative credit information, and

•
other reference data.

The independent pricing services also take into account perceived market movements and sector news, as well as a security's terms and conditions, including any features specific to that issue that may influence risk and marketability. Depending on the security, the priority of the use of observable market inputs may change as some observable market inputs may not be relevant or additional inputs may be necessary.

The independent pricing services provide quoted market prices when available. Quoted prices are not always available due to market inactivity. When quoted market prices are not available, the third parties use yield data and other factors relating to instruments or securities with similar characteristics to determine fair value for securities that are not actively traded. We generally obtain one value from our primary external pricing service. In situations where a price is not available from this service, we may obtain further quotes or prices from additional parties as needed. In addition, for our callable United States Government sponsored agencies we obtain two broker quotes and take the average of two broker prices received. Market indices of similar rated asset class spreads are considered for valuations and broker indications of similar securities are compared. Inputs used by the broker include market information, such as yield data and other factors relating to instruments or securities with similar characteristics. Valuations and quotes obtained from third party commercial pricing services are non-binding and do not represent quotes on which one may execute the disposition of the assets.

We validate external valuations at least quarterly through a combination of procedures that include the evaluation of methodologies used by the pricing services, analytical reviews and performance analysis of the prices against trends, and maintenance of a securities watch list. Additionally, as needed we utilize discounted cash flow models or perform independent valuations on a case-by-case basis of inputs and assumptions similar to those used by the pricing services. Although we do identify differences from time to time as a result of these validation procedures, we did not make any significant adjustments as of March 31, 2013, December 31, 2012 and 2011.

Evaluation of other than temporary impairments and allowance for loan loss

The evaluation of investments for other than temporary impairments involves significant judgment and estimates by management. We review and analyze all investments on an ongoing basis for changes in market interest rates and credit deterioration. This review process includes analyzing our ability to recover the amortized cost or cost basis of each investment that has a fair value that is lower than its amortized cost or cost and requires a high degree of management judgment and involves uncertainty. The evaluation of securities for other than temporary impairments is a quantitative and qualitative process, which is subject to risks and uncertainties.

We have a policy and process in place to identify securities that could potentially have an impairment that is other than temporary. This process involves monitoring market events and other items that could impact issuers. The evaluation includes but is not limited to such factors as:

•
the length of time and the extent to which the fair value has been less than amortized cost or cost;

•
whether the issuer is current on all payments and all contractual payments have been made as agreed;

•
the remaining payment terms and the financial condition and near-term prospects of the issuer;

•
the lack of ability to refinance due to liquidity problems in the credit market;

•
the fair value of any underlying collateral;

•
the existence of any credit protection available;

•
our intent to sell and whether it is more likely than not we would be required to sell prior to recovery for debt securities;

•
our assessment in the case of equity securities including perpetual preferred stocks with credit deterioration that the security cannot recover to cost in a reasonable period of time;

•
our intent and ability to retain equity securities for a period of time sufficient to allow for recovery;

•
consideration of rating agency actions; and

•
changes in estimated cash flows of residential mortgage and asset-backed securities.

We determine whether other than temporary impairment losses should be recognized for debt and equity securities by assessing all facts and circumstances surrounding each security. Where the decline in market value of debt securities is attributable to changes in market interest rates or to factors such as market volatility, liquidity and spread widening, and we anticipate recovery of all contractual or expected cash flows, we do not consider these investments to be other than temporarily impaired because we do not intend to sell these investments and it is not more likely than not we will be required to sell these investments before a recovery of amortized cost, which may be maturity. For equity securities, we recognize an impairment charge in the period in which we do not have the intent and ability to hold the securities until recovery of cost or we determine that the security will not recover to book value within a reasonable period of time. We determine what constitutes a reasonable period of time on a security-by-security basis by considering all the evidence available to us, including the magnitude of any unrealized loss and its duration. In any event, this period does not exceed 18 months from the date of impairment for perpetual preferred securities for which there is evidence of deterioration in credit of the issuer and common equity securities. For perpetual preferred securities absent evidence of a deterioration in credit of the issuer we apply an impairment model, including an anticipated recovery period, similar to a debt security.

Other than temporary impairment losses on equity securities are recognized in operations. If we intend to sell a debt security or if it is more likely than not that we will be required to sell a debt security before recovery of its amortized cost basis, other than temporary impairment has occurred and the difference between amortized cost and fair value will be recognized as a loss in operations.

If we do not intend to sell and it is not more likely than not we will be required to sell the debt security but also do not expect to recover the entire amortized cost basis of the security, an impairment loss would be recognized in operations in the amount of the expected credit loss. We determine the amount of expected credit loss by calculating the present value of the cash flows expected to be collected discounted at each security's acquisition yield based on our consideration of whether the security was of high credit quality at the time of acquisition. The difference between the present value of expected future cash flows and the amortized cost basis of the security is the amount of credit loss recognized in operations. The remaining amount of the other than temporary impairment is recognized in other comprehensive income.

The determination of the credit loss component of a residential mortgage-backed security is based on a number of factors. The primary consideration in this evaluation process is the issuer's ability to meet current and future interest and principal payments as contractually stated at time of purchase. Our review of these securities includes an analysis of the cash flow modeling under various default scenarios considering independent third party benchmarks, the seniority of the specific tranche within the structure of the security, the composition of the collateral and the actual default, loss severity and prepayment experience exhibited. With the input of third party assumptions for default projections, loss severity and prepayment expectations, we evaluate the cash flow projections to determine whether the security is performing in accordance with its contractual obligation.

We utilize the models from a leading structured product software specialist serving institutional investors. These models incorporate each security's seniority and cash flow structure. In circumstances where the analysis implies a potential for principal loss at some point in the future, we use our "best estimate" cash flow projection discounted at the security's effective yield at acquisition to determine the amount of our potential credit loss associated with this security. The discounted expected future cash flows equates to our expected recovery value. Any shortfall of the expected recovery when compared to the amortized cost of the security will be recorded as the credit loss component of other than temporary impairment.

The cash flow modeling is performed on a security-by-security basis and incorporates actual cash flows on the residential mortgage-backed securities through the current period, as well as the projection of remaining cash flows using a number of assumptions including default rates, prepayment rates and loss severity rates. The default curves we use are tailored to the Prime or Alt-A residential mortgage-backed securities that we own, which assume lower default rates and loss severity for Prime securities versus Alt-A securities. These default curves are scaled higher or lower depending on factors such as current underlying mortgage loan performance, rating agency loss projections, loan to value ratios, geographic diversity, as well as other appropriate considerations. The default curves generally assume lower loss levels for older vintage securities versus more recent vintage securities, which reflects the decline in underwriting standards over the years.

The determination of the credit loss component of a corporate bond (including redeemable preferred stocks) is based on the underlying financial performance of the issuer and their ability to meet their contractual obligations. Considerations in our evaluation include, but are not limited to, credit rating changes, financial statement and ratio analysis, changes in management, large changes in credit spreads, breaches of financial covenants and a review of the economic outlook for the industry and markets in which they trade. In circumstances where an issuer appears unlikely to meet its future obligation, or the security's price decline is deemed other than temporary, an estimate of credit loss is determined. Credit loss is calculated using default probabilities as derived from the credit default swaps markets in conjunction with recovery rates derived from independent third party analysis or a best estimate of credit loss. This credit loss rate is then incorporated into a present value calculation based on an expected principal loss in the future discounted at the yield at the date of purchase and compared to amortized cost to determine the amount of credit loss associated with the security.

In addition, for debt securities which we do not intend to sell and it is not more likely than not we will be required to sell, but our intent changes due to changes or events that could not have been reasonably anticipated, an other than temporary impairment charge is recognized. Once an impairment charge has been recorded, we then continue to review the other than temporarily impaired securities for appropriate valuation on an ongoing basis. Unrealized losses may be recognized in future periods through a charge to earnings, should we later conclude that the decline in fair value below amortized cost is other than temporary pursuant to our accounting policy described above. The use of different methodologies and assumptions to determine the fair value of investments and the timing and amount of impairments may have a material effect on the amounts presented in our consolidated financial statements.

We evaluate our mortgage loan portfolio for the establishment of a loan loss reserve by specific identification of impaired loans and the measurement of an estimated loss for each individual loan identified. A mortgage loan is impaired when it is probable that we will be unable to collect all amounts due according to the contractual terms of the loan agreement. If we determine that the value of any specific mortgage loan is impaired, the carrying amount of the mortgage loan will be reduced to its fair value, based upon the present value of expected future cash flows from the loan discounted at the loan's effective interest rate, or the fair value of the underlying collateral less estimated costs to sell. In addition, we analyze the mortgage loan portfolio for the need of a general loan allowance for probable losses on all other loans. The amount of the general loan allowance is based upon management's evaluation of the collectability of the loan portfolio, historical loss experience, delinquencies, credit concentrations, underwriting standards and national and local economic conditions.

Our commercial mortgage loan portfolio has had a population of mortgage loans that we have been carrying with workout terms (e.g. interest only periods, period of suspended payments, etc.) and a population of mortgage loans that have been in a delinquent status (i.e. more than 60 days past due). It is from this population that we have been recognizing some impairment loss due to nonpayment and eventual satisfaction of the loan by taking ownership of the collateral real estate. In most cases the fair value of the collateral less estimated costs to sell such collateral has been less than the outstanding principal amount of the mortgage loan.

Our general loan loss allowance for periods through September 30, 2011 was calculated on the cumulative outstanding principal on loans making up the group of loans currently in workout terms and loans currently more than 60 days past due. We applied a factor to the total outstanding principal of these loans that was calculated as the average specific impairment loss for the most recent four quarters divided by the sum of the average of the total outstanding principal of delinquent loans for the most recent four quarters and the average of the total outstanding principal of loans in workout for the most recent four quarters. In the fourth quarter of 2011, we modified the calculation for determining our general loan loss allowance. The group of loans that we utilized to calculate an estimate of general loan loss allowance were those that had a debt service coverage ratio ("DSCR") of less than 1.0. The DSCR is calculated by dividing the net Operating Income of the mortgaged property by the contractual principal and interest payment due for the corresponding period. We developed the loss rates to apply to this group of loans by dividing the specific impairment loss for the most recent four quarters by the principal outstanding of the loans with a DSCR of less than 1.0.

During the year ended December 31, 2012, we completed a process of rating the mortgage loans in our portfolio based on factors such as historical operating performance, loan to value ratio and economic outlook, among others. We calculated a loss factor to apply to each rating based on historical losses we have recognized in our mortgage loan portfolio. We applied the loss factors to the total principal outstanding within each rating category to determine an appropriate estimate of general loan loss allowance at December 31, 2012. The change in methodology utilized to determine the general loan loss allowance did not result a material adjustment.

Policy liabilities for fixed index annuities

We offer a variety of fixed index annuities with crediting strategies linked to the S&P 500 Index and other equity and bond market indices. We purchase call options on the applicable indices as an investment to provide the income needed to fund the annual index credits on the index products. See "—Financial condition—Derivative instruments." Certain derivative instruments embedded in the fixed index annuity contracts are recognized in the consolidated balance sheet at their fair values and changes in fair value are recognized immediately in our consolidated statements of operations in accordance with accounting standards for derivative instruments and hedging activities.

Accounting for derivatives prescribes that the contractual obligations for future annual index credits are treated as a "series of embedded derivatives" over the expected life of the applicable contracts. Policy liabilities for fixed index annuities are equal to the sum of the "host" (or guaranteed) component and the embedded derivative component for each fixed index annuity policy. The host value is established at inception of the contract and accreted over the policy's life at a constant rate of interest. We estimate the fair value of the embedded derivative component at each valuation date by (i) projecting policy contract values and minimum guaranteed contract values over the expected lives of the contracts and (ii) discounting the excess of the projected contract value amounts at the applicable risk free interest rates adjusted for our nonperformance risk related to those liabilities. The projections of policy contract values are based on our best estimate assumptions for future policy growth and future policy decrements. Our best estimate assumptions for future policy growth include assumptions for the expected index credits on the next policy anniversary date which are derived from the fair values of the underlying call options purchased to fund such index credits and the expected costs of annual call options we will purchase in the future to fund index credits beyond the next policy anniversary. The projections of minimum guaranteed contract values include the same best estimate assumptions for policy decrements as were used to project policy contract values. The amounts reported in the consolidated statements of operations as "Interest sensitive and index product benefits" represent amounts credited to policy liabilities pursuant to accounting by insurance companies for certain long-duration contracts which include index credits through the most recent policy anniversary. The amounts reported in the consolidated statements of operations as "Changes in fair value of embedded derivatives" equal the change in the difference between policy benefit reserves for fixed index annuities computed under the derivative accounting standard and the long-duration contracts accounting standard at each balance sheet date.

In general, the change in the fair value of the embedded derivatives will not correspond to the change in fair value of the purchased call options because the purchased call options are one year options while the options valued in the embedded derivatives represent the rights of the contract holder to receive index credits over the entire period the fixed index annuities are expected to be in force, which typically exceeds 10 years.

The most sensitive assumption in determining policy liabilities for fixed index annuities is the rates used to discount the excess projected contract values. As indicated above, the discount rate reflects our nonperformance risk. If the discount rates used to discount the excess projected contract values at December 31, 2012 were to increase by 100 basis points, our reserves for fixed index annuities would decrease by $226.0 million recorded through operations as a decrease in the change in fair value of embedded derivatives and there would be a corresponding decrease of $136.7 million to our combined balance for deferred policy acquisition costs and deferred sales inducements recorded through operations as an increase in amortization of deferred policy acquisition costs and deferred sales inducements. A decrease by 100 basis points in the discount rate used to discount the excess projected contract values would increase our reserves for fixed index annuities by $252.2 million recorded through operations as an increase in the change in fair value of embedded derivatives and increase our combined balance for deferred policy acquisition costs and deferred sales inducements by $152.9 million recorded through operations as a decrease in amortization of deferred policy acquisition costs and deferred sales inducements.

Deferred policy acquisition costs and deferred sales inducements

Costs relating to the production of new business are not expensed when incurred but instead are capitalized as deferred policy acquisition costs or deferred sales inducements. Only costs which are expected to be recovered from future policy revenues and gross profits may be deferred.

Deferred policy acquisition costs and deferred sales inducements are subject to loss recognition testing on a quarterly basis or when an event occurs that may warrant loss recognition. Deferred policy acquisition costs consist principally of commissions and certain costs of policy issuance. Deferred sales inducements consist of premium and interest bonuses credited to policyholder account balances. See "Adopted Accounting Pronouncements" in Note 1 to our audited consolidated financial statements for discussion of an accounting standards update that modifies the definition of the types of costs that can be capitalized as deferred policy acquisition costs.

For annuity products, these costs are being amortized generally in proportion to expected gross profits from interest margins and, to a lesser extent, from product charges. Current and future period gross profits/margins for fixed index annuities also include the impact of amounts recorded for the change in fair value of derivatives and the change in fair value of embedded derivatives. Current period amortization is adjusted retrospectively through an unlocking process when estimates of current or future gross profits/margins (including the impact of realized investment gains and losses) to be realized from a group of products are revised. Our estimates of future gross profits/margins are based on actuarial assumptions related to the underlying policies terms, lives of the policies, yield on investments supporting the liabilities and level of expenses necessary to maintain the polices over their entire lives. Revisions are made based on historical results and our best estimates of future experience.

The impact of unlocking during 2012 was a $0.2 million decrease in amortization of deferred sales inducements and a $3.7 million increase in amortization of deferred policy acquisition costs. The impact of unlocking in 2012 was primarily due to adjustments made to future period assumptions for interest margins, surrenders, and lifetime income benefit rider utilization. The impact of unlocking during 2011 was a $5.0 million decrease in amortization of deferred sales inducements and a $9.1 million decrease in amortization of deferred policy acquisition costs. The impact of unlocking in 2011 was primarily due to account balance true ups as of September 30, 2011 and adjustments to future period assumptions for interest margins and surrenders. The impact of unlocking during 2010 was a $0.3 million increase in the amortization of deferred sales inducements and a $1.4 million increase in amortization of deferred policy acquisition costs. The impact of unlocking during 2010 was primarily due to adjustments made to future period assumptions for interest margins, surrenders, lifetime income benefit rider utilization and reinsurance costs.

Estimated future gross profits vary based on a number of sources including investment spread margins, surrender charge income, policy persistency, policy administrative expenses and realized gains and losses on investments including credit related other than temporary impairment losses. Estimated future gross profits are most sensitive to changes in investment spread margins, which are the most significant component of gross profits. If estimated gross profits for all future years on business in force at December 31, 2012 were to increase by 10%, our combined balance for deferred policy acquisition costs and deferred sales inducements at December 31, 2012 would increase by $88.6 million recorded through operations as a decrease to amortization of deferred policy acquisition costs and deferred sales inducements. Correspondingly, a 10% decrease in estimated gross profits for all future years would result in a $100.5 million decrease in the combined December 31, 2012 balances recorded through operations as an increase to amortization of deferred policy acquisition costs and deferred sales inducements.

Deferred income taxes

We account for income taxes using the liability method. This method provides for the tax effects of transactions reported in the consolidated financial statements for both taxes currently due and deferred. Deferred income taxes reflect the impact of temporary differences between the amount of assets and liabilities recognized for financial reporting purposes and such amounts recognized for tax purposes. A temporary difference is a transaction, or amount of a transaction, that is recognized currently for financial reporting purposes but will not be recognized for tax purposes until a future tax period, or is recognized currently for tax purposes but will not be recognized for financial reporting purposes until a future reporting period. Deferred income taxes are measured by applying enacted tax rates for the years in which the temporary differences are expected to be recovered or settled to the amount of each temporary difference.

The realization of deferred income tax assets is primarily based upon management's estimates of future taxable income. Valuation allowances are established when management estimates, based on available information, that it is more likely than not that deferred income tax assets will not be realized. Significant judgment is required in determining whether valuation allowances should be established, as well as the amount of such allowances. When making such determination, consideration is given to, among other things, the following:

•
future taxable income of the necessary character exclusive of reversing temporary differences and carryforwards;

•
future reversals of existing taxable temporary differences;

•
taxable income in prior carryback years; and

•
tax planning strategies.

Actual realization of deferred income tax assets and liabilities may materially differ from these estimates as a result of changes in tax laws as well as unanticipated future transactions impacting related income tax balances.

The realization of deferred income tax assets related to unrealized losses on our available for sale fixed maturity securities is also based upon our intent to hold these securities for a period of time sufficient to allow for a recovery in fair value and not realize the unrealized loss.

New accounting pronouncements

There are no accounting standards updates finalized to become effective in the future that will significantly affect our consolidated financial statements.

Market risk

We seek to invest our available funds in a manner that will maximize shareholder value and fund future obligations to policyholders and debtors, subject to appropriate risk considerations. We seek to meet this objective through investments that: (1) consist substantially of investment grade fixed maturity securities; (2) have projected returns which satisfy our spread targets; and (3) have characteristics which support the underlying liabilities. Many of our products incorporate surrender charges, market interest rate adjustments or other features to encourage persistency.

We seek to maximize the total return on our available for sale investments through active investment management. Accordingly, we have determined that our available for sale portfolio of fixed maturity securities is available to be sold in response to: (i) changes in market interest rates; (ii) changes in relative values of individual securities and asset sectors; (iii) changes in prepayment risks; (iv) changes in credit quality outlook for certain securities; (v) liquidity needs: and (vi) other factors. An OTTI shall be considered to have occurred when we have an intention to sell available for sale securities in an unrealized loss position. If we do not intend to sell a debt security, we consider all available evidence to make an assessment of whether it is more likely than not that we will be required to sell the security before the recovery of its amortized cost basis. If it is more likely than not that we will be required to sell the security before recovery of its amortized cost basis, an OTTI will be considered to have occurred.

Interest rate risk is our primary market risk exposure. Substantial and sustained increases and decreases in market interest rates can affect the profitability of our products, the fair value of our investments, and the amount of interest we pay on our floating rate subordinated debentures. Our floating rate trust preferred securities bear interest at the three month LIBOR plus 3.50% - 4.00%. Our outstanding balance of floating rate trust preferred securities was $164.5 million at March 31, 2013, of which $85.5 million has been swapped to a fixed rate and $79.0 million has been capped for a term of seven years beginning March or July 2014. See Note 5 to our audited and unaudited consolidated financial statements. The profitability of most of our products depends on the spreads between interest yield on investments and rates credited on insurance liabilities. We have the ability to adjust crediting rates (caps, participation rates or asset fee rates for index annuities) on substantially all of our annuity liabilities at least annually (subject to minimum guaranteed values). In addition, substantially all of our annuity products have surrender and withdrawal penalty provisions designed to encourage persistency and to help ensure targeted spreads are earned. However, competitive factors, including the impact of the level of surrenders and withdrawals, may limit our ability to adjust or maintain crediting rates at levels necessary to avoid narrowing of spreads under certain market conditions.

A major component of our interest rate risk management program is structuring the investment portfolio with cash flow characteristics consistent with the cash flow characteristics of our insurance liabilities. We use computer models to simulate cash flows expected from our existing business under various interest rate scenarios. These simulations enable us to measure the potential gain or loss in fair value of our interest rate-sensitive financial instruments, to evaluate the adequacy of expected cash flows from our assets to meet the expected cash requirements of our liabilities and to determine if it is necessary to lengthen or shorten the average life and duration of our investment portfolio. The "duration" of a security is the time weighted present value of the security's expected cash flows and is used to measure a security's sensitivity to changes in interest rates. When the durations of assets and liabilities are similar, exposure to interest rate risk is minimized because a change in value of assets should be largely offset by a change in the value of liabilities.

If interest rates were to increase 10% (31 basis points) from levels at March 31, 2013, we estimate that the fair value of our fixed maturity securities would decrease by approximately $687.3 million. The impact on stockholders' equity of such decrease (net of income taxes and certain adjustments for changes in amortization of deferred policy acquisition costs and deferred sales inducements) would be a decrease of $219.5 million in the accumulated other comprehensive income and a decrease in stockholders' equity. The computer models used to estimate the impact of a 10% change in market interest rates incorporate numerous assumptions require significant estimates and assume an immediate and parallel change in interest rates without any management of the investment portfolio in reaction to such change. Consequently, potential changes in value of our financial instruments indicated by the simulations will likely be different from the actual changes experienced under given interest rate scenarios, and the differences may be material. Because we actively manage our investments and liabilities, our net exposure to interest rates can vary over time. However, any such decreases in the fair value of our fixed maturity securities (unless related to credit concerns of the issuer requiring recognition of an other than temporary impairment) would generally be realized only if we were required to sell such securities at losses prior to their maturity to meet our liquidity needs, which we manage using the surrender and withdrawal provisions of our annuity contracts and through other means. See "—Financial condition—Liquidity and capital resources—Liquidity for insurance operations."

At March 31, 2013, 31% of our fixed income securities have call features and 0.3% ($0.1 billion) were subject to call redemption. Another 8% ($1.8 billion) will become subject to call redemption during the next twelve months, of which $522.3 million are short-term U.S. Government agency securities with a book yield of 0.76%. During the three months ended March 31, 2013 and 2012, we received $0.3 billion and $1.9 billion, respectively, in redemption proceeds related to the exercise of such call options. During the years ended December 31, 2012 and 2011, we received $4.6 billion and $3.2 billion, respectively, in net redemption proceeds related to the exercise of such call options, and these figures update and supersede the figures for such periods set forth in "Item 7A. Quantitative and Qualitative Disclosures About Market Risk" of our 2012 Form 10-K incorporated by reference into this prospectus supplement. We have reinvestment risk related to these redemptions to the extent we cannot reinvest the net proceeds in assets with credit quality and yield characteristics similar to the redeemed bonds. Such reinvestment risk typically occurs in a declining rate environment. Should rates decline to levels which tighten the spread between our average portfolio yield and average cost of interest credited on annuity liabilities, we have the ability to reduce crediting rates (caps, participation rates or asset fees for index annuities) on most of our annuity liabilities to maintain the spread at our targeted level. At March 31, 2013, approximately 99% of our annuity liabilities were subject to annual adjustment of the applicable crediting rates at our discretion, limited by minimum guaranteed crediting rates specified in the policies.

We purchase call options on the applicable indices to fund the annual index credits on our fixed index annuities. These options are primarily one-year instruments purchased to match the funding requirements of the underlying policies. Fair value changes associated with those investments are substantially offset by an increase or decrease in the amounts added to policyholder account balances for fixed index products. For the three months ended March 31, 2013 and 2012, the annual index credits to policyholders on their anniversaries were $135.3 million and $50.7 million, respectively. Proceeds received at expiration of these options related to such credits were $135.2 million and $50.9 million for the three months ended March 31, 2013 and 2012, respectively.

Within our hedging process we purchase options out of the money to the extent of anticipated minimum guaranteed interest on index policies. On the anniversary dates of the index policies, we purchase new one-year call options to fund the next annual index credits. The risk associated with these prospective purchases is the uncertainty of the cost, which will determine whether we are able to earn our spread on our index business. We manage this risk through the terms of our fixed index annuities, which permit us to change caps, participation rates and asset fees, subject to contractual features. By modifying caps, participation rates or asset fees, we can limit option costs to budgeted amounts, except in cases where the contractual features would prevent further modifications. Based upon actuarial testing which we conduct as a part of the design of our index products and on an ongoing basis, we believe the risk that contractual features would prevent us from controlling option costs is not material.

Business

Introduction

We are a leader in the development and sale of fixed index and fixed rate annuity products. We were incorporated in the state of Iowa on December 15, 1995. We are a full service underwriter of fixed annuity and life insurance products through our wholly-owned life insurance subsidiaries, American Equity Investment Life Insurance Company ("American Equity Life"), American Equity Investment Life Insurance Company of New York, and Eagle Life Insurance Company ("Eagle Life"). Our business consists primarily of the sale of fixed index and fixed rate annuities and, accordingly, we have only one business segment. Our business strategy is to focus on growing our annuity business and earning predictable returns by managing investment spreads and investment risk. We are currently licensed to sell our products in 50 states and the District of Columbia.

Annuity market overview

Our target market includes the group of individuals ages 45-75 who are seeking to accumulate tax-deferred savings. As of March 31, 2013, our typical policyholder was 64.2 years old, and the average contract fund value was $70,546. We believe that significant growth opportunities exist for annuity products because of favorable demographic and economic trends. According to the U.S. Census Bureau, there were approximately 39 million Americans age 65 and older in 2010, representing 13% of the U.S. population. By 2030, this sector of the population is expected to increase to 20% of the total population. Our fixed index and fixed rate annuity products are particularly attractive to this group as a result of the guarantee of principal with respect to those products, competitive rates of credited interest, tax-deferred growth and alternative payout options.

According to AnnuitySpec's Index Sales & Market Report, total industry sales of fixed index annuities increased 27% to $34.0 billion in 2012 from $26.8 billion in 2008. Our wide range of fixed index and fixed rate annuity products has enabled us to enjoy favorable growth during volatile equity and bond markets.

Our strategy

Our business strategy is to grow our annuity business and earn predictable returns by managing investment spreads and investment risk. Key elements of this strategy include the following:

•
Enhance our current independent agency network.    We believe that our successful relationships with approximately 60 national marketing organizations represent a significant competitive advantage. Our objective is to improve the productivity and efficiency of our core distribution channel by focusing our marketing and recruiting efforts on those independent agents capable of selling $1 million or more of annuity premium annually. This level of production qualifies them for our Gold Eagle program, which we introduced in 2007. We believe the Gold Eagle program has been effective as evidenced by the number of qualified Gold Eagle agents during the last three calendar years ranging from 945 in 2012 to as many as 1,227 in 2011. Our Gold Eagle agents account for 59% of total production in 2012 and 57% of total production in 2011 and 2010. Gold Eagle qualifiers receive a combination of cash and equity-based incentives as motivation for producing business for us.

  We believe the equity-based incentive compensation component of our Gold Eagle program is unique in our industry and distinguishes us from our competitors. Our continuing focus on relationships and efficiency will ultimately reduce our independent agents to a core group of professional annuity producers. We also seek opportunities to establish relationships with national marketing organizations and agents not presently associated with us and to provide all of our marketers with the highest quality service possible.

•
Continue to introduce innovative and competitive products.    We intend to be at the forefront of the fixed index and fixed rate annuity industry in developing and introducing innovative and competitive products. We were one of the first companies to offer a fixed index annuity that allows a choice among interest crediting strategies that includes both equity and bond indices as well as a traditional fixed rate strategy. We were also one of the first companies to include a living income benefit rider with our fixed index annuities. We enhanced our living income benefit rider to provide policyholders with protection against inflation and an additional death benefit. We believe that our continued focus on anticipating and responding to the product needs of our independent agents and policyholders will lead to increased customer loyalty, revenues and profitability.

•
Use our expertise to achieve targeted spreads on annuity products.    Historically, we have had a successful track record in achieving the targeted spreads on our annuity products. This historical success has been challenged in the current extended low interest rate environment. However, we intend to continue to leverage our experience and expertise in managing the investment spread during a range of interest rate environments to achieve, or work towards achieving, our targeted spreads. The target investment spread for our products ranges from 250 to 310 basis points. Our investment spread declined from 314 basis points in the first quarter of 2011 to 259 basis points in the fourth quarter of 2012. We have undertaken initiatives to increase our investment spread to 300 basis points, including managing crediting rates to policyholders and reinvesting excess cash balances. As a result of these initiatives and other factors, our investment spread increased to 268 basis points in the first quarter of 2013.

•
Maintain our profitability focus and improve operating efficiency.    We are committed to improving our profitability by advancing the scope and sophistication of our investment management and spread capabilities and continuously seeking out efficiencies within our operations. We have implemented competitive incentive programs for our national marketing organizations, agents and employees to stimulate performance.

•
Take advantage of the growing popularity of index products.    We believe that the growing popularity of fixed index annuity products that allow equity and bond market participation without the risk of loss of the premium deposit presents an attractive opportunity to grow our business. We intend to capitalize on our reputation as a leading provider of fixed index annuities in this expanding segment of the annuity market.

•
Focus on high quality service to agents and policyholders.    We have maintained high quality personal service as one of our highest priorities since the inception of our business and continue to strive for an unprecedented level of timely and accurate service to both our agents and policyholders. We believe this is one of our strongest competitive advantages.

•
Expand our distribution channels.    We formed our Eagle Life subsidiary with the goal of developing a network of broker-dealer firms and registered investment advisors to distribute our fixed index annuity products. We believe this to be the most effective means of building a core distribution channel of selling firms with representatives capable of selling $1 million or more of annuity premium annually.

Products

Annuities offer our policyholders a tax-deferred means of accumulating retirement savings, as well as a reliable source of income during the payout period. When our policyholders contribute cash to annuities, we account for these receipts as policy benefit reserves in the liability section of our consolidated balance sheet. The annuity deposits collected, by product type, during the three most recent years and the most recent quarter are as follows:

			Year ended December 31,
	Three months ended March 31, 2013
			2012		2011		2010
(Dollars in thousands)	Deposits collected	Deposits as a % of total	Deposits collected	Deposits as a % of total	Deposits collected	Deposits as a % of total	Deposits collected	Deposits as a % of total

Fixed index annuities:
Index strategies	$604,641	65%	$2,225,902	56%	$2,839,295	56%	$2,401,891	51%
Fixed strategy	243,129	26%	1,208,324	31%	1,377,987	27%	1,551,007	33%

	847,770	91%	3,434,226	87%	4,217,282	83%	3,952,898	84%
Fixed rate annuities	67,166	7%	348,049	9%	567,229	11%	544,193	12%
Single premium immediate annuities	14,980	2%	164,657	4%	305,603	6%	171,628	4%

	$929,916	100%	$3,946,932	100%	$5,090,114	100%	$4,668,719	100%

Fixed index annuities

Fixed index annuities allow policyholders to earn index credits based on the performance of a particular index without the risk of loss of their principal. Most of these products allow policyholders to transfer funds once a year among several different crediting strategies, including one or more index based strategies and a traditional fixed rate strategy. Approximately 97%, 97%, 95% and 95% of our fixed index annuity sales for the three months ended March 31, 2013, and the years ended December 31, 2012, 2011 and 2010, respectively, were "premium bonus" products. The initial annuity deposit on these policies is increased at issuance by a specified premium bonus ranging from 3% to 10%. Generally, there is a compensating adjustment in the surrender charges on the policy or the commission paid to the agent to offset the premium bonus.

The annuity contract value is equal to the sum of premiums paid, premium bonuses and interest credited ("index credits"), which is based upon an overall limit (or "cap") or a percentage (the "participation rate") of the annual appreciation (based in certain situations on monthly averages or monthly point-to-point calculations) in a recognized index or benchmark. Caps and participation rates limit the amount of annual interest the policyholder may earn in any one contract year and may be adjusted by us annually subject to stated minimums. Caps generally range from 1% to 13.5% and participation rates generally range from 10% to 100%. In addition, some products have an "asset fee" ranging from 1.5% to 5%, which is deducted from annual interest to be credited. For products with asset fees, if the annual appreciation in the index does not exceed the asset fee, the policyholder's index credit is zero. The minimum guaranteed contract values are equal to 87.5% of the premium collected plus interest credited at an annual rate ranging from 1% to 3.5%.

As of March 31, 2013, fixed index annuities using index-based strategies and fixed index annuities using fixed rate strategies represented 60% and 33%, respectively, of the total account value of our annuity deposits of $28.5 billion.

Fixed rate annuities

Fixed rate deferred annuities include annual reset and multi-year rate guaranteed products. Our annual reset fixed rate annuities have an annual interest rate (the "crediting rate") that is guaranteed for the first policy year. After the first policy year, we have the discretionary ability to change the crediting rate once annually to any rate at or above a guaranteed minimum rate. Our multi-year rate guaranteed annuities are similar to our annual reset products except that the initial crediting rate is guaranteed for up to a seven-year period before it may be changed at our discretion. The guaranteed rate on our fixed rate deferred annuities ranges from 1% to 4% and the initial guaranteed rate on our multi-year rate guaranteed policies ranges from 1.8% to 5%.

The initial crediting rate is largely a function of the interest rate we can earn on invested assets acquired with new annuity deposits and the rates offered on similar products by our competitors. For subsequent adjustments to crediting rates, we take into account the yield on our investment portfolio, annuity surrender assumptions, competitive industry pricing and crediting rate history for particular groups of annuity policies with similar characteristics. As of March 31, 2013, crediting rates on our outstanding fixed rate deferred annuities generally ranged from 1.6% to 5%. The average crediting rate on our outstanding fixed rate deferred annuities at March 31, 2013 was 3.11%.

As of March 31, 2013, fixed rate annuities represented 7% of the total account value of our annuity deposits of $28.5 billion.

Single premium immediate annuities

We also sell single premium immediate annuities ("SPIAs"). Our SPIAs are designed to provide a series of periodic payments for a fixed period of time or for life, according to the policyholder's choice at the time of issue. The amounts, frequency and length of time of the payments are fixed at the outset of the annuity contract. SPIAs are often purchased by persons at or near retirement age who desire a steady stream of payments over a future period of years. The implicit interest rate on SPIAs is based on market conditions when the policy is issued. The implicit interest rate on our outstanding SPIAs averaged 2.36% at March 31, 2013.

Withdrawal options—fixed index and fixed rate annuities

Policyholders are typically permitted penalty-free withdrawals of up to 10% of the contract value in each year after the first year, subject to limitations. Withdrawals in excess of allowable penalty-free amounts are assessed a surrender charge during a penalty period which ranges from 5 to 17 years for fixed index annuities and 3 to 15 years for fixed rate annuities from the date the policy is issued. This surrender charge initially ranges from 4.7% to 20% for fixed index annuities and 8% to 25% for fixed rate annuities of the contract value and generally decreases by approximately one to two percentage points per year during the surrender charge period. Surrender charges are set at levels aimed at protecting us from loss on early terminations and reducing the likelihood of policyholders terminating their policies during periods of increasing interest rates. This practice lengthens the effective duration of the policy liabilities and enhances our ability to maintain profitability on such policies. The policyholder may elect to take the proceeds of the annuity either in a single payment or in a series of payments for life, for a fixed number of years or a combination of these payment options.

Beginning in July 2007, substantially all of our fixed index annuity policies were issued with a lifetime income benefit rider. This rider provides an additional liquidity option to policyholders. With the lifetime income benefit rider, a policyholder can elect to receive guaranteed payments for life from their contract without requiring them to annuitize their contract value. The amount of the living income benefit available is determined by the growth in the policy's income account value as defined in the rider (4.5% to 8.0%) and the policyholder's age at the time the policyholder elects to begin receiving living income benefit payments. Living income benefit payments may be stopped and restarted at the election of the policyholder.

Life insurance

These products include traditional ordinary and term, universal life and other interest-sensitive life insurance products. We have approximately $2.4 billion of life insurance in force as of March 31, 2013. We intend to continue offering life insurance products for individual and group markets. Premiums related to this business accounted for 1% or less of revenues for the three months ended March 31, 2013 and the years ended December 31, 2012, 2011 and 2010.

Investments and spread management

Investment activities are an integral part of our business, and net investment income is a significant component of our total revenues. Profitability of many of our products is significantly affected by spreads between interest yields on investments, the cost of options to fund the annual index credits on our fixed index annuities and rates credited on our fixed rate annuities. We manage the index-based risk component of our fixed index annuities by purchasing call options on the applicable indices to fund the annual index credits on these annuities and by adjusting the caps, participation rates and asset fees on policy anniversary dates to reflect the change in the cost of such options which varies based on market conditions. All options are purchased to fund the index credits on our fixed index annuities on their respective anniversary dates, and new options are purchased at each of the anniversary dates to fund the next annual index credits. All crediting rates on non-multi-year rate guaranteed fixed rate deferred annuities may be changed annually, subject to minimum guarantees. Changes in caps, participation rates and asset fees on fixed index annuities and crediting rates on fixed rate annuities may not be sufficient to maintain targeted investment spreads in all economic and market environments. In addition, competition and other factors, including the potential for increases in surrenders and withdrawals, may limit our ability to adjust or to maintain caps, participation rates, asset fees and crediting rates at levels necessary to avoid narrowing of spreads under certain market conditions.

For additional information regarding the composition of our investment portfolio and our interest rate risk management, see "Management's discussion and analysis of financial condition and results of operations—Financial condition—Investments," "Management's discussion and analysis of financial condition and results of operations—Market risk" and Note 3 to our audited and unaudited consolidated financial statements.

Marketing

We market our products through a variable cost brokerage distribution network of approximately 60 national marketing organizations and, through them, approximately 24,000 independent agents. We emphasize high quality service to our agents and policyholders along with the prompt payment of commissions to our agents. We believe this has been significant in building excellent relationships with our existing agency force.

We actively recruit new agents and terminate those agents who have not produced business for us in recent periods and are unlikely to sell our products in the future. In our recruitment efforts, we emphasize that agents have direct access to our executive officers, giving us an edge in recruiting over larger and foreign-owned competitors. We also emphasize our products, service and our Gold Eagle program which provides unique cash and equity-based incentives to those agents selling $1 million or more of annuity premium annually. Our Gold Eagle agents accounted for 59% of total production in 2012 and 57% of total production in 2011 and 2010. We also have favorable relationships with our national marketing organizations.

The insurance distribution system is comprised of insurance brokers and marketing organizations. We are pursuing a strategy to increase the efficiency of our distribution network by strengthening our relationships with key national and regional marketing organizations, and we seek opportunities to establish relationships with organizations not presently associated with us. These organizations typically recruit agents for us by advertising our products and our commission structure through direct mail advertising or seminars for insurance agents and brokers. These organizations bear most of the cost incurred in marketing our products. We compensate marketing organizations by paying them a percentage of the commissions earned on new annuity policy sales generated by the agents recruited by such organizations. We also conduct incentive programs for marketing organizations and agents from time to time, including equity-based programs for our leading national marketers and those agents qualifying for our Gold Eagle program. We generally do not enter into exclusive arrangements with these marketing organizations.

In addition, we formed Eagle Life with the goal of developing a network of broker-dealer firms and registered investment advisors to distribute our fixed index annuity products. We believe this to be the most effective means of building a core distribution channel of selling firms with representatives capable of selling $1 million or more of annuity premium annually.

Three of our national marketing organizations accounted for more than 10% of the annuity deposits and insurance premiums collected during 2012, and we expect these organizations to continue as marketers for American Equity Life with a focus on selling our products. The states with the largest share of direct premiums collected during 2012 were: Florida (9.3%), California (8.7%), Illinois (6.4%), Texas (6.4%) and Pennsylvania (5.4%).

Competition and ratings

We operate in a highly competitive industry. Many of our competitors are substantially larger and enjoy substantially greater financial resources, higher ratings by rating agencies, broader and more diversified product lines and more widespread agency relationships. Our annuity products compete with fixed index, fixed rate and variable annuities sold by other insurance companies and also with mutual fund products, traditional bank investments and other investment and retirement funding alternatives offered by asset managers, banks, and broker-dealers. Our insurance products compete with products of other insurance companies, financial intermediaries and other institutions based on a number of features, including crediting rates, policy terms and conditions, service provided to distribution channels and policyholders, ratings, reputation and broker compensation.

The sales agents for our products use the ratings assigned to an insurer by independent rating agencies as one factor in determining which insurer's annuity to market. In recent years, the market for annuities has been dominated by those insurers with the highest ratings. The degree to which ratings adjustments have affected and will affect our sales and persistency is unknown. Following is a summary of American Equity Life's financial strength ratings:

	Financial strength rating	Outlook statement

A.M. Best Company
January 2011 - current	A-	Stable
November 2008 - January 2011	A-	Negative
August 2006 - October 2008	A-	Stable
Standard & Poor's
October 2011 - current	BBB+	Stable
September 2010 - October 2011	BBB+	Positive
July 2010 - September 2010	BBB+	Stable
July 2008 - July 2010	BBB+	Negative
Fitch Ratings
June 2013 - current	BB	Stable

Financial strength ratings generally involve quantitative and qualitative evaluations by rating agencies of a company's financial condition and operating performance. Generally, rating agencies base their ratings upon information furnished to them by the insurer and upon their own investigations, studies and assumptions. Ratings are based upon factors of concern to policyholders, agents and intermediaries and are not directed toward the protection of investors and are not recommendations to buy, sell or hold securities.

In addition to the financial strength ratings, rating agencies use an "outlook statement" to indicate a medium or long-term trend which, if continued, may lead to a rating change. A positive outlook indicates a rating may be raised and a negative outlook indicates a rating may be lowered. A stable outlook is assigned when ratings are not likely to be changed. Outlook statements should not be confused with expected stability of the insurer's financial or economic performance. A rating may have a "stable" outlook to indicate that the rating is not expected to change, but a "stable" outlook does not preclude a rating agency from changing a rating at any time without notice.

In January 2013, A.M. Best affirmed its rating outlook on the U.S. life/annuity sector as stable, which has been A.M. Best's outlook on our industry since 2010. In November 2012, Standard & Poor's issued its outlook on the U.S. life insurance sector as cautious, which changed from their stable outlook since late 2010. Broad economic uncertainties such as the low interest rate environment, relatively high unemployment and potential low sales of life insurance products are listed as factors by Standard & Poor's for their modification to a cautious outlook from their prior stable outlook. We believe the rating agencies think the economic recovery will continue to be slow, which may leave the potential for further credit losses, and low interest rates will put pressure on life insurers' earnings. The rating agencies have heightened the level of scrutiny they apply to insurance companies, increased the frequency and scope of their credit reviews, and may adjust upward the capital and other requirements employed in the rating agency models for maintenance of certain ratings levels.

A.M. Best Company ratings currently range from "A++" (Superior) to "F" (In Liquidation), and include 16 separate ratings categories. Within these categories, "A++" (Superior) and "A+" (Superior) are the highest, followed by "A" (Excellent) and "A-" (Excellent) then followed by "B++" (Good) and "B+" (Good). Publications of A.M. Best Company indicate that the "A-" rating is assigned to those companies that, in A.M. Best Company's opinion, have demonstrated an excellent ability to meet their ongoing obligations to policyholders.

Standard & Poor's insurer financial strength ratings currently range from "AAA (extremely strong)" to "R (under regulatory supervision)," and include 21 separate ratings categories, while "NR" indicates that Standard & Poor's has no opinion about the insurer's financial strength. Within these categories, "AAA" and "AA" are the highest, followed by "A" and "BBB." Publications of Standard & Poor's indicate that an insurer rated "BBB" is regarded as having good financial security characteristics, but is more likely to be affected by adverse business conditions than are higher rated insurers.

Fitch Ratings ratings currently range from "AAA" (High Credit Quality) to "D" (Default), and include 12 separate ratings categories, while "NR" indicates that Fitch Ratings has no opinion about the insurer's financial strength. Within these categories, "AAA" and "AA" are the highest, followed by "A," "BBB," "BB" and "B." Publications of Fitch Ratings state that "BB" ratings indicate an elevated vulnerability to default risk, particularly in the event of adverse changes in business or economic conditions over time; however, business or financial flexibility exists which supports the servicing of financial commitments.

A.M. Best Company, Standard & Poor's and Fitch Ratings review their ratings of insurance companies from time to time. There can be no assurance that any particular rating will continue for any given period of time or that it will not be changed or withdrawn entirely if, in their judgment, circumstances so warrant. If our ratings were to be negatively adjusted for any reason, we could experience a material decline in the sales of our products and the persistency of our existing business.

Reinsurance

Coinsurance

American Equity Life has two coinsurance agreements with EquiTrust Life Insurance Company ("EquiTrust"), covering 70% of certain of our fixed index and fixed rate annuities issued from August 1, 2001 through December 31, 2001, 40% of those contracts issued during 2002 and 2003, and 20% of those contracts issued from January 1, 2004 to July 31, 2004. The business reinsured under these agreements may not be recaptured without the consent of EquiTrust. Coinsurance deposits (aggregate policy benefit reserves transferred to EquiTrust under these agreements) were $1.0 billion, $1.0 billion and $1.1 billion at March 31, 2013, December 31, 2012 and December 31, 2011, respectively. We remain liable to policyholders with respect to the policy liabilities ceded to EquiTrust should EquiTrust fail to meet the obligations it has coinsured. EquiTrust has received a financial strength rating of "B+" (Good) with a stable outlook from A.M. Best Company. None of the coinsurance deposits with EquiTrust are deemed by management to be uncollectible.

Effective July 1, 2009, we entered into two funds withheld coinsurance agreements with Athene Life Re Ltd. ("Athene"), an unauthorized life reinsurer domiciled in Bermuda. One agreement ceded 20% of certain of our fixed index annuities issued from January 1, 2009 through March 31, 2010. The business reinsured under this agreement is not eligible for recapture until the end of the month following seven years after the date of issuance of the policy. The other agreement cedes 80% of our multi-year rate guaranteed annuities issued on or after July 1, 2009. The business reinsured under this agreement may not be recaptured. Coinsurance deposits (aggregate policy benefit reserves transferred to Athene under these agreements) were $1.9 billion, $1.9 billion and $1.7 billion at March 31, 2013, December 31, 2012 and December 31, 2011, respectively. We remain liable to policyholders with respect to the policy liabilities ceded to Athene should Athene fail to meet the obligations it has coinsured. The annuity deposits that have been ceded to Athene are being held in a trust on a funds withheld basis. American Equity Life is named as the sole beneficiary of the trust. The funds withheld assets, combined with any assets held in trust for the benefit of American Equity Life and any letters of credit established by Athene for the benefit of American Equity Life, are required to remain at a combined value that is sufficient to support the policy benefit liabilities ceded to Athene on a statutory basis. If the combined value of the funds withheld account, any assets held in trust for the benefit of American Equity Life and any letters of credit established by Athene for the benefit of American Equity Life, would ever reach a point where their combined value is less than the amount of the policy benefit liabilities ceded to Athene on a statutory basis, Athene is required to deposit additional assets into the funds withheld account, establish an additional letter of credit or deposit additional securities in a trust, as the case may be, for the amount of any shortfall. None of the coinsurance deposits with Athene are deemed by management to be uncollectible.

Financing arrangements

American Equity Life has three reinsurance transactions with Hannover Life Reassurance Company of America, ("Hannover"), which are treated as reinsurance under statutory accounting practices and as financing arrangements under U.S. generally accepted accounting principles ("GAAP"). The statutory surplus benefits under these agreements are eliminated under GAAP and the associated charges are recorded as risk charges and included in other operating costs and expenses in the consolidated statements of operations. The transactions became effective October 1, 2005 (the "2005 Hannover Transaction"), December 31, 2008 (the "2008 Hannover Transaction") and March 31, 2011 (the "2011 Hannover Transaction"). The 2008 Hannover Transaction and the 2011 Hannover Transaction terminate after the final year of surplus reduction (see following discussion of each agreement), and the statutory surplus benefit is reduced over a five year period and is eliminated upon termination.

The 2011 Hannover Transaction is a coinsurance and yearly renewable term reinsurance agreement for statutory purposes and provided $49.2 million in net pretax statutory surplus benefit at inception in 2011. Pursuant to the terms of this agreement, pretax statutory surplus was reduced by $11.8 million and $9.2 million in 2012 and 2011, respectively, and is expected to be reduced as follows: 2013—$11.3 million, 2014—$10.8 million, and 2015—$10.3 million. These amounts include risk charges equal to 1.25% of the pretax statutory surplus benefit as of the end of each calendar quarter.

The 2008 Hannover Transaction is a coinsurance and yearly renewable term reinsurance agreement for statutory purposes and provided $29.5 million in net pretax statutory surplus benefit in 2008. Pursuant to the terms of this agreement, pretax statutory surplus was reduced by $6.8 million and $6.7 million in 2012 and 2011, respectively, and is expected to be reduced as follows: 2013—$6.9 million. These amounts include risk charges equal to 1.25% of the pretax statutory surplus benefit as of the end of each calendar quarter.

The 2005 Hannover Transaction is a yearly renewable term reinsurance agreement for statutory purposes covering 47% of waived surrender charges related to penalty free withdrawals and deaths on certain business. The agreement has been amended several times to include policy forms that were not in existence at the time this agreement became effective. We may recapture the risks reinsured under this agreement as of the end of any quarter. The reserve credit recorded on a statutory basis by American Equity Life was $184.7 million, $180.3 million and $162.5 million at March 31, 2013, December 31, 2012 and December 31, 2011, respectively. We pay quarterly reinsurance premiums under this agreement with an experience refund calculated on a quarterly basis resulting in a risk charge equal to approximately 5.8% of the weighted average statutory reserve credit. The experience refund is no longer payable to American Equity Life after December 31, 2015. Since American Equity Life will no longer receive an experience refund after December 31, 2015, the agreement is punitive to us if we do not exercise our rights to recapture prior to January 1, 2016.

Indemnity reinsurance

Consistent with the general practice of the life insurance industry, American Equity Life enters into agreements of indemnity reinsurance with other insurance companies in order to reinsure portions of the coverage provided by its annuity, life and accident and health insurance products. Indemnity reinsurance agreements are intended to limit a life insurer's maximum loss on a large or unusually hazardous risk or to diversify its risks. Indemnity reinsurance does not discharge the original insurer's primary liability to the insured.

The maximum loss retained by us on all life insurance policies we have issued was $0.1 million or less as of December 31, 2012. American Equity Life's reinsured business under indemnity reinsurance agreements is primarily ceded to two reinsurers. Reinsurance related to life and accident and health insurance that was ceded by us to these reinsurers was immaterial.

During 2007, American Equity Life entered into reinsurance agreements with Ace Tempest Life Reinsurance Ltd and Hannover to cede to each 50% of the risk associated with our living income benefit rider on certain fixed index annuities issued in 2007. The amounts ceded under these agreements were immaterial as of and for the years ended December 31, 2012 and 2011.

We believe the assuming companies will be able to honor all contractual commitments, based on our periodic review of their financial statements, insurance industry reports and reports filed with state insurance departments.

Regulation

As a life insurance company, we are subject to regulation and supervision by the states in which we transact business. State insurance laws establish supervisory agencies with broad regulatory authority, including the power to:

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grant and revoke licenses to transact business;

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regulate and supervise trade practices and market conduct;

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establish guaranty associations;

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license agents;

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approve policy forms;

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approve premium rates for some lines of business;

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establish reserve requirements;

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prescribe the form and content of required financial statements and reports;

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determine the reasonableness and adequacy of statutory capital and surplus;

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perform financial, market conduct and other examinations;

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define acceptable accounting principles for statutory reporting;

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regulate the type and amount of permitted investments; and

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limit the amount of dividends and surplus note payments that can be paid without obtaining regulatory approval.

Our life subsidiaries are subject to periodic examinations by state regulatory authorities. The New York Insurance Department is currently performing its usual tri-annual financial exam of American Equity Investment Life Insurance Company of New York for the period ending December 31, 2010. This exam is anticipated to be completed in 2013.

The payment of dividends or the distributions, including surplus note payments, by our life subsidiaries is subject to regulation by each subsidiary's state of domicile's insurance department. Currently, American Equity Life may pay dividends or make other distributions without the prior approval of the Iowa Insurance Commissioner, unless such payments, together with all other such payments within the preceding twelve months, exceed the greater of (1) American Equity Life's statutory net gain from operations for the preceding calendar year, or (2) 10% of American Equity Life's statutory surplus at the preceding December 31. For 2013, up to $165.6 million can be distributed as dividends by American Equity Life without prior approval of the Iowa Insurance Commissioner. In addition, dividends and surplus note payments may be made only out of earned surplus, and all surplus note payments are subject to prior approval by regulatory authorities. American Equity Life had $745.5 million of statutory earned surplus at March 31, 2013.

Most states have also enacted regulations on the activities of insurance holding company systems, including acquisitions, extraordinary dividends, the terms of surplus notes, the terms of affiliate transactions and other related matters. We are registered pursuant to such legislation in Iowa. A number of state legislatures have also considered or have enacted legislative proposals that alter and, in many cases, increase the authority of state agencies to regulate insurance companies and holding company systems.

Most states, including Iowa and New York where our life subsidiaries are domiciled, have enacted legislation or adopted administrative regulations affecting the acquisition of control of insurance companies as well as transactions between insurance companies and persons controlling them. The nature and extent of such legislation and regulations currently in effect vary from state to state. However, most states require administrative approval of the direct or indirect acquisition of 10% or more of the outstanding voting securities of an insurance company incorporated in the state. The acquisition of 10% of such securities is generally deemed to be the acquisition of "control" for the purpose of the holding company statutes and requires not only the filing of detailed information concerning the acquiring parties and the plan of acquisition, but also administrative approval prior to the acquisition. In many states, the insurance authority may find that "control" in fact does not exist in circumstances in which a person owns or controls more than 10% of the voting securities.

Historically, the federal government has not directly regulated the business of insurance. However, federal legislation and administrative policies in several areas, including pension regulation, age and sex discrimination, financial services regulation, securities regulation and federal taxation can significantly affect the insurance business. Additionally, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the "Dodd-Frank Act") generally provides for enhanced federal supervision of financial institutions, including insurance companies in certain circumstances, and financial activities that represent a systemic risk to financial stability or the U.S. economy. Under the Dodd-Frank Act, a Federal Insurance Office has been established within the U.S. Treasury Department to monitor all aspects of the insurance industry and its authority will likely extend to our business, although the Federal Insurance Office is not empowered with any general regulatory authority over insurers. The director of the Federal Insurance Office serves in an advisory capacity to the newly established Financial Stability Oversight Council and will have the ability to recommend that an insurance company be subject to heightened prudential standards by the Federal Reserve, if it is determined that financial distress at the company could pose a threat to financial stability in the U.S. The Dodd-Frank Act also provides for the preemption of state laws when inconsistent with certain international agreements.

State insurance regulators and the National Association of Insurance Commissioners ("NAIC") are continually reexamining existing laws and regulations and developing new legislation for the passage by state legislatures and new regulations for adoption by insurance authorities. Proposed laws and regulations or those still under development pertain to insurer solvency and market conduct and in recent years have focused on:

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insurance company investments;

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risk-based capital ("RBC") guidelines, which consist of regulatory targeted surplus levels based on the relationship of statutory capital and surplus, with prescribed adjustments, to the sum of stated percentages of each element of a specified list of company risk exposures;

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the implementation of non-statutory guidelines and the circumstances under which dividends may be paid;

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principles-based reserving;

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product approvals;

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agent licensing;

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underwriting practices; and

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life insurance and annuity sales practices.

The NAIC's RBC requirements are intended to be used by insurance regulators as an early warning tool to identify deteriorating or weakly capitalized insurance companies for the purpose of initiating regulatory action. The RBC formula defines a minimum capital standard which supplements low, fixed minimum capital and surplus requirements previously implemented on a state-by-state basis. Such requirements are not designed as a ranking mechanism for adequately capitalized companies.

The NAIC's RBC requirements provide for four levels of regulatory attention depending on the ratio of a company's total adjusted capital to its RBC. Adjusted capital is defined as the total of statutory capital and surplus, asset valuation reserve and certain other adjustments. Calculations using the NAIC formula at December 31, 2012, indicated that American Equity Life's ratio of total adjusted capital to the highest level at which regulatory action might be initiated was 332%.

Our life subsidiaries also may be required, under the solvency or guaranty laws of most states in which they do business, to pay assessments up to certain prescribed limits to fund policyholder losses or liabilities of insolvent insurance companies. These assessments may be deferred or forgiven under most guaranty laws if they would threaten an insurer's financial strength and, in certain instances, may be offset against future premium taxes. Assessments related to business reinsured for periods prior to the effective date of the reinsurance are the responsibility of the ceding companies.

Federal income tax

The annuity and life insurance products that we market generally provide the policyholder with a federal income tax advantage, as compared to certain other savings investments such as certificates of deposit and taxable bonds, in that federal income taxation on any increases in the contract values (i.e., the "inside build-up") of these products is deferred until it is received by the policyholder. With other savings investments, the increase in value is generally taxed each year as it is realized. Additionally, life insurance death benefits are generally exempt from income tax.

From time to time, various tax law changes have been proposed that could have an adverse effect on our business, including the elimination of all or a portion of the income tax advantage described above for annuities and life insurance. If legislation were enacted to eliminate the tax deferral for annuities, such a change would have an adverse effect on our ability to sell non-qualified annuities. Non-qualified annuities are annuities that are not sold to an individual retirement account or other qualified retirement plan.

Beginning in 2013, distributions from non-qualified annuity policies will be considered "investment income" for purposes of the newly enacted Medicare tax on investment income contained in the Health Care and Education Reconciliation Act of 2010. As a result, in certain circumstances a 3.8% tax may be applied to some or the entire taxable portion of distributions from non-qualified annuities to individuals whose income exceeds certain threshold amounts. This new tax may have an adverse effect on our ability to sell non-qualified annuities to individuals whose income exceeds these threshold amounts.

Employees

As of December 31, 2012, we had 399 full-time employees. We have experienced no work stoppages or strikes and consider our relations with our employees to be excellent. None of our employees are represented by a union.

Properties

We lease commercial office space in one building in West Des Moines, Iowa, for our principal offices under an operating lease that expires on November 21, 2021. We also lease our office in Pell City, Alabama, pursuant to an operating lease that expires on December 31, 2013. We are fully utilizing these facilities and believe both locations to be sufficient to house our operations for the foreseeable future.

Legal proceedings

We are occasionally involved in litigation, both as a defendant and as a plaintiff. In addition, state regulatory bodies, such as state insurance departments, the SEC, FINRA, the Department of Labor, and other regulatory bodies regularly make inquiries and conduct examinations or investigations concerning our compliance with, among other things, insurance laws, securities laws, the Employee Retirement Income Security Act of 1974, as amended, and laws governing the activities of broker-dealers.

In accordance with applicable accounting guidelines, we establish an accrued liability for litigation and regulatory matters when those matters present loss contingencies that are both probable and estimable. As a litigation or regulatory matter is developing, we, in conjunction with outside counsel, evaluate on an ongoing basis whether the matter presents a loss contingency that meets conditions indicating the need for accrual and/or disclosure, and if not the matter will continue to be monitored for further developments. If and when the loss contingency related to litigation or regulatory matters is deemed to be both probable and estimable, we establish an accrued liability with respect to that matter and continue to monitor the matter for further developments that may affect the amount of the accrued liability. We recorded an estimated litigation liability of $17.5 million during the third quarter of 2012 based on developments in the mediation of the matter discussed below.

In recent years, companies in the life insurance and annuity business have faced litigation, including class action lawsuits, alleging improper product design, improper sales practices and similar claims. We are currently a defendant in a purported class action, McCormack, et al. v. American Equity Investment Life Insurance Company, et al., in the United States District Court for the Central District of California, Western Division and Anagnostis v. American Equity, et al., coordinated in the Central District, entitled, In Re: American Equity Annuity Practices and Sales Litigation, in the United States District Court for the Central District of California, Western Division (complaint filed September 7, 2005) (the "Los Angeles Case"), involving allegations of improper sales practices and similar claims as described below.

The Los Angeles Case is a consolidated action involving several lawsuits filed by individuals, and the individuals are seeking class action status for a national class of purchasers of annuities issued by us; however, no class has yet been certified. The named plaintiffs in this consolidated case are Bernard McCormack, Gust Anagnostis by and through Gary S. Anagnostis and

Robert C. Anagnostis, Regina Bush by and through Sharon Schipiour, Lenice Mathews by and through Mary Ann Maclean and George Miller. The allegations generally attack the suitability of sales of deferred annuity products to persons over the age of 65. The plaintiffs seek rescission and injunctive relief including restitution and disgorgement of profits on behalf of all class members under California Business & Professions Code section 17200 et seq. and Racketeer Influenced and Corrupt Organizations Act; compensatory damages for breach of fiduciary duty and aiding and abetting of breach of fiduciary duty; unjust enrichment and constructive trust; and other pecuniary damages under California Civil Code section 1750 and California Welfare & Institutions Codes section 15600 et seq. We have participated in mediation sessions with plaintiffs' counsel since 2011 where potential settlement terms have been discussed. Based upon the current status of those discussions, the $17.5 million litigation liability referred to above represents our best estimate of probable loss with respect to this litigation. However, a formal settlement has not been reached, the potential settlement has not been reviewed by the court and other factors could potentially result in a change in this estimate as further developments take place. In light of the inherent uncertainties involved in the pending purported class action lawsuit, there can be no assurance that such litigation, or any other pending or future litigation, will not have a material adverse effect on our business, financial condition, or results of operations.

Management

The following table sets forth information regarding our directors and executive officers, as of the date of this prospectus supplement.

Name	Age	Position

David J. Noble	81	Executive Chairman of the Board of Directors
John M. Matovina	58	Vice Chairman of the Board of Directors, Chief Executive Officer and President
Debra J. Richardson	56	Director, Executive Vice President and Secretary
Joyce A. Chapman	68	Director
Alexander M. Clark	79	Director
James M. Gerlach	71	Director
Robert L. Howe	70	Lead Independent Director
David S. Mulcahy	60	Director
Gerard D. Neugent	61	Director
A. J. Strickland, III	71	Director
Harley A. Whitfield, Sr.	82	Director
Ted M. Johnson	43	Chief Financial Officer and Treasurer
Ronald J. Grensteiner	50	President of American Equity Investment Life Insurance Company
William R. Kunkel	56	Executive Vice President—Legal and General Counsel
Jeffrey D. Lorenzen	47	Senior Vice President and Chief Investment Officer
Scott A. Samuelson	40	Vice President—Controller

Board of directors

David J. Noble.    David J. Noble serves as Executive Chairman of the Board of the Company and served as Chairman, Chief Executive Officer, President and Treasurer of the Company since its formation in 1995 until January 1, 2009. Mr. Noble was Chief Executive Officer of The Statesman Group, Inc. ("Statesman") from 1982 through 1994 and was a director of Statesman (from 1975) and its President (from 1979) until he left to form our Company at the end of 1995. Mr. Noble has been active in the insurance industry for over 50 years. Mr. Noble is a director of Twenty Services, Inc.

John M. Matovina.    John M. Matovina has served as Vice Chairman, Chief Executive Officer and President of the Company since June 27, 2012. He served as Vice Chairman, Chief Financial Officer and Treasurer of the Company from January 1, 2009 to June 27, 2012 and as our Vice Chairman since June 2003. Mr. Matovina was a private investor and a financial consultant to us from 1997 to 2003. From November 1983 through November 1996, he was a senior financial officer of Statesman and many of its subsidiaries, and, prior to Statesman's acquisition in September 1994, he served as Statesman's Chief Financial Officer, Treasurer and Secretary. Mr. Matovina is a certified public accountant and has more than 25 years' experience in the life insurance industry.

Debra J. Richardson.    Debra J. Richardson has served as Executive Vice President and Secretary of the Company since January 1, 2009. Prior to that, Ms. Richardson served as Senior Vice President and Secretary of the Company since 1996. Ms. Richardson was employed by Statesman from 1977 through April 1996 serving in various positions including

Vice President—Shareholder/Investor Relations. Ms. Richardson has been involved in the insurance industry for over 35 years.

Joyce A. Chapman.    Joyce A. Chapman is a retired banker who worked over 35 years with West Bank, West Des Moines, Iowa. While at West Bank, Ms. Chapman served in various capacities related to bank administration and operations. Ms. Chapman has served in numerous positions of leadership in philanthropic and banking industry organizations. Ms. Chapman also serves as a director for West Bancorporation, Inc.

Alexander M. Clark.    Alexander M. Clark serves as a senior advisor in the Insurance Group at Griffin Financial Group, LLC and served as a Senior Managing Director, Insurance Group at Griffin Financial Group, LLC from November 2010 to November 2012. Mr. Clark was Managing Director-Insurance Investment Banking from February 2006 to October 2010 at Madison Williams & Company, Inc. From October 1993 to February 2006, Mr. Clark was Managing Director with Advest, Inc. Mr. Clark is a chartered financial analyst. He has served as a director of our New York life subsidiary since August 2005 and also serves as a director of Pennsylvania National Insurance Group, Unity Financial Life Insurance Company and Penn Treaty American Corporation. Mr. Clark's investment banking activities have been focused primarily on insurance companies and he has been actively involved in the insurance industry for over 30 years.

James M. Gerlach.    James M. Gerlach served as Executive Vice President of the Company from 1996 until his retirement on December 31, 2011. Prior to joining us, Mr. Gerlach served as Executive Vice President of American Life and Casualty Insurance Company ("American Life and Casualty") and as Executive Vice President and Treasurer of Vulcan Life Insurance Company, a subsidiary of American Life and Casualty. Mr. Gerlach has been active in the insurance industry for over 45 years.

Robert L. Howe.    Robert L. Howe is the Lead Independent Director of the Board of Directors. He served the State of Iowa Insurance Division from 1964 to 2002 in various capacities. He was named Deputy Commissioner and Chief Examiner in 1985 and served in this position until his retirement in 2002. During this time, Mr. Howe was responsible for the financial oversight of 220 domestic insurance companies. Since his retirement, Mr. Howe has been a self-employed insurance consultant serving as a director of EMC National Life Company from 2003 until 2007, and from 2007 to present, Mr. Howe has served as a director of EMC Insurance Group. He also serves as the designated financial expert on the board of directors of EMC Insurance Group. Mr. Howe is a certified financial examiner, certified insurance examiner, certified government financial manager and accredited insurance receiver.

David S. Mulcahy.    David S. Mulcahy was elected to serve on the Company's Board of Directors on January 24, 2011. Mr. Mulcahy previously served as a member of the Company's Board of Directors from 1996 to 2006. Mr. Mulcahy currently serves as Chairman of the Board of Directors of Monarch Materials Group, Inc. Mr. Mulcahy is a certified public accountant and was a senior tax partner in the Des Moines office of Ernst & Young LLP, where he was employed from 1976 through 1994.

Gerard D. Neugent.    Gerard D. Neugent is the President and Chief Operating Officer of Knapp Properties, Inc., Des Moines, IA. His primary duties include dealing with real estate transactions, development and management. Mr. Neugent received his law degree from Drake University.

A. J. Strickland, III.    A. J. Strickland, III is the Thomas R. Miller Professor of Strategic Management in the Graduate School of Business at the University of Alabama and has been since 1969. Dr. Strickland is a director of Twenty Services, Inc. and a former director of Statesman. Dr. Strickland is also the co-author of many strategic management books and texts used at universities worldwide. In addition, he conducts frequent industry and competitive analyses of domestic and international firms.

Harley A. Whitfield, Sr.    Harley A. Whitfield, Sr. is an attorney who is of counsel to Whitfield & Eddy, P.L.C., Des Moines, Iowa. Mr. Whitfield was a partner with Whitfield & Eddy from 1956 through 1994. Mr. Whitfield served as corporate counsel for Statesman and its subsidiary companies for over 30 years.

Executive officers

David J. Noble.    See Mr. Noble's biographical information above, under "—Board of directors."

John M. Matovina.    See Mr. Matovina's biographical information above, under "—Board of directors."

Ted M. Johnson.    Ted M. Johnson has served as Chief Financial Officer and Treasurer of the Company since June 27, 2012. He served as Vice President—Controller of the Company from August of 2001 to June 27, 2012. Mr. Johnson was previously a senior manager with Ernst & Young LLP where he was employed from 1992 until August of 2001 working primarily on audit clients in the insurance industry. Mr. Johnson is a certified public accountant and has over 20 years of experience in the life insurance industry.

Debra J. Richardson.    See Ms. Richardson's biographical information above, under "—Board of directors."

Ronald J. Grensteiner.    Ronald J. Grensteiner has served as President of American Equity Life, our primary wholly-owned life insurance subsidiary, since January 2009. Prior to that, Mr. Grensteiner served as Senior Vice President of Marketing for American Equity Life since 1996. Prior to joining American Equity Life, Mr. Grensteiner was a senior marketing officer of American Life and Casualty. He has more than 25 years of experience in the insurance industry.

William R. Kunkel.    William R. Kunkel has served as Executive Vice President—Legal and General Counsel since December 28, 2012. Prior to joining the Company, Mr. Kunkel was a partner in the Chicago office of Skadden, Arps, Slate, Meagher and Flom LLP ("Skadden Arps") until his retirement in June 2012. Mr. Kunkel joined Skadden Arps in 1984 upon the founding of its Chicago Office and his practice concentrated on mergers and acquisitions, corporate finance, and other corporate governance and securities matters. Mr. Kunkel has more than 30 years of experience representing companies in the insurance and financial services industries.

Jeffrey D. Lorenzen.    Jeffrey D. Lorenzen has served as Senior Vice President and Chief Investment Officer since February 2009. Prior to joining the Company, Mr. Lorenzen was the President and Chief Investment Officer of WB Capital Management Inc., a wholly-owned subsidiary of West Bancorporation, Inc. Mr. Lorenzen also served on the board of directors of WB Capital Management Inc. and was a member of the management committee of West Bancorporation. Prior to 2006, Mr. Lorenzen was President and Chief Investment Officer of Investors Management Group, where he spent 14 years in a variety of investment leadership positions. Mr. Lorenzen started his career at Statesman as a high-yield credit analyst in 1989. Mr. Lorenzen has more than 20 years of experience in the insurance industry.

Scott A. Samuelson.    Scott A. Samuelson has served as Vice President—Controller of the Company since June 27, 2012. Prior to that, Mr. Samuelson served as Assistant Vice President—Assistant Controller of the Company since September 2010. Prior to joining the Company, Mr. Samuelson was a senior manager with Ernst & Young LLP where he was employed from 1995 until September of 2010 working primarily on audit clients in the insurance and financial services industries. Mr. Samuelson is a certified public accountant and has over 17 years experience in the life insurance industry.

Compensation

For information about the compensation of the members of our board of directors and our executive officers, see "—Compensation of the Board of Directors," "Compensation Discussion and Analysis," "—Executive Compensation Tables," "—Option Exercises and Stock Vested" and "—Potential Payments Upon Termination or a Change of Control" in our Proxy Statement incorporated by reference in this prospectus supplement.

Related party transactions

During the year ended December 31, 2012, we did not have any transactions with related persons required to be disclosed under Item 404(a) of Regulation S-K under the SEC. For a description of our policy regarding related party transactions, see "—Policy Regarding Related Person Transactions" in our Proxy Statement incorporated by reference in this prospectus supplement.

Principal stockholders

The following table sets forth the beneficial ownership of our common stock as of March 31, 2013 by: (1) each director; (2) our chief executive officer and each of our other four most highly compensated executive officers; (3) all executive officers and directors as a group; and (4) each shareholder known by us to be the beneficial owner of more than 5% of our common stock. On March 31, 2013, there were 63,781,210 shares of common stock outstanding.

			Options and convertible securities included in number of shares beneficially owned(2)
	Shares beneficially owned(1)
Name of beneficial owner	Number	Percent

David J. Noble(3)	2,165,692	3.39%	140,000
John M. Matovina(4)	283,131	*	172,250
Ted M. Johnson(4)	99,179	*	71,000
Debra J. Richardson(4)	313,344	*	187,250
Ronald J. Grensteiner(4)(5)	175,716	*	99,750
Joyce A. Chapman	10,650	*	10,000
Alexander M. Clark(6)	25,000	*	10,000
James M. Gerlach	373,348	*	154,750
Robert L. Howe	25,500	*	20,000
David S. Mulcahy(5)	22,814	*	—
Gerard D. Neugent(7)	61,303	*	—
A. J. Strickland, III	223,000	*	23,000
Harley A. Whitfield, Sr.	22,000	*	—
All executive officers and directors as a group (16 persons)	3,846,627	5.95%	903,000
5% owners:
Dimensional Fund Advisors LP	5,115,383	8.02%	—
Palisades West, Building One
6300 Bee Cave Road
Austin, TX 78746(8)
Goldman Sachs Asset Management	4,436,715	6.96%	—
200 West Street
New York, NY 10282(9)
TimesSquare Capital Management, LLC	3,403,550	5.34%	—
1177 Avenue of the Americas, 39th Floor
New York, NY 10036(10)
BlackRock, Inc.	3,189,406	5.00%	—
40 East 52nd Street
New York, NY 10022(11)

*      Less than 1%.

(1)   Beneficial ownership is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934 and generally includes voting and investment power with respect to securities, subject to community property laws, where applicable.

(2)   This column includes stock options granted pursuant to the 2000 Employee Stock Option Plan, the 2000 Directors Stock Option Plan, the 2009 Employee Incentive Plan and the 2011 Directors Stock Option Plan.

(3)   Mr. Noble's ownership includes 837,995 shares held in a living trust, 525,000 shares held in a charitable remainder trust of which he and Ms. Richardson are co-trustees, 240,000 shares held by Noble Enterprises, LP, 237,000 shares held by Twenty Services, Inc., 66,461 shares held in the American Equity Officers Rabbi Trust, 49,314 shares held in our 401(k) savings plan, 7,407 shares held in the Noble Charitable Trust and 4,488 shares held in our Employee Stock Ownership Plan ("ESOP"). Mr. Noble's revocable trust is a General Partner of Noble Enterprises, LP and Mr. Noble beneficially owns 52% of Twenty Services, Inc.

(4)   Mr. Matovina's ownership includes 5,188 shares held in our ESOP. Mr. Johnson's ownership includes 4,889 shares held in our ESOP. Ms. Richardson's ownership includes 31,140 shares held in the American Equity Officers Rabbi Trust, 19,550 shares held in our 401(k) savings plan, 11,350 shares held in a charitable lead trust of which she is the trustee and 5,170 shares held in our ESOP. Mr. Grensteiner's ownership includes 16,884 shares held in our 401(k) savings plan and 4,691 shares held in our ESOP.

(5)   In addition to the shares reflected in this table, Mr. Grensteiner and Mr. Mulcahy have non-qualified deferred compensation agreements with us pursuant to which they will receive shares of Common Stock on a deferred payment basis for services rendered during our initial start-up period. Under this agreement, Mr. Grensteiner is entitled to receive 4,500 shares and Mr. Mulcahy is entitled to receive 28,125 shares.

(6)   Mr. Clark has pledged 5,000 shares of Common Stock as margin collateral.

(7)   Mr. Neugent holds 60,303 shares of Common Stock in a trust of which he is the trustee.

(8)   Based on the Schedule 13G/A filed with the SEC on February 11, 2013, by Dimensional Fund Advisors LP. Dimensional Fund Advisors LP reported sole voting power with respect to 5,040,592 shares, sole dispositive power with respect to 5,115,383 shares and no shared voting or dispositive power.

(9)   Based on the Schedule 13G/A filed jointly with the SEC on February 14, 2013, by Goldman Sachs Asset Management, L.P. and GS Investment Strategies, LLC (together, "Goldman Sachs Asset Management"). Goldman Sachs Asset Management reported shared voting power with respect to 4,139,291 shares, shared dispositive power with respect to 4,436,715 shares and no sole voting or dispositive power.

(10) Based on the Schedule 13G filed with the SEC on February 11, 2013, by TimesSquare Capital Management, LLC. TimesSquare Capital Management, LLC reported sole voting power with respect to 3,211,150 shares, sole dispositive power with respect to 3,403,550 shares and no shared voting or dispositive power.

(11) Based on the Schedule 13G filed with the SEC on January 30, 2013, by BlackRock, Inc. BlackRock, Inc. reported sole voting power with respect to 3,189,406 shares, sole dispositive power with respect to 3,189,406 shares and no shared voting or dispositive power.

Description of certain indebtedness

Existing revolving credit facility

During 2011, we entered into a $160.0 million revolving line of credit agreement with seven banks that matures on January 28, 2014 ("our existing revolving credit facility"). In connection with the redemption of our December 2024 Notes, on May 14, 2013, we drew $15.0 million on our existing revolving credit facility. As of May 31, 2013, we had outstanding borrowings under our existing revolving credit facility of $15.0 million. We expect to repay these outstanding borrowings with a portion of the net proceeds of this offering. See "Use of proceeds."

Our existing revolving credit facility permits us, on up to three occasions, to seek incremental increases in the commitments up to a maximum total commitment of $200.0 million. Availability of such incremental commitments will be subject to, among other conditions, the absence of any default under the revolving credit agreement and the receipt of commitments by existing or additional financial institutions.

Our existing revolving credit facility is not secured by collateral and is not guaranteed by any of our subsidiaries.

Interest rates and fees

The interest rate is floating at a rate based on our election that will be equal to the alternate base rate (as defined in the revolving credit agreement) plus the applicable margin or the adjusted LIBOR rate (as defined in the revolving credit agreement) plus the applicable margin. We also pay a commitment fee on the available unused portion of our existing revolving credit facility. The applicable margin and commitment fee rate are based on the credit rating for our senior unsecured long-term debt and can change throughout the period of our existing revolving credit facility. Based upon the current credit rating for our senior unsecured long-term debt, the applicable margin is 2.00% for alternate base rate borrowings and 3.00% for adjusted LIBOR rate borrowings, and the commitment fee is 0.50%.

Covenants

Our existing revolving credit facility contains certain covenants that limit, among other things, our ability and the ability of our subsidiaries to:

•
incur additional indebtedness or issue certain redeemable stock;

•
pay dividends on our capital stock or redeem, repurchase or retire our capital stock or our other indebtedness;

•
incur liens;

•
make certain investments;

•
sell assets;

•
enter into transactions with affiliates;

•
enter or permit our subsidiaries to enter into mergers, consolidations, or sales of all or substantially all of our assets;

•
enter into certain reinsurance agreements;

•
allow limitations on any material subsidiary's ability to pay dividends, make loans or sell assets to American Equity Investment Life Holding Company or other material subsidiaries;

•
materially alter the business we conduct; or

•
prepay or amend any debt.

In connection with the offering of the notes, we expect to enter into an amendment (the "Amendment") to our existing revolving credit facility to enable us to issue the 2013 notes, to permit future guarantees of such debt by our subsidiaries and to make certain other changes.

In addition, under the revolving credit agreement, we are required to maintain:

•
a minimum risk-based capital ratio at American Equity Life of 275%;

•
a maximum ratio of adjusted debt to total adjusted capital of 0.35;

•
a minimum cash coverage ratio of 1.0; and

•
a minimum level of statutory surplus at American Equity Life equal to the sum of (1) 80% of statutory surplus at December 31, 2010, (2) 50% of the statutory net income for each quarter ending after December 31, 2010, and (3) 50% of all capital contributed to American Equity Life after September 30, 2010.

Voluntary prepayments

We may voluntarily prepay the outstanding loans under our existing revolving credit facility without premium or penalty, other than customary "breakage" costs with respect to LIBOR loans.

Events of default

The revolving credit agreement provides for customary events of default, including non-payment of principal and interest, incorrect material representations, violation of covenants and agreements, cross-payment default and cross acceleration to material indebtedness, certain bankruptcy events, material judgments, certain ERISA events, revocation or failure to renew any material license and changes in control.

September 2015 notes

In September 2010, we issued $200.0 million principal amount of 3.5% Convertible Senior Notes Due 2015 (the "September 2015 Notes"). The September 2015 Notes have a stated interest rate of 3.5%, mature on September 15, 2015, and are intended to be settled in cash; however, in certain limited circumstances we have the discretion to settle in shares of our common stock or a combination of cash and shares of our common stock. Contractual interest payable on the September 2015 Notes began accruing in September 2010 and is payable semi-annually in arrears each March 15th and September 15th. The initial transaction fees and expenses totaling $6.8 million were capitalized as deferred financing costs and will be amortized over the term of the September 2015 Notes using the effective interest method.

Conversion

Upon occurrence of any of the conditions described below, holders may convert their September 2015 Notes at the applicable conversion rate at any time prior to June 15, 2015. On or after June 15, 2015 through the maturity date of September 15, 2015, holders may convert each of their September 2015 Notes at the applicable conversion rate regardless of the following conditions:

•
during the 5 business day period after any 10 consecutive trading day period (the "measurement period") in which the trading price per $1,000 principal amount of notes was less than 98% of the product of the last reported sale price of our common stock and the applicable conversion rate on such trading day;

•
during any calendar quarter commencing after December 31, 2010, the September 2015 Notes may be converted if the last reported price of the common stock for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the applicable conversion price on each applicable trading day. The "last reported sale price" means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the New York Stock Exchange; or

•
upon the occurrence of specified corporate transactions.

The initial conversion rate for the September 2015 Notes is 80 shares of our common stock per $1,000 principal amount of September 2015 Notes, equivalent to a conversion price of approximately $12.50 per share of our common stock, with the amount due on conversion. Upon conversion, a holder will receive the sum of the daily settlement amounts, calculated on a proportionate basis for each day, during a specified observation period following the conversion date. The conversion rate for the September 2015 Notes was adjusted to 80.9486 shares in December 2012, equivalent to a conversion price of approximately $12.35 per share.

If a fundamental change, as defined in the indenture for the September 2015 Notes, occurs prior to maturity and our stock price is at least $10.00 per share at that time, the conversion rate will increase by an additional amount of up to 20 shares of our common stock per $1,000 principal amount of September 2015 Notes, which amount would be paid to each holder that elects to convert its 2015 notes at that time.

The conversion option of the September 2015 Notes (the "2015 notes embedded conversion derivative") is an embedded derivative that requires bifurcation from the September 2015 Notes and is accounted for as a derivative liability, which is included in "Other liabilities" in our consolidated balance sheets. The fair value of the September 2015 Notes embedded conversion derivative at the time of issuance of the September 2015 Notes was $37.0 million, and was recorded at the original debt discount for purposes of accounting for the debt component of the September 2015 Notes. This discount will be recognized as interest expense using the effective interest method over the term of the September 2015 Notes. The estimated fair value of the September 2015 Notes embedded conversion derivative was $71.2 million, $43.1 million and $45.6 million as of March 31, 2013, December 31, 2012 and December 31, 2011, respectively.

Related hedges

Concurrently with the issuance of the September 2015 Notes, we entered into hedge transactions (the "September 2015 Notes Hedges") with two counterparties whereby we have the option to receive the cash equivalent of the conversion spread on approximately 16.0 million shares of our common stock based upon a strike price of $12.50 per share, subject to certain conversion rate adjustments in the September 2015 Notes. These options expire on September 15, 2015 and must be settled in cash, except in limited circumstances. The aggregate cost of the September 2015 Notes Hedges was $37.0 million. The September 2015 Notes Hedges are accounted for as derivative assets, and are included in "Other assets" in our consolidated balance sheets. The estimated fair value of the September 2015 Notes Hedges was $71.2 million, $43.1 million and $45.6 million as of March 31, 2013, December 31, 2012 and December 31, 2011, respectively.

The September 2015 Notes embedded conversion derivative and the September 2015 Notes Hedges are adjusted to fair value each reporting period and unrealized gains and losses are reflected in our Consolidated Statements of Operations.

Related warrants

In separate transactions, we also sold warrants (the "2015 warrants") to two counterparties for the purchase of up to approximately 16.0 million shares of our common stock at a price of $16.00 per share. The warrants expire on various dates from December 2015 through March 2016 and are intended to be settled in net shares. The total number of shares of common stock deliverable under the 2015 warrants is, however, currently limited to 11.6 million shares. We received $15.6 million in cash proceeds from the sale of the 2015 warrants, which has been recorded as an increase in additional paid-in capital. Changes in the fair value of these warrants will not be recognized in our consolidated financial statements as long as the instruments remain classified as equity.

December 2029 notes

In December 2009, we issued $115.8 million of contingent convertible senior notes due December 15, 2029 (the "December 2029 Notes"), of which $15.6 million was assigned to the equity component (net of income tax of $11.0 million), $52.2 million principal amount were issued for cash and $63.6 million were issued in exchange of $63.6 million of the convertible senior notes due December 15, 2024 (the "December 2024 Notes").

The December 2029 Notes bear interest at a fixed rate of 5.25% per annum. Interest is payable semi-annually in arrears on June 6 and December 6 of each year. In addition to regular interest on the December 2029 Notes, beginning with the six-month interest period ending June 6, 2015, we will also pay contingent interest under certain conditions at a rate of 0.5% per annum based on the average trading price of the December 2029 Notes during a specified period.

Conversion

The December 2029 Notes are convertible at the holders' option prior to the maturity date into cash and shares of our common stock under the following conditions:

•
during any fiscal quarter, if the closing sale price of our common stock for at least 20 trading days in the period of 30 consecutive trading days ending on the last trading day of the fiscal quarter preceding the quarter in which the conversion occurs is more than 120% of the conversion price of the December 2029 Notes in effect on that 30th trading day;

•
we have called the December 2029 Notes for redemption and the redemption has not yet occurred; or

•
upon the occurrence of specified corporate transactions.

Holders may convert any outstanding December 2029 Notes into cash and shares of our common stock at a conversion price per share of $9.57. This represents a conversion rate of approximately 104.5 shares of common stock per $1,000 in principal amount of notes (the "conversion rate") for the December 2029 Notes. Subject to certain exceptions described in the indentures covering these notes, at the time the notes are tendered for conversion, the value (the "conversion value") of the cash and shares of our common stock, if any, to be received by a holder converting $1,000 principal amount of the notes will be determined by multiplying the conversion rate by the "ten day average closing stock price," which equals the average of the closing per share prices of our common stock on the New York Stock Exchange on the ten consecutive trading days beginning on the second trading day following the day the notes are submitted for conversion. We will deliver the conversion value to holders as follows: (1) an amount in cash (the "principal return") equal to the lesser of (a) the aggregate conversion value of the notes to be converted and (b) the aggregate principal amount of the notes to be converted, and (2) if the aggregate conversion value of the notes to be converted is greater than the principal return, an amount in shares (the "net shares") equal to such aggregate conversion value less the principal return (the "net share amount") and (3) an amount in cash in lieu of fractional shares of common stock. The number of net shares to be paid will be determined by dividing the net share amount by the ten day average closing stock price.

Redemption and repurchase rights

We may redeem some or all of the December 2029 Notes at any time on or after December 15, 2014. In addition, the holders may require us to repurchase all or a portion of their December 2029 Notes on December 15, 2014, 2019 and 2024, and upon a change in control, as defined in the indenture governing the notes, holders may require us to repurchase all or a portion of their notes for a period of time after the change in control. The redemption price or repurchase price shall be payable in cash and equal to 100% of the principal amount of the notes plus accrued and unpaid interest (contingent interest and liquidated damages, if any) up to but not including the date of redemption or repurchase.

Accounting for our convertible notes

The liability component of the September 2015 Notes and the liability and equity components of the December 2029 Notes are as follows:

	As of December 31, 2012		As of December 31, 2011
	September 2015 notes	December 2029 notes	September 2015 notes	December 2029 notes

	(Dollars in thousands)
Notes payable:
Principal amount of liability component	$200,000	$115,839	$200,000	$115,839
Unamortized discount	(21,944)	(12,269)	(28,906)	(17,568)

Net carrying amount of liability component	$178,056	$103,570	$171,094	$98,271

Additional paid-in capital:
Carrying amount of equity component		$15,586		$15,586

Amount by which the if-converted value exceeds principal	$—	$30,382	$—	$8,846

The discount is being amortized over the expected lives of the notes, which is December 15, 2014 for the December 2029 Notes and September 15, 2015 for the September 2015 Notes. The effective interest rates during the discount amortization periods are 8.9% and 11.9% on the September 2015 Notes and December 2029 Notes, respectively. The interest cost recognized in operations for the convertible notes, inclusive of the coupon and amortization of the discount and debt issue costs was $27.0 million, $25.7 million, and $14.7 million for the years ended December 31, 2012, 2011 and 2010, respectively.

Subordinated debentures

Our wholly-owned subsidiary trusts (which are not consolidated) have issued fixed rate and floating rate trust preferred securities and have used the proceeds from these offerings to purchase subordinated debentures from us. We also issued subordinated debentures to the trusts in exchange for all of the common securities of each trust. The sole assets of the trusts are the subordinated debentures and any interest accrued thereon. The interest payment dates on the subordinated debentures correspond to the distribution dates on the trust preferred securities issued by the trusts. The trust preferred securities mature simultaneously with the subordinated debentures. Our obligations under the subordinated debentures and related agreements provide a full and unconditional guarantee of payments due under the trust preferred securities. All subordinated debentures are callable by us at any time, except for the Trust II subordinated debt obligations.

Following is a summary of subordinated debt obligations to the trusts at December 31, 2012 and 2011:

	As of December 31,
	2012	2011	Interest rate	Due date

	(Dollars in thousands)
American Equity Capital Trust II	$76,259	$76,090	5%	June 1, 2047
American Equity Capital Trust III	27,840	27,840	*LIBOR + 3.90%	April 29, 2034
American Equity Capital Trust IV	12,372	12,372	*LIBOR + 4.00%	January 8, 2034
American Equity Capital Trust VII	10,830	10,830	*LIBOR + 3.75%	December 15, 2034
American Equity Capital Trust VIII	20,620	20,620	*LIBOR + 3.75%	December 15, 2034
American Equity Capital Trust IX	15,470	15,470	*LIBOR + 3.65%	June 15, 2035
American Equity Capital Trust X	20,620	20,620	*LIBOR + 3.65%	September 15, 2035
American Equity Capital Trust XI	20,620	20,620	*LIBOR + 3.65%	December 15, 2035
American Equity Capital Trust XII	41,238	41,238	*LIBOR + 3.50%	April 7, 2036

	$245,869	$245,700

*        Three-month London Interbank Offered Rate.

The principal amount of the subordinated debentures issued by us to American Equity Capital Trust II ("Trust II") is $100.0 million. These debentures were assigned a fair value of $74.7 million at the date of issue (based upon an effective yield-to-maturity of 6.8%). The difference between the fair value at the date of issue and the principal amount is being accreted over the life of the debentures. The trust preferred securities issued by Trust II were issued to Iowa Farm Bureau Federation, which owns more than 50% of the voting capital stock of FBL Financial Group, Inc. ("FBL"). The consideration received by Trust II in connection with the issuance of its trust preferred securities consisted of fixed income securities of equal value which were issued by FBL.

Repurchase agreements

As part of our investment strategy, we enter into securities repurchase agreements (short-term collateralized borrowings). We had no borrowings under repurchase agreements during 2012 and 2010. The maximum amount borrowed during 2011 was $180 million. When we do borrow cash on these repurchase agreements, we pledge collateral in the form of debt securities with fair values approximately equal to the amount due and we use the cash to purchase debt securities ahead of the time we collect the cash from selling annuity policies to avoid a lag between the investment of funds and the obligation to credit interest to policyholders. We earn investment income on the securities purchased with these borrowings at a rate in excess of the cost of these borrowings. Such borrowings averaged $12.9 million for the year ended December 31, 2011. The weighted average interest rate on amounts due under repurchase agreements was 0.23% for the year ended December 31, 2011.

Description of the notes

The Company will issue the Notes under the base indenture, as amended and supplemented by a supplemental indenture between itself and Wells Fargo Bank, National Association, as trustee (in such capacity, the "Trustee"), dated as of                             , 2013 with respect to the Notes between the Company and the Trustee (the "Supplemental Indenture"). For convenience, the base indenture, as supplemented by the Supplemental Indenture, is referred to as the "Indenture." The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), as in effect on the date of the Indenture. The issuance of Notes in this offering will be limited to $250,000,000. Following the Issue Date, additional Notes may be issued under the Indenture from time to time in an unlimited amount ("Additional Notes"), subject to compliance with the restrictions set forth in the covenant described below under the caption "—Certain covenants—Limitation on indebtedness." Any Additional Notes will be part of the same series as the Notes offered hereby and will vote on all matters as a single series with the Notes offered in this offering (except as otherwise provided herein). The Indenture will permit the Company to designate the maturity date, interest rate and optional redemption provisions applicable to each series of Additional Notes, which may differ from the maturity date, interest rate and optional redemption provisions applicable to the Notes issued on the Issue Date. Additional Notes that differ with respect to maturity date, interest rate or optional redemption provisions from the Notes issued on the Issue Date will constitute a different series of Notes from such initial Notes. Additional Notes that have the same maturity date, interest rate and optional redemption provisions as the Notes issued on the Issue Date will be treated as the same series as such initial Notes unless otherwise designated by the Company; provided, however, that if the Additional Notes are not fungible with such initial Notes for U.S. federal income tax purposes, the Additional Notes will be issued with a separate CUSIP number. The Company similarly will be entitled to vary the application of certain other provisions to any series of Additional Notes. All references to the Notes include Additional Notes (unless indicated to the contrary).

This Description of the Notes is intended to be a summary of the material provisions of the Notes and the Indenture. Since this Description of the Notes is only a summary, you should refer to the Indenture and the Notes for a complete description of the obligations of the Company and its Restricted Subsidiaries and your rights. This Description of the Notes supplements the description of the senior debt securities set forth under the caption "Description of Debt Securities" in the accompanying prospectus, and in the event that any provision described in this Description of the Notes is inconsistent with any description contained in the accompanying prospectus, this Description of the Notes will apply and supersede the description in the accompanying prospectus.

You will find the definitions of capitalized terms used in this description under the caption "—Certain definitions." For purposes of this description, references to the "Company," "we," "our" and "us" refer only to American Equity Investment Life Holding Company and not to its subsidiaries. Certain defined terms used in this Description of the Notes but not defined herein have the meanings assigned to them in the Indenture.

General

The notes

The Notes will:

•
be senior unsecured obligations of the Company;

•
rank equally in right of payment to any existing and future senior Indebtedness of the Company and senior in right of payment to any existing and future subordinated Indebtedness of the Company;

•
be effectively subordinated to any future secured Indebtedness of the Company, to the extent of the value of the assets securing such Indebtedness;

•
be structurally subordinated to all existing and future obligations of Subsidiaries of the Company that are not Subsidiary Guarantors;

•
be unconditionally guaranteed by each future Subsidiary Guarantor, if any, as further described below under the caption "—Certain covenants—Future subsidiary guarantors";

•
mature on                             , 2021; and

•
be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

As of March 31, 2013, on an as adjusted basis after giving effect to this offering and the use of the net proceeds therefrom:

•
the Company would have had approximately $719.6 million of total Indebtedness (including the Notes), of which $200.0 million would have ranked equally with the Notes and of which $269.6 million would have been subordinated to the Notes;

•
the Company would have had commitments available to be borrowed under the Senior Credit Agreement of $160.0 million; and

•
our Subsidiaries, none of which will Guarantee the Notes as of the Issue Date, would have had approximately $34.5 billion of total liabilities (including trade payables but excluding intercompany liabilities), all of which would have been structurally senior to the Notes.

The subsidiary guarantees

The Subsidiary Guarantees will:

•
be senior unsecured obligations of the Subsidiary Guarantors;

•
rank equally in right of payment with all existing and future senior Indebtedness of the Subsidiary Guarantors and senior in right of payment to any existing and future subordinated Indebtedness of the Subsidiary Guarantors; and

•
be effectively subordinated to all of the Subsidiary Guarantors' existing and future secured Indebtedness to the extent of the value of the assets securing such Indebtedness.

Since none of our Insurance Subsidiaries, Subsidiaries of Insurance Subsidiaries or Immaterial Subsidiaries will be required to Guarantee the Notes, no Subsidiaries of the Company will be Subsidiary Guarantors as of the Issue Date. As of March 31, 2013, our Subsidiaries held 99.7%

of our total assets, and for the twelve months ended March 31, 2013, our Subsidiaries generated 99.8% of our total revenues, 124.8% of our total operating income (which is a non-GAAP financial measure defined in "Summary—Summary consolidated financial statements") and 142.7% of our total net income. See "—Absence of subsidiary guarantees as of the issue date."

Under the circumstances described under "—Certain covenants—Future subsidiary guarantors," we will be required to cause each Wholly Owned Subsidiary (other than any Excluded Subsidiary) to Guarantee the Notes.

Interest

Interest on the Notes will:

•
accrue at the rate of         % per annum;

•
accrue from the date of original issuance or, if interest has already been paid, from the most recent interest payment date;

•
be payable in cash semiannually in arrears on                             and                              (each an "Interest Payment Date"), commencing on                             , 2013;

•
be payable to Holders of record at the close of business on the                             and                              immediately preceding the related Interest Payment Date; and

•
be computed on the basis of a 360-day year comprised of twelve 30-day months.

Notwithstanding the foregoing, if any such Interest Payment Date would otherwise be a day that is not a Business Day, then the interest payment will be postponed to the next succeeding Business Day. If the maturity date of the Notes is a day that is not a Business Day, all payments to be made on such day will be made on the next succeeding Business Day, with the same force and effect as if made on the maturity date. In either of such cases, no additional interest will be payable as a result of such delay in payment.

Payments on the notes; paying agent and registrar

The Company will pay, or cause to be paid, principal of, premium, if any, and interest on the Notes, and Notes may be exchanged or transferred, at the office or agency designated by the Company, except that the Company may, at its option, pay interest on the Notes by check mailed to Holders of the Notes at their registered addresses as they appear in the registrar's books. The Company has initially designated the corporate trust office of the Trustee (or an affiliate thereof) to act as its paying agent (the "Paying Agent") and registrar ("Registrar"). The Company may, however, change the Paying Agent or Registrar without prior notice to the Holders, and the Company or any of the Restricted Subsidiaries may act as Paying Agent or Registrar.

The Company will pay principal of, premium, if any, and interest on, Notes in global form registered in the name of or held by The Depository Trust Company ("DTC") or its nominee in immediately available funds to DTC or its nominee, as the case may be, as the registered Holder of such global Note.

Transfer and exchange

A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of the Notes. No service charge will be imposed by the Company, the Trustee or the Registrar for any registration of transfer or exchange of Notes, but the Company may require a Holder to pay a sum sufficient to cover any transfer tax or other governmental taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before the date of any selection of Notes to be redeemed.

The registered Holder of a Note will be treated as the owner of it for all purposes.

Mandatory redemption

The Company is not required to make any mandatory redemption or sinking fund payments with respect to the Notes.

Optional redemption

Except as described below, the Notes are not redeemable until                          , 2017. On and after                          , 2017, the Company may redeem all or, from time to time, a part of the Notes at the following redemption prices (expressed as a percentage of principal amount of the Notes to be redeemed) plus accrued and unpaid interest on the Notes, if any, to, but excluding, the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date), if redeemed during the twelve-month period beginning on                          of the years indicated below:

Year	Percentage

2017	%
2018	%
2019 and thereafter	100.000%

The Company may on any one or more occasions prior to                          , 2016 redeem up to 35% of the original principal amount of the Notes (including any Additional Notes) with the Net Cash Proceeds of one or more Equity Offerings at a redemption price equal to         % of the principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date); provided that

(1)
at least 65% of the original principal amount of the Notes (including any Additional Notes) remains outstanding after each such redemption; and

(2)
the redemption occurs within 90 days after the closing of such Equity Offering.

In addition, at any time prior to                          , 2017, the Company may redeem the Notes, in whole or in part, on any one or more occasions, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium, plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date).

Redemption procedures

The Company shall provide notice of any optional redemption to the Holders, with a copy to the Trustee, at least 30 and not more than 60 days prior to the applicable redemption date mailed by first-class mail to each Holder's registered address or in accordance with the applicable procedures of DTC. Notwithstanding the foregoing, redemption notices may be mailed or otherwise provided more than 60 days prior to a redemption date if such notice is issued in connection with the discharge of the obligations of the Company and the Subsidiary Guarantors under the Notes pursuant to the Company's exercise of the defeasance or satisfaction and discharge provisions under the Indenture. Any redemption notice may, at the Company's discretion, be subject to one or more conditions precedent, including the completion of an Equity Offering or other corporate transaction.

If a redemption date is on or after an interest record date and on or before the related Interest Payment Date, the accrued and unpaid interest, if any, will be paid to the Person in whose name the Note is registered at the close of business on such record date, and no additional interest will be payable to Holders whose Notes will be subject to redemption by the Company.

In the case of any partial redemption, selection of the Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not listed, then on as nearly a pro rata basis as possible or by lot or such other similar method in accordance with the procedures of DTC (subject to such rounding as may be necessary so that Notes are redeemed in whole increments of $1,000 and no Note of $2,000 in original principal amount or less will be redeemed in part). If any Note is to be redeemed in part only, the notice of redemption relating to such Note will state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note.

From time to time, the Company, its Subsidiaries, its direct or indirect parents or its Affiliates may acquire any Notes through open market purchases, privately negotiated transactions, tender offers, exchange offers, redemptions or otherwise, upon such terms and at such prices as the Company, its Subsidiaries, its direct or indirect parents or its Affiliates (as applicable) may determine (or as may be provided for in the Indenture), which may be more or less than the consideration for which such Notes are being sold and may be less than the redemption price in effect and could be for cash or other consideration, in accordance with applicable securities laws, so long as such acquisition does not otherwise violate the terms of the Indenture. There can be no assurance as to which, if any, of these alternatives or combinations thereof the Company, its Subsidiaries, its direct or indirect parents or its Affiliates may choose to pursue in the future.

Absence of subsidiary guarantees as of the issue date

As of the Issue Date, none of the Company's Subsidiaries will Guarantee the Notes. Except under the limited circumstances described below under the caption "—Certain covenants—

Future subsidiary guarantors" below, no Excluded Subsidiary, including our Insurance Subsidiaries, Subsidiaries of our Insurance Subsidiaries and Immaterial Subsidiaries, will be required to be a Subsidiary Guarantor. The operations of the Company are conducted through its Subsidiaries and, therefore, the Company depends on the cash flow of its Subsidiaries to meet its obligations, including its obligations under the Notes. The Notes will be effectively subordinated in right of payment to all Indebtedness and other obligations, liabilities and commitments (including trade payables and all claims of the Company's Insurance Subsidiaries' policyholders) of the Company's Subsidiaries that are not Subsidiary Guarantors. Any right of the Company to receive assets of any of its Subsidiaries upon the Subsidiary's liquidation or reorganization (and the consequent right of the Holders of the Notes to participate in those assets) will be effectively subordinated to the claims of that Subsidiary's creditors, except to the extent that the Company is itself recognized as a creditor of the Subsidiary, in which case the claims of the Company would still be subordinate in right of payment to any security interest in the assets of the Subsidiary and any Indebtedness of the Subsidiary senior to that claim held by the Company.

Change of control

If a Change of Control occurs, unless the Company has exercised its right to redeem all of the Notes as described above under the caption "—Optional redemption," each Holder will have the right to require the Company to repurchase all or any part (in integral multiples of $1,000 except that no Note may be tendered in part if the remaining principal amount would be less than $2,000) of such Holder's Notes at a purchase price in cash equal to 101% of the principal amount of the Notes plus accrued and unpaid interest, if any, to, but excluding, the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date).

Prior to or within 30 days following any Change of Control, except to the extent the Company has exercised its right to redeem all of the Notes as described above under the caption "—Optional redemption," the Company will mail a notice (the "Change of Control Offer") to each Holder or otherwise give notice in accordance with the applicable procedures of DTC, with a copy to the Trustee, stating:

(1)
that a Change of Control Offer is being made and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for purchase by the Company at a purchase price in cash equal to 101% of the principal amount of such Notes plus accrued and unpaid interest, if any, to, but excluding, the date of purchase (subject to the right of Holders of record on a record date to receive interest on the relevant Interest Payment Date) (the "Change of Control Payment");

(2)
the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed or otherwise delivered in accordance with the applicable procedures of DTC) (the "Change of Control Payment Date");

(3)
the procedures determined by the Company, consistent with the Indenture, that a Holder must follow in order to have its Notes repurchased;

(4)
that any Notes not tendered will continue to accrue interest in accordance with the terms of the Indenture;

(5)
that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

(6)
that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes delivered for purchase and a statement that such Holder is unconditionally withdrawing its election to have such Notes purchased;

(7)
if such notice is delivered prior to the occurrence of a Change of Control, stating that the Change of Control is conditional on the occurrence of such Change of Control; and

(8)
that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess thereof.

On the Change of Control Payment Date, the Company will, to the extent lawful:

(1)
accept for payment all Notes or portions of Notes (in principal amounts of $2,000 or larger integral multiples of $1,000 in excess thereof) properly tendered pursuant to the Change of Control Offer;

(2)
deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes validly tendered; and

(3)
deliver or cause to be delivered to the Trustee for cancellation the Notes so accepted together with an Officer's Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

The Paying Agent will promptly submit electronically or mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note (it being understood that, notwithstanding anything in the Indenture to the contrary, no Opinion of Counsel or Officer's Certificate will be required for the Trustee to authenticate or deliver such new Note) equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a minimum principal amount of $2,000 or integral multiples of $1,000 in excess thereof.

Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

The Company will not be required to make a Change of Control Offer following a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer or (2) a notice of redemption for all of the outstanding Notes has been given pursuant to the Indenture unless and until there is a default in payment of the applicable redemption price, plus accrued and unpaid interest to, but excluding, the proposed redemption date. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making the Change of Control Offer.

The Company will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws or regulations thereunder in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations described in the Indenture by virtue of such compliance.

The Change of Control provisions described above may deter certain mergers, tender offers and other takeover attempts involving the Company by increasing the capital required to effectuate such transactions. The definition of "Change of Control" includes a disposition of all or substantially all of the property and assets of the Company and the Restricted Subsidiaries taken as a whole to any Person. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of "all or substantially all" of the property or assets of a Person. As a result, it may be unclear as to whether a Change of Control has occurred and whether a Holder of Notes may require the Company to make an offer to repurchase the Notes as described above. Certain provisions under the Indenture relating to the Company's obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified with the written consent of the Holders of a majority in principal amount of the Notes.

The Company may be unable to repurchase the Notes upon a Change of Control because it may not have sufficient funds available, or the Company may be prohibited from doing so by the terms of its other Indebtedness. A transaction constituting a Change of Control may also constitute an Event of Default under future agreements relating to Indebtedness to which the Company becomes a party. If a Change of Control were to occur, the Company may seek to obtain a waiver or refinance the Indebtedness under any such future agreement. However, no assurance can be provided that the Company would be successful in obtaining any such waiver or refinancing, and if the Company were not successful the amounts outstanding under such agreements may be declared immediately due and payable. See "Risk factors—Risks related to the notes—We may not be able to repurchase the notes upon a change of control."

Certain covenants

Effectiveness of covenants

Following the first day:

(a)
the Notes have an Investment Grade Rating from both Rating Agencies; and

(b)
no Default has occurred and is continuing under the Indenture,

the Company and the Restricted Subsidiaries will not be subject to the provisions of the Indenture summarized under the captions below:

•
"—Certain covenants—Limitation on indebtedness,"

•
"—Certain covenants—Limitation on restricted payments,"

•
"—Certain covenants—Limitation on restrictions on distributions from restricted subsidiaries,"

•
"—Certain covenants—Limitation on sales of assets and subsidiary stock,"

•
"—Certain covenants—Future subsidiary guarantors,"

•
"—Certain covenants—Limitation on affiliate transactions" and

•
clause (4) of "—Merger and consolidation"

(collectively, the "Suspended Covenants"). Additionally, upon the commencement of a Suspension Period, the amount of Excess Proceeds will be reset to zero. If at any time the Notes' credit rating is downgraded from an Investment Grade Rating by any Rating Agency, then the Suspended Covenants will thereafter be reinstated as if such covenants had never been suspended (the "Reinstatement Date") and be applicable pursuant to the terms of the Indenture (including in connection with performing any calculation or assessment to determine compliance with the terms of the Indenture), unless and until the Notes subsequently attain an Investment Grade Rating and no Default or Event of Default is in existence (in which event the Suspended Covenants shall no longer be in effect for such time that the Notes maintain an Investment Grade Rating); provided, however, that no Default, Event of Default or breach of any kind shall be deemed to exist or have occurred under the Indenture, the Notes or the Subsidiary Guarantees with respect to the Suspended Covenants based on, and none of the Company or any of its Subsidiaries shall bear any liability for, any actions taken or events occurring during the Suspension Period (as defined below), or any actions taken at any time pursuant to any contractual obligation arising prior to the Reinstatement Date, regardless of whether such actions or events would have been permitted if the applicable Suspended Covenants remained in effect during such period. The period of time between the date of suspension of the covenants and the Reinstatement Date is referred to as the "Suspension Period."

On the Reinstatement Date, all Indebtedness Incurred during the Suspension Period will be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under clause (5) of the second paragraph of the covenant described below under the caption "—Limitation on indebtedness." In addition, for purposes of the covenant described below under the caption "—Limitation on affiliate transactions," all agreements and arrangements entered into by the Company and any Restricted Subsidiary with an Affiliate of the Company during the Suspension Period prior to such Reinstatement Date will be deemed to have been entered into on or prior to the Issue Date, and for purposes of the covenant described below under the caption "—Limitation on restrictions on distributions from restricted subsidiaries," all contracts entered into during the Suspension Period prior to such Reinstatement Date that contain any of the restrictions contemplated by such covenant will be deemed to have been existing on the Issue Date. Calculations made after the Reinstatement Date of the amount available to be made as Restricted Payments under the covenant described below under the caption "—Limitation on restricted payments" will be made as though such covenant had been in effect since the Issue Date and throughout the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period will reduce the amount available to be made as

Restricted Payments under such covenant to the extent such Restricted Payments were not otherwise permitted to be made pursuant to clauses (1) through (18) of the second paragraph thereof; provided that the amount available to be made as Restricted Payments on the Reinstatement Date pursuant to the first paragraph shall not be reduced below zero solely as a result of such Restricted Payments made during a Suspension Period.

During any period when the Suspended Covenants are suspended, the Board of Directors of the Company may not designate any of the Company's Subsidiaries as Unrestricted Subsidiaries pursuant to the Indenture, unless such designation would have complied with the covenant described below under the covenant "—Limitation on restricted payments" as if such covenant would have been in effect during such period.

There can be no assurance that the Notes will ever achieve or maintain Investment Grade Ratings.

Limitation on indebtedness

The Indenture will provide that the Company will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness); provided, however, that the Company and any Subsidiary Guarantor may Incur Indebtedness (including Acquired Indebtedness) if the Fixed Charge Coverage Ratio of the Company and the Restricted Subsidiaries for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is Incurred would have been at least 2.00 to 1.00 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been Incurred and the application of proceeds therefrom had occurred at the beginning of such four-quarter period.

The first paragraph of this covenant will not prohibit the Incurrence of the following Indebtedness:

(1)
Indebtedness of the Company evidenced by the Notes (other than Additional Notes) and Indebtedness of Subsidiary Guarantors evidenced by the Subsidiary Guarantees relating to the Notes (other than Additional Notes);

(2)
Indebtedness Incurred pursuant to Debt Facilities in an aggregate principal amount not to exceed $200.0 million, at any time outstanding less, to the extent a permanent repayment or commitment reduction is required thereunder as a result of such application, the aggregate principal amount of all principal repayments following the Issue Date actually made under any Debt Facilities incurred in reliance on this clause (2) with Net Available Cash from Asset Dispositions;

(3)
Guarantees by (x) the Company or a Subsidiary Guarantor (including any Restricted Subsidiary the Company elects to cause to become a Subsidiary Guarantor in connection therewith) of Indebtedness permitted to be Incurred by the Company or a Restricted Subsidiary in accordance with the provisions of the Indenture; provided that if such Indebtedness is by its express terms subordinated in right of payment to the Notes or the Guarantee of such Restricted Subsidiary, as applicable, any such guarantee of such Subsidiary Guarantor with respect to such Indebtedness shall be subordinated in right of payment to such Subsidiary Guarantor's Guarantee with respect to the Notes substantially to the same extent as such Indebtedness is subordinated to the Notes or the Guarantee of such Restricted Subsidiary, as applicable, and (y) Non-Guarantor Subsidiaries of Indebtedness Incurred by Non-Guarantor Subsidiaries in accordance with the provisions of the Indenture;

(4)
Indebtedness of the Company owing to and held by any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owing to and held by the Company or any other Restricted Subsidiary; provided, however,

(a)
if the Company is the obligor on Indebtedness owing to a Non-Guarantor Subsidiary, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Notes;

(b)
if a Subsidiary Guarantor is the obligor on such Indebtedness and a Non-Guarantor Subsidiary is the obligee, such Indebtedness is subordinated in right of payment to the Subsidiary Guarantees of such Subsidiary Guarantor; and

(c)
(i)    any subsequent issuance or transfer of Capital Stock or any other event that results in any such Indebtedness being beneficially held by a Person other than the Company or a Restricted Subsidiary; and

(ii)
any subsequent sale or other transfer of any such Indebtedness to a Person other than the Company or a Restricted Subsidiary,

    shall be deemed, in each case, to constitute an Incurrence of such Indebtedness by the Company or such Subsidiary, as the case may be;

(5)
any Indebtedness (other than the Indebtedness described in clause (1)) outstanding on the Issue Date, and any Refinancing Indebtedness Incurred in respect of any Indebtedness described under clause (1), this clause (5) or clauses (6) or (18) or Incurred pursuant to the first paragraph of this covenant;

(6)
Indebtedness of Persons Incurred and outstanding on the date on which such Person became a Restricted Subsidiary or was acquired by, or merged or consolidated with or into, the Company or any Restricted Subsidiary (other than Indebtedness Incurred in connection with, or in contemplation of, such acquisition, merger or consolidation); provided, however, that at the time such Person is acquired by, or merged or consolidated with or into, the Company or any Restricted Subsidiary and after giving effect to the Incurrence of such Indebtedness pursuant to this clause (6), either (i) the Company would have been able to incur $1.00 of additional Indebtedness pursuant to the first paragraph of this covenant or (ii) the Fixed Charge Coverage Ratio for the Company and the Restricted Subsidiaries would be greater than such Fixed Charge Coverage Ratio immediately prior to such acquisition, merger or consolidation;

(7)
Indebtedness under Hedging Obligations or Swap Contracts; provided, however, that such Hedging Obligations or Swap Contracts are entered into (i) in the ordinary course of business by any Insurance Subsidiary or (ii) to fix, manage or hedge interest rate or currency or commodity exposure of the Company or any Restricted Subsidiary and not for speculative purposes;

(8)
the incurrence by the Company or any Restricted Subsidiary of Indebtedness (including Capitalized Lease Obligations, mortgage financings or purchase money obligations),

  incurred for the purpose of financing or reimbursing all or any part of the purchase price or cost of the acquisition, development, construction, purchase, lease, repair, addition or improvement of property (real or personal), plant, equipment or other fixed or capital assets that are used or useful in a Related Business, whether through the direct purchase of assets or the purchase of Equity Interests of any Person owning such assets (in each case, incurred within 180 days of such acquisition, development, construction, purchase, lease, repair, addition or improvement) and all Indebtedness incurred to refund, refinance or replace any such Indebtedness, in an aggregate principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (8), will not exceed $10.0 million at any one time outstanding;

(9)
Indebtedness Incurred by the Company or the Restricted Subsidiaries in respect of workers' compensation claims, health, disability or other employee benefits or property, casualty or liability insurance, self-insurance obligations, performance, bid, surety, appeal and similar bonds and completion Guarantees (not for borrowed money) or security deposits, letters of credit, banker's guarantees or banker's acceptances, in each case in the ordinary course of business (including letters of credit issued in connection with reinsurance transactions entered into in the ordinary course of business);

(10)
Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price, earn-outs or similar obligations, in each case, Incurred or assumed in connection with the acquisition or disposition of any business or assets of the Company or any business, assets or Capital Stock of a Subsidiary, other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Capital Stock for the purpose of financing such acquisition;

(11)
Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument, including, but not limited to, electronic transfers, wire transfers and commercial card payments drawn against insufficient funds in the ordinary course of business (except in the form of committed or uncommitted lines of credit); provided, however, that such Indebtedness is extinguished within ten Business Days of Incurrence;

(12)
Indebtedness Incurred by the Company or any Restricted Subsidiary in connection with third-party insurance premium financing arrangements in the ordinary course of business;

(13)
Indebtedness owed to banks and other financial institutions Incurred in the ordinary course of business of the Company and its Restricted Subsidiaries with such banks or financial institutions that arise in connection with ordinary banking arrangements to provide treasury services or to manage cash balances of the Company and the Restricted Subsidiaries;

(14)
guarantees to suppliers or licensors (other than guarantees of Indebtedness) in the ordinary course of business;

(15)
Indebtedness of the Company or any Restricted Subsidiary to the extent that the net proceeds thereof are promptly deposited to defease the Notes as described below under the caption "—Legal defeasance and covenant defeasance";

(16)
Indebtedness in connection with Permitted Transactions entered into by Insurance Subsidiaries or by the Company in connection with Investments permitted by clauses (18), (19) and (20) of the definition of "Permitted Investment";

(17)
Non-Recourse Debt of Insurance Subsidiaries incurred in the ordinary course of business (i) existing or arising under Swap Contracts entered into by Insurance Subsidiaries or (ii) resulting from the sale or securitization of non-admitted assets, policy loans, CBOs and CMOs;

(18)
Indebtedness of the Company owing to any Non-Guarantor Subsidiary pursuant to the Tax Sharing Agreement;

(19)
Indebtedness of Non-Guarantor Subsidiaries in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (19) and then outstanding, will not exceed $25.0 million at any one time outstanding;

(20)
Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;

(21)
Indebtedness arising under agreements of the Company to maintain a specified net worth of Eagle Life Insurance Company, as required by one or more Insurance Regulatory Authorities;

(22)
in addition to the items referred to in clauses (1) through (21) above, Indebtedness of the Company and its Restricted Subsidiaries in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (22) and then outstanding, will not exceed $75.0 million at any one time outstanding.

For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to and in compliance with, this covenant:

(1)
in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in the second paragraph of this covenant or could be incurred pursuant to the first paragraph of this covenant, the Company, in its sole discretion, may divide and classify such item of Indebtedness (or any portion thereof) on the date of Incurrence and may later reclassify such item of Indebtedness (or any portion thereof) in any manner that complies with this covenant and only be required to include the amount and type of such Indebtedness once; provided that all Indebtedness outstanding on the Issue Date under the Senior Credit Agreement shall be deemed Incurred on the Issue Date under clause (2) of the second paragraph of this covenant and may not later be reclassified;

(2)
Guarantees of, or obligations in respect of letters of credit or banker's acceptances related thereto relating to, Indebtedness that is otherwise included in the determination of a particular amount of Indebtedness shall not be included;

(3)
if obligations in respect of letters of credit are Incurred pursuant to a Debt Facility and are being treated as Incurred pursuant to clause (2) of the second paragraph above and the letters of credit relate to other Indebtedness, then such other Indebtedness shall not be included;

(4)
the principal amount of any Disqualified Stock of the Company or a Restricted Subsidiary, or Preferred Stock of a Non-Guarantor Subsidiary, will be equal to the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the liquidation preference thereof;

(5)
Indebtedness permitted by this covenant need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this covenant permitting such Indebtedness; and

(6)
the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with GAAP.

Accrual of interest, accrual of dividends, the accretion of accreted value or the amortization of debt discount, the payment of interest in the form of additional Indebtedness and the payment of dividends in the form of additional shares of Preferred Stock or Disqualified Stock will not be deemed to be an Incurrence of Indebtedness for purposes of this covenant. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof in the case of any Indebtedness issued with original issue discount or the aggregate principal amount outstanding in the case of Indebtedness issued with interest payable-in-kind, (ii) the principal amount or liquidation preference thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness, (iii) in the case of the guarantee by a specified Person of Indebtedness of another Person, the maximum liability to which the specified Person may be subject upon the occurrence of the contingency giving rise to the obligation and (iv) in the case of Indebtedness of others guaranteed solely by means of a Lien on any asset or property of the Company or any Restricted Subsidiary (and not to their other assets or properties generally), the lesser of (x) the Fair Market Value of such asset or property on the date on which such Indebtedness is Incurred and (y) the amount of the Indebtedness so secured.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is Incurred to Refinance other Indebtedness denominated in a foreign currency, and such Refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed the principal amount of such Indebtedness being Refinanced plus the amount of any reasonable premium (including reasonable tender premiums), defeasance costs and any reasonable fees and expenses incurred in connection with the issuance of such new Indebtedness. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Company may Incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness Incurred to Refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being Refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such Refinancing.

Limitation on restricted payments

Unless the Debt to Total Capitalization Ratio as of the last day of the Company's most recently ended fiscal quarter for which internal financial statements are available that immediately precedes the date of any Restricted Payment, calculated immediately after giving effect to such Restricted Payment and any related transactions on a pro forma basis, is equal to or less than 17.5%, the Company will not, and will not permit any of the Restricted Subsidiaries, directly or indirectly, to:

(1)
declare or pay any dividend or make any distribution (whether made in cash, securities or other property) on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) other than:

(a)
dividends or distributions payable solely in Capital Stock of the Company (other than Disqualified Stock) or in options, warrants or other rights to purchase such Capital Stock of the Company; and

(b)
dividends or distributions by a Restricted Subsidiary payable to the Company or another Restricted Subsidiary (and if such Restricted Subsidiary is not a Wholly Owned Subsidiary, to its other holders of any series or class of Capital Stock on a pro rata basis in respect of such series or class or on a basis that results in the receipt by the Company or a Restricted Subsidiary of dividends or distributions of a greater value than it would receive on a pro rata basis);

(2)
purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company held by Persons other than the Company or a Restricted Subsidiary (other than in exchange for Capital Stock of the Company (other than Disqualified Stock)); provided that, for the avoidance of doubt, the redemption price or repurchase price paid in cash in connection with any redemption or repurchase of any convertible or exchangeable debt securities (other than Subordinated Obligations) shall not constitute a Restricted Payment;

(3)
make any principal payment on, or purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations other than the purchase, repurchase, redemption, defeasance or other acquisition of (a) any Subordinated Obligations in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase, redemption, defeasance or acquisition or (b) Indebtedness of the Company owing to and held by any Subsidiary Guarantor or Indebtedness of a Subsidiary Guarantor owing to and held by the Company or any other Subsidiary Guarantor permitted to be Incurred under clause (4) of the second paragraph of the covenant described above under the caption "—Limitation on indebtedness"; or

(4)
make any Restricted Investment

(all such payments and other actions referred to in clauses (1) through (4) above (other than any exception thereto) shall be referred to as a "Restricted Payment"), unless, at the time of and after giving effect to such Restricted Payment:

(a)
no Default shall have occurred and be continuing (or would result therefrom);

(b)
immediately after giving effect to such transaction on a pro forma basis, (1) the Company could Incur $1.00 of additional Indebtedness under the provisions of the first paragraph of covenant described above under the caption "—Limitation on indebtedness"; and (2) the Aggregate RBC Ratio exceeds 225%;

(c)
the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made subsequent to the Issue Date (excluding Restricted Payments made pursuant to clauses (1), (2), (3), (5), (6), (7), (8), (9), (10), (12), (13), (14), (15) and (16) of the next succeeding paragraph) would not exceed the sum of, without duplication:

(i)
50% of the Net Excess Cash Flow for the period (taken as one accounting period) beginning with the first day of the fiscal quarter in which the Issue Date occurs to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, in the case such Net Excess Cash Flow for such period is a deficit, minus 100% of such deficit), plus

(ii)
100% of the aggregate Net Cash Proceeds and the Fair Market Value of marketable securities or other property received by the Company or a Restricted Subsidiary from the issue or sale of its Capital Stock (other than Disqualified Stock) or other capital contributions subsequent to the Issue Date, other than:

(A)
Net Cash Proceeds received from an issuance or sale of such Capital Stock to a Subsidiary of the Company or to an employee stock ownership plan, option plan or similar trust to the extent such sale to an employee stock ownership plan, option plan or similar trust is financed by loans from or Guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination; and

(B)
Net Cash Proceeds received by the Company from the issue and sale of its Capital Stock or capital contributions to the extent applied to redeem Notes in compliance with the provisions set forth under the second paragraph of the caption "—Optional redemption"; plus

(iii)
the amount by which Indebtedness of the Company and the Restricted Subsidiaries is reduced on the Company's consolidated balance sheet upon the conversion or exchange subsequent to the Issue Date of any Indebtedness of the Company or the Restricted Subsidiaries for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the Fair Market Value of any other property, distributed by the Company upon such conversion or exchange); plus

(iv)
100% of the Net Cash Proceeds and the Fair Market Value of property other than cash and marketable securities from the sale or other disposition (other than to the Company or a Restricted Subsidiary) of Restricted Investments made after the Issue Date and redemptions and repurchases of such Restricted Investments from the Company or the Restricted Subsidiaries and repayment of Restricted Investments in the form of loans or advances from the Company and the Restricted Subsidiaries and releases of Guarantees that constitute Restricted Investments by the Company and the Restricted Subsidiaries; plus

(v)
100% of the Net Cash Proceeds and the Fair Market Value of property other than cash and marketable securities received by the Company or the Restricted Subsidiaries from the sale (other than to the Company or a Restricted Subsidiary) of the stock of an

    Unrestricted Subsidiary (other than in each case to the extent the Investment in such Unrestricted Subsidiary was made by the Company or a Restricted Subsidiary pursuant to clause (18) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment); plus

  (vi)
  to the extent that any Unrestricted Subsidiary designated as such after the Issue Date is redesignated as a Restricted Subsidiary or any Unrestricted Subsidiary merges into or consolidates with the Company or any of the Restricted Subsidiaries or any Unrestricted Subsidiary transfers, dividends or distributes assets to the Company or a Restricted Subsidiary, in each case after the Issue Date, the Fair Market Value of such Subsidiary as of the date of such redesignation or such merger or consolidation, or in the case of the transfer, dividend or distribution of assets of an Unrestricted Subsidiary to the Company or a Restricted Subsidiary, the Fair Market Value of such assets of the Unrestricted Subsidiary, as determined at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary or at the time of such merger, consolidation or transfer, dividend or distribution of assets (other than an Unrestricted Subsidiary to the extent such Investment constituted a Permitted Investment).

The provisions of the preceding paragraph will not prohibit:

(1)
any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Capital Stock, Disqualified Stock or Subordinated Obligations or any Restricted Investment made in exchange for, or out of the proceeds of a contribution to the common equity capital of the Company or the substantially concurrent sale of, Capital Stock of the Company (other than (x) Disqualified Stock and (y) Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan, option plan or similar trust to the extent such sale to an employee stock ownership plan, option plan or similar trust is financed by loans from or Guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination); provided, however, that the Net Cash Proceeds from such contribution or sale of Capital Stock will be excluded from clause (c)(ii) of the preceding paragraph;

(2)
any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations made in exchange for, or out of the proceeds of the substantially concurrent Incurrence of, Refinancing Indebtedness;

(3)
any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Disqualified Stock of the Company or a Restricted Subsidiary made in exchange for, or out of the proceeds of the substantially concurrent sale of Disqualified Stock of the Company or such Restricted Subsidiary, as the case may be, so long as such Disqualified Stock is permitted to be Incurred pursuant to the covenant described above under the caption "—Limitation on indebtedness";

(4)
dividends paid or redemptions made within 60 days after the date of declaration or the giving of the redemption notice if at such date of declaration or notice such dividend or redemption would have complied with this provision;

(5)
the purchase, repurchase, redemption or other acquisition (including by cancellation of indebtedness), cancellation or retirement for value of Capital Stock, or options, warrants, equity appreciation rights or other rights to purchase or acquire Capital Stock of the Company held by any existing or former employees, management or directors of or consultants to the Company or any Subsidiary of the Company or their assigns, estates or heirs, in each case in connection with the repurchase or payment provisions under employee stock option or stock purchase agreements or other compensatory agreements approved by the Board of Directors of the Company or the compensation committee thereof; provided that such purchases, repurchases, redemptions, acquisitions, cancellations or retirements pursuant to this clause (5) will not exceed $5.0 million in the aggregate during any calendar year (with any unused amounts in a given calendar year being available in succeeding calendar years so long as the amount does not exceed $10.0 million in any given calendar year); provided that amount in any calendar year (with any unused amounts in a given calendar year being available in succeeding calendar years) may be increased by an amount not to exceed:

  (a)
  the Net Cash Proceeds from the sale of Capital Stock (other than Disqualified Stock) of the Company to existing or former employees or members of management of the Company or any of its Subsidiaries that occurs after the Issue Date, to the extent the Net Cash Proceeds from the sale of such Capital Stock have not otherwise been applied to the payment of Restricted Payments (provided that the Net Cash Proceeds from such sales will be excluded from clause (c)(ii) of the preceding paragraph); plus

  (b)
  the cash proceeds of key man life insurance policies received by the Company or its Restricted Subsidiaries after the Issue Date relating to the Company's or such Restricted Subsidiaries' key persons who are so insured; less

  (c)
  the amount of any Restricted Payments previously made with the Net Cash Proceeds described in clauses (a) and (b) of this clause (5);

  provided that cancellation of Indebtedness owing to the Company or any Restricted Subsidiary from any existing or former employees, management, directors or consultants of the Company or any Restricted Subsidiary in connection with a repurchase of Capital Stock of the Company will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of the Indenture;

(6)
the accrual, declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Company or any Restricted Subsidiary or Preferred Stock of any Restricted Subsidiary issued in accordance with the terms of the Indenture to the extent such dividends are included in the definition of Fixed Charges and payment of any redemption price or liquidation value of any such Disqualified Stock or Preferred Stock when due at final maturity in accordance with its terms;

(7)
repurchases or other acquisitions of Capital Stock deemed to occur (i) upon the exercise of stock options, warrants, restricted stock units or other rights to purchase Capital Stock or other convertible securities if such Capital Stock represents a portion of the exercise price thereof or conversion price thereof or (ii) in connection with withholdings or similar taxes payable by any future, present or former employee, director or officer;

(8)
the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of any Subordinated Obligations at a purchase price not greater than 101% of the principal amount of (plus accrued and unpaid interest on) such Subordinated Obligation in the event of a Change of Control in accordance with provisions similar to those described above under the caption "—Change of control"; provided that, prior to or simultaneously with such purchase, repurchase, redemption, defeasance or other acquisition or retirement, the Company has made a Change of Control Offer under the Indenture and has completed the repurchase or redemption of all Notes validly tendered for payment in connection with such Change of Control Offer under the Indenture;

(9)
cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of the Company or other exchanges of securities of the Company or a Restricted Subsidiary in exchange for Capital Stock of the Company;

(10)
the purchase, repurchase, redemption, acquisition or retirement of Subordinated Obligations with unutilized Excess Proceeds remaining after an Asset Disposition Offer pursuant to the covenant described under "—Certain covenants—Limitation on sales of assets and subsidiary stock";

(11)
other Restricted Payments not to exceed $50.0 million in the aggregate since the Issue Date;

(12)
the purchase of fractional shares of Capital Stock of the Company arising out of stock dividends, splits or combinations or mergers, consolidations or other acquisitions;

(13)
in connection with any acquisition by the Company or any of its Subsidiaries, the receipt or acceptance of the return to the Company or any of the Restricted Subsidiaries of Capital Stock of the Company constituting a portion of the purchase price consideration in settlement of indemnification claims or as a result of a purchase price adjustment (including earn outs or similar obligations);

(14)
the distribution of rights pursuant to any shareholder rights plan or the redemption of such for nominal consideration in accordance with the terms of any shareholder rights plan;

(15)
payments or distributions to stockholders pursuant to appraisal rights required under applicable law in connection with any merger, consolidation or other acquisition by the Company or any Restricted Subsidiary;

(16)
the distribution or transfer, as a dividend, Investment or otherwise, of shares of Capital Stock of Unrestricted Subsidiaries;

(17)
the declaration and payment of dividends on the Company's Common Stock in an amount not to exceed $15.0 million in the aggregate during any calendar year;

(18)
any payment of cash by the Company or any Subsidiary issuer to a holder of Existing Convertible Notes upon conversion or exchange of the Existing Convertible Notes which cash payment (i) is required pursuant to the terms of the Convertible 2009 Debt Documents or the Convertible 2010 Debt Documents, as the case may be (including, without limitation, due to an election of the holder of such Existing Convertible Notes in accordance with the terms thereof), as in effect on the Issue Date and (ii) in the case of the Convertible 2009 Debt, does not exceed an amount equal to the principal amount of the Convertible 2009 Debt that is converted or exchanged and any accrued interest paid thereon;

(19)
(i) the purchase of any Permitted Bond Hedge or (ii) any cash payment made in connection with the exercise or early termination of the Convertible 2010 Debt Hedges which cash payment is required pursuant to the terms of the Convertible 2010 Debt Hedges, as in effect on the Issue Date; and

(20)
Investments in Unrestricted Subsidiaries having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (20) that are at the time outstanding, not to exceed $5.0 million at the time of such investment; provided, that the dollar amount of Investments made pursuant to this clause (20) may be reduced by the Fair Market Value of the proceeds received by the Company and/or the Restricted Subsidiaries from the subsequent sale, disposition or other transfer of such Investments (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value).

provided, however, that at the time of and after giving effect to any Restricted Payment permitted under clauses (8), (10), (11), (15) and (17), no Default shall have occurred and be continuing or would occur as a consequence thereof.

The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of such Restricted Payment of the assets or securities proposed to be paid, transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment. The Fair Market Value of any cash Restricted Payment shall be its face amount, and any non-cash Restricted Payment shall be determined conclusively in Good Faith by the Company.

For purposes of determining compliance with this covenant, in the event that a proposed Restricted Payment (or portion thereof) meets the criteria of more than one of the categories of Restricted Payments described in clauses (1) through (20) above, or is entitled to be made pursuant to the first paragraph thereof, the Company will be entitled to divide and classify such Restricted Payment (or portion thereof) on the date of its payment in any manner that complies with this covenant.

If the Company or any Restricted Subsidiary makes a Restricted Investment or a Permitted Investment and the Person in which such Investment was made subsequently becomes a Restricted Subsidiary, to the extent such Investment resulted in a reduction of the amounts calculated under the first paragraph of this covenant or any other provision of this covenant or the definition of Permitted Investment (which was not subsequently reversed), then such amount shall be increased by the amount of such reduction to the extent of the lesser of (x) the amount of such Investment and (y) the Fair Market Value of such Investment at the time such Person becomes a Restricted Subsidiary.

As of the Issue Date, all of the Company's Subsidiaries will be Restricted Subsidiaries. The Company will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the last sentence of the definition of "Unrestricted Subsidiary." For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Company and the Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the definition of "Investment." Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in the Indenture.

Limitation on liens

The Company will not, and will not permit any of the Restricted Subsidiaries to create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired, that secures Indebtedness of the Company or any of the Restricted Subsidiaries without effectively providing that the Notes are secured equally and ratably with (or, if the Indebtedness to be secured by the Lien is subordinated in right of payment to the Notes or any Subsidiary Guarantee, prior to) the Indebtedness so secured for so long as such Indebtedness is so secured.

With respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time such Indebtedness was Incurred, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness.

The "Increased Amount" of any Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Indebtedness with the same terms, the payment of dividends on preferred stock in the form of additional shares of preferred stock of the same class, accretion of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness.

Notwithstanding the foregoing, any Lien securing the Notes granted pursuant to this covenant shall be automatically and unconditionally released and discharged upon (a) the release by the holders of the Indebtedness described above of their Lien on the property or assets of the Company or any Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Indebtedness, except payment in full made with the proceeds from the foreclosure, sale or other realization from an enforcement on the collateral by the holders of the Indebtedness described above of their Lien), (b) any sale, exchange or transfer to any Person other than the Company or any Restricted Subsidiary of the property or assets secured by such Lien, or of all of the Capital Stock held by the Company or any Restricted Subsidiary in, or all or substantially all of the assets of, any Restricted Subsidiary creating such Lien, in each case in accordance with the terms of the Indenture, (c) payment in full of the principal of, and accrued and unpaid interest on, the Notes or (d) the exercise by the Company of its legal defeasance option or covenant defeasance option as described below under the caption "—Legal defeasance and covenant defeasance" or the discharge of the Company's obligations under the Indenture in accordance with the terms of the Indenture.

Limitation on restrictions on distributions from restricted subsidiaries

The Company will not, and will not permit any Restricted Subsidiary to create or otherwise cause or permit to exist any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

(1)
(A) pay dividends or make any other distributions on its Capital Stock to the Company or any of the Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits or (B) pay any Indebtedness or other obligations owed to the Company or any Restricted Subsidiary (it being understood that the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on Common Stock shall not be deemed a restriction on the ability to make distributions on Capital Stock);

(2)
make any loans or advances to the Company or any Restricted Subsidiary (it being understood that the subordination of loans or advances made to the Company or any Restricted Subsidiary to other Indebtedness Incurred by the Company or any Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances); or

(3)
sell, lease or transfer any of its property or assets to the Company or any Restricted Subsidiary (it being understood that such transfers shall not include any type of transfer described in clause (1) or (2) above).

The preceding provisions will not prohibit encumbrances or restrictions existing under or by reason of:

(i)
any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date, including, without limitation, the Indenture, the Notes, the Subsidiary Guarantees and the Senior Credit Agreement in effect on such date;

(ii)
any encumbrance or restriction with respect to a Person or assets pursuant to an agreement in effect on or before the date on which such Person became a Restricted Subsidiary or was acquired by, merged into or consolidated with the Company or a Restricted Subsidiary (other than Capital Stock or Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Person became a Restricted Subsidiary or was acquired by, merged into or consolidated with the Company or in contemplation of the transaction) or such assets were acquired by the Company or any Restricted Subsidiary; provided that any such encumbrance or restriction shall not extend to any Person or the assets or property of the Company or any other Restricted Subsidiary other than the Person and its Subsidiaries or the assets and property so acquired and that, in the case of Indebtedness, was permitted to be Incurred pursuant to the Indenture;

(iii)
any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness incurred pursuant to an agreement referred to in clause (i) or (ii) of this paragraph or this clause (iii) or contained in any amendment, restatement, modification, renewal, supplement, refunding, replacement or Refinancing of an agreement referred to in clause (i) or (ii) of this paragraph or this clause (iii); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such agreement are no less favorable (as determined in Good Faith by the Company) in any material respect, taken as a whole, to the Holders of the Notes than the encumbrances and restrictions contained in such agreements referred to in clause (i) or (ii) of this paragraph on the Issue Date or the date such Restricted Subsidiary became a Restricted Subsidiary or was merged into or consolidated with a Restricted Subsidiary, whichever is applicable;

(iv)
in the case of clause (3) of the first paragraph of this covenant, encumbrances or restrictions arising in connection with Liens permitted to be Incurred under the provisions of the covenant described above under the caption "—Limitation on liens" that apply only to the assets subject to such Liens;

(v)
purchase money obligations for property acquired and Capitalized Lease Obligations that impose restrictions of the nature described in clause (3) of the first paragraph of this covenant on the property so acquired;

(vi)
contracts for the sale of assets, including customary restrictions with respect to a Subsidiary of the Company pursuant to an agreement that has been entered into for the sale or disposition of all or a portion of the Capital Stock or assets of such Subsidiary;

(vii)
restrictions on cash or other deposits or net worth imposed by customers or lessors or required by insurance, surety or bonding companies under contracts entered into in the ordinary course of business;

(viii)
any customary provisions in leases, subleases or licenses and other agreements entered into by the Company or any Restricted Subsidiary in the ordinary course of business;

(ix)
encumbrances or restrictions arising or existing by reason of applicable law or any applicable rule, regulation, order, permit or grant, including for the avoidance of doubt, any encumbrance or restriction on any Insurance Subsidiary by any governmental authority having the power to regulate such Insurance Subsidiary;

(x)
encumbrances or restrictions contained in or arising under indentures or debt instruments or other debt arrangements Incurred or Preferred Stock issued by the Company or any Restricted Subsidiary subsequent to the Issue Date pursuant to the covenant described above under the caption "—Limitation on indebtedness" that are not more restrictive, taken as a whole (as determined in Good Faith by the Company), than those applicable to the Company in the Indenture on the Issue Date;

(xi)
encumbrances or restrictions contained in or arising under indentures or other debt instruments or other debt arrangements Incurred or Preferred Stock issued by the Company or any Subsidiary subsequent to the Issue Date pursuant to clauses (2), (5), (6), (7) and (14) of the second paragraph of the covenant described above under the caption "—Limitation on indebtedness" or contained or arising in connection with any Reinsurance Agreement or Statutory Reserve Financing or agreement entered into by an Insurance Subsidiary or Special Purpose Subsidiary; provided that such encumbrances and restrictions contained in any agreement or instrument will not materially adversely affect the Company's ability to make anticipated principal or interest payments on the Notes or are otherwise customary for financings or arrangements of that type (in each case, as determined in Good Faith by the Company);

(xii)
restrictions or conditions contained in any trading, netting, operating, construction, service, supply, purchase or other agreement to which the Company or any of the Restricted Subsidiaries is a party and entered into in the ordinary course of business; provided that such agreement prohibits the encumbrance of solely the property or assets of the Company or such Restricted Subsidiary that are the subject of such agreement, the payment rights arising thereunder or the proceeds thereof and does not extend to any other asset or property of the Company or such Restricted Subsidiary or the assets or property of any other Restricted Subsidiary;

(xiii)
customary provisions in joint venture agreements and other similar agreements;

(xiv)
customary provisions contained in leases, licenses and other similar agreements entered into in the ordinary course of business;

(xv)
any instrument governing any Indebtedness or Capital Stock of a Person that is an Unrestricted Subsidiary as in effect on the date that such Person becomes a Restricted Subsidiary, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person who became a Restricted Subsidiary or the property or assets of the Person who became a Restricted Subsidiary, and was not entered into in contemplation of the designation of such Subsidiary as a Restricted Subsidiary; provided that in the case of Indebtedness, the incurrence of such Indebtedness as a result of such Person becoming a Restricted Subsidiary was permitted by the terms of the Indenture;

(xvi)
encumbrances or restrictions contained in or arising under any contract, instrument or agreement relating to Indebtedness of any Foreign Subsidiary permitted to be Incurred under the covenants described in "—Limitation on indebtedness" and "—Limitations on liens" that imposes restrictions solely on such Foreign Subsidiary and its Subsidiaries; and

(xvii)
encumbrances or restrictions (A) by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by the Indenture, (B) contained in mortgages, pledges or other security agreements securing Indebtedness of a Restricted Subsidiary to the extent restricting the transfer of the property or assets subject thereto, (C) pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Company or any Restricted Subsidiary, (D) pursuant to customary provisions in Hedging Obligations and Swap Contracts or (E) that arise or are agreed to in the ordinary course of business and do not detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or such Restricted Subsidiary.

Limitation on sales of assets and subsidiary stock

(a)
The Company will not, and will not permit any of its Restricted Subsidiaries to, make any Asset Disposition following the Issue Date unless:

(i)
the Company or such Restricted Subsidiary, as the case may be, receives consideration at least equal to the Fair Market Value (such Fair Market Value to be determined as of the date of contractually agreeing to such Asset Disposition) of the assets subject to such Asset Disposition; and

(ii)
at least 75% of the consideration from such Asset Disposition received by the Company or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents.

The Company shall determine the Fair Market Value of any consideration from such Asset Disposition that is not cash or Cash Equivalents.

Any Net Available Cash received by the Company or any Restricted Subsidiary from any Asset Disposition shall be applied at the Company's election:

(v)
to prepay, repay or repurchase secured Indebtedness of the Company or any Restricted Subsidiary (other than Disqualified Stock or Subordinated Obligations) and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto, in each case other than Indebtedness owed to the Company or an Affiliate of the Company;

(w)
to prepay, repay or repurchase Indebtedness of a Non-Guarantor Subsidiary, other than Indebtedness owed to the Company or an Affiliate of the Company;

(x)
to prepay, repay or repurchase other Indebtedness of the Company or a Subsidiary Guarantor, in each case other than Indebtedness owed to the Company or an Affiliate of the Company; provided that the Company shall equally and ratably reduce Obligations under the Notes, as provided under "—Optional redemption," through open market purchases at or above 100% of the principal amount thereof or by making an offer (in accordance with the procedures set forth below for an Asset Disposition Offer) to all Holders to purchase their Notes at 100% of the principal amount thereof, in each case plus the amount of accrued but unpaid interest on the Notes that are purchased or redeemed; or

(y)
to reinvest in or acquire any one or more businesses, properties or assets (including Capital Stock or other securities purchased in connection with the acquisition of Capital Stock or property of another Person that is or becomes a Restricted Subsidiary or that would constitute a Permitted Investment under clause (2) of the definition thereof) used or useful in a Related Business or that replace the businesses, properties and/or assets that are the subject of such Asset Disposition (including, in the case of Asset Dispositions by an Insurance Subsidiary, securities or other investment assets of the type purchased by such Insurance Subsidiary in the ordinary course of business); or

(z)
any combination of the foregoing.

All Net Available Cash that is not applied or invested (or committed pursuant to a written agreement to be applied or invested) as provided in subclauses (v), (w), (x), (y) or (z) of the preceding paragraph within 365 days after receipt (or in the case of any amount committed to be so applied or reinvested, which are not actually so applied or reinvested within 180 days following such 365-day period) will be deemed to constitute "Excess Proceeds." Within 30 days after the aggregate amount of Excess Proceeds exceeds $50.0 million, the Company will make an offer ("Asset Disposition Offer") to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes or any Subsidiary Guarantee containing provisions similar to those set forth in the Indenture with respect to offers to purchase with the proceeds of sales of assets, to purchase the maximum principal amount of the Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The Company and the Restricted Subsidiaries may make an Asset Disposition Offer under this section using Net Available Cash prior to the time any such Net Available Cash becomes Excess Proceeds, in which case such Net Available Cash shall be deemed to have been applied within the time frame required by this covenant. The offer price in any Asset Disposition Offer will be equal to 100% of the principal amount of the Notes and such other pari passu Indebtedness plus accrued and unpaid interest thereon to, but excluding, the date of purchase (subject to the rights of Holders of record on any record date to receive payments of interest on the related Interest Payment Date), and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Disposition Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of the Notes and such other pari passu Indebtedness tendered into such Asset Disposition Offer exceeds the amount of Excess Proceeds, the Notes and such other pari passu Indebtedness shall be purchased on a pro rata basis based on the principal amount of the Notes and such other pari passu Indebtedness tendered. Upon completion of each Asset Disposition Offer, the amount of Excess Proceeds shall be reset at zero.

The Asset Disposition Offer will remain open for a period of 20 Business Days following its commencement, except to the extent that a longer period is required by applicable law (the "Asset Disposition Offer Period"). No later than five Business Days after the termination of the Asset Disposition Offer Period (the "Asset Disposition Purchase Date"), the Company will purchase the principal amount of Notes required to be purchased pursuant to this covenant (the "Asset Disposition Offer Amount") or, if less than the Asset Disposition Offer Amount has been so validly tendered and not properly withdrawn, all Notes validly tendered in response to the Asset Disposition Offer.

On or before the Asset Disposition Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Asset Disposition Offer Amount of Notes or portions of Notes validly tendered and not properly withdrawn pursuant to the Asset Disposition Offer, or if less than the Asset Disposition Offer Amount has been validly tendered and not properly withdrawn, all Notes validly tendered and not properly withdrawn, in each case in minimum denominations of $1,000 (except that no Note will be purchased in part if the remaining principal amount would be less than $2,000). The Company or the Paying Agent, as the case may be, will promptly (but in any case not later than five Business Days after termination of the Asset Disposition Offer Period) mail or deliver to each tendering Holder of Notes an amount equal to the purchase price of the Notes validly tendered and not properly withdrawn by such holder and accepted by the Company for purchase, and the Company will promptly issue a new Note, and the Trustee, upon receipt of an Officer's Certificate from the Company, will authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered; provided that each such new Note will be in a minimum principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. Any Note not so accepted will be promptly mailed or delivered by the Company to the Holder thereof.

(b)
For the purposes of this covenant, the following are deemed to be Cash Equivalents:

(i)
any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet or in the notes thereto) of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets (including, without limitation, liabilities relating to insurance products);

(ii)
any notes or other obligations or other securities or assets received by the Company or such Restricted Subsidiary from such transferee that are converted within 180 days by the Company or such Restricted Subsidiary into cash (to the extent of the cash received); and

(iii)
any Designated Non-cash Consideration received by the Company or any of the Restricted Subsidiaries in such Asset Dispositions having an aggregate Fair Market Value (determined in Good Faith by the Company), taken together with all other Designated Non-cash Consideration received pursuant to this clause (iii) that is at that time outstanding, not to exceed $25.0 million at the time of the receipt of such Designated Noncash Consideration (with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value).

(c)
The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached obligations of the Company described under this covenant in the Indenture.

(d)
Pending the final application of any such Net Available Cash, the Company or the Restricted Subsidiaries may temporarily reduce revolving indebtedness under any Debt Facility or otherwise invest such Net Available Cash in Cash Equivalents.

Limitation on affiliate transactions

The Company will not, and will not permit any of the Restricted Subsidiaries to enter into or conduct any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") involving payments of consideration in excess of $5.0 million unless:

(1)
the terms of such Affiliate Transaction, when viewed together with any related Affiliate Transactions, are not substantially as advantageous to the Company or such Restricted Subsidiary, as the case may be, than those that could have been obtained in a comparable transaction at the time of such transaction in arm's length dealings with a Person who is not an Affiliate;

(2)
in the event such Affiliate Transaction involves an aggregate consideration in excess of $15.0 million, the terms of such transaction have been approved by a majority of the disinterested members of the Board of Directors of the Company (and such majority determines that such Affiliate Transaction satisfies the criteria in clause (1) above); and

(3)
in the event such Affiliate Transaction involves an aggregate consideration in excess of $25.0 million, the Company has received a written opinion from an Independent Financial Advisor stating that such Affiliate Transaction is fair, from a financial point of view, to the Company and the Restricted Subsidiaries, as applicable, or satisfies the criteria in clause (1) above.

The preceding paragraph will not apply to:

(1)
any (i) Restricted Payment permitted to be made pursuant to the covenant described above under the caption "—Limitation on restricted payments" and (ii) a Permitted Investment in any Person that is an Affiliate of the Company solely as a result of the ownership of Investments in such Person by the Company or any Restricted Subsidiary;

(2)
any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements and other compensation arrangements, options to purchase Capital Stock of the Company pursuant to restricted stock plans, long-term incentive plans, stock appreciation rights plans, participation plans or similar employee benefits plans, pension plans or similar plans or agreements or arrangements approved by the Board of Directors of the Company or the compensation committee thereof;

(3)
loans or advances to employees, officers or directors of the Company or any Subsidiary of the Company in the ordinary course of business, in an aggregate amount outstanding at any time not in excess of $2.0 million (without giving effect to the forgiveness of any such loan);

(4)
any transaction between or among the Company and any Restricted Subsidiary or between or among Restricted Subsidiaries, and any Guarantees issued, and any Permitted Swap Obligations entered into, by the Company or a Restricted Subsidiary for the benefit of the Company or a Restricted Subsidiary;

(5)
the payment of reasonable and customary compensation (including fees, benefits, severance, change of control payments and incentive arrangements) to, and employee benefit arrangements, including, without limitation, split-dollar insurance policies, and indemnity or similar arrangements provided on behalf of, directors, officers, employees and agents of the Company or any of its Subsidiaries, whether by charter, bylaw, statutory or contractual provisions;

(6)
the existence of, and the performance of obligations of the Company or any of the Restricted Subsidiaries under the terms of any agreement to which the Company or any of the Restricted Subsidiaries is a party as of or on the Issue Date, as these agreements may be amended, modified, supplemented, extended or renewed from time to time; provided, however, that any future amendment, modification, supplement, extension or renewal entered into after the Issue Date will be permitted to the extent that its terms, taken as a whole, are not more disadvantageous to the Holders of the Notes in any material respect, as determined in Good Faith by the Company, than the terms of the agreements in effect on the Issue Date;

(7)
any agreement between any Person and an Affiliate of such Person existing at the time such Person is acquired by or merged with or into or consolidated with the Company or a Restricted Subsidiary; provided that such agreement was not entered into in contemplation of such acquisition, merger or consolidation, or any amendment thereto (so long as any such amendment is not disadvantageous in any material respect to the Holders, as determined in Good Faith by the Company, when taken as a whole as compared to the applicable agreement as in effect on the date of such acquisition or merger);

(8)
insurance transactions, intercompany pooling and other reinsurance transactions entered into in the ordinary course of business;

(9)
any purchases by the Company's Affiliates of Indebtedness of the Company or any of the Restricted Subsidiaries the majority of which Indebtedness is placed with Persons who are not Affiliates and payments of principal and interest on such Indebtedness;

(10)
payment of reasonable fees to, and arrangements for indemnification payments for, directors and officers of the Company and its Subsidiaries;

(11)
any issuance or sale of Capital Stock (other than Disqualified Stock) to Affiliates of the Company and the granting of registration and other customary rights in connection therewith or any contribution to the Capital Stock of the Company or any Restricted Subsidiary;

(12)
payments by the Company or any of its Subsidiaries to any Affiliate for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including in connection with acquisitions or divestitures, which payments are on arm's length terms and are approved by a majority of the disinterested members of the Board of Directors of the Company in Good Faith;

(13)
transactions in which the Company or any Restricted Subsidiary, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair, from a financial point of view, to the Company or such Restricted Subsidiary or stating that the terms are not materially less favorable taken as a whole than those that might reasonably have been obtained by the Company or such Restricted Subsidiary in a comparable transaction at the time of such transaction in arm's length dealings with a Person who is not an Affiliate;

(14)
transactions with customers, clients, suppliers, joint ventures, joint venture partners, Unrestricted Subsidiaries or purchasers or sellers of goods and services and Investments by any Insurance Subsidiary in accordance with clauses (18) and (19) of the definition of "Permitted Investments," in each case in the ordinary course of business (as determined by the Company in Good Faith) and on terms no less favorable than that available from non-Affiliates (as determined by the Company in Good Faith) and otherwise not prohibited by the Indenture;

(15)
any transaction with an Affiliate where the only consideration paid by the Company or any Restricted Subsidiary is Capital Stock of the Company (other than Disqualified Stock);

(16)
any transaction entered into by an Insurance Subsidiary for which approval has been received from the applicable Insurance Regulatory Authority;

(17)
any redemption or other repurchase of the Convertible 2009 Debt, the Convertible 2010 Debt or the subordinated debentures of the Company outstanding on the Issue Date; and

(18)
any transaction with any Person who is not an Affiliate of the Company or of any Restricted Subsidiary immediately before the consummation of such transaction that becomes an Affiliate of the Company or of any Restricted Subsidiary as a result of such transaction.

Reports

Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will furnish to the Trustee and the registered Holders of the Notes, within 15 days of the applicable time periods specified in the relevant forms: (1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's discussion and analysis of financial condition and results of operations" and, with respect to the annual information only, a report on the annual financial statements by the Company's independent registered public accounting firm; and (2) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports; provided, however, that to the extent such reports are filed with the SEC and publicly available, such reports shall have been deemed to have been provided to the Trustee and the Holders and no additional copies need to be provided to the Trustee and the Holders.

If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries and such Unrestricted Subsidiaries, either individually or collectively, would otherwise have been a Significant Subsidiary, then the quarterly and annual financial information required by the preceding paragraph shall include a summary presentation, in the footnotes to the financial statements, of the financial condition and results of operations of the Company and the Restricted Subsidiaries.

Unless such reports are otherwise filed with the SEC, the Company shall maintain a website to which all of the reports and press releases required by this "Reports" covenant are posted to which access will be given to the Trustee, and Holders, prospective purchasers of the Notes, securities analysts and market making institutions that certify their status as such to the reasonable satisfaction of the Company.

In addition, if at any time any direct or indirect parent company of the Company guarantees the Notes (there being no obligation of any such parent to do so), such entity holds no material assets other than cash, cash equivalents and the Capital Stock of the Company or any other direct or indirect parent of the Company (and performs the related incidental activities associated with such ownership) and would comply with the requirements of Rule 3-10 of Regulation S-X promulgated by the SEC (or any successor provision), the reports, information and other documents required to be furnished to Holders pursuant to this covenant may, at the option of the Company, be furnished by and be those of such parent rather than the Company.

Any and all Defaults or Events of Default arising from a failure to furnish or file in a timely manner a report required by this covenant shall be deemed cured (and the Company shall be deemed to be in compliance with this covenant) upon furnishing or filing such report or certification as contemplated by this covenant (but without regard to the date on which such report or certification is so furnished or filed); provided that such cure shall not otherwise affect the rights of the holders described under the heading "—Events of default" hereunder if the principal, premium, if any, and accrued interest have been accelerated in accordance with the terms of the Indenture and such acceleration has not been rescinded or cancelled prior to such cure.

Merger and consolidation

The Company will not consolidate with or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of the properties and assets of the Company and the Restricted Subsidiaries, taken as a whole, in one or more related transactions, to, any Person unless:

(1)
if other than the Company, the resulting, surviving or transferee Person (the "Successor Company") will be a corporation, partnership or limited liability company organized and existing under the laws of the United States of America, any State of the United States, the District of Columbia or any territory thereof;

(2)
the Successor Company (if other than the Company) and, in the case of a Successor Company that is not a corporation, a corporate co-issuer, assumes all of the obligations of the Company under the Notes and the Indenture pursuant to a supplemental indenture or other documentation executed and delivered to the Trustee;

(3)
immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Company, the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Company, the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

(4)
immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the applicable four-quarter period, (i) the Company or the Successor Company, as applicable, would be able to Incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of the covenant described above under the caption "—Limitation on indebtedness" covenant or (ii) the Fixed Charge Coverage Ratio for the Successor Company and the Restricted Subsidiaries would be greater than the Fixed Charge Coverage Ratio immediately prior to such transaction;

(5)
if the Successor Company is not the Company, each Subsidiary Guarantor (unless it is the other party to the transactions above, in which case clause (1) of the following paragraph shall apply) shall have by supplemental indenture confirmed that its Subsidiary Guarantee shall apply to such Person's obligations in respect of the Indenture and the Notes; and

(6)
the Company shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture.

Without compliance with the preceding clauses (3) and (4):

(1)
any Restricted Subsidiary may consolidate with, merge with or into or to the Company or a Subsidiary Guarantor, and

(2)
the Company may merge with an Affiliate of the Company solely for the purpose of reincorporating the Company in another jurisdiction.

In addition, the Company will not permit any Subsidiary Guarantor to consolidate with or merge with or into (whether or not the Subsidiary Guarantor is the surviving corporation), or sell, assign, convey, transfer, lease, convey or otherwise dispose of all or substantially all of its properties and assets, in one or more related transactions, to any Person (other than to the Company or another Subsidiary Guarantor) unless:

(1)
if such entity remains a Subsidiary Guarantor, (a) the resulting, surviving or transferee Person (the "Successor Guarantor") will be a corporation, partnership, trust or limited liability company organized and existing under the laws of the United States of America, any State of the United States, the District of Columbia or any other territory thereof; (b) the Successor Guarantor, if other than such Subsidiary Guarantor, expressly assumes in writing by supplemental indenture (and other applicable documents), executed and delivered to the Trustee, all the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee and the Indenture; (c) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Guarantor or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Guarantor or such Restricted Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing; and (d) the Company will have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture; and

(2)
if such transaction constitutes an Asset Disposition, the transaction is made in compliance with the covenant described above under the caption "—Limitation on sales of assets and subsidiary stock" (it being understood that only such portion of the Net Available Cash as is required to be applied on the date of such transaction in accordance with the terms of the Indenture needs to be applied in accordance therewith at such time), to the extent applicable.

Notwithstanding the foregoing, any Subsidiary Guarantor may (i) merge with or into or transfer all or part of its properties and assets to another Subsidiary Guarantor or the Company or (ii) merge with a Restricted Subsidiary solely for the purpose of reincorporating the Subsidiary Guarantor in a State of the United States or the District of Columbia.

Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve "all or substantially all" of the property or assets of a Person.

Upon satisfaction of the foregoing applicable conditions, the Company or the applicable Subsidiary Guarantor, as the case may be, will be released from its obligations under the Indenture and its Subsidiary Guarantee, as the case may be, and the Successor Company or the Successor Guarantor, as the case may be, will succeed to, and be substituted for, and may exercise every right and power of, the Company or a Subsidiary Guarantor, as the case may be, under the Indenture, but, in the case of a lease of all or substantially all its assets, the predecessor Company will not be released from the obligation to pay the principal of and interest on the Notes and a Subsidiary Guarantor will not be released from its obligations under its Subsidiary Guarantee.

Solely for the purpose of computing amounts described in clauses (c)(i) through (c)(vi) of the covenant described above under the caption "—Limitation on restricted payments," the Successor Company shall only be deemed to have succeeded and be substituted for the Company with respect to periods subsequent to the effective time of such merger, consolidation, combination or transfer of assets.

Future subsidiary guarantors

The Company will cause (i) each Wholly Owned Subsidiary (other than any Excluded Subsidiary) that is formed or acquired following the Issue Date, within 15 days after such formation or acquisition, (ii) any other Restricted Subsidiary that Guarantees, on the Issue Date or any time thereafter, any Indebtedness of the Company or any Subsidiary Guarantor, within 15 days after giving such Guarantee, and (iii) if the Aggregate RBC Ratio is less than 225% as of the last day of any fiscal year or fiscal quarter of the Company, any other Wholly Owned Subsidiary (other than any Excluded Subsidiary) in existence on the Issue Date or formed or acquired after the Issue Date, within 15 days after financial information for such fiscal year or fiscal quarter is required to be furnished pursuant to the covenant described under "—Reports," in each case to execute and deliver to the Trustee a supplemental indenture to the Indenture pursuant to which such Restricted Subsidiary will irrevocably and unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any, and interest in respect of the Notes on a senior basis and all other Obligations under the Indenture.

The obligations of each Subsidiary Guarantor will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations under the Indenture, result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. However, in a recent Florida bankruptcy case, this kind of provision was found to be ineffective to protect the guarantees. See "Risk factors—Risks related to the notes—Federal and state fraudulent transfer laws may permit a court to void the notes and/or any future subsidiary guarantees, and if that occurs, you may not receive any payments on the notes."

Each Subsidiary Guarantee by a Subsidiary Guarantor will provide by its terms that it will be automatically and unconditionally released and discharged upon:

(1)
(a) any sale, exchange or transfer (by merger or otherwise) of the Capital Stock of such Subsidiary Guarantor, following which such Subsidiary Guarantor ceases to be a direct or indirect Restricted Subsidiary of the Company if such sale, exchange or transfer does not constitute an Asset Disposition or is made in compliance with the covenants set forth below under the captions "—Certain covenants—Limitation on sales of assets and subsidiary stock" and "—Certain covenants—Merger and consolidation";

(b)
if such Subsidiary Guarantor is dissolved or liquidated in accordance with the provisions of the Indenture;

(c)
the release or discharge of the Guarantee by such Subsidiary Guarantor of the Indebtedness that resulted in the creation of such Subsidiary Guarantee, except a discharge or release as a result of payment under such Guarantee by such Subsidiary Guarantor (it being understood that a release subject to a contingent reinstatement is still a release, and if any such Indebtedness of such Subsidiary Guarantor under such Guarantee is so reinstated, such Subsidiary Guarantee shall also be reinstated);

(d)
the designation of any Restricted Subsidiary that is a Subsidiary Guarantor as an Unrestricted Subsidiary in compliance with the applicable provisions of the Indenture; or

(e)
the exercise by the Company of its legal defeasance option or covenant defeasance option as described below under the caption "—Legal defeasance and covenant defeasance" or the discharge of the Company's obligations under the Indenture in accordance with the terms of the Indenture; and

(2)
in the case of clause (1)(a) above only, the Company delivering to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in the Indenture relating to such transaction have been complied with.

Events of default

Each of the following is an "Event of Default":

(1)
default in any payment of interest on any Note when due, and the continuance of such default for 30 days;

(2)
default in the payment of principal of or premium, if any, on any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration of acceleration or otherwise;

(3)
failure by the Company to comply with its obligations described above under the captions "—Certain covenants—Merger and consolidation" or "—Change of control;"

(4)
failure by the Company to comply for 60 days after written notice as provided below with any of its obligations under the Notes or the Indenture (except as contained in clauses (1) through (3) above);

(5)
default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), other than Indebtedness owed to the Company or a Restricted Subsidiary, whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, which default:

(a)
is caused by a failure to pay principal on such Indebtedness at its final stated maturity within the grace period provided in the agreements or instruments governing such Indebtedness ("payment default"); or

(b)
results in the acceleration of such Indebtedness prior to its stated final, maturity (the "cross acceleration provision");

  and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates $30.0 million or more (or its foreign currency equivalent);

(6)
certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements for the Company and its consolidated Subsidiaries), would constitute a Significant Subsidiary (the "bankruptcy provisions");

(7)
failure by the Company or any Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements for the Company and its consolidated Subsidiaries), would constitute a Significant Subsidiary to pay final and non-appealable judgments aggregating in excess of $30.0 million (or its foreign currency equivalent) (net of any amounts that are covered by insurance), which judgments remain unsatisfied or undischarged for any period of 60 consecutive days during which a stay of enforcement of such judgments shall not be in effect (the "judgment default provision"); and

(8)
any Subsidiary Guarantee of a Significant Subsidiary or group of Restricted Subsidiaries that taken together (as of the date of the latest audited consolidated financial statements for the Company and its consolidated Subsidiaries), would constitute a Significant Subsidiary ceases to be in full force and effect (except as contemplated by the terms of the Indenture and the Subsidiary Guarantees) or is declared null and void in a judicial proceeding or any Subsidiary Guarantor that is a Significant Subsidiary or group of Subsidiary Guarantors that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its consolidated Subsidiaries) would constitute a Significant Subsidiary denies or disaffirms its obligations under the Indenture or its Subsidiary Guarantee, and the Company fails to cause such Restricted Subsidiary or Restricted Subsidiaries, as the case may be, to rescind such denials or disaffirmations within 30 days.

However, a default under clause (4) of this paragraph will not constitute an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes notify the Company of the default and the Company does not cure such default within the time specified in clause (4) of this paragraph after receipt of such notice.

If an Event of Default (other than an Event of Default described in clause (6) above with respect to the Company) occurs and is continuing, the Trustee by notice in writing specifying the Event of Default and that it is a "notice" to the Company, or the Holders of at least 25% in principal amount of the then outstanding Notes by notice to the Company and the Trustee, may, and the Trustee at the request of such Holders shall, declare the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Notes to be due and payable. Upon such a declaration, such principal, premium, if any, and accrued and unpaid interest, if any, will be due and payable immediately. In the event of a declaration of acceleration of the Notes because an Event of Default described in clause (5) above has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically rescinded and annulled if the default triggering such Event of Default pursuant to clause (5) shall be remedied or cured by the Company or a Restricted Subsidiary or waived by the holders of the relevant Indebtedness within 30 days after the declaration of acceleration with respect thereto and if (1) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, except nonpayment of principal, premium or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.

If an Event of Default described in clause (6) above occurs and is continuing with respect to the Company, the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.

The Holders of a majority in principal amount of the outstanding Notes may waive all past defaults (except with respect to nonpayment of principal, premium or interest) and rescind any such acceleration with respect to the Notes and its consequences if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived.

Subject to the provisions of the Indenture relating to the duties and rights of the Trustee, if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture, the Notes and the Subsidiary Guarantees at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security reasonably satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no Holder may pursue any remedy with respect to the Indenture or the Notes unless:

(1)
such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2)
the Holders of at least 25% in principal amount of the then outstanding Notes have requested the Trustee to pursue the remedy;

(3)
such Holders have offered the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

(4)
the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5)
the Holders of a majority in principal amount of the then outstanding Notes have not given the Trustee a direction that is inconsistent with such request within such 60-day period.

Subject to certain restrictions, the Holders of a majority in principal amount of the then outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Indenture provides that in the event an Event of Default has occurred and is continuing, the Trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use under the circumstances in the conduct of his or her own affairs. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture, the Notes or the Subsidiary Guarantees, or that the Trustee determines in good faith is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses, liabilities and expenses caused by taking or not taking such action.

The Indenture provides that if a Default occurs and is continuing and is known to the Trustee, the Trustee will mail to each Holder notice of the Default within 90 days after the Trustee obtains such knowledge. Except in the case of a Default in the payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold from the Holders notice of any continuing Default if the Trustee determines in good faith that withholding the notice is in the interests of the Holders. In addition, the Company is required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Company also is required to deliver to the Trustee, within 30 days after the knowledge thereof if such event is still continuing, written notice of any events which would constitute certain Defaults, their status and what action the Company is taking or proposing to take in respect thereof.

Amendments and waivers

Subject to certain exceptions, the Indenture, the Notes and the Subsidiary Guarantees, may be amended or supplemented with the consent of the Holders of a majority in principal amount of the Notes then outstanding (including without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes) and, subject to certain exceptions, any past default or compliance with any provisions may be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes). However, without the consent of each Holder of an outstanding Note affected, no amendment, supplement or waiver may, among other things:

(1)
reduce the principal amount of Notes whose Holders must consent to an amendment;

(2)
reduce the rate of or change the stated time for payment of interest on any Note;

(3)
reduce the principal of or extend the Stated Maturity of any Note;

(4)
waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on the Notes issued thereunder (except a rescission of acceleration of the Notes issued thereunder by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes with respect to a nonpayment default and a waiver of the payment default that resulted from such acceleration);

(5)
reduce the premium payable upon the redemption or repurchase of any Note or change the time at which any Note may be redeemed or repurchased as described above under the caption "—Optional redemption" or, after a Change of Control has occurred, as described under the caption "—Change of control," whether through an amendment or waiver of provisions in the covenants or otherwise;

(6)
make any Note payable in a currency other than that stated in the Note;

(7)
impair the right of any Holder to receive payment of principal, premium, if any, and interest on such Holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Notes (provided that the rescission of an acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes with respect to an Event of Default other than the nonpayment of principal, premium, if any, and interest on the Notes in accordance with the fifth paragraph set forth under the caption "—Events of default" shall not be deemed to impair the right of any Holder to receive payment of principal, premium, if any, or interest on such Holder's Notes);

(8)
make any change in the amendment provisions that require each Holder's consent or in the waiver provisions;

(9)
modify the Subsidiary Guarantees of any Significant Subsidiary or group of Subsidiary Guarantors that, taken together (as of the latest audited consolidated financial statements for the Company and the Restricted Subsidiaries), would constitute a Significant Subsidiary in any manner, taken as a whole, materially adverse to the Holders;

(10)
release any Subsidiary Guarantor that is a Significant Subsidiary or group of Restricted Subsidiaries that taken together (as of the date of the latest audited consolidated financial statements for the Company and its consolidated Subsidiaries), would constitute a Significant Subsidiary from any of its obligations under its Subsidiary Guarantee or the Indenture, except in compliance with the terms thereof; or

(11)
make the Notes or the Subsidiary Guarantees subordinated in right of payment to any other obligations.

Notwithstanding the foregoing, without the consent of any Holder, the Company, the Subsidiary Guarantors and the Trustee may amend the Indenture, the Notes and the Subsidiary Guarantees to:

(1)
cure any ambiguity, omission, defect, mistake or inconsistency;

(2)
provide for the assumption by a successor corporation of the obligations of the Company or any Subsidiary Guarantor under the Indenture, the Notes and the Subsidiary Guarantees;

(3)
provide for or facilitate the issuance of uncertificated Notes in addition to or in place of certificated Notes;

(4)
comply with the rules of any applicable depositary;

(5)
add Guarantees with respect to the Notes or release a Subsidiary Guarantor from its obligations under its Subsidiary Guarantee or the Indenture in accordance with the applicable provisions of the Indenture;

(6)
secure the Notes and Subsidiary Guarantees;

(7)
add to the covenants of the Company and the Restricted Subsidiaries or Events of Default for the benefit of the Holders or to make changes that would provide additional rights to the Holders, or surrender any right or power conferred upon the Company or any Subsidiary Guarantor;

(8)
make any change that does not adversely affect the rights of any Holder in any material respect;

(9)
comply with any requirement of the SEC in connection with the qualification or maintaining the qualification of the Indenture under the Trust Indenture Act of 1939, as amended;

(10)
provide for the appointment of a successor trustee; provided that the successor trustee is otherwise qualified and eligible to act as such under the terms of the Indenture;

(11)
conform the text of the Indenture, the Notes or the Subsidiary Guarantees to any provision of this "Description of the notes" to the extent that such provision in this "Description of the notes" was intended to be a verbatim recitation of a provision of the Indenture, the Notes or the Subsidiary Guarantees; or

(12)
provide for or confirm the issuance of Additional Notes in accordance with the terms of the Indenture.

The consent of the Holders is not necessary under the Indenture to approve the particular form of any proposed amendment or supplement. It is sufficient if such consent approves the substance of the proposed amendment or supplement. A consent to any amendment, supplement or waiver under the Indenture by any Holder of Notes given in connection with a tender of such Holder's Notes will not be rendered invalid by such tender. After an amendment or supplement under the Indenture becomes effective, the Company is required to mail to the Holders, or in accordance with the applicable procedures of DTC, a notice briefly describing such amendment or supplement. However, the failure to give such notice to all the Holders, or any defect in the notice, will not impair or affect the validity of the amendment or supplement.

Legal defeasance and covenant defeasance

The Company may, at its option and at any time, elect to have all of its obligations and the obligations of the Subsidiary Guarantors discharged with respect to the outstanding Notes issued under the Indenture ("legal defeasance") except for:

(1)
the rights of Holders to receive payments in respect of the principal of, or interest or premium, if any, on such Notes when such payments are due from the trust referred to below;

(2)
the Company's obligations with respect to the Notes issued thereunder concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for Note payments held in trust;

(3)
the rights, powers, trusts, duties and immunities of the Trustee, and the Company's obligations in connection therewith; and

(4)
the legal defeasance provisions of the Indenture.

The Company at any time may elect to have its obligations and the obligations of the Subsidiary Guarantors released with respect to most of the covenants under the Indenture, except as otherwise described in the Indenture ("covenant defeasance"). In the event covenant defeasance occurs, certain Events of Default and the related ability to accelerate the Notes (not including Events of Default for nonpayment of principal, premium, if any, or interest on the Notes and the bankruptcy provisions with respect to the Company) will no longer apply.

If the Company exercises the legal defeasance or covenant defeasance option, any Subsidiary Guarantees in effect at such time will be automatically released.

The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

In order to exercise either legal defeasance or covenant defeasance under the Indenture:

(1)
the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, U.S. dollars or U.S. Government Obligations, or a combination of U.S. dollars and U.S. Government Obligations, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants in the event a deposit of U.S. Government Obligations is made, to pay the principal of, or interest and premium, if any, on the outstanding Notes issued thereunder on the Stated Maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

(2)
in the case of legal defeasance, the Company has delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee stating that, subject to customary assumptions and exclusions, (a) the Company has received from, or there has been published by, the U.S. Internal Revenue Service a ruling or (b) since the date of the Indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the Holders and beneficial owners of the respective outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

(3)
in the case of covenant defeasance, the Company has delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee stating that, subject to customary assumptions and exclusions, the Holders and beneficial owners of the respective outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

(4)
such legal defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which the Company or any of the Restricted Subsidiaries is a party or by which the Company or any of the Restricted Subsidiaries is bound;

(5)
no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowings), and the deposit will not result in a breach or violation of, or constitute a default under, any other material instrument (other than the Indenture) to which the Company is a party or by which the Company is bound;

(6)
the Company must deliver to the Trustee an Officer's Certificate stating that the deposit was not made by the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others;

(7)
the Company must deliver to the Trustee an Officer's Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent relating to the legal defeasance or the covenant defeasance, as the case may be, have been complied with; and

(8)
the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be (which instructions may be contained in the Officer's Certificate referred to in clause (7) above).

Satisfaction and discharge

The Indenture will be discharged and will cease to be of further effect as to all Notes issued thereunder when:

(1)
either:

(a)
all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, have been delivered to the Trustee for cancellation; or

  (b)
  all Notes not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, will become due and payable within one year or may be called for redemption within one year under arrangements in accordance with the Indenture, and the Company or any Subsidiary Guarantor has irrevocably deposited or caused to be deposited with the Trustee, as trust funds in trust solely for the benefit of the Holders of the Notes, U.S. dollars or U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption, as the case may be;

(2)
no Default or Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit (other than a Default resulting from borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing);

(3)
the Company or any Subsidiary Guarantor has paid or caused to be paid all sums payable by the Company on the date of the deposit under the Indenture; and

(4)
the Company has delivered irrevocable instructions to the Trustee under the Indenture to apply the deposited money toward the payment of the Notes issued thereunder at maturity or the redemption date, as the case may be.

In addition, if the Company requests for the Trustee to sign any documents in connection with the satisfaction and discharge, the Company must deliver an Officer's Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

No personal liability of directors, officers, employees and stockholders

No past, present or future director, officer, employee, incorporator, member, partner or stockholder of the Company or any of the Subsidiary Guarantors shall have any liability for any obligations of the Company or the Restricted Subsidiaries under the Notes, the Indenture, the Subsidiary Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Subsidiary Guarantees. The waiver may not be effective to waive liabilities under the federal securities law.

Notices

Notices given by publication will be deemed given on the first date on which publication is made, and notices given by first-class mail, postage prepaid, will be deemed given five calendar days after mailing. Notwithstanding any other provision of the Indenture or any Note, where the Indenture or any Note provides for notice of any event (including any notice of redemption) to any Holder of an interest in a global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to DTC or any other applicable depositary for such Note (or its designee) according to the applicable procedures of DTC or such depositary.

Concerning the trustee

Wells Fargo Bank, National Association is the Trustee under the Indenture and has been appointed by the Company as Registrar and Paying Agent with regard to the Notes. Wells Fargo Bank, National Association, in each of its capacities, including without limitation as Trustee, Registrar, and Paying Agent, assumes no responsibility for the accuracy or completeness of the information contained in this document or the related documents or for any failure by us or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information.

Governing law

The Indenture will provide that it and the Notes and any Subsidiary Guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

Certain definitions

"2010 Warrants" means each of the warrant transaction confirmation letter agreements, dated September 16, 2010 and September 17, 2010, between the Company and one or more financial institutions, and any additional warrant transaction confirmation letter agreements entered into by the Company in connection with the Convertible 2010 Debt.

"Acquired Indebtedness" means, with respect to any Person, (A) Indebtedness (1) of a Person or any of its Subsidiaries existing at the time such Person is merged or consolidated with the Company or a Restricted Subsidiary or becomes a Restricted Subsidiary or (2) assumed in connection with the acquisition of assets from such Person, in each case whether or not Incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary or such acquisition, and (B) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person. Acquired Indebtedness shall be deemed to have been Incurred, with respect to clause (A)(1) of the preceding sentence, on the date such Person is merged or consolidated with the Company or a Restricted Subsidiary or becomes a Restricted Subsidiary and, with respect to clause (A)(2) of the preceding sentence, on the date of consummation of such acquisition of assets.

"Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

"Aggregate RBC Ratio" means, with respect to the Insurance Subsidiaries taken as a whole, on any date of determination, one-half of the ratio (expressed as a percentage) of (a) the aggregate "Total Adjusted Capital" (as defined by the applicable Insurance Regulatory Authority) for each such Insurance Subsidiary to (b) the aggregate "Authorized Control Level Risk-Based Capital" (as defined by the applicable Insurance Regulatory Authority) for each such Insurance Subsidiary.

"Annual Statement" means the annual statutory financial statement of any Insurance Subsidiary required to be filed with the insurance commissioner (or similar authority) of its jurisdiction of incorporation, which statement shall be in the form required by such Insurance Subsidiary's jurisdiction of incorporation or, if no specific form is so required, in the form of financial statements permitted by such insurance commissioner (or such similar authority) to be used for filing annual statutory financial statements and shall contain the type of information permitted or required by such insurance commissioner (or such similar authority) to be disclosed therein, together with all exhibits or schedules filed therewith.

"Applicable Premium" means, as determined by the Company with respect to a Note on any date of redemption, the greater of:

(1)
1.0% of the principal amount of such Note; and

(2)
the excess, if any, of (a) the present value as of such date of redemption of (i) the redemption price of such Note on                          , 2017 (such redemption price being described under "—Optional redemption"), plus (ii) the remaining scheduled interest payments due on such Note through                          , 2017 (excluding accrued but unpaid interest to the date of redemption), computed using a discount rate equal to the Treasury Rate as of such date of redemption plus 50 basis points, over (b) the then outstanding principal amount of such Note.

"Asset Acquisition" means (1) an Investment by the Company or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be consolidated or merged with the Company or any Restricted Subsidiary or (2) the acquisition by the Company or any Restricted Subsidiary of assets of any Person.

"Asset Disposition" means:

(1)
any sale, lease (other than an operating lease entered into in the ordinary course of business), transfer or other disposition, or a series of related sales, leases, transfers or dispositions that are part of a common plan, including any transaction pursuant to a Reinsurance Agreement, of property or other assets (it being understood that the Capital Stock of the Company is not an asset of the Company) (each referred to for the purposes of this definition as a "disposition") by the Company or any of the Restricted Subsidiaries, including any disposition by means of a merger, consolidation or similar transaction; and

(2)
any issuance or disposition, or a series of related issuances or dispositions that are part of a common plan, of shares of Capital Stock of a Restricted Subsidiary, including any transaction pursuant to a Reinsurance Agreement (other than directors' qualifying shares or local ownership shares).

Notwithstanding the preceding, the following items shall not be deemed to be Asset Dispositions:

(1)
a disposition of assets by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary;

(2)
the disposition of Cash Equivalents in the ordinary course of business or the unwinding or termination of any Hedging Obligations or Swap Contracts;

(3)
a disposition of equipment, inventory, accounts receivable and other assets in the ordinary course of business;

(4)
a disposition of used, obsolete, worn out, damaged or surplus equipment or equipment or assets that are no longer used or useful in the conduct of the business of the Company and the Restricted Subsidiaries and that is disposed of in each case in the ordinary course of business;

(5)
the disposition of all or substantially all of the assets of the Company in a manner permitted pursuant to the covenant described above under the caption "—Certain covenants—Merger and consolidation" or any disposition that constitutes a Change of Control pursuant to the Indenture;

(6)
an issuance of Capital Stock by a Restricted Subsidiary to the Company or to a Restricted Subsidiary;

(7)
for purposes of the covenant described above under the caption "—Certain covenants—Limitation on sales of assets and subsidiary stock" only, the making of a Permitted Investment or a disposition subject to the covenant described above under the caption "—Certain covenants—Limitation on restricted payments";

(8)
dispositions of Capital Stock of a Restricted Subsidiary or property or other assets in a single transaction or a series of related transactions with an aggregate Fair Market Value of less than $10.0 million;

(9)
the creation of a Permitted Lien and dispositions in connection with Permitted Liens;

(10)
dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;

(11)
the licensing or sublicensing of patents, trade secrets, know-how and other intellectual property, knowhow or other general intangibles and licenses, leases or subleases of other property which do not materially interfere with the business of the Company and the Restricted Subsidiaries as operated immediately prior to the granting of such license, sublicense, lease or sublease;

(12)
to the extent allowable under Section 1031 of the Code, any exchange of like property for use in a Related Business;

(13)
foreclosure, condemnation, casualty or any similar action with respect to property or other assets;

(14)
sales of assets received by the Company or any of the Restricted Subsidiaries upon the foreclosure on a Lien;

(15)
any sale of Capital Stock, Indebtedness or other securities of an Unrestricted Subsidiary;

(16)
a Sale/Leaseback Transaction that is made for cash consideration in an amount not less than the cost of the underlying fixed or capital asset and is consummated within 180 days after the Company or any Restricted Subsidiary acquires or completes the acquisition of such fixed or capital asset;

(17)
the receipt by the Company or any Restricted Subsidiary of any cash insurance proceeds or condemnation award payable by reason of theft, loss, physical destruction or damage, taking or similar event with respect to any of their respective property or assets;

(18)
operating leases in the ordinary course of business;

(19)
the surrender or waiver of contract rights or litigation rights or the settlement, release or surrender of tort or other litigation claims of any kind;

(20)
the transfer of improvements, additions or alterations in connection with the lease of any property;

(21)
dispositions of Investments by any Insurance Subsidiary (other than any of its Investments in Subsidiaries engaged in insurance lines of business) and dispositions by the Company of Investments described in clause (18) or (19) of the definition of "Permitted Investments," in each case, in the ordinary course of business consistent with past practices of the Company and its Subsidiaries taken as a whole and the investment policy approved by the Board of Directors of such Insurance Subsidiary or the Company, as the case may be;

(22)
dispositions by Insurance Subsidiaries and Special Purpose Subsidiaries pursuant to Reinsurance Agreements and Statutory Reserve Financings so long as such disposition is entered into in the ordinary course of business for the purpose of managing insurance risk consistent with industry practice; and

(23)
dispositions of Investments made out of the cash proceeds received from any Insurance Subsidiary pending further distribution in accordance with the covenant described under "—Certain covenants—Limitation on restricted payments."

"Attributable Indebtedness" in respect of a Sale/Leaseback Transaction means, as at the time of determination, (1) if such Sale/Leaseback Transaction does not constitute a Capitalized Lease Obligation, the present value (discounted at the interest rate implicit in the transaction) of the total obligations of the lessee for net rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended), determined in accordance with GAAP or (2) if such Sale/Leaseback Transaction constitutes a Capitalized Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of "Capitalized Lease Obligations."

"Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (2) the sum of all such payments.

"Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" shall have a corresponding meaning.

"Board of Directors" means:

(1)
with respect to a corporation, the Board of Directors of the corporation or any committee thereof duly authorized to act on behalf of the Board of Directors with respect to the relevant matter;

(2)
with respect to a partnership, the Board of Directors of the general partner of the partnership; and

(3)
with respect to any other Person, the board or committee of such Person serving a similar function.

"Business Day" means each day that is not a Saturday, Sunday or other day on which commercial banking institutions in New York, New York or the offices of the Trustee are authorized or required by law, regulation or executive order to close.

"Capital and Surplus" means, as to any Insurance Subsidiary, as of any date, total assets minus total liabilities of such Insurance Subsidiary, as at the end of the most recently ended fiscal quarter of such Insurance Subsidiary for which financial statements are available, determined in accordance with SAP.

"Capital Stock" of any Person means (1) with respect to any Person that is a corporation, any and all shares, interests, rights to purchase, warrants, options (including any Permitted Bond Hedge), participations or other equivalents of or interests in (however designated) equity of such Person, including any Common Stock or Preferred Stock, and (2) with respect to any Person that is not a corporation, any and all partnership, limited liability company, membership or other equity interests of such Person, but in each case excluding any debt securities convertible into any of the foregoing.

"Capitalized Expenditures" means, for any period, (a) the additions to property, plant and equipment capitalized in accordance with GAAP and other capital expenditures of the Company and its Subsidiaries that are (or would be) set forth in a consolidated statement of cash flows of the Company and its Subsidiaries for such period prepared in accordance with GAAP and (b) any Capitalized Lease Obligations incurred by the Company and its Subsidiaries during such period.

"Capitalized Lease Obligation" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation will be the capitalized amount of such obligation at the time any determination thereof is to be made as determined in accordance with GAAP, and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated by the lessee without payment of a penalty.

"Cash Equivalents" means:

(1)
U.S. dollars, pounds sterling, euros, the national currency of any member state in the European Union, or in the case of any Foreign Subsidiary, such local currencies held by it from time to time in the ordinary course of business;

(2)
securities issued or directly and fully guaranteed or insured by the United States Government or issued by any agency or instrumentality of the United States, having maturities of not more than one year from the date of acquisition;

(3)
marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition and, at the time of acquisition, having a credit rating of "A" or better from Standard & Poor's Ratings Group, Inc. or A2 or better from Moody's Investors Service, Inc.;

(4)
certificates of deposit, demand deposits, time deposits, eurodollar time deposits, overnight bank deposits, money market deposits or bankers' acceptances having maturities of not more than one year from the date of acquisition thereof issued by any bank or trust company (x) the long-term debt of which is rated at the time of acquisition thereof at least "A" or the equivalent thereof by a nationally recognized statistical rating organization or (y) the short-term commercial paper of such bank or trust company or their respective parent companies is rated at the time of acquisition thereof at least "A-1" or the equivalent thereof by Standard & Poor's Ratings Group, Inc. or "P-1" or the equivalent thereof by Moody's Investors Service, Inc., and having combined capital and surplus in excess of $100.0 million;

(5)
repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2), (3) and (4) above, entered into with any financial institution meeting the qualifications specified in clause (4) above;

(6)
commercial paper rated at the time of acquisition thereof at least "A-2" or the equivalent thereof by Standard & Poor's Ratings Group, Inc. or "P-2" or the equivalent thereof by Moody's Investors Service, Inc., or carrying an equivalent rating by a nationally recognized statistical rating organization, if both of the two named statistical rating organizations cease publishing ratings of investments, and in any case maturing within one year after the date of acquisition thereof;

(7)
instruments equivalent to those referred to in clauses (1) through (6) above denominated in euros or any foreign currency comparable in credit quality and tenor to those referred to in such clauses and customarily used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by any Restricted Subsidiary organized in such jurisdiction;

(8)
interests in any investment company or money market fund that invests 95% or more of its assets in instruments of the type specified in clauses (1) through (7) above and clause (10) below;

(9)
money market funds that (i) comply with the criteria set forth in Rule 2A-7 of the Investment Company Act of 1940, as amended, (ii) are rated at the time of acquisition thereof "AAA" or the equivalent by a nationally recognized statistical rating organization and (iii) have portfolio assets of at least $5.0 billion; and

(10)
securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (4) of this definition.

"CBOs" means notes or other instruments (other than CMOs) secured by collateral consisting primarily of debt securities and/or other types of debt obligations, including loans.

"Ceded Reinsurance" means risk that is ceded (whether by co-insurance, reinsurance or equivalent relationship otherwise named) by any Insurance Subsidiary to any other Person (other than to another Insurance Subsidiary).

"Change of Control" means:

(1)
any "person" or "group" of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the ultimate Beneficial Owner, directly or indirectly, of a majority of the total voting power of the Voting Stock of the Company (or its successors by merger, consolidation or purchase of all or substantially all of its assets);

(2)
the sale, assignment, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act);

(3)
the adoption by the stockholders of the Company of a plan or proposal for the liquidation or dissolution of the Company; or

(4)
the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

For purposes of this definition, any direct or indirect holding company of the Company shall not itself be considered a "person" or "group" for purposes of clause (1) above, provided that no "person" or "group" (other than another such holding company) Beneficially Owns, directly or indirectly, more than 50% of the voting power of the Voting Stock of such company, and a majority of the Voting Stock of such holding company immediately following it becoming the holding company of the Company is Beneficially Owned by the Persons who Beneficially Owned the voting power of the Voting Stock of the Company immediately prior to it becoming such holding company.

"CMOs" means Notes or other instruments secured by collateral consisting primarily of mortgages, mortgage-backed securities and/or other types of mortgage-related obligations.

"Code" means the Internal Revenue Code of 1986, as amended.

"Common Stock" means with respect to any Person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or nonvoting) of such Person's common stock whether or not outstanding on the Issue Date, and includes, without limitation, all series and classes of such common stock.

"Consolidated Assets" means, as at any date of determination, the net book value of all assets of the Company and its Subsidiaries as of such date classified as assets in accordance with GAAP and determined on a consolidated basis.

"Consolidated EBITDA" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period:

(1)
increased (without duplication) by the following items to the extent deducted in calculating such Consolidated Net Income:

(a)
Consolidated Interest Expense; plus

(b)
Consolidated Income Taxes; plus

(c)
consolidated depreciation expense; plus

(d)
consolidated amortization expense or impairment charges recorded in connection with the application of FASB ASC 350 and FASB ASC 360; plus

(e)
other non-cash charges reducing Consolidated Net Income, including any write-offs or write-downs (excluding any such non-cash charge to the extent it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period not included in the calculation); plus

(f)
any fees, charges or other expenses made or Incurred in connection with any actual or proposed nonordinary course Investment, asset sale, acquisition, recapitalization or issuance of Capital Stock or Incurrence of Indebtedness or any amendment or modification of Indebtedness (including as a result of Statement of FASB ASC 805), including such fees, expenses or charges related to the Transactions; plus

(g)
the amount of any restructuring charges (including lease termination, severance and relocation expenses), integration costs or non-ordinary course reserves or other non-recurring or unusual charges or expenses deducted (and not added back) in such period in computing Consolidated Net Income;

(2)
decreased (without duplication) by non-cash items increasing Consolidated Net Income of such Person for such period (excluding any items which represent the recognition of deferred revenue, the reversal of any accrual of, or reserve for, anticipated cash charges that reduced Consolidated EBITDA in any prior period and any items for which cash was received in a prior period that did not increase Consolidated EBITDA in any prior period); and

(3)
increased or decreased (without duplication) to eliminate the following items to the extent reflected in Consolidated Net Income:

(a)
any non-ordinary course net gain or loss resulting in such period from Hedging Obligations and the application of FASB ASC 815;

(b)
all unrealized gains and losses relating to financial instruments or liabilities to which fair market value accounting is applied;

(c)
any net gain or loss resulting in such period from currency translation gains or losses related to currency remeasurements of Indebtedness (including any net loss or gain resulting from Hedging Obligations for currency exchange risk); and

  (d)
  effects of adjustments (including the effects of such adjustments pushed down to the Company and the Restricted Subsidiaries) in any line item in such Person's consolidated financial statements pursuant to GAAP resulting from the application of purchase accounting in relation to any completed acquisition.

"Consolidated Income Taxes" means, for any period, taxes imposed upon the Company and the Restricted Subsidiaries or other payments required to be made by the Company and the Restricted Subsidiaries by any governmental authority which taxes or other payments are calculated by reference to the income or profits or capital of the Company or the Restricted Subsidiaries (to the extent such income or profits were included in computing Consolidated Net Income for such period), including, without limitation, state, franchise and similar taxes and foreign withholding taxes regardless of whether such taxes or payments are required to be remitted to any governmental authority.

"Consolidated Interest Expense" means, for any period, the interest expense of the Company and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including but not limited to the portion of any payments or accruals with respect to Capitalized Lease Obligations that are allocable to interest expense, excluding (w) any write-offs of capitalized fees under agreements governing Indebtedness and all amendments thereto, (x) all non-cash charges for the amortization of deferred financing fees and debt issuance costs, (y) any interest on tax reserves to the extent the Company has elected to treat such interest as an interest expense under FASB ASC 450 since its adoption and (z) any interest-sensitive and index product benefits credited to policyholders of any Insurance Subsidiary and amortization of deferred sales inducements.

"Consolidated Net Income" means, for any period, the net income (loss) of the Company and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP (before preferred stock dividends); provided, however, that (without duplication):

(1)
any net income (loss) of any Person if such Person is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be excluded from such Consolidated Net Income, except that:

(a)
subject to the limitations contained in clauses (3) through (11) below, the Company's equity in the net income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to clause (2) below); and

(b)
the Company's equity in a net loss of any such Person for such period will be included in determining such Consolidated Net Income to the extent such loss has been funded with cash from the Company or a Restricted Subsidiary during such period;

(2)
solely for the purpose of determining the amount available for Restricted Payments under clause (c)(i) of the first paragraph of the covenant described above under the caption "—Certain covenants—Limitation on restricted payments," there shall be excluded from such Consolidated Net Income any net income (but not loss) of any Restricted Subsidiary (other than a Subsidiary Guarantor or an Insurance Subsidiary) if such Restricted Subsidiary is subject to prior government approval or other restrictions due to the operation of its charter or any agreement, instrument, judgment, decree, order, statute, rule or government regulation (which have not been waived), directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that:

  (a)
  subject to the limitations contained in clauses (3) through (11) below, the Company's equity in the net income of any such Restricted Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend (subject, in the case of a dividend to another Restricted Subsidiary, to the limitation contained in this clause); and

  (b)
  the Company's equity in a net loss of any such Restricted Subsidiary for such period will be included in determining such Consolidated Net Income;

(3)
any net income (but not loss) of the Insurance Subsidiaries determined on a combined basis shall be excluded from such Consolidated Net Income; provided that, notwithstanding the foregoing, with respect to any fiscal quarter, (i) there shall be included in Consolidated Net Income any such amount that could have been distributed by any Insurance Subsidiary to the Company as a dividend, distribution or return of capital or as a payment of interest or principal on any Surplus Note to the extent the distribution or payment of such amount would not cause the Aggregate RBC Ratio to be less than 225% as of the last day of such fiscal quarter, determined on a pro forma basis for (x) any dividends, distributions or returns of capital made during the period less any capital contributions made by the Company or a Restricted Subsidiary (other than an Insurance Subsidiary) in the Insurance Subsidiaries during such period, in each case to the extent not otherwise reflected in Consolidated Net Income of the Company and the Restricted Subsidiaries (other than the Insurance Subsidiaries) for such period and (y) any dividends, distributions or returns of capital made by the Insurance Subsidiaries after such period and through the date of determination and any capital contributions made by the Company or a Restricted Subsidiary (other than an Insurance Subsidiary) in the Insurance Subsidiaries after such period and through the date of determination and (ii) the amount referenced in the immediately preceding clause (i) shall in no event exceed the aggregate net income of the Insurance Subsidiaries, determined on a consolidated basis for such period;

(4)
any after-tax effect of gain or loss (less all fees and expenses relating thereto) realized upon sales or other dispositions of any assets of the Company or such Restricted Subsidiary (including pursuant to any Sale/Leaseback Transaction) other than in the ordinary course of business shall be excluded from such Consolidated Net Income;

(5)
any after-tax effect of income (loss) from the early extinguishment of Indebtedness or early termination of Hedging Obligations or other derivative instruments shall be excluded from such Consolidated Net Income;

(6)
the after-tax effect of extraordinary gain or loss shall be excluded from such Consolidated Net Income;

(7)
the after-tax effect of the cumulative effect of a change in accounting principles shall be excluded from such Consolidated Net Income;

(8)
any after-tax effect of non-cash impairment charges recorded in connection with the application of FASB ASC 350 and FASB ASC 360 shall be excluded from such Consolidated Net Income;

(9)
any non-cash compensation expense realized for grants of performance shares, stock options or other rights to officers, directors and employees of the Company or any Restricted Subsidiary shall be excluded from such Consolidated Net Income;

(10)
all impairment charges in connection with Investments made by any Insurance Subsidiary in the ordinary course of business shall be excluded from such Consolidated Net Income; provided that the amount of any cash charges relating to such impairment charges shall not be excluded from Consolidated Net Income by operation of this clause (10) to the extent such cash charges reduce "Total Adjusted Capital" (as defined by the applicable Insurance Regulatory Authority); and

(11)
interest related realized net investment portfolio trading losses of any Insurance Subsidiary (other than any Insurance Subsidiary that is a Foreign Subsidiary) shall be excluded from Consolidated Net Income to the extent such losses do not reduce such Insurance Subsidiary's "Total Adjusted Capital" (as defined by the applicable Insurance Regulatory Authority).

"Continuing Director" means as of any date of determination, any member of the Board of Directors of the Company who:

(1)
was a member of such Board of Directors on the Issue Date; or

(2)
was nominated for election or elected to such Board of Directors with the approval of the majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

"Convertible 2009 Debt" means Indebtedness of $115,839,000 in aggregate principal amount issued under the Convertible 2009 Debt Documents.

"Convertible 2009 Debt Documents" means the Indenture in respect of the Convertible 2009 Debt, dated as of December 22, 2009, by and between the Company and U.S. Bank National Association, as trustee, the Company's 5.25% Contingent Convertible Senior Notes due 2029 issued thereunder, and related instruments, agreements and other documents, as amended and supplemented from time to time.

"Convertible 2010 Debt" means Indebtedness of $200,000,000 in aggregate principal amount issued under the Convertible 2010 Debt Documents.

"Convertible 2010 Debt Documents" means the Indenture in respect of the Convertible 2010 Debt, dated as of September 22, 2010, by and between the Company and U.S. Bank National Association, as trustee, the Company's 3.5% Convertible Senior Notes due 2015 issued thereunder, and related instruments, agreements and other documents, as amended and supplemented from time to time.

"Convertible 2010 Debt Hedges" means each of the call option transaction confirmation letter agreements dated September 16, 2010 and September 17, 2010 referencing the Convertible 2010 Debt Documents between the Company and one or more financial institutions, and any additional call option transaction confirmation letter agreements entered into by the Company referencing the Convertible 2010 Debt Documents.

"Currency Agreement" means in respect of a Person any foreign exchange contract, currency swap agreement, currency futures contract, currency option contract or other similar agreement as to which such Person is a party or a beneficiary.

"Debt Facility" or "Debt Facilities" means, with respect to the Company or any of the Restricted Subsidiaries, one or more financing arrangements (including, without limitation, credit facilities, indentures and note purchase agreements and including the Senior Credit Agreement) providing for revolving credit loans, term loans, letters of credit or other long-term indebtedness or issuances of debt securities evidenced by notes, debentures, bonds or similar instruments, in each case, as amended, restated, supplemented, modified, renewed, refunded, replaced or refinanced (including by means of sales of debt securities) in whole or in part from time to time (and whether or not with the original trustee, administrative agent, holders and lenders or another trustee, administrative agent or agents), including, without limitation, any agreement extending the maturity thereof or increasing the amount of available borrowings thereunder pursuant to incremental facilities or adding Subsidiaries of the Company as additional guarantors thereunder, and whether or not increasing the amount of Indebtedness that may be issued thereunder.

"Debt to Total Capitalization Ratio" means, as of any date, and giving pro forma effect to any Restricted Payment made or Indebtedness Incurred subsequent to such date, as well as any other pro forma adjustments in a manner consistent with the pro forma adjustment provisions set forth in the definition of Fixed Charge Coverage Ratio, the ratio of (a) the principal amount of, and accrued but unpaid interest on, all Indebtedness of the Company and the Restricted Subsidiaries outstanding on such date, other than (i) Indebtedness owing to the Company or any Subsidiary Guarantor and (ii) the Obligations (if any) of the Company or any Restricted Subsidiary in respect of Swap Contracts as determined by reference to the Swap Termination Value thereof, to (b) Total Capitalization on such date.

"Default" means any event or condition that is, or after notice or passage of time or both would be, an Event of Default.

"Designated Non-cash Consideration" means any consideration which is not cash or Cash Equivalents received by the Company or the Restricted Subsidiaries in connection with an Asset Disposition that is designated as Designated Non-cash Consideration pursuant to an Officer's Certificate executed by the Company at the time of such Asset Disposition. Any particular item of Designated Non-cash Consideration will cease to be considered to be outstanding once it has been transferred, sold or otherwise exchanged for or converted into or for cash or Cash Equivalents.

"Disqualified Stock" means, with respect to any Person, any Capital Stock of such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event:

(1)
matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

(2)
is convertible into or exchangeable for Indebtedness or Disqualified Stock of such Person (excluding Capital Stock which is convertible or exchangeable solely at the option of the Company or a Restricted Subsidiary (it being understood that upon such conversion or exchange it shall be an Incurrence of such Indebtedness or Disqualified Stock)); or

(3)
is redeemable at the option of the holder of the Capital Stock in whole or in part,

in each case prior to the date 91 days after the final maturity date of the Notes; provided, however, that only the portion of Capital Stock that so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock; provided, further, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company or any of its Subsidiaries to repurchase such Capital Stock upon the occurrence of a "change of control" or "asset disposition" (each defined in a similar manner to the corresponding definitions in the Indenture) shall not constitute Disqualified Stock if the terms of such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) provide that the Company or any such Subsidiary may not repurchase or redeem any such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) pursuant to such provision prior to compliance by the Company or such Subsidiary with the provisions of the Indenture described under above the captions "—Change of control" and "—Certain covenants—Limitation on sales of assets and subsidiary stock" and such repurchase or redemption complies with the covenant described above under the caption "—Certain covenants—Limitation on restricted payments." In addition, any Capital Stock held by any future, present or former employee, director, officer, manager or consultant (or their estates, spouses or former spouses) of such Person, any of its Subsidiaries or any direct or indirect parent company of such Person pursuant to any stockholders agreement, management equity plan or stock option plan or any other management or employee benefit plan or agreement shall not constitute Disqualified Stock solely because it may be required to be repurchased by such Person or its Subsidiaries following the termination of employment or death or disability of such employee, director, officer, manager or consultant with such Person or any of its Subsidiaries or in order to satisfy applicable regulatory or statutory obligation (so long as, in each case referred to in this sentence, any such requirement is made subject to compliance with the Indenture).

"Domestic Subsidiary" means any Subsidiary that is not a Foreign Subsidiary.

"Equity Interest" means (a) the interest of any (i) shareholder in a corporation, (ii) partner in a partnership (whether general, limited, limited liability or joint venture), (iii) member in a limited liability company, or (iv) other Person having any other form of equity security or ownership interest and (b) all of the rights to purchase, warrants, participations or other equivalents of or interests in (however designated) equity of any Person described in clause (a) (including through debt securities convertible into any of the foregoing).

"Equity Offering" means any public or private sale for cash, after the Issue Date, by the Company of its Capital Stock (other than Disqualified Stock) other than issuances registered on Form S-4 or S-8 or any successor thereto or any issuance to a Subsidiary of the Company or pursuant to employee benefit plans or otherwise in compensation to officers, directors or employees.

"Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

"Excluded Subsidiary" means (a) any Foreign Subsidiary, (b) any Domestic Subsidiary, substantially all of the assets of which consist of Equity Interests in one or more Foreign Subsidiaries, (c) any Immaterial Subsidiary, (d) any Insurance Subsidiary or any Subsidiary of an Insurance Subsidiary, (e) any Unrestricted Subsidiary and (f) any Restricted Subsidiary that is not permitted by law or regulation to guarantee the Obligations with respect to the Notes or that would be required to obtain governmental (including regulatory) consent, approval, license or authorization to guarantee the Obligations with respect to the Notes (unless such consent, approval, license or authorization has been received).

"Existing Convertible Notes" means, collectively, the Convertible 2009 Debt and the Convertible 2010 Debt.

"Fair Market Value" means, with respect to any asset or property, the price that would reasonably be expected to be paid in an arm's length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined, except as otherwise provided, by (x) if such decision involves a determination of Fair Market Value equal or less than $50.0 million, in Good Faith by the Company and (y) if such decision involves the determination of Fair Market Value in excess of $50.0 million, in good faith by the Board of Directors of the Company.

"Fixed Charge Coverage Ratio" means, with respect to any Person for any period, the ratio of Consolidated EBITDA of such Person for such period to the Fixed Charges of such Person for such period.

In the event that the Company or any of the Restricted Subsidiaries Incurs, repays, repurchases or redeems any Indebtedness (other than in the case of revolving credit borrowings, in which case interest expense shall be computed based upon the average daily balance of such Indebtedness during the applicable period) or issues, repurchases or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such Incurrence, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period.

For purposes of making the computation referred to above, Investments, Asset Dispositions, Asset Acquisitions, mergers, consolidations and discontinued operations (as determined in accordance with GAAP), and any operational changes that the Company or any Restricted Subsidiary has determined to make and/or has made during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Calculation Date shall be calculated on a pro forma basis assuming that all such events (and the change of any associated fixed charge obligations and the change in Consolidated EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period shall have made any Investment, Asset Disposition, Asset Acquisition, merger, consolidation or discontinued operation or operational change that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such event had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to any event, the pro forma calculations shall be made in Good Faith by the Company. Any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of the Company, to reflect operating expense reductions and other operating improvements, synergies or cost savings reasonably expected to result from such relevant pro forma event based on actions already taken and for which the full run-rate effect of such actions is expected to be realized within 12 months of such action.

If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness if such Hedging Obligation has a remaining term in excess of 12 months). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Company may designate.

For purposes of this definition, any amount in a currency other than U.S. dollars will be converted to U.S. dollars based on the average exchange rate for such currency for the most recent twelve-month period immediately prior to the date of determination in a manner consistent with that used in calculating Consolidated EBITDA for the applicable period.

"Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of:

(1)
Consolidated Interest Expense of such Person for such period, and

(2)
all cash dividend payments (excluding items eliminated in consolidation) on any series of Preferred Stock or Disqualified Stock of such Person and the Restricted Subsidiaries.

"Foreign Subsidiary" means any Subsidiary that is not organized or existing under the laws of the United States of America or any state thereof or the District of Columbia and any Subsidiary of such Subsidiary.

"GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Issue Date (except with respect to the financial statements being furnished pursuant to the covenant described above under the caption "—Certain covenants—Reports," as to which such principles in effect from time to time shall apply), including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in the Indenture will be computed in conformity with GAAP, except that in the event the Company is acquired in a transaction that is accounted for using purchase accounting, the effects of the application of purchase accounting shall be disregarded in the calculation of such ratios and other computations contained in the Indenture.

"Good Faith by the Company" means the decision in good faith by a responsible financial or accounting officer of the Company.

"Guarantee" means any obligation, contingent or otherwise, of any Person, directly or indirectly, guaranteeing any Indebtedness or other financial obligations of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(1)
to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

(2)
entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other financial obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term "Guarantee" will not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

"Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement, excluding any Obligations of Insurance Subsidiaries with respect to Swap Contracts entered into in the ordinary course of business and consistent with the investment policy approved by the Board of Directors of such Insurance Subsidiary.

"Holder" means a Person in whose name a Note is registered on the Registrar's books.

"Immaterial Subsidiary" means any Subsidiary (other than an Insurance Subsidiary) that (a) (x) solely for purposes of the definition of "Excluded Subsidiary" when used in clause (i) of the first paragraph set forth under the heading "—Certain covenants—Future subsidiary guarantors," holds, directly or indirectly, 5% or less of the Consolidated Assets of the Company and its Subsidiaries and (y) solely for purposes of the definition of "Excluded Subsidiary" when used in clause (iii) of the first paragraph set forth under the heading "—Certain covenants—Future subsidiary guarantors," holds, directly or indirectly, assets with an aggregate fair market value less than $2.5 million as of the end of the most recently ended fiscal quarter of the Company, (b) (x) solely for purposes of the definition of "Excluded Subsidiary" when used in clause (i) of the first paragraph set forth under the heading "—Certain covenants—Future subsidiary guarantors," accounts for 5% or less of the consolidated revenues of the Company and its Subsidiaries and (y) solely for purposes of the definition of "Excluded Subsidiary" when used in clause (iii) of the first paragraph set forth under the heading "—Certain covenants—Future subsidiary guarantors," accounts for aggregate revenues of less than $2.5 million for the period of four consecutive fiscal quarters most recently ended, (c) has no Indebtedness (other than Indebtedness existing on the Issue Date and other Indebtedness in an aggregate principal amount not exceeding at any time one-half of the Fair Market Value of the assets of such Subsidiary at such time), (d) is not integral to the business or operations of the Company or its

Subsidiaries (other than Immaterial Subsidiaries) and (e) has no Subsidiaries (other than Immaterial Subsidiaries).

"Incur" means to issue, create, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) will be deemed to be Incurred by such Person at the time it becomes a Subsidiary; and the terms "Incurred" and "Incurrence" have meanings correlative to the foregoing. Any Indebtedness issued at a discount (including Indebtedness on which interest is payable through the issuance of additional Indebtedness) shall be deemed incurred at the time of original issuance of the Indebtedness at the initial accreted amount thereof.

"Indebtedness" means, with respect to any Person on any date of determination (without duplication):

(1)
the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money (other than unspent cash deposits or securities held in escrow by or in favor of such Person, or in a segregated deposit or securities account, as applicable, controlled by such Person, in each case in the ordinary course of business to secure the performance obligations of, or damages owing from, one or more third parties);

(2)
the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)
all unpaid obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit, letters of guaranty, bankers' acceptances or other similar instruments (other than (i) cash-collateralized letters of credit to secure the performance of workers' compensation, unemployment insurance, other social security laws or regulations, bids, trade contracts, leases, environmental and other statutory obligations, surety and appeal bonds, performance bonds and other obligations of like nature, in each case, obtained in the ordinary course of business) and (ii) other obligations with respect to letters of credit, letters of guaranty, bankers' acceptances or other similar instruments securing obligations (other than obligations described in clauses (1) and (2) above and clause (5) below) entered into in the ordinary course of business of such Person to the extent such letters of credit, letters of guaranty, bankers' acceptances or similar instruments are not drawn upon or, to the extent drawn upon, such drawing is reimbursed no later than the fifth Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit, letter of guaranty, bankers' acceptance or similar instrument);

(4)
the principal component of all obligations of such Person to pay the deferred and unpaid purchase price of property (except Trade Payables), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto, except (i) any such balance that constitutes a Trade Payable, accrued liability or similar obligation to a trade creditor, in each case accrued in the ordinary course of business, (ii) any earn-out obligation until the amount of such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and (iii) any such balance or unpaid purchase price to the extent that it is either required to be or at the option of such Person may be satisfied solely through the issuance of Equity Interests of the Company that are not Disqualified Stock;

(5)
Capitalized Lease Obligations and all Attributable Indebtedness of such Person (whether or not such items would appear on the balance sheet of the guarantor or obligor);

(6)
the principal component or liquidation preference of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary that is not a Subsidiary Guarantor, any Preferred Stock (but excluding, in each case, any accrued dividends);

(7)
the principal component of all indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness will be the lesser of (a) the Fair Market Value of such asset at such date of determination and (b) the amount of such indebtedness of such other Persons;

(8)
the principal component of Indebtedness of other Persons to the extent Guaranteed by such Person (whether or not such items would appear on the balance sheet of the guarantor or obligor); and

(9)
to the extent not otherwise included in this definition, net Hedging Obligations of such Person (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such Hedging Obligation that would be payable by such Person at such time).

In no event shall the term "Indebtedness" include (i) any indebtedness under any overdraft or cash management facilities so long as any such indebtedness is repaid in full no later than five Business Days following the date on which it was incurred or in the case of such indebtedness in respect of credit or purchase cards, within 60 days of its incurrence, (ii) except as provided in clause (5) above, any obligations in respect of a lease properly classified as an operating lease in accordance with GAAP, (iii) any liability for federal, state, local or other taxes not yet delinquent or being contested in good faith and for which adequate reserves have been established to the extent required by GAAP or (iv) any customer deposits or advance payments received in the ordinary course of business, (v) Obligations of Insurance Subsidiaries with respect to Swap Contracts entered into in the ordinary course of business and consistent with the investment policy approved by the Board of Directors of such Insurance Subsidiary, (vi) the following obligations issued or undertaken in connection with a Statutory Reserve Financing: (A) Surplus Notes or other obligations of any Special Purpose Subsidiary of the Company ("Reserve Financing Notes"), (B) any securities backed by such Reserve Financing Notes by an entity formed in connection with a Statutory Reserve Financing, (C) letters of credit issued for the account of any Special Purpose Subsidiary of the Company, (D) reimbursement obligations of any Special Purpose Subsidiary, (E) any guarantees by the Company of the obligations described in (A), (B), (C) or (D) above, (F) reimbursement obligations of the Company or (G) capital maintenance or similar obligations of the Company in favor of any Special Purpose Subsidiary, (vii) any obligations with respect to insurance policies, annuities, guaranteed investment contracts and similar policies underwritten by, or Reinsurance Agreements or Retrocession Agreements entered into by, an Insurance Subsidiary, in each case, in the ordinary course of business, (viii) obligations with respect to Surplus Relief Reinsurance ceded by an

Insurance Subsidiary, (ix) obligations in the ordinary course of business to purchase securities that arise out of or in connection with the sale of the same or substantially similar securities or to return collateral consisting of securities arising out of or in connection with the loan of the same or substantially similar securities and (xi) other than for purposes of clause (5) of "Events of Default," any payment obligation under any 2010 Warrants or other warrants or call options in respect of the Company's Common Stock sold by the Company concurrently with any Permitted Bond Hedge, except to the extent that any such payment obligation, if and when any such payment obligation may arise, is greater than the amount of any concurrent payment or payments received by the Company in connection with the termination, cancellation or early unwind of any Convertible 2010 Debt Hedges or other Permitted Bond Hedges.

The amount of Indebtedness of any Person at any date will be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date; provided that (x) contingent obligations arising in the ordinary course of business and not with respect to borrowed money of such Person or other Persons and (y) the obligations of any Person under Reinsurance Agreements shall be deemed not to constitute Indebtedness. Notwithstanding the foregoing, money borrowed and set aside at the time of the Incurrence of any Indebtedness in order to prefund the payment of interest on such Indebtedness shall not be deemed to be "Indebtedness"; provided that such money is held to secure the payment of such interest.

"Independent Financial Advisor" means (1) an accounting, appraisal or investment banking firm or (2) a consultant to Persons engaged in a Related Business, in each case of nationally recognized standing that is, in the good faith judgment of the Company, qualified to perform the task for which it has been engaged.

"Insurance Subsidiary" means any Restricted Subsidiary of the Company that is required to be licensed as an insurer or reinsurer.

"Interest Rate Agreement" means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

"Insurance Regulatory Authority" means, with respect to any Insurance Subsidiary, the governmental or regulatory authority or agency charged with regulating the insurance business of insurance companies or insurance holding companies, in its jurisdiction of legal domicile.

"Investment" means, with respect to any Person, all investments by such Person in other Persons by means of any direct or indirect advance, loan (other than advances or extensions of credit in the ordinary course of business that are in conformity with GAAP recorded as accounts receivable on the balance sheet of the Company or the Restricted Subsidiaries) or other extensions of credit (including by way of Guarantee or similar arrangement, but excluding any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that none of the following will be deemed to be an Investment:

(1)
Hedging Obligations and Swap Contracts entered into in the ordinary course of business and in compliance with the Indenture;

(2)
endorsements of negotiable instruments and documents in the ordinary course of business;

(3)
an acquisition of assets, Capital Stock or other securities by the Company or a Subsidiary for consideration to the extent such consideration consists of Common Stock of the Company;

(4)
a deposit of funds in connection with an acquisition of assets, Capital Stock or other securities; provided that either such acquisition is consummated by or through a Restricted Subsidiary or such deposit is returned to the Person who made it;

(5)
an account receivable arising, or prepaid expenses or deposits made, in the ordinary course of business; and

(6)
licensing or transfer of know-how or intellectual property or the providing of services in the ordinary course of business.

For purposes of the covenant described above under the caption "—Certain covenants—Limitation on restricted payments,"

(1)
"Investment" will include the portion (proportionate to the Company's equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary) of the Fair Market Value of the net assets of such Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company will be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to (a) the Company's aggregate "Investment" in such Subsidiary as of the time of such redesignation less (b) the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets (as conclusively determined in good faith by the Board of Directors of the Company) of such Subsidiary at the time that such Subsidiary is so redesignated a Restricted Subsidiary;

(2)
any property transferred to or from an Unrestricted Subsidiary will be valued at its Fair Market Value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Company; and

(3)
the value of any "Investment" made by an Insurance Subsidiary shall be calculated net of any liabilities of the Insurance Subsidiary that are assumed by the Person in whom the Investment is being made.

"Investment Grade Asset" means any Investment with a fixed maturity that has a rating of (x) at least BBB- by S&P and, if such Investment is rated by Moody's, at least Ba2 from Moody's or (y) at least Baa3 by Moody's and, if such Investment is rated by S&P, at least BB from S&P, or, if such Investment is not rated by either S&P or Moody's, an NAIC rating of at least Class 2.

"Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's Investors Service, Inc. and BBB- (or the equivalent) by Standard & Poor's Ratings

Group, Inc., in each case, with a stable or better outlook; provided that a change in outlook shall not by itself cause the Company to lose its Investment Grade Rating.

"Investment Income" means the amount of earnings of the Company on Investments, net of expenses actually incurred in connection with such Investments and taking into account realized gains and losses on such Investments.

"Issue Date" means                                        , 2013.

"Lien" means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease (or any filing or agreement to give any financing statement in connection therewith) be deemed to constitute a Lien.

"NAIC" means the National Association of Insurance Commissioners or any successor thereto, or in the absence of the National Association of Insurance Commissioners or such successor, any other association, agency or other organization performing advisory, coordination or other like functions among insurance departments, insurance commissioners and similar governmental authorities of the various states of the United States toward the promotion of uniformity in the practices of such governmental authorities.

"Net Available Cash" from an Asset Disposition means an amount equal to the cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and net proceeds from the sale or other disposition of any securities or other assets received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non-cash form) therefrom, in each case net of:

(1)
all brokerage, legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP (after taking into account any available tax credits or deductions and the Tax Sharing Agreement), as a consequence of such Asset Disposition;

(2)
all payments made on any Indebtedness that is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or that must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition;

(3)
all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition;

(4)
the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed of in such Asset Disposition and retained by the Company or any Restricted

  Subsidiary after such Asset Disposition, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters;

(5)
any portion of the purchase price from an Asset Disposition placed in escrow (whether as a reserve for adjustment of the purchase price, or for satisfaction of indemnities in respect of such Asset Disposition); and

(6)
in the case of an Asset Disposition by an Insurance Subsidiary, proceeds that are not permitted to be paid as a dividend or distribution by such Insurance Subsidiary pursuant to regulatory restrictions;

provided, however, that in the cases of clauses (4) and (5), upon reversal of any such reserve or the termination of any such escrow, Net Available Cash shall be increased by the amount of such reversal or any portion of funds released from escrow to the Company or any Restricted Subsidiary.

"Net Cash Proceeds" means, with respect to any issuance or sale of Capital Stock of the Company or any Restricted Subsidiary or Indebtedness, the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, listing fees, discounts or commissions and brokerage, consultant and other fees, charges and expenses actually Incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credit or deductions and any tax sharing arrangements).

"Net Excess Cash Flow" means, for any period, the sum, without duplication, of:

(1)
dividends paid in cash to the Company by any Subsidiary of the Company, net of Investments made in cash by the Company in any such Subsidiary; plus

(2)
interest paid in cash to the Company by any Subsidiary of the Company pursuant to any Indebtedness owing by such Subsidiary to the Company; plus

(3)
interest or principal paid in cash to the Company with respect to any Surplus Note; plus

(4)
management and other similar fees received by the Company under investment advisory service agreement, servicing agreements or otherwise from any Subsidiary of the Company; plus

(5)
amounts paid in cash to the Company pursuant to a loan made to it by any Subsidiary of the Company; plus

(6)
amounts paid in cash to the Company pursuant to the Tax Sharing Agreement by any Subsidiary of the Company; plus

(7)
the Company's Investment Income received in cash; minus

(8)
cash operating expenses of the Company, which, for the avoidance of doubt, shall exclude the redemption price, repurchase price, premiums, fees, costs and expenses paid in cash incurred in connection with any redemption or repurchase of the Company's 3.5% Convertible Senior Notes due in 2015, its 5.25% Contingent Convertible Senior Notes Due 2029, its subordinated debentures outstanding as of the Issue Date or any bonds, debentures or notes issued subsequent to the Issue Date; minus

(9)
Capitalized Expenditures of the Company made in cash; minus

(10)
any amounts paid in cash in respect of the Company's Fixed Charges, scheduled principal amortization of Indebtedness and mandatory repayments of Indebtedness (other than mandatory repayments of Indebtedness in connection with any Restricted Payment); minus

(11)
any amounts paid by the Company in respect of interest on or in repayment of any loan referred to in clause (5) above; minus

(12)
any amounts paid in cash by the Company to any Insurance Subsidiary in respect of any overpayment by such Insurance Subsidiary of amounts required to be paid by such Insurance Subsidiary to the Company under the Tax Sharing Agreement, in each case for such period.

"Non-Guarantor Subsidiary" means any Restricted Subsidiary that is not a Subsidiary Guarantor.

"Non-Recourse Debt" means Indebtedness of a Person:

(1)
as to which neither the Company nor any Restricted Subsidiary (a) provides any Guarantee or credit support of any kind (including any undertaking, Guarantee, indemnity, agreement or instrument that would constitute Indebtedness) other than a pledge of Equity Interests of the Unrestricted Subsidiary that is the obligor thereunder or (b) is directly or indirectly liable (as a guarantor or otherwise);

(2)
no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness (other than the Notes) of the Company or any Restricted Subsidiary to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity; and

(3)
the explicit terms of which provide there is no recourse against any of the assets of the Company or the Restricted Subsidiaries other than recourse against any Equity Interests of the Unrestricted Subsidiary that is the obligor thereunder to the extent such Equity Interests are pledged in connection with such Indebtedness.

"Obligations" means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foregoing law), penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and bankers' acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

"Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Company or, in the event that a Person is a partnership or a limited liability company that has no such officers, a person duly authorized under applicable law by the general partner, managers, members or a similar body to act on behalf of such Person. Officer of any Subsidiary Guarantor has a correlative meaning.

"Officer's Certificate" means a certificate signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company.

"Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or a Restricted Subsidiary.

"Paying Agent" means initially, the Trustee and, thereafter, a replacement agent chosen by the Company in accordance with the Indenture.

"Permitted Bond Hedge" means (a) any net-settled call options or capped call options referencing the Company's Common Stock purchased by the Company in connection with the issuance of convertible or exchangeable debt securities by the Company or any Restricted Subsidiary to hedge the Company's or such Restricted Subsidiary's obligations to deliver Common Stock under such Indebtedness, which call options are either "capped" or are purchased concurrently with the sale by the Company of a call option or options in respect of its Common Stock, in either case on terms that are customary for "call spread" transactions entered in connection with the issuance of convertible or exchangeable debt securities, and (b) the Convertible 2010 Debt Hedges.

"Permitted Investment" means:

(1)
any Investment in the Company or a Restricted Subsidiary, including through the purchase of Capital Stock of a Restricted Subsidiary;

(2)
any Investment by the Company or any Restricted Subsidiary in a Person, if as a result of such Investment:

(a)
such Person becomes a Restricted Subsidiary; or

(b)
such Person, in one transaction or a series of related transactions, is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary, and, in each case, any Investment held by such Person; provided that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer;

(3)
any Investment (a) in cash and Cash Equivalents or Investments that constituted cash or Cash Equivalents at the time made or (b) with a fixed maturity that has a rating of (x) at least AA- by S&P and, if such Investment is rated by Moody's, at least Aa3 from Moody's or (y) at least Aa3 by Moody's and, if such Investment is rated by S&P, at least AA- from S&P.

(4)
any Investment consisting of receivables owing to the Company or any Restricted Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

(5)
any Investment consisting of commission, relocation, entertainment, payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(6)
any Investment consisting of loans or advances to, or guarantees of third party loans to, employees, officers or directors of the Company or any Subsidiary in the ordinary course of business in an aggregate amount outstanding at any time not in excess of $2.0 million with respect to all loans or advances or guarantees made since the Issue Date (without giving effect to the forgiveness of any such loan) or to fund such Person's purchase of Capital Stock of the Company or any direct or indirect parent of the Company;

(7)
any Investment acquired by the Company or any Restricted Subsidiary:

(a)
in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a judgment, bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable;

(b)
as a result of a foreclosure by the Company or any Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default; or

(c)
in the form of notes payable, or stock or other securities issued by account debtors to the Company or any Restricted Subsidiary pursuant to negotiated agreements with respect to the settlement of such account debtor's accounts, and other Investments arising in connection with the compromise, settlement or collection of accounts receivable, in each case in the ordinary course of business;

(8)
any Investment made as a result of the receipt of non-cash consideration (including Designated Non-cash Consideration) from an Asset Disposition that was made pursuant to and in compliance with the covenant described above under the caption "—Certain covenants—Limitation on sales of assets and subsidiary stock" or any other disposition of assets not constituting an Asset Disposition;

(9)
any Investment in existence on the Issue Date and any Investment committed to be made as of the Issue Date, and any extension, modification or renewal of any such Investments, or Investments purchased or received in exchange for such Investments, existing on, or committed to be made as of, the Issue Date, but only to the extent not involving additional advances, contributions or other Investments of cash or other assets or other increases thereof (other than as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case, pursuant to the terms of such Investment as in effect on the Issue Date);

(10)
any Investment in any Person to the extent such Investment consists of Hedging Obligations or Swap Contracts, which transactions or obligations are Incurred in compliance with the covenant described above under the caption "—Certain covenants—Limitation on indebtedness";

(11)
any Investment consisting of a Guarantee of Indebtedness issued in accordance with "—Certain covenants—Limitation on indebtedness," and any Investment consisting of a guarantee to suppliers, licensors or the providers of operating leases (other than guarantees of Indebtedness) in the ordinary course of business;

(12)
any Investment made in connection with the funding of contributions under any non-qualified retirement plan or similar employee compensation plan, including, without limitation, split-dollar insurance policies, in an amount not to exceed the amount of compensation expense recognized by the Company and any Restricted Subsidiary in connection with such plans;

(13)
any Investment received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of a debtor;

(14)
any Investment in any Person to the extent such Investment consists of prepaid expenses, negotiable instruments held for collection and lease, utility, unemployment insurance, workers' compensation, performance and other similar deposits made in the ordinary course of business by the Company or any Restricted Subsidiary;

(15)
any Investment consisting of prepayments and other credits to suppliers made in the ordinary course of business;

(16)
any Investment consisting of endorsements of negotiable instruments and documents in the ordinary course of business;

(17)
any Investment consisting of loans or advances or similar transactions with customers, distributors, clients, developers, suppliers or purchasers of goods or services in the ordinary course of business;

(18)
Investment by an Insurance Subsidiary (including by any Subsidiary of such Insurance Subsidiary that is not itself an Insurance Subsidiary) (a) in the ordinary course of business and consistent with the investment policy approved by the Board of Directors of such Insurance Subsidiary, (b) consistent with Investment guidelines approved by the applicable Insurance Regulatory Authority or (c) otherwise permitted by the applicable Insurance Regulatory Authority;

(19)
any Investment by the Company that constitute an Investment that would be permitted to be made by an Insurance Subsidiary pursuant to clause (18) of this definition of "Permitted Investments";

(20)
any Investment of the type described in clause (vii) of the second paragraph of the definition of "Indebtedness" in connection with Statutory Reserve Financings;

(21)
any Investment the payment for which consists of Equity Interests of the Company (other than Disqualified Stock); provided, however, that such Equity Interests will not increase the amount available under clause (c) of the first paragraph of the covenant described above under the caption "—Certain covenants—Limitation on restricted payments";

(22)
any Investment to the extent it constitutes an Investment that is permitted by and made in accordance with the provisions in clause (2), (5) or (10) of the second paragraph of the covenant described under the caption "—Certain covenants—Limitation on affiliate transactions";

(23)
any Investments consisting of Permitted Bond Hedges; and

(24)
Investments by the Company or any of its Restricted Subsidiaries, together with all other Investments pursuant to this clause (24), in an aggregate amount at the time of such

  Investment not to exceed $75.0 million outstanding at any one time (with the Fair Market Value of such Investment being measured at the time made and without giving effect to subsequent changes in value).

"Permitted Liens" means, with respect to any Person:

(1)
(x) pledges or deposits by such Person under workers' compensation laws, unemployment, general insurance and other insurance laws and old age pensions and other social security or retirement benefits or similar legislation (including, without limitation, deposits made in the ordinary course of business to cash collateralize letters of credit described in clause (3) of the definition of "Indebtedness"), or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory or regulatory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or good faith deposits as security for contested taxes or import or customs duties or for the payment of rent or other obligations of like nature, in each case Incurred in the ordinary course of business and (y) collateral consisting of Cash Equivalents securing letters of credit issued in respect of obligations to insurers in an aggregate amount not to exceed $10.0 million at any time outstanding;

(2)
Liens imposed by law and carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens arising in the ordinary course of business;

(3)
Liens for taxes, assessments or other governmental charges or levies not yet due or that are being contested in good faith by appropriate proceedings provided appropriate reserves required pursuant to GAAP have been made in respect thereof;

(4)
Liens in favor of issuers of surety, appeal or performance bonds or letters of credit or bankers' acceptances or similar obligations issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(5)
minor survey exceptions, encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building codes or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(6)
Liens securing Hedging Obligations or Swap Contracts relating to Indebtedness so long as the related Indebtedness is, and is permitted to be under the Indenture, secured by a Lien on the same property securing such Hedging Obligation or Swap Contracts;

(7)
Liens in favor of clearing agencies or securities trading exchanges in connection with option derivative transactions arising due to the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules and regulations promulgated thereunder;

(8)
leases, licenses, subleases and sublicenses of assets (including, without limitation, real property and intellectual property rights) that do not materially interfere with the ordinary conduct of the business of the Company or any of the Restricted Subsidiaries;

(9)
judgment Liens not giving rise to an Event of Default, and Liens securing appeal or surety bonds related to such judgment, so long as any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(10)
Liens for the purpose of securing the payment of all or a part of the purchase price of, or Capitalized Lease Obligations, mortgage financings, purchase money indebtedness or other payments Incurred to finance assets or property (other than Capital Stock or other Investments) acquired, constructed, improved or leased in the ordinary course of business; provided that, in the case of this clause (10):

(a)
the aggregate principal amount of Indebtedness secured by such Liens does not exceed the cost of the assets or property so acquired, constructed or improved, plus reasonable fees and expenses of such Person incurred in connection therewith; and

(b)
such Liens are created within 180 days of construction, acquisition or improvement of such assets or property and do not encumber any other assets or property of the Company or any Restricted Subsidiary other than such assets or property and assets affixed or appurtenant thereto and the proceeds thereof;

(11)
Liens that constitute banker's Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a bank, depositary or other financial institution, whether arising by operation of law or pursuant to contract;

(12)
Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company and the Restricted Subsidiaries in the ordinary course of business;

(13)
Liens existing on the Issue Date (other than Liens permitted under clause (33) below);

(14)
Liens on property, assets or shares of stock of a Person at the time such Person is acquired by, merged with or into or consolidated, combined or amalgamated with the Company or any Restricted Subsidiary; provided, that such Liens were not Incurred in connection with, or in contemplation of, such acquisition, merger, consolidation, combination or amalgamation; provided, further, that any such Lien may not extend to any other property owned by the Company or any Restricted Subsidiary;

(15)
Liens on property existing at the time the Company or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary; provided, that such Liens were not Incurred in connection with, or in contemplation of, such acquisition; provided, further, that any such Lien may not extend to any other property owned by the Company or any Restricted Subsidiary;

(16)
Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Company or another Restricted Subsidiary;

(17)
Liens on Capital Stock of Unrestricted Subsidiaries and Liens on property of an Unrestricted Subsidiary at the time that it is designated as a Restricted Subsidiary; provided that such Liens were not incurred in connection with or in contemplation of such designation;

(18)
good faith deposits as security for contested taxes or contested import to customs duties;

(19)
Liens securing Refinancing Indebtedness Incurred to refinance, refund, replace, amend, extend or modify, as a whole or in part, Indebtedness that was previously so secured pursuant to clauses (9), (10), (12), (13), (14), (15), (16) and (19) of this definition; provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the indebtedness being refinanced or is in respect of property that is the security for a Permitted Lien hereunder;

(20)
any interest or title of a lessor under any operating lease;

(21)
Liens on specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(22)
Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with importation of goods;

(23)
Liens arising out of conditional sale, title retention, consignment or similar arrangements, or that are contractual rights of set-off, relating to the sale or purchase of goods entered into by the Company or any of the Restricted Subsidiaries in the ordinary course of business;

(24)
Liens on funds of the Company or any Subsidiary held in deposit accounts with third party providers of payment services securing credit card charge-back reimbursement and similar cash management obligations of the Company or the Subsidiaries;

(25)
Liens of a collecting bank arising in the ordinary course of business under Section 4-208 of the Uniform Commercial Code in effect in the relevant jurisdiction covering only the items being collected upon;

(26)
Liens arising by operation of law or contract on insurance policies and the proceeds thereof to secure premiums thereunder;

(27)
Liens arising under escrows, trusts, custodianships, separate accounts, funds withheld procedures, and similar deposits, arrangements or agreements established with respect to insurance policies, annuities, guaranteed investment contracts and similar products underwritten by, or Reinsurance Agreements entered into by, any Insurance Subsidiary in the ordinary course of business;

(28)
Deposits with Insurance Regulatory Authorities in the ordinary course of business;

(29)
Liens on insurance policies and proceeds of insurance policies (including rebates of premiums) securing Indebtedness incurred pursuant to clause (12) of the second paragraph under the covenant described above under the caption "—Certain covenants—Limitation on indebtedness" to finance the payment of premiums on the insurance policies subject to such Liens;

(30)
statutory, common law or contractual Liens of landlords;

(31)
customary Liens granted in favor of a trustee to secure fees and other amounts owing to such trustee under an indenture or other agreement pursuant to which Indebtedness permitted under the covenant described above under the caption "—Certain covenants—Limitation on indebtedness" is Incurred;

(32)
Liens on any cash earnest money deposit made by the Company or any Restricted Subsidiary in connection with any letter of intent or acquisition agreement that is not prohibited by the Indenture;

(33)
Liens securing (A) Obligations with respect to Indebtedness Incurred pursuant to clause (2) of the second paragraph under "—Certain covenants—Limitation on indebtedness" and (B) Hedging Obligations and cash management obligations that are secured ratably (other than with respect to cash collateral for letters of credit) with Indebtedness outstanding pursuant to clause (2) of the second paragraph under "—Certain covenants—Limitation on indebtedness";

(34)
Liens in favor of credit card processors granted in the ordinary course of business;

(35)
Liens arising in connection with Cash Equivalents described in clause (5) of the definition of Cash Equivalents;

(36)
Liens securing other obligations in an amount not to exceed $50.0 million at any time outstanding;

(37)
Liens securing cash management obligations incurred in the ordinary course of business;

(38)
Liens securing Indebtedness incurred pursuant to clause (13) of the second paragraph of the covenant described above under the caption "—Certain covenants—Limitation on indebtedness" in an aggregate amount not to exceed $5.0 million and customary set-off rights in favor of depositary banks;

(39)
Liens on the assets of a Non-Guarantor Subsidiary securing Indebtedness of a Non-Guarantor Subsidiary that was permitted by the terms of the Indenture to be incurred.

(40)
any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any non-majority-owned joint venture or similar arrangement pursuant to any joint venture or similar arrangement the Investment in which was permitted under the Indenture;

(41)
collateral consisting of Cash Equivalents securing Permitted Swap Obligations in an aggregate amount not to exceed, at any time, $10.0 million; provided that, for purposes of this clause (41), in the case of Cash Equivalents described in clauses (2), (3), (4) and (10) of the definition thereof, the one-year maturity limitations set forth in such clauses shall be disregarded;

(42)
Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes; and

(43)
Liens on property of any Foreign Subsidiary securing Indebtedness of such Foreign Subsidiary to the extent such Indebtedness is permitted to be Incurred pursuant to the second paragraph under the covenant described above under the caption "—Certain covenants—Limitation on indebtedness."

"Permitted Swap Obligations" means all Obligations of the Company or any of its Subsidiaries existing or arising under Swap Contracts; provided that such Obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of mitigating risks associated with liabilities, commitments or assets held by such Person, or changes in the value of securities issued by such Person in conjunction with a securities repurchase program not otherwise prohibited under the Indenture, and not for purposes of speculation or taking a "market view."

"Permitted Transactions" means (a) mortgage-backed security transactions in which an investor sells mortgage collateral, such as securities issued by the Government National Mortgage Association and the Federal Home Loan Mortgage Corporation, for delivery in the current month while simultaneously contracting to repurchase "substantially the same" (as determined by the Public Securities Association and GAAP) collateral for a later settlement, (b) transactions in which an investor lends cash to a primary dealer and the primary dealer collateralizes the borrowing of the cash with certain securities, (c) transactions in which an investor lends securities to a primary dealer and the primary dealer collateralizes the borrowing of the securities with cash collateral, (d) transactions in which an investor makes loans of securities to a broker-dealer under an agreement requiring such loans to be continuously secured by cash collateral or United States government securities, (e) transactions structured as, and submitted to the NAIC Security Valuation Office for approval as, Replication (Synthetic Asset) Transactions (RSAT) (provided that, to the extent that such approval is not granted in respect of any such transaction, such transaction shall cease to constitute a Permitted Transaction 30 days following the date of such rejection, denial or non-approval), and (f) transactions in which a federal home loan mortgage bank (a "FHLMB") makes loans to an Insurance Subsidiary, that are sufficiently secured by appropriate assets of such Insurance Subsidiary consisting of government agency mortgage-backed securities in accordance with the rules, regulations and guidelines of such FHLMB for its loan programs.

"Person" means any individual, corporation, limited liability company, partnership, joint venture, association, jointstock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

"Preferred Stock" means, as applied to the Capital Stock of any corporation, Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

"Rating Agencies" means Standard & Poor's Ratings Group, Inc. and Fitch Ratings, Inc. or if Standard & Poor's Ratings Group, Inc. or Fitch Ratings, Inc. or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating organization or organizations, as the case may be, selected by the Company (as certified by a resolution of the Board of Directors) which shall be substituted for Standard & Poor's Ratings Group, Inc. or Fitch Ratings, Inc. or both, as the case may be.

"Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, replace, repay, prepay, purchase, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for or to consolidate, such Indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

"Refinancing Indebtedness" means any Indebtedness that Refinances any other Indebtedness, including any successive Refinancings, so long as:

(a)
such Indebtedness is in an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) not in excess of the sum of:

(1)
the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being Refinanced, and

(2)
an amount necessary to pay any fees and expenses, including accrued and unpaid interest, premiums, transaction costs and defeasance costs, related to such Refinancing,

(b)
other than in the case of the Convertible 2009 Debt or the Convertible 2010 Debt, the Average Life of such Indebtedness is equal to or greater than the Average Life of the Indebtedness being Refinanced,

(c)
the Stated Maturity of such Indebtedness (other than the Convertible 2009 Debt and Convertible 2010 Debt) is no earlier than the Stated Maturity of the Indebtedness being Refinanced,

(d)
in the case of the Convertible 2009 Debt and the Convertible 2010 Debt, (i) the Stated Maturity of such Indebtedness is no earlier than 91 days after the Stated Maturity of the Notes and (ii) the Average Life of such Indebtedness extends at least to the date that is 91 days after the Stated Maturity of the Notes; and

(f)
if the Indebtedness being Refinanced was subordinated to the Notes or the Subsidiary Guarantees, the new Indebtedness shall be subordinated to the Notes or the Subsidiary Guarantees, as applicable, at least to the same extent as such Indebtedness being Refinanced;

provided, however, that Refinancing Indebtedness shall not include:

(x)
Indebtedness of a Restricted Subsidiary of the Company that is not a Subsidiary Guarantor that Refinances Indebtedness of the Company or a Subsidiary Guarantor, or

(y)
Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

"Registrar" means initially, the Trustee and, thereafter, a replacement registrar chosen by the Company in accordance with the Indenture.

"Reinsurance Agreements" means any agreement, contract, treaty, certificate or other arrangement providing for Ceded Reinsurance by any Insurance Subsidiary or any Subsidiary of any Insurance Subsidiary under one or more insurance, annuity, reinsurance or retrocession policies, agreements, contracts, treaties, certificates or similar arrangements. Reinsurance Agreements shall include, but not be limited to, any agreement, contract, treaty, certificate or other arrangement that is treated as such by the applicable Insurance Regulatory Authority.

"Related Business" means any business that is the same as or related, ancillary or complementary to any of the businesses of the Company and the Restricted Subsidiaries on the Issue Date and any reasonable extension or evolution of any of the forgoing.

"Restricted Investment" means any Investment other than a Permitted Investment.

"Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

"Retrocession Agreement" means any agreement, contract, treaty or other arrangement whereby any Insurance Subsidiary or any Subsidiary of any Insurances Subsidiary cedes reinsurance to other insurers (other than to another Insurance Subsidiary or a Subsidiary of another Insurance Subsidiary).

"Sale/Leaseback Transaction" means any direct or indirect arrangement relating to property now owned or hereafter acquired by the Company or a Restricted Subsidiary whereby the Company or such Restricted Subsidiary transfers such property to a Person (other than the Company or any of its Subsidiaries) and the Company or such Restricted Subsidiary leases it from such Person.

"SAP" shall mean, with respect to any Insurance Subsidiary, the statutory accounting practices prescribed or permitted by the Insurance Regulatory Authority of its jurisdiction of legal domicile, consistently applied as in effect from time to time.

"SEC" means the United States Securities and Exchange Commission.

"Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

"Senior Credit Agreement" means the Credit Agreement, dated January 28, 2011, among the Company, JPMorgan Chase Bank, N.A., Suntrust Bank and Deutsche Bank Securities, Inc., as amended by the First Amendment, dated as of                          , 2013.

"Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

"Special Purpose Subsidiary" means any Restricted Subsidiary formed solely to issue Surplus Notes or other obligations in connection with a Statutory Reserve Financing or enter into Reinsurance Agreements in connection with a Statutory Reserve Financing or enter into ancillary obligations in respect of the foregoing.

"Stated Maturity" means, with respect to any security, the date specified in the agreement governing or certificate relating to such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

"Statutory Reserve Financing" means a transaction or series of transactions entered into primarily for the purpose of financing a portion of the statutory reserves required to be held by an Insurance Subsidiary, where the proceeds or funding obligations provided by the financing counterparty or counterparties in such transaction or transactions are not expected, as of the date such transaction or transactions are entered into, to be used or applied to pay insurance or reinsurance claims reasonably projected to be payable as of the date such transaction or transactions are entered into.

"Subordinated Obligation" means any Indebtedness of the Company or a Restricted Subsidiary (whether outstanding on the Issue Date or thereafter Incurred) that is subordinated or junior in right of payment to the Notes pursuant to its terms. No Indebtedness of the Company shall be deemed to be subordinated or junior in right of payment to any other Indebtedness of the Company solely by virtue of Liens, Guarantees, maturity or payments or structural subordination.

"Subsidiary" of any Person means (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof), or (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof). Unless otherwise specified herein, each reference to a Subsidiary will refer to a Subsidiary of the Company.

"Subsidiary Guarantee" means, individually, any Guarantee by a Subsidiary Guarantor pursuant to the terms of the Indenture and any supplemental indenture thereto, and, collectively, all such Guarantees. Each such Subsidiary Guarantee will be set forth in the Indenture.

"Subsidiary Guarantor" means any Restricted Subsidiary that provides a Subsidiary Guarantee in accordance with the Indenture; provided that upon release or discharge of such Restricted Subsidiary from its Subsidiary Guarantee in accordance with the Indenture, such Restricted Subsidiary ceases to be a Subsidiary Guarantor.

"substantially concurrent" means, with respect to two or more events, the occurrence of such events within 60 days of each other.

"Surplus Note" means a promissory note executed by an Insurance Subsidiary of the type generally described in the insurance industry as a "surplus note," the principal amount of which an insurance regulator permits the issuer to record as an addition to Capital and Surplus rather than as a liability in accordance with SAP.

"Surplus Relief Reinsurance" means any transaction in which any Insurance Subsidiary or any Subsidiary of an Insurance Subsidiary cedes business under a Reinsurance Agreement that would be considered a "financing-type" reinsurance agreement as determined in accordance with GAAP.

"Swap Contract" means any agreement relating to any transaction (whether or not arising under a master agreement) that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, futures contract, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swaption, currency option, credit derivative transaction or any other similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing, and any master agreement relating to or governing any or all of the foregoing; provided that, for the avoidance of doubt, "Swap Contracts" shall not include any Permitted Bond Hedges or the 2010 Warrants.

"Swap Termination Value" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined by the Company based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts.

"Tax Sharing Agreement" means the consolidated income tax agreement, dated April 11, 2011, among the Company and certain of its Subsidiaries as in effect on the Issue Date or as thereafter amended in any manner, that, taken as a whole, is not more disadvantageous to the Holders in any material respect than any such agreement as it was in effect on the Issue Date, it being understood that, any amendment the purpose of which is to add Subsidiaries of the Company as parties to such agreement shall not be to be more disadvantageous to the Holders solely by virtue of adding such Subsidiaries as parties.

"Total Capitalization" means, without duplication, (a) the amount described in clause (a) of the definition of "Debt to Total Capitalization Ratio" plus (b) the Total Shareholders' Equity of the Company.

"Total Shareholders' Equity" means the total common and preferred shareholders' equity of the Company as determined in accordance with GAAP (calculated excluding (i) unrealized gains (losses) on securities as determined in accordance with FASB ASC 320 (Investments—Debt and Equity Securities) and (ii) any charges taken to write off any goodwill included on the Company's balance sheet on the Issue Date to the extent such charges are required by FASB ASC 320 (Investments—Debt and Equity Securities) and ASC 350 (Intangibles—Goodwill and Others).

"Trade Payables" means, with respect to any Person, any accounts payable to trade creditors created, assumed or Guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services.

"Transactions" means, collectively, the offering of the Notes, the proposed redemption or repurchase of the Convertible 2009 Debt and the use of the remaining proceeds of the offering of the Notes as described in the Prospectus Supplement, dated                          , 2013, of the Company.

"Treasury Rate" means, as obtained by the Company, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to                          , 2017; provided, however, that if the period from the redemption date to                          , 2017 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to                           , 2017 is less than one year, the weekly average yield on actively traded United States Treasury securities adjusted to a constant maturity of one year will be used.

"Trustee" means the party named as such in the Indenture until a successor replaces it and, thereafter, means such successor.

"Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

"Unrestricted Subsidiary" means:

(1)
any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided below; and

(2)
any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger or consolidation or Investment therein) to be an Unrestricted Subsidiary only if:

(1)
such Subsidiary or any of its Subsidiaries does not own any Capital Stock or Indebtedness of or have any Investment in, or own or hold any Lien on any property of, any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary;

(2)
all the Indebtedness of such Subsidiary and its Subsidiaries shall, at the date of designation, and will at all times thereafter while they are Unrestricted Subsidiaries, consist of Non-Recourse Debt;

(3)
such designation and the Investment of the Company in such Subsidiary complies with the covenant described above under the caption "—Certain covenants—Limitation on restricted payments";

(4)
such Subsidiary, either alone or in the aggregate with all other Unrestricted Subsidiaries, does not operate, directly or indirectly, all or substantially all of the business of the Company and its Subsidiaries; and

(5)
such Subsidiary is a Person with respect to which neither the Company nor any of the Restricted Subsidiaries has any direct or indirect obligation:

(a)
to subscribe for additional Capital Stock of such Person; or

(b)
to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results.

Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a resolution of the Board of Directors of the Company giving effect to such designation and an Officer's Certificate certifying that such designation complies with the foregoing conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be Incurred as of such date.

The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and the Company could Incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of covenant described above under the caption "—Certain covenants—Limitation on indebtedness" covenant on a pro forma basis taking into account such designation.

"U.S. Government Obligations" means securities that are (1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the Holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depositary receipt.

"Voting Stock" of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled to vote in the election of directors, managers or trustees, as applicable, of such Person.

"Wholly Owned Subsidiary" means a Restricted Subsidiary, all of the Capital Stock of which (other than directors' qualifying shares or local ownership shares) is owned by the Company or another Wholly Owned Subsidiary.

United States federal income tax considerations to Non-U.S. Holders

General

The following discussion is a summary of U.S. federal income tax consequences of an investment in the notes generally applicable to Non-U.S. Holders (as defined below). This discussion does not address all aspects of U.S. federal income taxation that may be relevant to particular taxpayers in light of their special circumstances or taxpayers subject to special treatment under U.S. federal income tax laws (including but not limited to dealers in securities or currencies, financial institutions, cooperatives, regulated investment companies, real estate investment trusts, tax-exempt organizations, insurance companies, persons who hold notes as part of a hedging, integrated, straddle, conversion or constructive sale transaction, persons subject to the alternative minimum tax, U.S. expatriates, controlled foreign corporations, passive foreign investment companies, and partnerships (including but not limited to entities and arrangements treated as partnerships (or other pass-through entities) for U.S. federal income tax purposes)). This discussion does not address any aspect of U.S. federal taxation other than U.S. federal income taxation or any aspect of state, local or non-U.S. taxation. In addition, this discussion deals only with certain U.S. federal income tax consequences to a holder that acquires the notes in the initial offering for cash at their issue price and holds the notes as capital assets.

This summary is based on the U.S. federal income tax law in effect as of the date of this prospectus supplement, which is subject to differing interpretations or change, possibly with retroactive effect.

EACH PROSPECTIVE PURCHASER OF THE NOTES SHOULD CONSULT ITS TAX ADVISOR CONCERNING THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF AN INVESTMENT IN THE NOTES.

A "U.S. Holder" is a beneficial owner of a note that is, for U.S. federal income tax purposes:

•
an individual citizen or resident of the United States;

•
a corporation (or other entity treated as a corporation) created or organized (or treated as created or organized) in or under the laws of the United States, any State thereof or the District of Columbia;

•
an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust, (i) the administration of which is subject to the primary supervision of a court within the United States and for which one or more U.S. persons have the authority to control all substantial decisions or (ii) that has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

A "Non-U.S. Holder" is a beneficial owner of a note that is not a U.S. Holder or a partnership. If a partnership (or any other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds a note, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership.

Partners and partnerships holding the notes should consult their tax advisors concerning the U.S. federal income and other tax consequences of an investment in the notes.

Interest

No U.S. federal income or withholding tax generally will apply to a payment of interest on a note to a Non-U.S. Holder, provided that

•
such interest is not effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Holder;

•
such Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote;

•
such Non-U.S. Holder is not a controlled foreign corporation directly or indirectly related to us through stock ownership;

•
either (A) such Non-U.S. Holder provides its name and address, and certifies on Internal Revenue Service ("IRS") Form W-8BEN (or a substantially similar form), under penalties of perjury, that it is not a U.S. person or (B) a securities clearing organization or certain other financial institutions holding the note on behalf of the Non-U.S. Holder certifies on IRS Form W-8IMY (or a substantially similar form), under penalties of perjury, that such certification has been received by it and furnishes us or our paying agent with a copy thereof; and

•
we or our paying agent do not have actual knowledge or reason to know that the beneficial owner of the note is a U.S. person.

If all of the foregoing requirements are not met, payments of interest on a note generally will be subject to U.S. federal withholding tax at a 30% rate (or a lower applicable treaty rate, provided certain certification requirements are met), subject to the discussion below concerning interest that is effectively connected with a Non-U.S. Holder's conduct of a trade or business in the United States.

Sale, exchange, retirement or other disposition of a note

A Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on the receipt of payments of principal on a note, or on any gain recognized upon the sale, exchange, retirement or other disposition of a note (except to the extent such amount is attributable to accrued interest, which will be taxable as described above), unless in the case of gain (i) such gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business within the United States and, if a treaty applies (and the holder complies with applicable certification and other requirements to claim treaty benefits), is attributable to a permanent establishment maintained by the Non-U.S. Holder within the United States or (ii) such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition, and certain other conditions are met.

United States trade or business

If a Non-U.S. Holder is engaged in a trade or business in the United States, and if interest or gain on a note is effectively connected with the conduct of such trade or business and, if a treaty applies (and the holder complies with applicable certification and other requirements to claim treaty benefits), is attributable to a permanent establishment maintained by the Non-U.S. Holder within the United States, the Non-U.S. Holder generally will be subject to U.S. federal income tax on the receipt or accrual of such interest or the recognition of gain on the sale or other taxable disposition of the note in the same manner as if such holder were a U.S. person. Such interest or gain recognized by a corporate Non-U.S. Holder may also be subject to an additional U.S. federal branch profits tax at a 30% rate (or, if applicable, a lower treaty rate). In addition, any such gain will not be subject to withholding tax and any such interest will not be subject to withholding tax if the Non-U.S. Holder delivers to us a properly executed IRS Form W-8ECI in order to claim an exemption from withholding tax. Non-U.S. Holders should consult their tax advisors with respect to other U.S. tax consequences of the ownership and disposition of notes.

 Certain ERISA considerations

The following is a summary of certain considerations associated with the purchase of the notes by employee benefit plans that are subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended ("ERISA"), plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of the Code or ERISA (collectively, "Similar Laws"), and entities whose underlying assets are considered to include "plan assets" of any such plan, account or arrangement (each, a "Plan").

General fiduciary matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an "ERISA Plan") and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

In considering an investment in the notes of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Laws relating to a fiduciary's duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited transaction issues

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are "parties in interest," within the meaning of ERISA, or "disqualified persons," within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of notes by an ERISA Plan with respect to which the Company or an underwriter is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or "PTCEs," that may apply to the acquisition and holding of the notes. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions between an ERISA Plan and a person that is a party in interest or disqualified person with respect to the ERISA Plan solely by reason of providing services to the ERISA Plan or a relationship with such a service provider, provided that neither the person transacting with the ERISA Plan nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the ERISA Plan involved in the transaction and provided further that the ERISA Plan pays no more and receives no less than adequate consideration in connection with the transaction. There can be no assurance that any of the foregoing exemptions or any other exemption will be available with respect to the acquisition and holding of the notes or that all of the conditions of any such exemptions will be satisfied.

Because of the foregoing, the notes should not be purchased or held by any person investing "plan assets" of any Plan, unless such purchase and holding will not constitute or result in a non-exempt prohibited transaction under ERISA and the Code or a similar violation of any applicable Similar Laws.

Representation

By acceptance of a note, each purchaser and subsequent transferee of a note will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire or hold the notes constitutes assets of any Plan or (ii) the acquisition and holding of the notes by such purchaser or transferee will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation under any applicable Similar Laws.

The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the notes on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the notes.

The sale of notes to a Plan is in no respect a representation by the Company, the underwriters or any other person that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan or that such an investment is approporate for Plans generally or any particular Plan.

Underwriting

Subject to the terms and conditions in the underwriting agreement among us and the underwriters, we have agreed to sell to each underwriter, and each underwriter has agreed to purchase from us, the principal amount of notes that appears opposite its name in the table below:

Underwriter	Principal amount

J.P. Morgan Securities LLC	$
SunTrust Robinson Humphrey, Inc.
Citigroup Global Markets Inc.
Deutsche Bank Securities Inc.
FBR Capital Markets & Co.
Raymond James & Associates, Inc.

Total		$250,000,000

The obligations of the underwriters under the underwriting agreement, including their agreement to purchase notes from us, are several and not joint. The underwriting agreement provides that the underwriters will purchase all the notes if any of them are purchased.

The underwriters initially propose to offer the notes to the public at the public offering price that appears on the cover page of this prospectus supplement. The underwriters may offer the notes to selected dealers at the public offering price minus a concession of up to         % of the principal amount. In addition, the underwriters may allow, and those selected dealers may reallow, a concession of up to         % of the principal amount to certain other dealers. After the initial offering, the underwriters may change the public offering price and any other selling terms. The underwriters may offer and sell notes through certain of their affiliates.

The following table shows the underwriting discounts and commissions to be paid to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the notes).

Paid by us

Per note	%

In the underwriting agreement, we have agreed that:

•
We will not offer or sell any of our long-term debt securities (other than the notes) for a period of 90 days after the date of this prospectus supplement without the prior consent of J.P. Morgan Securities LLC.

•
We estimate that the total expenses of this offering, excluding underwriting discounts and commissions, will be approximately $                  .

•
We will indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended or contribute to payments that the underwriters may be required to make in respect of those liabilities.

•
The obligations of the underwriters under the underwriting agreement may be terminated at the discretion of J.P. Morgan Securities LLC upon the occurrence of certain stated events. We will not be obligated to deliver any of the notes except upon payment for all the notes to be purchased as provided herein.

The notes are a new issue of securities, and there is currently no established trading market for the notes. We do not intend to apply for the notes to be listed on any securities exchange or to arrange for the notes to be quoted on any quotation system. The underwriters have advised us that they intend to make a market in the notes, but they are not obligated to do so. The underwriters may discontinue any market making in the notes at any time at their sole discretion. Accordingly, we cannot assure you that a liquid trading market will develop for the notes, that you will be able to sell your notes at a particular time or that the prices that you receive when you sell will be favorable.

In connection with this offering of the notes, the underwriters may engage in overallotments, stabilizing transactions and syndicate covering transactions in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which creates a short position for the underwriters. Stabilizing transactions involve bids to purchase the notes in the open market for the purpose of pegging, fixing or maintaining the price of the notes, as applicable. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions and syndicate covering transactions may cause the price of the notes to be higher than it would otherwise be in the absence of those transactions. If the underwriters engage in stabilizing or syndicate covering transactions, they may discontinue them at any time.

Selling restrictions

The notes may be offered and sold in the United States and certain jurisdictions outside of the United States in which such offer and sale are permitted.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), from and including the date on which the European Union Prospectus Directive (the "EU Prospectus Directive") was implemented in that Relevant Member State (the "Relevant Implementation Date") an offer of securities described in this prospectus supplement may not be made to the public in that Relevant Member State prior to the publication of a prospectus supplement in relation to the notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the EU Prospectus Directive, except that, with effect from and including the Relevant Implementation Date, an offer of securities described in this prospectus supplement may be made to the public in that Relevant Member State at any time:

•
to any legal entity which is a qualified investor as defined under the EU Prospectus Directive;

•
to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the EU Prospectus Directive); or

•
in any other circumstances falling within Article 3(2) of the EU Prospectus Directive, provided that no such offer of securities described in this prospectus supplement shall result in a requirement for the publication by us of a prospectus pursuant to Article 3 of the EU Prospectus Directive.

For the purposes of this provision, the expression an "offer of securities to the public" in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the same may be varied in that Member State by any measure implementing the EU Prospectus Directive in that Member State. The expression "EU Prospectus Directive" means Directive 2003/71/EC (and any amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in each Relevant Member State, and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

United Kingdom

This prospectus supplement and the accompanying prospectus are only being distributed to and are only directed at (1) persons who are outside the United Kingdom, or (2) to investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, or the "Order," or (3) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order, all such persons together being referred to as "relevant persons." The notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such notes will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this prospectus supplement and the accompanying prospectus or any of their contents.

Hong Kong

The notes may not be offered or sold to persons in Hong Kong by means of any document other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong or which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong, and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere) which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong, except if permitted to do so under the securities laws of Hong Kong, other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended), or the "Financial Instruments and Exchange Law," and each underwriter has agreed that it has not offered or sold and will not offer or sell any notes, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity incorporated or organized under the laws of Japan), or to, or for the account or benefit of, others for re-offering or resale, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (1) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (2) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (3) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 by a relevant person which is: (1) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor or (2) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the notes under Section 275 except: (a) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (b) where no consideration is given for the transfer; or (c) by operation of law.

Relationships with the underwriters

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities.

Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us. An affiliate of J.P. Morgan Securities LLC, one of the underwriters, acts as administrative agent and a lender under our existing revolving credit facility. Affiliates of J.P. Morgan

Securities LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and SunTrust Robinson Humphrey, Inc., each an underwriter, also act as lenders under our existing revolving credit facility. J.P. Morgan Securities LLC holds, and one or more of the other underwriters or their respective affiliates may hold from time to time, December 2029 Notes for their own accounts or for the accounts of their customers. FBR Capital Markets & Co. holds, and one or more of the other underwriters or their respective affiliates may hold from time to time, September 2015 Notes for their own accounts or for the accounts of their customers. In addition, J.P. Morgan Securities LLC is expected to act as dealer manager in connection with any Exchange Offer. Because part of the proceeds from the notes offered hereby will be used to pay the cash consideration required to purchase the December 2029 Notes tendered in connection with the Exchange Offer and to repay amounts outstanding under our existing revolving credit facility, affiliates of J.P. Morgan Securities LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and SunTrust Robinson Humphrey, Inc. will receive part of the proceeds of this offering. An affiliate of J.P. Morgan Securities LLC also acts as trustee under certain of our subordinated debentures.

In addition, certain of the underwriters and their affiliates, from time to time in the ordinary course of their business, may provide letters of credit to us and our subsidiaries, hold long or short positions in our debt or equity securities and act as our and our subsidiaries' counterparties to various swaps, hedges and other derivative transactions. For example, affiliates of Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC act as counterparties for certain of our outstanding call options and the hedging arrangements related to our September 2015 Notes.

In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time recommend to clients that they acquire, long and/or short positions in such securities and instruments.

 Legal matters

The validity of the notes and certain other legal matters will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, Chicago, Illinois, and Simpson Thacher & Bartlett LLP, New York, New York, will pass upon certain legal matters in connection with the notes for the underwriters.

Experts

The consolidated financial statements of American Equity Investment Life Holding Company and its subsidiaries appearing in our Annual Report (Form 10-K) for the year ended December 31, 2012 (including the schedule appearing therein), and the effectiveness of our internal control over financial reporting as of December 31, 2012 have been audited by KPMG LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are included in this prospectus supplement in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Report of independent registered public accounting firm

The Board of Directors and Stockholders
American Equity Investment Life Holding Company:

We have audited the accompanying consolidated balance sheets of American Equity Investment Life Holding Company and subsidiaries (the Company) as of December 31, 2012 and 2011, and the related consolidated statements of operations, comprehensive income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2012. In connection with our audits of the consolidated financial statements, we also have audited the financial statement schedules listed in the Index on page F-1. We also have audited the Company's internal control over financial reporting as of December 31, 2012, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. The Company's management is responsible for these consolidated financial statements and financial statement schedules, for maintaining effective internal control over financial reporting, and for its assessment of the effectiveness of internal control over financial reporting, included in the accompanying Management's Report on Internal Control over Financial Reporting. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedules and an opinion on the Company's internal control over financial reporting based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement and whether effective internal control over financial reporting was maintained in all material respects. Our audits of the consolidated financial statements included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our audit of internal control over financial reporting included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audits also included performing such other procedures as we considered necessary in the circumstances. We believe that our audits provide a reasonable basis for our opinions.

A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2012 and 2011, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2012, in conformity with U.S. generally accepted accounting principles. Also in our opinion, the related financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly, in all material respects, the information set forth therein. Also in our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2012, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission.

As discussed in Note 1 to the consolidated financial statements, effective January 1, 2012, the Company modified the types of costs incurred that can be capitalized when issuing or renewing insurance contracts due to the prospective adoption of Financial Accounting Standards Board Accounting Standards Update (ASU) No. 2010-26, Accounting for Costs Associated with Acquiring or Renewing Insurance Contracts.

                                                                                             /s/ KPMG LLP

Des Moines, Iowa
March 6, 2013

American Equity Investment Life Holding Company
and subsidiaries
Consolidated balance sheets
(Dollars in thousands, except per share data)

	December 31,
	2012	2011

Assets
Investments:
Fixed maturity securities:
Available for sale, at fair value (amortized cost: 2012—$21,957,027 ; 2011—$16,980,279)	$24,172,136	$18,464,109
Held for investment, at amortized cost (fair value: 2012—$61,521 ; 2011—$2,644,422)	76,088	2,644,206
Equity securities, available for sale, at fair value (cost: 2012—$44,598 ; 2011—$58,438)	53,422	62,845
Mortgage loans on real estate	2,623,940	2,823,047
Derivative instruments	415,258	273,314
Other investments	196,366	115,930

Total investments	27,537,210	24,383,451
Cash and cash equivalents	1,268,545	404,952
Coinsurance deposits	2,910,701	2,818,642
Accrued investment income	261,833	228,937
Deferred policy acquisition costs	1,709,799	1,683,857
Deferred sales inducements	1,292,341	1,242,787
Deferred income taxes	—	21,981
Income taxes recoverable	—	8,441
Other assets	153,049	81,671

Total assets	$35,133,478	$30,874,719

Liabilities and Stockholders' Equity
Liabilities:
Policy benefit reserves	$31,773,988	$28,118,716
Other policy funds and contract claims	455,752	400,594
Notes payable	309,869	297,608
Subordinated debentures	245,869	268,593
Deferred income taxes	49,303	—
Income taxes payable	4,756	—
Other liabilities	573,704	380,529

Total liabilities	33,413,241	29,466,040

Stockholders' equity:
Preferred stock, par value $1 per share, 2,000,000 shares authorized, 2012 and 2011—no shares issued and outstanding	—	—
Common stock, par value $1 per share, 200,000,000 shares authorized; issued and outstanding: 2012—61,750,601 shares (excluding 5,127,379 treasury shares); 2011—57,836,540 shares (excluding 5,616,595 treasury shares)	61,751	57,837
Additional paid-in capital	496,715	468,281
Unallocated common stock held by ESOP; 2012—239,799 shares; 2011—336,093 shares	(2,583)	(3,620)
Accumulated other comprehensive income	686,807	457,229
Retained earnings	477,547	428,952

Total stockholders' equity	1,720,237	1,408,679

Total liabilities and stockholders' equity	$35,133,478	$30,874,719

See accompanying notes to consolidated financial statements.

American Equity Investment Life Holding Company
and subsidiaries
Consolidated statements of operations
(Dollars in thousands, except per share data)

	Year ended December 31,
	2012	2011	2010

Revenues:
Traditional life insurance premiums	$12,877	$12,151	$11,982
Annuity product charges	89,006	76,189	69,075
Net investment income	1,286,923	1,218,780	1,036,106
Change in fair value of derivatives	221,138	(114,728)	168,862
Net realized gains (losses) on investments, excluding other than temporary impairment ("OTTI") losses	(6,454)	(18,641)	23,726
OTTI losses on investments:
Total OTTI losses	(5,411)	(20,180)	(19,544)
Portion of OTTI losses recognized from other comprehensive income	(9,521)	(13,796)	(4,323)

Net OTTI losses recognized in operations	(14,932)	(33,976)	(23,867)
Loss on extinguishment of debt	—	—	(292)

Total revenues	1,588,558	1,139,775	1,285,592

Benefits and expenses:
Insurance policy benefits and change in future policy benefits	8,075	7,870	8,251
Interest sensitive and index product benefits	818,087	775,757	733,218
Amortization of deferred sales inducements	87,157	71,781	59,873
Change in fair value of embedded derivatives	286,899	(105,194)	130,950
Interest expense on notes payable	28,479	31,633	22,125
Interest expense on subordinated debentures	13,458	13,977	14,906
Interest expense on amounts due under repurchase agreements	—	30	—
Amortization of deferred policy acquisition costs	164,919	143,478	136,388
Other operating costs and expenses	95,495	67,529	114,615

Total benefits and expenses	1,502,569	1,006,861	1,220,326

Income before income taxes	85,989	132,914	65,266
Income tax expense	28,191	46,666	22,333

Net income	$57,798	$86,248	$42,933

Earnings per common share	$0.94	$1.45	$0.73
Earnings per common share—assuming dilution	$0.89	$1.37	$0.68
Weighted average common shares outstanding (in thousands):
Earnings per common share	61,259	59,482	58,507
Earnings per common share—assuming dilution	65,676	63,619	64,580

See accompanying notes to consolidated financial statements.

American Equity Investment Life Holding Company
and subsidiaries
Consolidated statements of comprehensive income
(Dollars in thousands)

	Year ended December 31,
	2012	2011	2010

Net income	$57,798	$86,248	42,933
Other comprehensive income:
Change in net unrealized investment gains/losses(1)	348,627	571,301	170,919
Noncredit component of OTTI losses(1)	4,571	6,251	1,813

Other comprehensive income before income tax	353,198	577,552	172,732
Income tax effect related to other comprehensive income	(123,620)	(202,143)	(60,456)

Other comprehensive income	229,578	375,409	112,276

Comprehensive income	$287,376	$461,657	$155,209

(1)   Net of related adjustments to amortization of deferred sales inducements and deferred policy acquisition costs.

See accompanying notes to consolidated financial statements.

American Equity Investment Life Holding Company
and subsidiaries
Consolidated statements of changes in stockholders' equity
(Dollars in thousands, except per share data)

	Common stock	Additional paid-in capital	Unallocated common stock held by ESOP	Accumulated other comprehensive income (loss)	Retained earnings	Total stockholders' equity

Balance at December 31, 2009	56,203	422,225	(5,679)	(30,456)	312,330	754,623
Net income for the year	—	—	—	—	42,933	42,933
Other comprehensive income	—	—	—	112,276	—	112,276
Conversion of $60 of subordinated debentures	7	49	—	—	—	56
Acquisition of 104,661 shares of common stock	(105)	(1,119)	—	—	—	(1,224)
Allocation of 80,224 shares of common stock by ESOP, including excess income tax benefits	—	(23)	864	—	—	841
Share-based compensation, including excess income tax benefits	—	12,239	—	—	—	12,239
Issuance of 862,504 shares of common stock under compensation plans, including excess income tax benefits	863	5,483	—	—	—	6,346
Issuance of warrants	—	15,600	—	—	—	15,600
Dividends on common stock ($0.10 per share)	—	—	—	—	(5,643)	(5,643)

Balance at December 31, 2010	56,968	454,454	(4,815)	81,820	349,620	938,047
Net income for the year	—	—	—	—	86,248	86,248
Other comprehensive income	—	—	—	375,409	—	375,409
Acquisition of 48,235 shares of common stock	(48)	(436)	—	—	—	(484)
Allocation of 110,955 shares of common stock by ESOP, including excess income tax benefits	—	60	1,195	—	—	1,255
Share-based compensation, including excess income tax benefits	—	10,320	—	—	—	10,320
Issuance of 916,329 shares of common stock under compensation plans, including excess income tax benefits	917	3,883	—	—	—	4,800
Dividends on common stock ($0.12 per share)	—	—	—	—	(6,916)	(6,916)

Balance at December 31, 2011	57,837	468,281	(3,620)	457,229	428,952	1,408,679
Net income for the year	—	—	—	—	57,798	57,798
Other comprehensive income	—	—	—	229,578	—	229,578
Conversion of $20,770 of subordinated debentures	2,564	17,027	—	—	—	19,591
Allocation of 96,294 shares of common stock by ESOP, including excess income tax benefits	—	48	1,037	—	—	1,085
Share-based compensation, including excess income tax benefits	—	6,904	—	—	—	6,904
Issuance of 1,349,914 shares of common stock under compensation plans, including excess income tax benefits	1,350	4,455	—	—	—	5,805
Dividends on common stock ($0.15 per share)	—	—	—	—	(9,203)	(9,203)

Balance at December 31, 2012	$61,751	$496,715	$(2,583)	$686,807	$477,547	$1,720,237

See accompanying notes to consolidated financial statements.

American Equity Investment Life Holding Company
and subsidiaries
Consolidated statements of cash flows
(Dollars in thousands)

	Year ended December 31,
	2012	2011	2010

Operating activities
Net income	$57,798	$86,248	$42,933
Adjustments to reconcile net income to net cash provided by operating activities:
Interest sensitive and index product benefits	818,087	775,757	733,218
Amortization of deferred sales inducements	87,157	71,781	59,873
Annuity product charges	(89,006)	(76,189)	(69,075)
Change in fair value of embedded derivatives	286,899	(105,194)	130,950
Increase in traditional life and accident and health insurance reserves	26,150	76,220	43,921
Policy acquisition costs deferred	(403,411)	(478,834)	(402,607)
Amortization of deferred policy acquisition costs	164,919	143,478	136,388
Provision for depreciation and other amortization	18,404	18,970	11,580
Amortization of discounts and premiums on investments	(69,828)	(154,483)	(240,532)
Loss on extinguishment of debt	—	—	292
Realized gains/losses on investments and net OTTI losses recognized in operations	21,386	52,617	141
Change in fair value of derivatives	(221,138)	112,608	(141,719)
Deferred income taxes	(52,336)	(80,869)	(118,048)
Share-based compensation	6,552	9,339	11,993
Change in accrued investment income	(32,896)	(61,292)	(53,987)
Change in income taxes recoverable/payable	13,197	(2,307)	97,550
Change in other assets	(7,090)	5,005	(26,516)
Change in other policy funds and contract claims	55,158	177,734	103,457
Change in collateral held for derivatives	99,242	(215,775)	35,075
Change in other liabilities	5,927	(77,082)	64,776
Other	(857)	59	812

Net cash provided by operating activities	784,314	277,791	420,475

Investing activities
Sales, maturities, or repayments of investments:
Fixed maturity securities—available for sale	3,298,623	3,705,605	4,568,499
Fixed maturity securities—held for investment	2,618,207	219,372	1,585,267
Equity securities—available for sale	13,604	2,958	46,187
Mortgage loans on real estate	543,211	206,741	145,754
Derivative instruments	483,362	506,057	492,058
Short-term investments	—	—	600,000
Other investments	33,601	2,274	—
Acquisitions of investments:
Fixed maturity securities—available for sale	(8,266,692)	(5,347,839)	(8,544,788)
Fixed maturity securities—held for investment	—	(1,940,163)	(745,207)
Equity securities—available for sale	—	—	(10,125)
Mortgage loans on real estate	(386,507)	(481,680)	(317,250)
Derivative instruments	(379,592)	(395,938)	(331,263)
Short-term investments	—	—	(599,746)
Other investments	(86,569)	(77,955)	(456)
Purchases of property, furniture and equipment	(738)	(5,265)	(5,318)

Net cash used in investing activities	(2,129,490)	(3,605,833)	(3,116,388)

American Equity Investment Life Holding Company
and subsidiaries
Consolidated statements of cash flows (continued)
(Dollars in thousands)

	Year ended December 31,
	2012	2011	2010

Financing activities
Receipts credited to annuity and single premium universal life policyholder account balances	$3,782,275	$4,784,511	$4,497,091
Coinsurance deposits	4,885	(122,415)	(267,638)
Return of annuity policyholder account balances	(1,575,340)	(1,494,554)	(1,465,434)
Financing fees incurred and deferred	—	(1,566)	(6,800)
Proceeds from notes payable	—	—	200,000
Repayments of notes payable	—	(46,251)	(156,641)
Purchase of 2015 notes hedges	—	—	(37,000)
Repayment of subordinated debentures	(1,141)	—	—
Acquisition of common stock	—	(484)	(1,224)
Excess tax benefits realized from share-based compensation plans	481	1,061	480
Proceeds from issuance of common stock	5,741	4,686	6,124
Proceeds from issuance of warrants	—	—	15,600
Change in checks in excess of cash balance	1,071	17,156	(13,238)
Dividends paid	(9,203)	(6,916)	(5,643)

Net cash provided by financing activities	2,208,769	3,135,228	2,765,677

Increase (decrease) in cash and cash equivalents	863,593	(192,814)	69,764
Cash and cash equivalents at beginning of year	404,952	597,766	528,002

Cash and cash equivalents at end of year	$1,268,545	$404,952	$597,766

Supplemental disclosures of cash flow information
Cash paid during the year for:
Interest expense	$27,666	$30,650	$25,802
Income taxes	67,450	129,250	143,748
Income tax refunds received	512	466	101,395
Non-cash operating activity:
Deferral of sales inducements	306,659	385,123	370,714
Non-cash investing activity:
Real estate acquired in satisfaction of mortgage loans	26,324	20,978	7,408
Mortgage loan on real estate sold	—	1,215	—
Non-cash financing activities:
Conversion of subordinated debentures	20,770	—	60

See accompanying notes to consolidated financial statements.

American Equity Investment Life Holding Company
and subsidiaries
Notes to consolidated financial statements

1.     Significant accounting policies

Nature of operations

American Equity Investment Life Holding Company ("we", "us" or "our"), through its wholly-owned subsidiaries, American Equity Investment Life Insurance Company ("American Equity Life"), American Equity Investment Life Insurance Company of New York ("American Equity Life of New York") and Eagle Life Insurance Company ("Eagle Life"), is licensed to sell insurance products in 50 states and the District of Columbia at December 31, 2012. We operate solely in the insurance business.

We primarily market fixed index and fixed rate annuities and to a lesser extent, life insurance. Premiums and annuity deposits (net of coinsurance), which are not included as revenues in the accompanying consolidated statements of operations, collected in 2012, 2011 and 2010, by product type were as follows:

	Year ended December 31,
Product type	2012	2011	2010

	(Dollars in thousands)
Fixed index annuities:
Index strategies	$2,223,652	$2,835,422	$2,312,720
Fixed strategy	1,206,784	1,375,321	1,472,576

	3,430,436	4,210,743	3,785,296
Fixed rate annuities	148,105	247,237	232,832
Single premium immediate annuities (SPIA)	164,657	305,603	171,628
Life insurance	12,877	12,151	11,982

	$3,756,075	$4,775,734	$4,201,738

Three national marketing organizations through which we market our products each accounted for more than 10% of the annuity deposits and insurance premium collections during 2012 representing 12%, 11% and 10% individually, of the annuity deposits and insurance premiums collected. Two national marketing organization accounted for more than 10% of the annuity deposits and insurance premium collections during 2011 representing 14% and 12% individually, of the annuity deposits and insurance premiums collected. One national marketing organization accounted for more than 10% of the annuity deposits and insurance premium collections during 2010 representing 17% of the annuity deposits and insurance premiums collected.

Consolidation and basis of presentation

The consolidated financial statements include our accounts and our wholly-owned subsidiaries: American Equity Life, American Equity Life of New York, Eagle Life, AERL, L.C., American Equity Capital, Inc., American Equity Investment Properties, L.C., American Equity Advisors, Inc. and

American Equity Investment Service Company. All significant intercompany accounts and transactions have been eliminated.

During 2012, we identified certain classification errors related to amounts reported in the financing activities section of our consolidated statements of cash flows. We evaluated the materiality of the errors from qualitative and quantitative perspectives and concluded they were not material to any prior periods. However, we revised the 2011 and 2010 consolidated statements of cash flows to be consistent with the 2012 presentation. The changes resulted in decreases of $305.6 million and $171.6 million to receipts credited to annuity and single premium universal life policyholder account balances and return of annuity policyholder account balances for 2011 and 2010, respectively but had no net impact on net cash provided by financing activities. These changes had no impact on our consolidated balance sheets, statements of operations or statements of changes in stockholders' equity.

Estimates and assumptions

The preparation of consolidated financial statements in conformity with U.S. generally accepted accounting principles ("GAAP") requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates and assumptions are utilized in the calculation of deferred policy acquisition costs, deferred sales inducements, policy benefit reserves, valuation of derivatives, including embedded derivatives on index annuity reserves, contingent convertible senior notes, valuation of investments, other than temporary impairment of investments, allowances for loan losses on mortgage loans and valuation allowances on deferred tax assets. A description of each critical estimate is incorporated within the discussion of the related accounting policies which follow. It is reasonably possible that actual experience could differ from the estimates and assumptions utilized.

Investments

Fixed maturity securities (bonds and redeemable preferred stocks maturing more than one year after issuance) that may be sold prior to maturity are classified as available for sale. Available for sale securities are reported at fair value and unrealized gains and losses, if any, on these securities are included directly in a separate component of stockholders' equity, net of income taxes and certain adjustments for assumed changes in amortization of deferred policy acquisition costs and deferred sales inducements. Fair values, as reported herein, of fixed maturity and equity securities are based on quoted market prices in active markets when available, or for those fixed maturity securities not actively traded, yield data and other factors relating to instruments or securities with similar characteristics are used. See note 2 for more information on assumptions and valuation models used in the determination of fair value. Premiums and discounts are amortized/accrued using methods which result in a constant yield over the securities' expected lives. Amortization/accrual of premiums and discounts on residential and commercial mortgage backed securities incorporate prepayment assumptions to estimate the securities' expected lives. Interest income is recognized as earned.

Fixed maturity securities that we have the positive intent and ability to hold to maturity are classified as held for investment. Such securities may, at times, be called prior to maturity. Held for investment securities are reported at cost adjusted for amortization of premiums and discounts. Changes in the fair value of these securities, except for declines that are other than temporary, are not reflected in our consolidated financial statements.

Equity securities, comprised of common and perpetual preferred stocks, are classified as available for sale and are reported at fair value. Unrealized gains and losses are included directly in a separate component of stockholders' equity, net of income taxes and certain adjustments for assumed changes in amortization of deferred policy acquisition costs and deferred sales inducements. Dividends are recognized when declared.

The carrying amounts of our impaired investments in fixed maturity and equity securities are adjusted for declines in value that are other than temporary. Other than temporary impairment losses are reported as a component of revenues in the consolidated statements of operations, which presents the amount of noncredit impairment losses for certain fixed maturity securities that is reported in accumulated other comprehensive income (loss). See note 3 for further discussion of other than temporary impairment losses.

Deterioration in credit quality of the companies or assets backing our investment securities, deterioration in the condition of the financial services industry, imbalances in liquidity recurring in the marketplace or declines in real estate values may further affect the fair value of these investment securities and increase the potential that certain unrealized losses be recognized as other than temporary impairments in the future.

Mortgage loans on real estate are reported at cost, adjusted for amortization of premiums and accrual of discounts. Interest income is recorded when earned; however, interest ceases to accrue for loans on which interest is more than 90 days past due based upon contractual terms and/or when the collection of interest is not considered probable. We evaluate the mortgage loan portfolio for the establishment of a loan loss reserve by specific identification of impaired loans and the measurement of an estimated loss, if any, for each impaired loan identified and an analysis of the mortgage loan portfolio for the need of a general loan allowance for probable losses on all loans. If we determine that the value of any specific mortgage loan is impaired, the carrying amount of the mortgage loan will be reduced to its fair value, based upon the present value of expected future cash flows from the loan discounted at the loan's contractual interest rate, or the fair value of the underlying collateral, less costs to sell. The amount of the general loan allowance, if any, is based upon our evaluation of the probability of collection, historical loss experience, delinquencies, credit concentrations, underwriting standards and national and local economic conditions. The carrying value of impaired loans is reduced by the establishment of an allowance for loan losses, changes to which are recognized as realized gains or losses on investments. Interest income on impaired loans is recorded on a cash basis.

Other invested assets include company owned life insurance, real estate, limited partnerships accounted for using the equity method and policy loans. Company owned life insurance is recorded at the amount that can be realized under the insurance contract at the end of the reporting period, which is the cash surrender value adjusted for other charges or other amounts due that are probable at settlement. Policy loans are stated at current unpaid principal balances.

Real estate owned is reported at cost less accumulated depreciation. Cost is determined at the time ownership is acquired in satisfaction of mortgage loans and is the lower of the carrying value of the mortgage loan or fair value of the real estate less its estimated cost to sell. Buildings and improvements are depreciated using the straight-line method over their estimated useful lives. Impairment losses on real estate owned are recognized when there are indicators of impairment present and the expected future undiscounted cash flows are not sufficient to recover the real estate's carrying value. Any impairment losses are reported as realized losses and are part of net income.

Derivative instruments

Our derivative instruments include call options used to fund fixed index annuity credits, interest rate swap and caps to manage interest rate risk associated with the floating rate component on certain of our subordinated debentures, call options to hedge the conversion spread on our convertible senior notes (see note 9) and certain other derivative instruments embedded in other contracts. All of our derivative instruments are recognized in the balance sheet at fair value and changes in fair value are recognized immediately in operations. See note 5 for more information on derivative instruments.

Cash and cash equivalents

We consider all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

We also consider reverse repurchase agreements, which typically have an initial maturity of six weeks or less, to be cash equivalents. Amounts advanced under these agreements represent short-term loans that carry a fixed rate of interest. Borrowers under these agreements are required to post collateral that is investment grade debt securities with fair value in excess of the amount advanced.

Book overdrafts

Under our cash management system, checks issued but not yet presented to banks frequently result in overdraft balances for accounting purposes and are classified as Other liabilities on our consolidated balance sheets. We report the changes in the amount of the overdraft balance as a financing activity in our consolidated statement of cash flows as Change in checks in excess of cash balance.

Deferred policy acquisition costs and deferred sales inducements

Our accounting policy for deferred policy acquisition costs which follows, has been updated from our Form 10-K for the year ended December 31, 2011 to reflect the adoption of new accounting standards.

To the extent recoverable from future policy revenues and gross profits, certain costs that are incremental or directly related to the successful production of new business are not expensed when incurred but instead are capitalized as deferred policy acquisition costs or deferred sales inducements. Deferred policy acquisition costs and deferred sales inducements are subject to loss recognition testing on a quarterly basis or when an event occurs that may warrant loss recognition. Deferred policy acquisition costs consist primarily of commissions and certain costs of policy issuance. Deferred sales inducements consist of premium and interest bonuses credited to policyholder account balances.

For annuity products, these capitalized costs are being amortized generally in proportion to expected gross profits from investment spreads, including the cost of hedging the fixed indexed annuity obligations, and, to a lesser extent, from product charges and mortality and expense margins. That amortization is adjusted retrospectively through an unlocking process when estimates of current or future gross profits/margins (including the impact of net realized gains on investments and net OTTI losses recognized in operations) to be realized from a group of products are revised. Deferred policy acquisition costs and deferred sales inducements are also adjusted for the change in amortization that would have occurred if available for sale fixed maturity securities and equity securities had been sold at their aggregate fair value at the end of the reporting period and the proceeds reinvested at current yields. The impact of this adjustment is included in accumulated other comprehensive income within consolidated stockholders' equity, net of applicable taxes. See note 6 for more information on deferred policy acquisition costs and deferred sales inducements.

Policy benefit reserves

Policy benefit reserves for fixed index annuities with returns linked to the performance of a specified market index are equal to the sum of the fair value of the embedded derivatives and the host (or guaranteed) component of the contracts. The host value is established at inception of the contract and accreted over the policy's life at a constant rate of interest. Future policy benefit reserves for fixed index annuities earning a fixed rate of interest and other deferred annuity products are computed under a retrospective deposit method and represent policy account balances before applicable surrender charges. For the years ended December 31, 2012, 2011 and 2010, interest crediting rates for these products ranged from 1.80% to 5.25%. These rates include interest bonuses capitalized as deferred sales inducements.

Policy benefit reserves are not reduced for amounts ceded under coinsurance agreements which are reported as coinsurance deposits on our consolidated balance sheets. See note 7 for more information on reinsurance.

The liability for future policy benefits for traditional life insurance is based on net level premium reserves, including assumptions as to interest, mortality, and other assumptions underlying the guaranteed policy cash values. Reserve interest assumptions are level and range from 3.0% to 5.5%. Policy benefit claims are charged to expense in the period that the claims are incurred.

Deferred income taxes

Deferred income tax assets or liabilities are computed based on the temporary differences between the financial statement and income tax bases of assets and liabilities using the enacted marginal tax rate. Deferred income tax expenses or credits are based on the changes in the asset or liability from period to period. Deferred income tax assets are subject to ongoing evaluation of whether such assets will more likely than not be realized. The realization of deferred income tax assets primarily depends on generating future taxable income during the periods in which temporary differences become deductible. Deferred income tax assets are reduced by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some portion or all of the deferred tax asset will not be realized. In making such a determination, all available positive and negative evidence, including scheduled reversals of deferred tax liabilities, projected future taxable income, tax planning strategies and recent financial operations, is considered. The realization of deferred income tax assets related to unrealized losses on available for sale fixed maturity securities is also based upon our intent and ability to hold those securities for a period of time sufficient to allow for a recovery in fair value and not realize the unrealized loss.

Recognition of premium revenues and costs

Revenues for annuity products include surrender and living income benefit rider charges assessed against policyholder account balances during the period. Interest sensitive and index product benefits related to annuity products include interest credited or index credits to policyholder account balances. In addition, the change in fair value of embedded derivatives within fixed index annuity contracts is included in benefits and expenses.

Traditional life insurance premiums are recognized as revenues over the premium-paying period. Certain group policies include provisions for annual experience refunds of premiums equal to net premiums received less a 16% administrative fee and less claims incurred. Such amounts (2012—$1.1 million; 2011—$1.8 million; and 2010—$1.1 million) are reported as a reduction of traditional life insurance premiums in the consolidated statements of operations. Future policy benefits are recognized as expenses over the life of the policy by means of the provision for future policy benefits.

All insurance-related revenues, including the change in the fair value of derivatives for call options related to the business ceded under coinsurance agreements (see note 7), benefits, losses and expenses are reported net of reinsurance ceded.

Other comprehensive income

Other comprehensive income includes all changes in stockholders' equity during a period except those resulting from investments by and distributions to stockholders. Other comprehensive income excludes net realized investment gains (losses) included in net income which merely represent transfers from unrealized to realized gains and losses. These amounts totaled $(21.4) million, $(52.6) million and $(0.2) million in 2012, 2011 and 2010, respectively. Such amounts, which have been measured through the date of sale, are net of adjustments to deferred policy acquisition costs, deferred sales inducements and income taxes totaling $(12.8) million in 2012, $(34.3) million in 2011 and $0.2 million in 2010.

Adopted accounting pronouncements

In October 2010, as a result of a consensus of the Financial Accounting Standards Board ("FASB") Emerging Issues Task Force (EITF), the FASB issued an accounting standards update (ASU) that modifies the definition of the types of costs incurred that can be capitalized in the acquisition of new and renewal insurance contracts. This guidance defines the costs that qualify for deferral as incremental direct costs that result directly from and are essential to successful contract transactions and would not have been incurred by the insurance entity had the contract transactions not occurred. In addition, it lists certain costs as deferrable as those that are directly related to underwriting, policy issuance and processing, medical and inspection, and sales force contract selling as deferrable, as well as the portion of an employee's total compensation related directly to time spent performing those activities for actual acquired contracts and other costs related directly to those activities that would not have been incurred if the contract had not been acquired. This amendment to current GAAP became effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2011. Other operating costs and expenses for the year ended December 31, 2012 increased $9.1 million due to the prospective adoption of this ASU effective January 1, 2012, which decreased net income $5.8 million and earnings per share $0.09 for the year ended December 31, 2012.

In May 2011, the FASB issued an ASU that addresses fair value measurement and disclosure as part of its convergence efforts with the International Accounting Standards Board. The guidance is intended to create common fair value measurement and disclosure requirements in GAAP and International Financial Reporting Standards. This ASU changes the wording used to describe many of the requirements in GAAP for measuring fair value and for disclosing information about fair value measurements. Some changes clarify the FASB's intent about the application of existing fair value measurement requirements. Other amendments change a particular principle or requirement for measuring fair value or for disclosing information about fair value measurements. The disclosure requirements add information about transfers between Level 1 and Level 2 of the fair value hierarchy, information about the sensitivity of a fair value measurement categorized within Level 3 of the fair value hierarchy to changes in unobservable inputs and any interrelationships between those unobservable inputs and the categorization by level of the fair value hierarchy for items that are not measured at fair value in the statement of financial position, but for which the fair value of such items is required to be disclosed. This ASU became effective for interim and annual periods beginning after December 15, 2011. See note 2 for disclosures regarding fair value measurements.

In June 2011, the FASB issued an ASU that expands the disclosure requirements related to other comprehensive income (loss). A reporting entity is now required to present the total of comprehensive income (loss), the components of net income, and the components of other comprehensive income (loss) either in a single continuous statement of comprehensive income (loss) or in two separate but consecutive statements. Under both choices, the reporting entity is required to present each component of net income along with total net income, each component of other comprehensive income (loss) along with a total for other comprehensive income (loss) and a total amount for comprehensive income (loss). This ASU became effective for interim and annual periods beginning after December 15, 2011. We adopted this ASU on January 1, 2012.

New accounting pronouncements

There are no accounting standards updates finalized to become effective in the future that will significantly affect our consolidated financial statements.

2.     Fair values of financial instruments

The following sets forth a comparison of the carrying amounts and fair values of our financial instruments:

	December 31,
	2012		2011
	Carrying amount	Fair value	Carrying amount	Fair value

	(Dollars in thousands)
Assets
Fixed maturity securities:
Available for sale	$24,172,136	$24,172,136	$18,464,109	$18,464,109
Held for investment	76,088	61,521	2,644,206	2,644,422
Equity securities, available for sale	53,422	53,422	62,845	62,845
Mortgage loans on real estate	2,623,940	2,848,235	2,823,047	3,030,308
Derivative instruments	415,258	415,258	273,314	273,314
Other investments	163,193	163,517	79,109	76,648
Cash and cash equivalents	1,268,545	1,268,545	404,952	404,952
Coinsurance deposits	2,910,701	2,678,232	2,818,642	2,549,025
Interest rate caps	3,247	3,247	—	—
2015 notes hedges	43,105	43,105	45,593	45,593
Liabilities
Policy benefit reserves	31,452,496	26,264,831	27,842,770	23,407,540
Single premium immediate annuity (SPIA) benefit reserves	455,167	469,768	397,248	412,998
Notes payable	309,869	422,175	297,608	376,370
Subordinated debentures	245,869	218,283	268,593	233,809
2015 notes embedded derivative	43,105	43,105	45,593	45,593
Interest rate swaps	4,261	4,261	—	—

Fair value is the price that would be received to sell an asset or paid to transfer a liability (exit price) in an orderly transaction between market participants at the measurement date. The objective of a fair value measurement is to determine that price for each financial instrument at each measurement date. We meet this objective using various methods of valuation that include market, income and cost approaches.

We categorize our financial instruments into three levels of fair value hierarchy based on the priority of inputs used in determining fair value. The hierarchy defines the highest priority inputs (Level 1) as quoted prices in active markets for identical assets or liabilities. The lowest priority inputs (Level 3) are our own assumptions about what a market participant would use in determining fair value such as estimated future cash flows. In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, a financial instrument's level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement. Our assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the financial instrument. We categorize financial assets and liabilities recorded at fair value in the consolidated balance sheets as follows:

Level 1—	Quoted prices are available in active markets for identical financial instruments as of the reporting date. We do not adjust the quoted price for these financial instruments, even in situations where we hold a large position and a sale could reasonably impact the quoted price.
Level 2—
Quoted prices in active markets for similar financial instruments, quoted prices for identical or similar financial instruments in markets that are not active; and models and other valuation methodologies using inputs other than quoted prices that are observable.
Level 3—
Models and other valuation methodologies using significant inputs that are unobservable for financial instruments and include situations where there is little, if any, market activity for the financial instrument. The inputs into the determination of fair value require significant management judgment or estimation. Financial instruments that are included in Level 3 are securities for which no market activity or data exists and for which we used discounted expected future cash flows with our own assumptions about what a market participant would use in determining fair value.

Transfers of securities among the levels occur at times and depend on the type of inputs used to determine fair value of each security. There were no transfers between levels during 2012 and 2011.

Our assets and liabilities which are measured at fair value on a recurring basis as of December 31, 2012 and 2011 are presented below based on the fair value hierarchy levels:

	Total fair value	Quoted prices in active markets (level 1)	Significant other observable inputs (level 2)	Significant unobservable inputs (level 3)

	(Dollars in thousands)
December 31, 2012
Assets
Fixed maturity securities:
Available for sale:
United States Government full faith and credit	$5,154	$5,154	$—	$—
United States Government sponsored agencies	1,772,025	—	1,772,025	—
United States municipalities, states and territories	3,578,323	—	3,578,323	—
Foreign government obligations	105,259	—	105,259	—
Corporate securities	14,466,772	33,131	14,433,641	—
Residential mortgage backed securities	2,888,113	—	2,886,301	1,812
Commercial mortgage backed securities	357,982	—	357,982	—
Other asset backed securities	998,508	378	998,130	—
Equity securities, available for sale: finance, insurance and real estate	53,422	36,928	16,494	—
Derivative instruments	415,258	—	415,258	—
Cash and cash equivalents	1,268,545	1,268,545	—	—
Interest rate caps	3,247	—	3,247	—
2015 notes hedges	43,105	—	43,105	—

	$25,955,713	$1,344,136	$24,609,765	$1,812

Liabilities
2015 notes embedded derivative	$43,105	$—	$43,105	$—
Interest rate swap	4,261	—	4,261	—
Fixed index annuities—embedded derivatives	3,337,556	—	—	3,337,556

	$3,384,922	$—	$47,366	$3,337,556

December 31, 2011
Assets
Fixed maturity securities:
Available for sale:
United States Government full faith and credit	$4,678	$4,678	$—	$—
United States Government sponsored agencies	1,799,779	—	1,799,779	—
United States municipalities, states and territories	3,333,383	—	3,333,383	—
Foreign government obligations	68,333	—	68,333	—
Corporate securities	10,091,256	58,827	10,032,429	—
Residential mortgage backed securities	2,703,290	—	2,701,192	2,098
Other asset backed securities	463,390	370	463,020	—
Equity securities, available for sale: finance, insurance and real estate	62,845	44,229	18,616	—
Derivative instruments	273,314	—	273,314	—
Cash and cash equivalents	404,952	404,952	—	—
2015 notes hedges	45,593	—	45,593	—

	$19,250,813	$513,056	$18,735,659	$2,098

Liabilities
2015 notes embedded derivative	$45,593	$—	$45,593	$—
Fixed index annuities—embedded derivatives	2,530,496	—	—	2,530,496

	$2,576,089	$—	$45,593	$2,530,496

The following methods and assumptions were used in estimating the fair values of financial instruments during the periods presented in these consolidated financial statements.

Fixed maturity securities and equity securities

The fair values of fixed maturity securities and equity securities in an active and orderly market are determined by utilizing independent pricing services. The independent pricing services incorporate a variety of observable market data in their valuation techniques, including:

•
reported trading prices,

•
benchmark yields,

•
broker-dealer quotes,

•
benchmark securities,

•
bids and offers,

•
credit ratings,

•
relative credit information, and

•
other reference data.

The independent pricing services also take into account perceived market movements and sector news, as well as a security's terms and conditions, including any features specific to that issue that may influence risk and marketability. Depending on the security, the priority of the use of observable market inputs may change as some observable market inputs may not be relevant or additional inputs may be necessary.

The independent pricing services provide quoted market prices when available. Quoted prices are not always available due to market inactivity. When quoted market prices are not available, the third parties use yield data and other factors relating to instruments or securities with similar characteristics to determine fair value for securities that are not actively traded. We generally obtain one value from our primary external pricing service. In situations where a price is not available from this service, we may obtain further quotes or prices from additional parties as needed. In addition, for our callable United States Government sponsored agencies we obtain two broker quotes and take the average of two broker prices received. Market indices of similar rated asset class spreads are considered for valuations and broker indications of similar securities are compared. Inputs used by the broker include market information, such as yield data and other factors relating to instruments or securities with similar characteristics. Valuations and quotes obtained from third party commercial pricing services are non-binding and do not represent quotes on which one may execute the disposition of the assets.

We validate external valuations at least quarterly through a combination of procedures that include the evaluation of methodologies used by the pricing services, analytical reviews and performance analysis of the prices against trends, and maintenance of a securities watch list. Additionally, as needed we utilize discounted cash flow models or perform independent valuations on a case-by-case basis of inputs and assumptions similar to those used by the pricing services. Although we do identify differences from time to time as a result of these validation procedures, we did not make any significant adjustments as of December 31, 2012 and 2011.

Mortgage loans on real estate

Mortgage loans on real estate are not measured at fair value on a recurring basis. The fair values of mortgage loans on real estate are calculated using discounted expected cash flows using current competitive market interest rates currently being offered for similar loans. The fair values of impaired mortgage loans on real estate that we have considered to be collateral dependent are based on the fair value of the real estate collateral (based on appraised values) less estimated costs to sell. The inputs utilized to determine fair value of all mortgage loans are unobservable market data (competitive market interest rates and appraised property values); therefore, fair value of mortgage loans falls into Level 3 in the fair value hierarchy.

Derivative instruments

The fair values of derivative instruments, primarily call options, are based upon the amount of cash that we will receive to settle each derivative instrument on the reporting date. These amounts are obtained from each of the counterparties using industry accepted valuation models and are adjusted for the nonperformance risk of each counterparty net of any collateral held. Inputs include market volatility and risk free interest rates and are used in income valuation techniques in arriving at a fair value for each option contract. The nonperformance risk for each counterparty is based upon its credit default swap rate. We have no performance obligations related to the call options purchased to fund our fixed index annuity policy liabilities.

Other investments

None of the financial instruments included in other investments are measured at fair value on a recurring basis. Financial instruments included in other investments are policy loans, an equity method investment and company owned life insurance (COLI). We have not attempted to determine the fair values associated with our policy loans, as we believe any differences between carrying value and the fair values afforded these instruments are immaterial to our consolidated financial position and, accordingly, the cost to provide such disclosure does not justify the benefit to be derived. The fair value of our equity method investment qualifies as a Level 3 fair value and was determined by calculating the present value of future cash flows discounted by a risk free rate, a risk spread and a liquidity discount. The risk spread and liquidity discount are rates determined by our investment professionals and are unobservable market inputs. The fair value of our COLI approximates the cash surrender value of the policies and whose fair values fall within Level 2 of the fair value hierarchy.

Cash and cash equivalents

Amounts reported in the consolidated balance sheets for these instruments are reported at their historical cost which approximates fair value due to the nature of the assets assigned to this category.

Interest rate swap and caps

The fair values of our pay fixed/receive variable interest rate swaps and interest rate caps are obtained from third parties and are determined by discounting expected future cash flows using projected LIBOR rates for the term of the swaps and caps.

2015 notes hedges

The fair value of these call options is determined by a third party who applies market observable data such as our common stock price, its dividend yield and its volatility, as well as the time to expiration of the call options to determine a fair value of the buy side of these options.

Policy benefit reserves, coinsurance deposits and SPIA benefit reserves

The fair values of the liabilities under contracts not involving significant mortality or morbidity risks (principally deferred annuities), are stated at the cost we would incur to extinguish the liability (i.e., the cash surrender value) as these contracts are generally issued without an annuitization date. The coinsurance deposits related to the annuity benefit reserves have fair values determined in a similar fashion. For period-certain annuity benefit contracts, the fair value is determined by discounting the benefits at the interest rates currently in effect for newly purchased immediate annuity contracts. We are not required to and have not estimated the fair value of the liabilities under contracts that involve significant mortality or morbidity risks, as these liabilities fall within the definition of insurance contracts that are exceptions from financial instruments that require disclosures of fair value. Policy benefit reserves, coinsurance deposits and SPIA benefit reserves are not measured at fair value on a recurring basis. All of the fair values presented within these categories fall within Level 3 of the fair value hierarchy as most of the inputs are unobservable market data.

Notes payable

The fair value of the convertible senior notes is based upon pricing matrices developed by a third party pricing service when quoted market prices are not available and are categorized as Level 2 within the fair value hierarchy. Notes payable are not remeasured at fair value on a recurring basis.

Subordinated debentures

Fair values for subordinated debentures are estimated using discounted cash flow calculations based principally on observable inputs including our incremental borrowing rates, which reflect our credit rating, for similar types of borrowings with maturities consistent with those remaining for the debt being valued. These fair values are categorized as Level 2 within the fair value hierarchy. Subordinated debentures are not measured at fair value on a recurring basis.

2015 notes embedded derivative

The fair value of this embedded derivative is determined by pricing the call options that hedge this potential liability. The terms of the conversion premium are identical to the 2015 notes hedges and the method of determining fair value of the call options is based upon observable market data.

Fixed index annuities—embedded derivatives

We estimate the fair value of the embedded derivative component of our fixed index annuity policy benefit reserves at each valuation date by (i) projecting policy contract values and minimum guaranteed contract values over the expected lives of the contracts and (ii) discounting the excess of the projected contract value amounts at the applicable risk free interest rates adjusted for our nonperformance risk related to those liabilities. The projections of policy contract values are based on our best estimate assumptions for future policy growth and future policy decrements. Our best estimate assumptions for future policy growth include assumptions for the expected index credit on the next policy anniversary date which are derived from the fair values of the underlying call options purchased to fund such index credits and the expected costs of annual call options we will purchase in the future to fund index credits beyond the next policy anniversary. The projections of minimum guaranteed contract values include the same best estimate assumptions for policy decrements as were used to project policy contract values.

The following tables provide a reconciliation of the beginning and ending balances for our Level 3 assets and liabilities, which are measured at fair value on a recurring basis using significant unobservable inputs for the years ended December 31, 2012 and 2011:

	Year ended December 31,
	2012	2011

	(Dollars in thousands)
Available for sale securities
Beginning balance	$2,098	$2,702
Principal returned	(300)	(393)
(Amortization)/accretion of premium/discount	67	66
Total gains (losses) (unrealized/realized):
Included in other comprehensive income	250	443
Net OTTI losses recognized in operations	(303)	(720)

Ending Balance	$1,812	$2,098

The Level 3 assets included in the table above are not material to our financial position, results of operations or cash flows, and it is management's opinion that the sensitivity of the inputs used in determining the fair value of these assets is not material as well.

	Year ended December 31,
	2012	2011

	(Dollars in thousands)
Fixed index annuities—embedded derivatives
Beginning balance	$2,530,496	$1,971,383
Premiums less benefits	765,942	919,375
Change in unrealized losses (gains), net	41,118	(360,262)

Ending balance	$3,337,556	$2,530,496

Change in unrealized losses (gains), net for each period in our embedded derivatives are included in change in fair value of embedded derivatives in the consolidated statements of operations.

Certain derivatives embedded in our fixed index annuity contracts are our most significant financial instrument measured at fair value that are categorized as Level 3 in the fair value hierarchy. The contractual obligations for future annual index credits within our fixed index annuity contracts are treated as a "series of embedded derivatives" over the expected life of the applicable contracts. We estimate the fair value of these embedded derivatives at each valuation date by the method described above under fixed index annuities—embedded derivatives. The projections of minimum guaranteed contract values include the same best estimate assumptions for policy decrements as were used to project policy contract values.

The most sensitive assumption in determining policy liabilities for fixed index annuities is the rates used to discount the excess projected contract values. As indicated above, the discount rate reflects our nonperformance risk. If the discount rates used to discount the excess projected contract values at December 31, 2012, were to increase by 100 basis points, the fair value of the embedded derivatives would decrease by $226.0 million and be recorded through operations as a decrease in the change in fair value of embedded derivatives and there would be a corresponding decrease of $136.7 million to our combined balance for deferred policy acquisition costs and deferred sales inducements recorded through operations as an increase in amortization of deferred policy acquisition costs and deferred sales inducements. A decrease by 100 basis points in the discount rate used to discount the excess projected contract values would increase the fair value of the embedded derivatives by $252.2 million and be recorded through operations as an increase in the change in fair value of embedded derivatives and increase our combined balance for deferred policy acquisition costs and deferred sales inducements by $152.9 million and be recorded through operations as a decrease in amortization of deferred policy acquisition costs and deferred sales inducements.

3.     Investments

At December 31, 2012 and 2011, the amortized cost and fair value of fixed maturity securities and equity securities were as follows:

	Amortized cost	Gross unrealized gains	Gross unrealized losses	Fair value

	(Dollars in thousands)
December 31, 2012
Fixed maturity securities:
Available for sale:
United States Government full faith and credit	$4,590	$564	$—	$5,154
United States Government sponsored agencies	1,763,789	11,704	(3,468)	1,772,025
United States municipalities, states and territories	3,116,678	461,770	(125)	3,578,323
Foreign government obligations	86,099	19,160	—	105,259
Corporate securities	12,930,173	1,568,223	(31,624)	14,466,772
Residential mortgage backed securities	2,743,537	172,304	(27,728)	2,888,113
Commercial mortgage backed securities	354,870	5,095	(1,983)	357,982
Other asset backed securities	957,291	44,190	(2,973)	998,508

	$21,957,027	$2,283,010	$(67,901)	$24,172,136

Held for investment:
Corporate security	$76,088	$—	$(14,567)	$61,521

Equity securities, available for sale:
Finance, insurance and real estate	$44,598	$10,227	$(1,403)	$53,422

December 31, 2011
Fixed maturity securities:
Available for sale:
United States Government full faith and credit	$4,084	$594	$—	$4,678
United States Government sponsored agencies	1,780,401	19,378	—	1,799,779
United States municipalities, states and territories	2,981,699	351,694	(10)	3,333,383
Foreign government obligations	60,809	7,766	(242)	68,333
Corporate securities	9,092,737	1,078,511	(79,992)	10,091,256
Residential mortgage backed securities	2,618,040	157,331	(72,081)	2,703,290
Other asset backed securities	442,509	26,492	(5,611)	463,390

	$16,980,279	$1,641,766	$(157,936)	$18,464,109

Held for investment:
United States Government sponsored agencies	$2,568,274	$16,806	$—	$2,585,080
Corporate security	75,932	—	(16,590)	59,342

	$2,644,206	$16,806	$(16,590)	$2,644,422

Equity securities, available for sale:
Finance, insurance and real estate	$58,438	$8,752	$(4,345)	$62,845

During 2012 and 2011, we received $4.6 billion and $3.2 billion, respectively, in net redemption proceeds related to calls of our callable United States Government sponsored agency securities, of which $2.6 billion and $0.2 billion, respectively, were classified as held for investment. The proceeds from these redemptions that have been reinvested have primarily been in United States Government sponsored agencies, corporate securities, commercial mortgage backed securities and other asset backed securities classified as available for sale. For the remaining amount to be reinvested we are considering further diversification into other asset classes, but we remain committed to maintaining a high quality investment portfolio with low credit risk. At December 31, 2012, 28% of our fixed income securities have call features and 0.4% ($0.1 billion) were subject to call redemption. Another 7% ($1.5 billion) will become subject to call redemption during 2013, of which $727 million are short-term U.S. Government agency securities with a book yield of 0.85%.

The amortized cost and fair value of fixed maturity securities at December 31, 2012, by contractual maturity are shown below. Actual maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties. All of our mortgage and other asset backed securities provide for periodic payments throughout their lives and are shown below as separate lines.

	Available for sale		Held for investment
	Amortized cost	Fair value	Amortized cost	Fair value

	(Dollars in thousands)
Due in one year or less	$39,743	$41,276	$—	$—
Due after one year through five years	679,050	765,237	—	—
Due after five years through ten years	4,655,968	5,049,957	—	—
Due after ten years through twenty years	5,608,423	6,134,359	—	—
Due after twenty years	6,918,145	7,936,704	76,088	61,521

	17,901,329	19,927,533	76,088	61,521
Residential mortgage backed securities	2,743,537	2,888,113	—	—
Commercial mortgage backed securities	354,870	357,982	—	—
Other asset backed securities	957,291	998,508	—	—

	$21,957,027	$24,172,136	$76,088	$61,521

Net unrealized gains on available for sale fixed maturity securities and equity securities reported as a separate component of stockholders' equity were comprised of the following:

	December 31,
	2012	2011

	(Dollars in thousands)
Net unrealized gains on available for sale fixed maturity securities and equity securities	$2,223,933	$1,488,237
Adjustments for assumed changes in amortization of deferred policy acquisition costs and deferred sales inducements	(1,201,974)	(819,476)
Deferred income tax valuation allowance reversal	22,534	22,534
Deferred income tax benefit	(357,686)	(234,066)

Net unrealized gains reported as accumulated other comprehensive income	$686,807	$457,229

The National Association of Insurance Commissioners ("NAIC") assigns designations to fixed maturity securities. These designations range from Class 1 (highest quality) to Class 6 (lowest quality). In general, securities are assigned a designation based upon the ratings they are given by the Nationally Recognized Statistical Rating Organizations ("NRSRO's"). The NAIC designations are utilized by insurers in preparing their annual statutory statements. NAIC Class 1 and 2 designations are considered "investment grade" while NAIC Class 3 through 6 designations are considered "non-investment grade." Based on the NAIC designations, 98% of the fair value our fixed maturity portfolio is rated investment grade at both December 31, 2012 and 2011.

The following table summarizes the credit quality, as determined by NAIC designation, of our fixed maturity portfolio as of the dates indicated:

	December 31,
	2012		2011
NAIC designation	Amortized cost	Fair value	Amortized cost	Fair value

	(Dollars in thousands)
1	$13,737,381	$15,250,560	$14,359,272	$15,486,571
2	7,838,186	8,533,121	4,894,739	5,272,759
3	398,294	387,222	335,642	315,406
4	53,879	56,151	26,674	23,989
5	—	—	4,932	5,756
6	5,375	6,603	3,226	4,050

	$22,033,115	$24,233,657	$19,624,485	$21,108,531

The following tables show our investments' gross unrealized losses and fair value, aggregated by investment category and length of time that individual securities (consisting of 198 and 246 securities, respectively) have been in a continuous unrealized loss position, at December 31, 2012 and 2011:

	Less than 12 months		12 months or more		Total
	Fair value	Unrealized losses	Fair value	Unrealized losses	Fair value	Unrealized losses

	(Dollars in thousands)
December 31, 2012
Fixed maturity securities:
Available for sale:
United States Government sponsored agencies	$973,728	$(3,468)	$—	$—	$973,728	$(3,468)
United States municipalities, states and territories	24,393	(125)	—	—	24,393	(125)
Corporate securities:
Finance, insurance and real estate	177,962	(4,126)	85,709	(8,438)	263,671	(12,564)
Manufacturing, construction and mining	426,120	(4,303)	21,975	(1,281)	448,095	(5,584)
Utilities and related sectors	221,044	(5,187)	39,224	(4,212)	260,268	(9,399)
Wholesale/retail trade	101,790	(784)	10,250	(208)	112,040	(992)
Services, media and other	264,421	(3,085)	—	—	264,421	(3,085)
Residential mortgage backed securities	220,622	(8,679)	260,226	(19,049)	480,848	(27,728)
Commercial mortgage backed securities	161,582	(1,983)	—	—	161,582	(1,983)
Other asset backed securities	145,238	(2,242)	26,131	(731)	171,369	(2,973)

	$2,716,900	$(33,982)	$443,515	$(33,919)	$3,160,415	$(67,901)

Held for investment:
Corporate security:
Insurance	$—	$—	$61,521	$(14,567)	$61,521	$(14,567)

Equity security, available for sale:
Services	$—	$—	$8,722	$(1,403)	$8,722	$(1,403)

December 31, 2011
Fixed maturity securities:
Available for sale:
United States municipalities, states and territories	$3,535	$(10)	$—	$—	$3,535	$(10)
Foreign government obligations	—	—	14,282	(242)	14,282	(242)
Corporate securities:
Finance, insurance and real estate	363,909	(36,575)	146,354	(15,611)	510,263	(52,186)
Manufacturing, construction and mining	201,762	(7,131)	15,593	(1,627)	217,355	(8,758)
Utilities and related sectors	174,251	(7,576)	37,778	(6,946)	212,029	(14,522)
Wholesale/retail trade	15,523	(188)	9,275	(1,194)	24,798	(1,382)
Services, media and other	27,688	(249)	17,105	(2,895)	44,793	(3,144)
Residential mortgage backed securities	295,352	(19,920)	709,612	(52,161)	1,004,964	(72,081)
Other asset backed securities	115,542	(2,863)	15,550	(2,748)	131,092	(5,611)

	$1,197,562	$(74,512)	$965,549	$(83,424)	$2,163,111	$(157,936)

Held for investment:
Corporate security:
Insurance	$—	$—	$59,342	$(16,590)	$59,342	$(16,590)

Equity securities, available for sale:
Finance, insurance and real estate	$20,028	$(3,095)	$3,750	$(1,250)	$23,778	$(4,345)

The following is a description of the factors causing the unrealized losses by investment category as of December 31, 2012:

United States Government sponsored agencies and United States municipalities, states and territories:    These securities are relatively long in duration; however, they are callable in less than 12 months making the value of such securities sensitive to changes in market interest rates. The timing of when some of these securities were purchased in 2012 gave rise to unrealized losses at December 31, 2012.

Corporate securities:    The unrealized losses in these securities are due partially to the timing of purchases in 2012 and a small number of securities seeing their credit spreads remain wide due to issuer or industry specific news. In addition, some financial and industrial sector credit spreads remain wide due to continued economic uncertainty and concerns of economic instability in the European Union.

Residential mortgage backed securities:    At December 31, 2012, we had no exposure to sub-prime residential mortgage backed securities. All of our residential mortgage backed securities are pools of first-lien residential mortgage loans. Substantially all of the securities that we own are in the most senior tranche of the securitization in which they are structured and are not subordinated to any other tranche. Our "Alt-A" residential mortgage backed securities are comprised of 36 securities with a total amortized cost basis of $374.0 million and a fair value of $376.1 million. Despite recent improvements in the capital markets, the fair values of RMBS continue at prices below amortized cost. RMBS prices will likely remain below our cost basis until the housing market is able to absorb current and future foreclosures.

Commercial mortgage backed securities:    The unrealized losses in these securities are due partially to the timing of purchases in 2012. A number of purchases made in the middle of the fourth quarter were at yields lower than what could be executed at the end of the year due to the increase in the treasury yield during December. Yield spreads for commercial mortgage backed securities have narrowed during the course of the year but remain attractive.

Other asset backed securities:    The unrealized losses in these securities are predominantly assigned to financial sector capital trust securities which have longer maturity dates and have declined in price due to prolonged stress in the financial sector. Only one security in an unrealized loss position is rated below investment grade.

Equity securities:    We have one equity security in an unrealized loss position that is a perpetual preferred security of a service company. Despite modest deterioration of its business profile our view for the investment over the intermediate term is constructive.

Approximately 75% and 83% of the unrealized losses on fixed maturity securities shown in the above table for December 31, 2012 and 2011, respectively, are on securities that are rated investment grade, defined as being the highest two NAIC designations. All of the fixed maturity securities with unrealized losses are current with respect to the payment of principal and interest.

Changes in net unrealized gains/losses on investments for the years ended December 31, 2012, 2011 and 2010 are as follows:

	Year ended December 31,
	2012	2011	2010

	(Dollars in thousands)
Fixed maturity securities held for investment carried at amortized cost	$14,783	$40,668	$(7,233)

Investments carried at fair value:
Fixed maturity securities, available for sale	$731,279	$1,275,061	$417,318
Equity securities, available for sale	4,417	(369)	(5,380)

	735,696	1,274,692	411,938
Adjustment for effect on other balance sheet accounts:
Deferred policy acquisition costs and deferred sales inducements	(382,498)	(697,140)	(239,206)
Deferred income tax asset	(123,620)	(202,143)	(60,456)

	(506,118)	(899,283)	(299,662)

Change in net unrealized gains/losses on investments carried at fair value	$229,578	$375,409	$112,276

Components of net investment income are as follows:

	Year ended December 31,
	2012	2011	2010

	(Dollars in thousands)
Fixed maturity securities	$1,112,296	$1,048,376	$875,894
Equity securities	3,090	3,315	5,299
Mortgage loans on real estate	176,354	172,731	159,193
Cash and cash equivalents	2,243	554	621
Other	6,348	4,020	1,636

	1,300,331	1,228,996	1,042,643
Less investment expenses	(13,408)	(10,216)	(6,537)

Net investment income	$1,286,923	$1,218,780	$1,036,106

Proceeds from sales of available for sale fixed maturity securities for the years ended December 31, 2012, 2011 and 2010 were $492.5 million, $252.2 million and $340.6 million, respectively. Scheduled principal repayments, calls and tenders for available for sale fixed maturity securities for the years ended December 31, 2012, 2011 and 2010 were $2.8 billion, $3.4 billion and $4.1 billion, respectively. Calls of held for investment fixed maturity securities for the years ended December 31, 2012, 2011 and 2010 were $2.6 billion, $0.2 billion and $1.6 billion, respectively.

Realized gains and losses on sales are determined on the basis of specific identification of investments based on the trade date. Net realized gains (losses) on investments, excluding other than temporary impairment losses are as follows:

	Year ended December 31,
	2012	2011	2010

	(Dollars in thousands)
Available for sale fixed maturity securities:
Gross realized gains	$10,906	$12,614	$27,755
Gross realized losses	(562)	(1,423)	(2,575)

	10,344	11,191	25,180
Equity securities:
Gross realized gains	562	966	14,384
Gross realized losses	—	—	(71)

	562	966	14,313
Mortgage loans on real estate:
Increase in allowance for credit losses	(16,832)	(30,770)	(15,225)
Other investments:
Gains on sale of real estate	5,149	377	—
Impairment losses on real estate	(5,677)	(405)	(542)

	(528)	(28)	(542)

	$(6,454)	$(18,641)	$23,726

The following table summarizes the carrying value of our fixed maturity securities, mortgage loans on real estate and real estate owned that have been non-income producing for 12 consecutive months:

	December 31,
	2012	2011

	(Dollars in thousands)
Fixed maturity securities, available for sale	$4,691	5,852
Mortgage loans on real estate	2,783	4,064
Real estate owned	1,270	5,257

	$8,744	$15,173

We review and analyze all investments on an ongoing basis for changes in market interest rates and credit deterioration. This review process includes analyzing our ability to recover the amortized cost or cost basis of each investment that has a fair value that is lower than its amortized cost or cost and requires a high degree of management judgment and involves uncertainty. The evaluation of securities for other than temporary impairments is a quantitative and qualitative process, which is subject to risks and uncertainties.

We have a policy and process in place to identify securities that could potentially have an impairment that is other than temporary. This process involves monitoring market events and other items that could impact issuers. The evaluation includes but is not limited to such factors as:

•
the length of time and the extent to which the fair value has been less than amortized cost or cost;

•
whether the issuer is current on all payments and all contractual payments have been made as agreed;

•
the remaining payment terms and the financial condition and near-term prospects of the issuer;

•
the lack of ability to refinance due to liquidity problems in the credit market;

•
the fair value of any underlying collateral;

•
the existence of any credit protection available;

•
our intent to sell and whether it is more likely than not we would be required to sell prior to recovery for debt securities;

•
our assessment in the case of equity securities including perpetual preferred stocks with credit deterioration that the security cannot recover to cost in a reasonable period of time;

•
our intent and ability to retain equity securities for a period of time sufficient to allow for recovery;

•
consideration of rating agency actions; and

•
changes in estimated cash flows of residential mortgage and asset backed securities.

We determine whether other than temporary impairment losses should be recognized for debt and equity securities by assessing all facts and circumstances surrounding each security. Where the decline in market value of debt securities is attributable to changes in market interest rates or to factors such as market volatility, liquidity and spread widening, and we anticipate recovery of all contractual or expected cash flows, we do not consider these investments to be other than temporarily impaired because we do not intend to sell these investments and it is not more likely than not we will be required to sell these investments before a recovery of amortized cost, which may be maturity. For equity securities, we recognize an impairment charge in the period in which we do not have the intent and ability to hold the securities until recovery of cost or we determine that the security will not recover to book value within a reasonable period of time. We determine what constitutes a reasonable period of time on a security-by-security basis by considering all the evidence available to us, including the magnitude of any unrealized loss and its duration. In any event, this period does not exceed 18 months from the date of impairment for perpetual preferred securities for which there is evidence of deterioration in credit of the issuer and common equity securities. For perpetual preferred securities absent evidence of a deterioration in credit of the issuer we apply an impairment model, including an anticipated recovery period, similar to a debt security.

Other than temporary impairment losses on equity securities are recognized in operations. If we intend to sell a debt security or if it is more likely than not that we will be required to sell a debt security before recovery of its amortized cost basis, other than temporary impairment has occurred and the difference between amortized cost and fair value will be recognized as a loss in operations.

If we do not intend to sell and it is not more likely than not we will be required to sell the debt security but also do not expect to recover the entire amortized cost basis of the security, an impairment loss would be recognized in operations in the amount of the expected credit loss. We determine the amount of expected credit loss by calculating the present value of the cash flows expected to be collected discounted at each security's acquisition yield based on our consideration of whether the security was of high credit quality at the time of acquisition. The difference between the present value of expected future cash flows and the amortized cost basis of the security is the amount of credit loss recognized in operations. The remaining amount of the other than temporary impairment is recognized in other comprehensive income.

The determination of the credit loss component of a residential mortgage backed security is based on a number of factors. The primary consideration in this evaluation process is the issuer's ability to meet current and future interest and principal payments as contractually stated at time of purchase. Our review of these securities includes an analysis of the cash flow modeling under various default scenarios considering independent third party benchmarks, the seniority of the specific tranche within the structure of the security, the composition of the collateral and the actual default, loss severity and prepayment experience exhibited. With the input of third party assumptions for default projections, loss severity and prepayment expectations, we evaluate the cash flow projections to determine whether the security is performing in accordance with its contractual obligation.

We utilize the models from a leading structured product software specialist serving institutional investors. These models incorporate each security's seniority and cash flow structure. In circumstances where the analysis implies a potential for principal loss at some point in the future, we use the "best estimate" cash flow projection discounted at the security's effective yield at acquisition to determine the amount of our potential credit loss associated with this security. The discounted expected future cash flows equates to our expected recovery value. Any shortfall of the expected recovery when compared to the amortized cost of the security will be recorded as the credit loss component of other than temporary impairment.

The cash flow modeling is performed on a security-by-security basis and incorporates actual cash flows on the residential mortgage backed securities through the current period, as well as the projection of remaining cash flows using a number of assumptions including default rates, prepayment rates and loss severity rates. The default curves we use are tailored to the Prime or Alt-A residential mortgage backed securities that we own, which assume lower default rates and loss severity for Prime securities versus Alt-A securities. These default curves are scaled higher or lower depending on factors such as current underlying mortgage loan performance, rating agency loss projections, loan to value ratios, geographic diversity, as well as other appropriate considerations. The default curves generally assume lower loss levels for older vintage securities versus more recent vintage securities, which reflects the decline in underwriting standards over the years.

The following table presents the range of significant assumptions used to determine the credit loss component of other than temporary impairments we have recognized on residential mortgage backed securities at December 31, 2012 and 2011, which are all senior level tranches within the structure of the securities:

		Discount rate		Default rate		Loss severity
Sector	Vintage	Min	Max	Min	Max	Min	Max

Year ended December 31, 2012
Prime	2005	6.5%	7.7%	8%	19%	40%	50%
	2006	5.8%	7.6%	9%	19%	40%	55%
	2007	6.1%	7.3%	11%	38%	40%	60%
Alt-A	2004	5.8%	5.8%	11%	11%	60%	60%
	2005	5.6%	8.7%	12%	38%	5%	55%
	2006	6.0%	6.0%	32%	46%	55%	60%
	2007	6.2%	7.0%	31%	55%	55%	65%
Year ended December 31, 2011
Prime	2005	5.8%	7.9%	6%	19%	40%	55%
	2006	6.4%	7.6%	8%	15%	45%	60%
	2007	5.8%	7.9%	8%	30%	40%	60%
	2008	6.6%	6.6%	13%	13%	45%	45%
Alt-A	2004	5.8%	5.8%	11%	11%	50%	50%
	2005	5.7%	7.7%	11%	32%	5%	55%
	2006	6.0%	7.3%	23%	47%	50%	60%
	2007	6.2%	7.4%	29%	59%	50%	70%

The determination of the credit loss component of a corporate bond (including redeemable preferred stocks) is based on the underlying financial performance of the issuer and their ability to meet their contractual obligations. Considerations in our evaluation include, but are not limited to, credit rating changes, financial statement and ratio analysis, changes in management, significant changes in credit spreads, breaches of financial covenants and a review of the economic outlook for the industry and markets in which they trade. In circumstances where an issuer appears unlikely to meet its future obligation, or the security's price decline is deemed other than temporary, an estimate of credit loss is determined. Credit loss is calculated using default probabilities as derived from the credit default swaps markets in conjunction with recovery rates derived from independent third party analysis or a best estimate of credit loss. This credit loss rate is then incorporated into a present value calculation based on an expected principal loss in the future discounted at the yield at the date of purchase and compared to amortized cost to determine the amount of credit loss associated with the security.

In addition, for debt securities which we do not intend to sell and it is not more likely than not we will be required to sell, but our intent changes due to changes or events that could not have been reasonably anticipated, an other than temporary impairment charge is recognized. Once an impairment charge has been recorded, we then continue to review the other than temporarily impaired securities for appropriate valuation on an ongoing basis. Unrealized losses may be recognized in future periods through a charge to earnings, should we later conclude that the decline in fair value below amortized cost is other than temporary pursuant to our accounting policy described above. The use of different methodologies and assumptions to determine the fair value of investments and the timing and amount of impairments may have a material effect on the amounts presented in our consolidated financial statements.

The following table summarizes other than temporary impairments by asset type:

	Number of securities	Total OTTI losses	Portion of OTTI losses recognized from other comprehensive income	Net OTTI losses recognized in operations

	(Dollars in thousands)
Year ended December 31, 2012
Fixed maturity securities, available for sale:
Corporate securities:
Finance	1	$(1,765)	$—	$(1,765)
Retail	1	(622)	—	(622)
Residential mortgage backed securities	39	(3,024)	(9,521)	(12,545)

	41	$(5,411)	$(9,521)	$(14,932)

Year ended December 31, 2011
Fixed maturity securities, available for sale:
Residential mortgage backed securities	66	$(19,420)	$(13,796)	$(33,216)
Equity securities, available for sale:
Finance	1	(760)	—	(760)

	67	$(20,180)	$(13,796)	$(33,976)

Year ended December 31, 2010
Fixed maturity securities, available for sale:
Corporate securities:
Finance	1	$(822)	—	(822)
Retail	1	(1,576)	—	(1,576)
Residential mortgage backed securities	30	(17,146)	(4,323)	(21,469)

	32	$(19,544)	$(4,323)	$(23,867)

The cumulative portion of other than temporary impairments determined to be credit losses which have been recognized in operations for debt securities are summarized as follows:

	Year ended December 31,
	2012	2011

	(Dollars in thousands)
Cumulative credit loss at beginning of year	$(119,095)	$(96,893)
Credit losses on securities for which OTTI has not previously been recognized	(12,365)	(4,141)
Additional credit losses on securities for which OTTI has previously been recognized	(2,567)	(29,075)
Accumulated losses on securities that were disposed of during the period	—	11,014

Cumulative credit loss at end of year	$(134,027)	$(119,095)

The following table summarizes the cumulative noncredit portion of OTTI and the change in fair value since recognition of OTTI, both of which were recognized in other comprehensive income, by major type of security for securities that are part of our investment portfolio at December 31, 2012 and 2011:

	Amortized cost	OTTI recognized in other comprehensive income	Change in fair value since OTTI was recognized	Fair value

	(Dollars in thousands)
December 31, 2012
Fixed maturity securities, available for sale:
Corporate securities	$10,599	$(2,151)	$5,676	$14,124
Residential mortgage backed securities	855,915	(177,604)	171,514	849,825
Equity securities, available for sale:
Finance, insurance and real estate	9,976	—	9,668	19,644

	$876,490	$(179,755)	$186,858	$883,593

December 31, 2011
Fixed maturity securities, available for sale:
Corporate securities	$3,347	$(2,151)	$4,818	$6,014
Residential mortgage backed securities	999,024	(187,126)	125,502	937,400
Equity securities, available for sale:
Finance, insurance and real estate	12,019	—	8,110	20,129

	$1,014,390	$(189,277)	$138,430	$963,543

At December 31, 2012 and 2011, fixed maturity securities and short-term investments with an amortized cost of $27.2 billion and $23.9 billion, respectively, were on deposit with state agencies to meet regulatory requirements. There are no restrictions on these assets.

At December 31, 2012 and 2011, we had no investment in any person or its affiliates (other than bonds issued by agencies of the United States Government) that exceeded 10% of stockholders' equity.

4.     Mortgage loans on real estate

Our mortgage loan portfolio, summarized in the following table, totaled $2.6 billion and $2.8 billion at December 31, 2012 and 2011, respectively, with commitments outstanding of $37.9 million at December 31, 2012.

	December 31,
	2012	2011

	(Dollars in thousands)
Principal outstanding	$2,658,883	$2,856,011
Loan loss allowance	(34,234)	(32,964)
Deferred prepayment fees	(709)	—

Carrying value	$2,623,940	$2,823,047

The portfolio consists of commercial mortgage loans collateralized by the related properties and diversified as to property type, location and loan size. Our mortgage lending policies establish limits on the amount that can be loaned to one borrower and other criteria to attempt to reduce the risk of default.

The mortgage loan portfolio is summarized by geographic region and property type as follows:

	December 31,
	2012		2011
	Principal	Percent	Principal	Percent

	(Dollars in thousands)
Geographic distribution
East	$732,762	27.5%	$719,231	25.2%
Middle Atlantic	155,094	5.8%	169,240	5.9%
Mountain	387,599	14.6%	411,054	14.4%
New England	26,385	1.0%	36,815	1.3%
Pacific	320,982	12.1%	309,693	10.8%
South Atlantic	458,802	17.3%	493,764	17.3%
West North Central	370,168	13.9%	487,693	17.1%
West South Central	207,091	7.8%	228,521	8.0%

	$2,658,883	100.0%	$2,856,011	100.0%

Property type distribution
Office	$666,467	25.1%	$777,343	27.2%
Medical Office	136,764	5.1%	175,580	6.1%
Retail	677,951	25.5%	635,916	22.3%
Industrial/Warehouse	692,637	26.1%	710,426	24.9%
Hotel	94,045	3.5%	139,193	4.9%
Apartment	219,335	8.2%	187,548	6.6%
Mixed use/other	171,684	6.5%	230,005	8.0%

	$2,658,883	100.0%	$2,856,011	100.0%

We evaluate our mortgage loan portfolio for the establishment of a loan loss reserve by specific identification of impaired loans and the measurement of an estimated loss for each individual loan identified. A mortgage loan is impaired when it is probable that we will be unable to collect all amounts due according to the contractual terms of the loan agreement. If we determine that the value of any specific mortgage loan is impaired, the carrying amount of the mortgage loan will be reduced to its fair value, based upon the present value of expected future cash flows from the loan discounted at the loan's effective interest rate, or the fair value of the underlying collateral less estimated costs to sell. In addition, we analyze the mortgage loan portfolio for the need of a general loan allowance for probable losses on all other loans. The amount of the general loan allowance is based upon management's evaluation of the collectability of the loan portfolio, historical loss experience, delinquencies, credit concentrations, underwriting standards and national and local economic conditions.

Our financing receivables currently consist of one portfolio segment which is our commercial mortgage loan portfolio. These are mortgage loans with collateral consisting of commercial real estate and borrowers consisting mostly of limited liability partnerships or limited liability corporations. Credit loss experience in our mortgage loan portfolio has been limited to the most recent fiscal years. We experienced our first credit loss from our mortgage loan portfolio in 2009.

We have a population of mortgage loans that we have been carrying with workout terms (e.g. interest only periods, period of suspended payments, etc.) and a population of mortgage loans that have been in a delinquent status (i.e. more than 60 days past due). It is from this population that we have been recognizing some impairment loss due to nonpayment and eventual satisfaction of the loan by taking ownership of the collateral real estate. In most cases the fair value of the collateral less estimated costs to sell such collateral has been less than the outstanding principal amount of the mortgage loan.

Our general loan loss allowance for periods through September 30, 2011 was calculated on the cumulative outstanding principal on loans making up the group of loans currently in workout terms and loans currently more than 60 days past due. We applied a factor to the total outstanding principal of these loans that was calculated as the average specific impairment loss for the most recent 4 quarters divided by the sum of the average of the total outstanding principal of delinquent loans for the most recent 4 quarters and the average of the total outstanding principal of loans in workout for the most recent 4 quarters. In the fourth quarter of 2011, we modified the calculation for determining our general loan loss allowance. The group of loans that we utilized to calculate an estimate of general loan loss allowance were those that had a debt service coverage ratio (DSCR) of less than 1.0. The DSCR is calculated by dividing the net operating income of the mortgaged property by the contractual principal and interest payment due for the corresponding period. We developed the loss rates to apply to this group of loans by dividing the specific impairment loss for the most recent 4 quarters by the principal outstanding of the loans with a DSCR of less than 1.0.

During the year ended December 31, 2012, we completed a process of rating the mortgage loans in our portfolio based on factors such as historical operating performance, loan to value ratio and economic outlook, among others. We calculated a loss factor to apply to each rating based on historical losses we have recognized in our mortgage loan portfolio. We applied the loss factors to the total principal outstanding within each rating category to determine an appropriate estimate of general loan loss allowance at December 31, 2012. The change in methodology utilized to determine the general loan loss allowance did not result in a material adjustment.

The following table presents a rollforward of our specific and general valuation allowances for mortgage loans on real estate:

	Year ended December 31,
	2012		2011		2010
	Specific allowance	General allowance	Specific allowance	General allowance	Specific allowance	General allowance

	(Dollars in thousands)
Beginning allowance balance	$(23,664)	$(9,300)	$(13,224)	$(3,000)	$(5,266)	$—
Charge-offs	15,562	—	14,030	—	4,267	—
Recoveries	—	—	—	—	—	—
Provision for credit losses	(15,032)	(1,800)	(24,470)	(6,300)	(12,225)	(3,000)

Ending allowance balance	$(23,134)	$(11,100)	$(23,664)	$(9,300)	$(13,224)	$(3,000)

The specific allowance is a total of credit loss allowances on loans which are individually evaluated for impairment. The general allowance is the group of loans discussed above which are collectively evaluated for impairment. The following table presents the total outstanding principal of loans evaluated for impairment by basis of impairment method:

	December 31,
	2012	2011	2010

	(Dollars in thousands)
Individually evaluated for impairment	$53,110	$67,698	31,027
Collectively evaluated for impairment	2,605,723	2,788,313	2,583,838

Total loans evaluated for impairment	$2,658,833	$2,856,011	2,614,865

The amount of loans collectively evaluated for impairment at December 31, 2011 and 2010 were modified from what was originally reported to be consistent with the groupings used in 2012.

The amount of charge-offs include the amount of allowance that has been established for loans that were satisfied by taking ownership of the collateral. When the property is taken it is recorded at its fair value as a component of other investments and the mortgage loan is recorded as fully paid, with any allowance for credit loss that has been established charged off. Fair value of the real estate is determined by third party appraisal. There could be other situations that develop where we have established a larger specific loan loss allowance than is needed based on increases in the fair value of collateral supporting collateral dependent loans or improvements in the financial position of a borrower so that a loan would become reliant on cash flows from debt service instead of dependent upon sale of the collateral. Charge-offs of the allowance would be recognized in those situations as well. We define collateral dependent loans as those mortgage loans for which we still depend on the value of the collateral real estate to satisfy the outstanding principal of the loan.

During the years ended December 31, 2012 and 2011, thirteen and eleven mortgage loans, respectively, were satisfied by taking ownership of the real estate serving as collateral. The following table summarizes the activity in the real estate owned which was obtained in satisfaction of mortgage loans on real estate:

	Year ended December 31,
	2012	2011	2010

	(Dollars in thousands)
Real estate owned at beginning of period	$36,821	$19,122	$12,268
Real estate acquired in satisfaction of mortgage loans	26,324	20,978	7,408
Additions	398	387	352
Sales	(23,825)	(3,027)	—
Impairments	(5,677)	—	(542)
Depreciation	(869)	(639)	(364)

Real estate owned at end of period	$33,172	$36,821	$19,122

We analyze credit risk of our mortgage loans by analyzing all available evidence on loans that are delinquent and loans that are in a workout period.

	December 31,
	2012	2011

	(Dollars in thousands)
Credit Exposure—By Payment Activity
Performing	$2,597,440	2,743,068
In workout	26,723	67,425
Delinquent	—	6,595
Collateral dependent	34,720	38,923

	$2,658,883	$2,856,011

Mortgage loans are considered delinquent when they become 60 days past due. When loans become 90 days past due, become collateral dependent or enter a period with no debt service payments required we place them on non-accrual status and discontinue recognizing interest income. If payments are received on a delinquent loan, interest income is recognized to the extent it would have been recognized if normal principal and interest would have been received timely. If the payments are received to bring a delinquent loan back to current we will resume accruing interest income on that loan. Outstanding principal of loans in a non-accrual status at December 31, 2012 and 2011 totaled $34.7 million and $45.5 million, respectively.

All of our commercial mortgage loans depend on the cash flow of the borrower to be at a sufficient level to service the principal and interest payments as they come due. In general, cash inflows of the borrowers are generated by collecting monthly rent from tenants occupying space within the borrowers' properties. Our borrowers face operating risks such as tenants going out of business, tenants struggling to make rent payments as they become due and tenants canceling leases and moving to other locations. We have a number of loans where the real estate is occupied by a single tenant. Our borrowers sometimes face both a reduction in cash flow on their mortgage property as well as a reduction in the fair value of the real estate collateral. If borrowers are unable to replace lost rent revenue and increases in the fair value of their property do not materialize we could potentially incur more losses than what we have allowed for in our specific and general loan loss allowances.

Aging of financing receivables is summarized in the following table, with loans in a "workout" period as of the reporting date considered current if payments are current in accordance with agree upon terms:

	30 - 59 days	60 - 89 days	90 days and over	Total past due	Current	Collateral dependent receivables	Total financing receivables

	(Dollars in thousands)
Commercial Mortgage Loans
December 31, 2012	$—	$—	$—	$—	$2,624,113	$34,720	$2,658,833
December 31, 2011	$3,378	$—	$6,595	$9,973	$2,807,115	$38,923	$2,856,011

Financing receivables summarized in the following table represent all loans that we are either not currently collecting or those we feel it is probable we will not collect all amounts due according to the contractual terms of the loan agreements (all loans that we have worked with the borrower to alleviate short-term cash flow issues, loans delinquent for more than 60 days at the reporting date, loans we have determined to be collateral dependent and loans that we have recorded specific impairments on that we feel may continue to have performance issues).

	Recorded investment	Unpaid principal balance	Related allowance	Average recorded investment	Interest income recognized

	(Dollars in thousands)
December 31, 2012
Mortgage loans with an allowance	$29,976	$53,110	$(23,134)	$37,480	$1,946
Mortgage loans with no related allowance	27,765	27,765	—	27,696	1,664

	$57,741	$80,875	$(23,134)	$65,176	$3,610

December 31, 2011
Mortgage loans with an allowance	$44,034	$67,698	$(23,664)	$53,617	$3,284
Mortgage loans with no related allowance	63,023	63,023	—	60,974	3,509

	$107,057	$130,721	$(23,664)	$114,591	$6,793

December 31, 2010
Mortgage loans with an allowance	$17,803	$31,027	$(13,224)	$24,062	$656
Mortgage loans with no related allowance	81,994	81,994	—	82,535	4,921

	$99,797	$113,021	$(13,224)	$106,597	$5,577

The loans that are categorized as "in workout" consist of loans that we have agreed to lower or no mortgage payments for a period of time while the borrowers address cash flow and/or operational issues. The key features of these workouts have been determined on a loan-by-loan basis. Most of these loans are in a period of low cash flow due to tenants vacating their space or tenants requesting rent relief during difficult economic periods. Generally, we have allowed the borrower a six month interest only period and in some cases a twelve month period of interest only. Interest only workout loans are expected to return to their regular debt service payments after the interest only period. Interest only loans that are not fully amortizing will have a larger balance at their balloon date than originally contracted. Fully amortizing loans that are in interest only periods will have larger debt service payments for their remaining term due to lost principal payments during the interest only period. In limited circumstances we have allowed borrowers to pay the principal portion of their loan payment into an escrow account that can be used for capital and tenant improvements for a period of not more than 12 months. In these situations new loan amortization schedules are calculated based on the principal not collected during this 12 month workout period and larger payments are collected for the remaining term of each loan. In all cases, original interest rate and maturity date have not been modified and we have not forgiven any principal amounts.

A Troubled Debt Restructuring ("TDR") is a situation where we have granted a concession to a borrower for economic or legal reasons related to the borrower's financial difficulties that we would not otherwise consider. A mortgage loan that has been granted new terms, including workout terms as described previously, would be considered a TDR if it meets conditions that would indicate a borrower is experiencing financial difficulty and the new terms constituting a concession on our part. We analyze all loans that we agree to workout terms and all loans that we have refinanced to determine if they meet the definition of a TDR. We consider the following factors in determining whether or not a borrower is experiencing financial difficulty:

•
borrower is in default,

•
borrower has declared bankruptcy,

•
there is growing concern about the borrower's ability to continue as a going concern,

•
borrower has insufficient cash flows to service debt,

•
borrower's inability to obtain funds from other sources, and

•
there is a breach of financial covenants by the borrower.

If the borrower is determined to be in financial difficulty, we consider the following conditions to determine if the borrower was granted a concession:

•
assets used to satisfy debt are less than our recorded investment,

•
interest rate is modified,

•
maturity date extension at an interest rate less than market rate,

•
capitalization of interest,

•
delaying principal and/or interest for a period of three months or more, and

•
partial forgiveness of the balance or charge-off.

Mortgage loan workouts, refinances or restructures that are classified as TDR are individually evaluated and measured for impairment. A summary of mortgage loans on commercial real estate with outstanding principal at December 31, 2012 and 2011 that we determined to be TDR's are as follows:

Geographic region	Number of mortgage loans	Principal balance outstanding	Specific loan loss allowance	Net carrying amount

	(Dollars in thousands)
Year ended December 31, 2012:
East	1	$4,208	$(1,425)	$2,783
Mountain	10	28,786	(1,702)	27,084
South Atlantic	9	23,358	(5,047)	18,311
East North Central	1	2,232	(467)	1,765
West North Central	3	9,466	(2,328)	7,138

	24	$68,050	$(10,969)	$57,081

Year ended December 31, 2011:
East	3	$8,489	$(2,115)	$6,374
Mountain	10	29,539	(1,637)	27,902
South Atlantic	11	28,676	(6,339)	22,337
West North Central	1	1,937	(269)	1,668

	25	$68,641	$(10,360)	$58,281

5.     Derivative instruments

We recognize all derivative instruments as assets or liabilities in the consolidated balance sheets at fair value. None of our derivatives qualify for hedge accounting, thus, any change in the fair value of the derivatives is recognized immediately in the consolidated statements of operations. The fair value of our derivative instruments, including derivative instruments embedded in fixed index annuity contracts, presented in the consolidated balance sheets are as follows:

	December 31,
	2012	2011

	(Dollars in thousands)
Assets
Derivative instruments
Call options	$415,258	$273,314
Other assets
2015 notes hedges	43,105	45,593
Interest rate caps	3,247	—

	$461,610	$318,907

Liabilities
Policy benefit reserves—annuity products
Fixed index annuities—embedded derivatives	$3,337,556	$2,530,496
Other liabilities
2015 notes embedded derivative	43,105	45,593
Interest rate swaps	4,261	—

	$3,384,922	$2,576,089

The change in fair value of derivatives included in the consolidated statements of operations are as follows:

	Year ended December 31,
	2012	2011	2010

	(Dollars in thousands)
Change in fair value of derivatives:
Call options	$228,610	$(93,582)	$141,803
2015 notes hedges (see note 9)	(2,488)	(21,002)	29,595
Interest rate swaps	(4,261)	(144)	(2,536)
Interest rate caps	(723)	—	—

	$221,138	$(114,728)	$168,862

Change in fair value of embedded derivatives:
2015 notes embedded derivative (see note 9)	$(2,488)	$(21,002)	$29,595
Fixed index annuities—embedded derivatives	289,387	(84,192)	101,355

	$286,899	$(105,194)	$130,950

We have fixed index annuity products that guarantee the return of principal to the policyholder and credit interest based on a percentage of the gain in a specified market index. When fixed index annuity deposits are received, a portion of the deposit is used to purchase derivatives consisting of call options on the applicable market indices to fund the index credits due to fixed index annuity policyholders. Substantially all such call options are one year options purchased to match the funding requirements of the underlying policies. The call options are marked to fair value with the change in fair value included as a component of revenues. The change in fair value of derivatives includes the gains or losses recognized at the expiration of the option term or upon early termination and the changes in fair value for open positions. On the respective anniversary dates of the index policies, the index used to compute the annual index credit is reset and we purchase new one-year call options to fund the next annual index credit. We manage the cost of these purchases through the terms of our fixed index annuities, which permit us to change caps, participation rates, and/or asset fees, subject to guaranteed minimums on each policy's anniversary date. By adjusting caps, participation rates, or asset fees, we can generally manage option costs except in cases where the contractual features would prevent further modifications.

Our strategy attempts to mitigate any potential risk of loss under these agreements through a regular monitoring process which evaluates the program's effectiveness. We do not purchase call options that would require payment or collateral to another institution and our call options do not contain counterparty credit-risk-related contingent features. We are exposed to risk of loss in the event of nonperformance by the counterparties and, accordingly, we purchase our option contracts from multiple counterparties and evaluate the creditworthiness of all counterparties prior to purchase of the contracts. All of these options have been purchased from nationally recognized financial institutions with a Standard and Poor's credit rating of A- or higher at the time of purchase and the maximum credit exposure to any single counterparty is subject to concentration limits. We also have credit support agreements that allow us to request the counterparty to provide collateral to us when the fair value of our exposure to the counterparty exceeds specified amounts.

The notional amount and fair value of our call options by counterparty and each counterparty's current credit rating are as follows:

			December 31,
			2012		2011
Counterparty	Credit rating (S&P)	Credit rating (Moody's)	Notional amount	Fair value	Notional amount	Fair value

			(Dollars in thousands)
Bank of America	A	A3	$568,786	$16,533	$2,340,213	$43,481
Barclays	A+	A2	3,463,777	103,929	2,419,339	60,903
BNP Paribas	A+	A2	2,207,097	60,301	2,533,301	48,293
Citibank, N.A.	A	A3	2,878,588	67,592	—	—
Credit Suisse	A+	A1	936,625	21,518	1,423,802	27,464
Deutsche Bank	A+	A2	886,688	20,787	384,420	7,697
HSBC	AA-	Aa3	295,520	6,539	348,674	4,557
J.P. Morgan	A+	Aa3	735,016	21,940	2,109,019	27,961
Morgan Stanley	A	Baa1	1,590,505	40,113	244,180	7,375
UBS	A	A2	—	—	39,147	240
Wells Fargo (Wachovia)	AA-	Aa3	$2,060,903	$56,006	$2,227,235	$45,343

			$15,623,505	$415,258	$14,069,330	$273,314

As of December 31, 2012 and 2011, we held $328.7 million and $165.4 million, respectively, of cash and cash equivalents and other securities received from counterparties for derivative collateral, which is included in other liabilities on our consolidated balance sheets. This derivative collateral limits the maximum amount of economic loss due to credit risk that we would incur if parties to the call options failed completely to perform according to the terms of the contracts to $93.7 million and $109.3 million at December 31, 2012 and 2011, respectively.

The future annual index credits on our fixed index annuities are treated as a "series of embedded derivatives" over the expected life of the applicable contract. We do not purchase call options to fund the index liabilities which may arise after the next policy anniversary date. We must value both the call options and the related forward embedded options in the policies at fair value.

We entered into an interest rate swap and caps to manage interest rate risk associated with the floating rate component on certain of our subordinated debentures. See note 10 for more information on our subordinated debentures. The terms of the interest rate swap provide that we pay a fixed rate of interest and receive a floating rate of interest. The terms of the interest rate caps limit the three month London Interbank Offered Rate to 2.50%. The interest rate swap and caps are not effective hedges under accounting guidance for derivative instruments and hedging activities. Therefore, we record the interest rate swap and caps at fair value and any net cash payments received or paid are included in the change in fair value of derivatives in the consolidated statements of operations.

Details regarding the interest rate swap are as follows:

					December 31,
					2012	2011
	Notional amount	Receive rate	Pay rate
Maturity date				Counterparty	Fair value	Fair value

	(Dollars in thousands)
March 15, 2021	$85,500	*LIBOR	2.415%	SunTrust	$(4,261)	$—

*      —three month London Interbank Offered Rate

Details regarding the interest rate caps are as follows:

					December 31,
					2012	2011
	Notional amount	Floating rate	Cap rate
Maturity date				Counterparty	Fair value	Fair value

	(Dollars in thousands)
July 7, 2021	$40,000	*LIBOR	2.50%	SunTrust	$1,634	$—
July 8, 2021	12,000	*LIBOR	2.50%	SunTrust	490	—
July 29, 2021	27,000	*LIBOR	2.50%	SunTrust	1,123	—

	$79,000				$3,247	$—

*      —three month London Interbank Offered Rate

The interest rate swap has a forward starting date beginning in March 2014 and converts floating rates to fixed rates for seven years. The interest rate caps have a forward starting date beginning in July 2014 and cap our interest rates for seven years. As of December 31, 2012 we provided $1.2 million of cash and cash equivalents to the counterparty for derivative collateral related to the swap and caps, which is included in other assets on our consolidated balance sheets.

6.     Deferred policy acquisition costs and deferred sales inducements

Policy acquisition costs deferred and amortized are as follows:

	December 31,
	2012	2011	2010

	(Dollars in thousands)
Balance at beginning of year	$1,683,857	$1,747,760	$1,625,785
Costs deferred during the year:
Commissions	399,001	463,889	390,631
Policy issue costs	4,410	14,945	11,976
Amortization	(164,919)	(143,478)	(136,388)
Effect of net unrealized gains/losses	(212,550)	(399,259)	(144,244)

Balance at end of year	$1,709,799	$1,683,857	$1,747,760

Sales inducements deferred and amortized are as follows:

	December 31,
	2012	2011	2010

	(Dollars in thousands)
Balance at beginning of year	$1,242,787	$1,227,328	$1,011,449
Costs deferred during the year	306,659	385,123	370,714
Amortization	(87,157)	(71,781)	(59,873)
Effect of net unrealized gains/losses	(169,948)	(297,883)	(94,962)

Balance at end of year	$1,292,341	$1,242,787	$1,227,328

We periodically revise the key assumptions used in the calculation of amortization of deferred policy acquisition costs and deferred sales inducements retrospectively through an unlocking process when estimates of current or future gross profits/margins (including the impact of realized investment gains and losses) to be realized from a group of products are revised. The unlocking adjustment in 2012 increased amortization of deferred policy acquisition costs by $3.7 million and decreased amortization of deferred sales inducements by $0.2 million. The unlocking adjustment in 2011 decreased amortization of deferred policy acquisition costs by $9.1 million and decreased amortization for deferred sales inducements by $5.0 million. The unlocking adjustment in 2010 increased amortization of deferred policy acquisition costs by $1.4 million and increased amortization for deferred sales inducements by $0.3 million.

7.     Reinsurance and policy provisions

Coinsurance

We have entered into two coinsurance agreements with EquiTrust Life Insurance Company ("EquiTrust"), covering 70% of certain of our index and fixed rate annuities issued from August 1, 2001 through December 31, 2001, 40% of those contracts issued during 2002 and

2003 and 20% of those contracts issued from January 1, 2004 to July 31, 2004. The business reinsured under these agreements may not be recaptured. Coinsurance deposits (aggregate policy benefit reserves, transferred to EquiTrust under these agreements were $1.0 billion and $1.1 billion at December 31, 2012 and 2011, respectively. We remain liable to policyholders with respect to the policy liabilities ceded to EquiTrust should EquiTrust fail to meet the obligations it has coinsured. None of the coinsurance deposits with EquiTrust are deemed by management to be uncollectible. The balance due under these agreements to EquiTrust was $9.2 million and $11.5 million at December 31, 2012 and 2011, respectively, and represents the fair value of call options held by us to fund index credits related to the ceded business net of cash due to or from EquiTrust related to monthly settlements of policy activity and other expenses.

Effective July 1, 2009, we entered into two funds withheld coinsurance agreements with Athene Life Re Ltd. ("Athene"), an unauthorized life reinsurer domiciled in Bermuda. One agreement cedes 20% of certain of our fixed index annuities issued from January 1, 2009 through March 31, 2010. The business reinsured under this agreement is not eligible for recapture until the end of the month following seven years after the date of issuance of the policy. The other agreement cedes 80% of our multi-year rate guaranteed annuities issued on or after July 1, 2009. The business reinsured under this agreement may not be recaptured. Coinsurance deposits (aggregate policy benefit reserves transferred to Athene under these agreements) were $1.9 billion and $1.7 billion at December 31, 2012 and 2011, respectively. We remain liable to policyholders with respect to the policy liabilities ceded to Athene should Athene fail to meet the obligations it has coinsured. The annuity deposits that have been ceded to Athene are being held in a trust on a funds withheld basis. American Equity Life is named as the sole beneficiary of the trust. The funds withheld are required to remain at a value that is sufficient to support the current balance of policy benefit liabilities of the ceded business on a statutory basis. If the value of the funds withheld account would ever reach a point where it is less than the amount of the ceded policy benefit liabilities on a statutory basis, Athene is required to either establish a letter of credit or deposit securities in a trust for the amount of any shortfall. None of the coinsurance deposits with Athene are deemed by management to be uncollectible. The balance due under these agreements to Athene was $14.0 million and $8.4 million at December 31, 2012 and 2011, respectively, and represents the fair value of call options held by us to fund index credits related to the ceded business net of cash due from Athene related to monthly settlements of policy activity.

Amounts ceded to EquiTrust and Athene under these agreements are as follows:

	Year ended December 31,
	2012	2011	2010

	(Dollars in thousands)
Consolidated statements of operations
Annuity product charges	$6,796	$8,149	$9,063
Change in fair value of derivatives	17,106	(2,771)	19,408

	$23,902	$5,378	$28,471

Interest sensitive and index product benefits	$94,113	$99,724	$96,872
Change in fair value of embedded derivatives	9,373	(12,428)	3,373
Other operating costs and expenses	9,333	8,970	8,948

	$112,819	$96,266	$109,193

Consolidated statements of cash flows
Annuity deposits	$(203,552)	$(326,531)	$(478,962)
Cash payments to policyholders	208,437	204,116	211,324

	$4,885	$(122,415)	$(267,638)

Financing arrangements

We have entered into three reinsurance transactions with Hannover Life Reassurance Company of America ("Hannover"), which are treated as reinsurance under statutory accounting practices and as financing arrangements under GAAP. The statutory surplus benefits under these agreements are eliminated under GAAP and the associated charges are recorded as risk charges and included in other operating costs and expenses in the consolidated statements of operations. The transactions became effective October 1, 2005 (the "2005 Hannover Transaction"), December 31, 2008 (the "2008 Hannover Transaction") and March 31, 2011 (the "2011 Hannover Transaction"). The 2008 Hannover Transaction and the 2011 Hannover Transaction terminate after the the final year of surplus reduction (see following discussion of each agreement), and the statutory surplus benefit is reduced over a five year period and is eliminated upon termination.

The 2011 Hannover Transaction is a coinsurance and yearly renewable term reinsurance agreement for statutory purposes and provided $49.2 million in net pretax statutory surplus benefit at inception in 2011. Pursuant to the terms of this agreement, pretax statutory surplus was reduced by $11.8 million and $9.2 million in 2012 and 2011, respectively, and is expected to be reduced as follows: 2013—$11.3 million, 2014—$10.8 million and 2015—$10.3 million. These amounts include risk charges equal to 1.25% of the pretax statutory surplus benefit as of the end of each calendar quarter. Risk charges attributable to this agreement were $1.8 million and $1.7 million during 2012 and 2011, respectively.

The 2008 Hannover Transaction is a coinsurance and yearly renewable term reinsurance agreement for statutory purposes and provided $29.5 million in net pretax statutory surplus benefit in 2008. Pursuant to the terms of this agreement, pretax statutory surplus was reduced by $6.8 million and $6.7 million in 2012 and 2011, respectively, and is expected to be reduced as follows: 2013—$6.9 million These amounts include risk charges equal to 1.25% of the pretax statutory surplus benefit as of the end of each calendar quarter. Risk charges attributable to this agreement were $0.5 million, $0.8 million and $1.1 million during 2012, 2011 and 2010, respectively.

The 2005 Hannover Transaction is a yearly renewable term reinsurance agreement for statutory purposes covering 47% of waived surrender charges related to penalty free withdrawals and deaths on certain business. The agreement has been amended several times to include policy forms that were not in existence at the time this agreement became effective. We may recapture the risks reinsured under this agreement as of the end of any quarter. However, the agreement, as amended, makes it punitive to us if we do not recapture the business ceded prior to January 1, 2016. The reserve credit recorded on a statutory basis by American Equity Life was $180.3 million and $162.5 million at December 31, 2012 and 2011, respectively. We pay quarterly reinsurance premiums under this agreement with an experience refund calculated on a quarterly basis resulting in a risk charge equal to approximately 5.8% of the weighted average statutory reserve credit. Risk charges attributable to the 2005 Hannover Transaction were $9.9 million, $8.6 million and $6.9 million during 2012, 2011 and 2010, respectively.

Indemnity reinsurance

In the normal course of business, we seek to limit our exposure to loss on any single insured and to recover a portion of benefits paid under our annuity, life and accident and health insurance products by ceding reinsurance to other insurance enterprises or reinsurers. Reinsurance contracts do not relieve us of our obligations to our policyholders. To the extent that reinsuring companies are later unable to meet obligations under reinsurance agreements, our life insurance subsidiaries would be liable for these obligations, and payment of these obligations could result in losses to us. To limit the possibility of such losses, we evaluate the financial condition of our reinsurers, and monitor concentrations of credit risk. No allowance for uncollectible amounts has been established against our asset for amounts receivable from other insurance companies since none of the receivables are deemed by management to be uncollectible.

8.     Income taxes

We file consolidated federal income tax returns that include all of our wholly-owned subsidiaries except Eagle Life which must file a separate federal income tax return for 2009-2013 under applicable federal income tax guidelines. Our income tax expense as presented in the consolidated financial statements is summarized as follows:

	Year ended December 31,
	2012	2011	2010

	(Dollars in thousands)
Consolidated statements of operations:
Current income taxes	$80,527	$127,535	$140,381
Deferred income taxes (benefits)	(52,336)	(80,869)	(118,048)

Total income tax expense included in consolidated statements of operations	28,191	46,666	22,333
Stockholders' equity:
Expense (benefit) relating to:
Change in net unrealized investment losses	123,620	202,143	60,456
Share-based compensation	(392)	(1,061)	(480)

Total income tax expense included in consolidated financial statements	$151,419	$247,748	$82,309

Income tax expense in the consolidated statements of operations differed from the amount computed at the applicable statutory federal income tax rate of 35% as follows:

	Year ended December 31,
	2012	2011	2010

	(Dollars in thousands)
Income before income taxes	$85,989	$132,914	$65,266

Income tax expense on income before income taxes	$30,096	$46,520	$22,843
Tax effect of:
Tax exempt net investment income	(1,876)	—	—
Other	(29)	146	(510)

Income tax expense	$28,191	$46,666	$22,333

Effective tax rate	32.8%	35.1%	34.2%

Deferred income tax assets or liabilities are established for temporary differences between the financial reporting amounts and tax bases of assets and liabilities that will result in deductible or taxable amounts, respectively, in future years. The tax effects of temporary differences that give rise to the deferred tax assets and liabilities at December 31, 2012 and 2011, are as follows:

	December 31,
	2012	2011

	(Dollars in thousands)
Deferred income tax assets:
Policy benefit reserves	$1,698,831	$1,472,653
Other than temporary impairments	8,177	9,072
Derivative instruments	—	21,429
Other policyholder funds	10,860	9,946
Litigation settlement accrual	7,351	—
Deferred compensation	14,659	15,576
Net operating loss carryforwards	16,783	14,818
Other	7,192	6,351

Gross deferred tax assets	1,763,853	1,549,845

Deferred income tax liabilities:
Deferred policy acquisition costs and deferred sales inducements	(1,425,266)	(1,266,042)
Net unrealized gains on available for sale fixed maturity and equity securities	(357,686)	(234,066)
Convertible senior notes	(6,665)	(10,917)
Derivative instruments	(18,280)	—
Investment income items	(2,588)	(4,315)
Other	(2,671)	(12,524)

Gross deferred tax liabilities	(1,813,156)	(1,527,864)

Net deferred income tax (liability) asset	$(49,303)	$21,981

The total deferred income tax asset includes other than temporary impairments on investments. The other than temporary impairments will not be available for utilization for tax purposes until the securities are either sold at a loss or deemed completely worthless. The other than temporary impairments totaled $23.4 million and $26.0 million as of December 31, 2012 and 2011, respectively.

Included in the deferred income taxes is the expected income tax benefit attributable to unrealized losses on available for sale fixed maturity securities. There is no valuation allowance provided for the deferred income tax asset attributable to unrealized losses on available for sale fixed maturity securities. Management expects that the passage of time will result in the reversal of these unrealized losses due to the fair value increasing as these securities near maturity. Management has the intent and ability to hold these securities to maturity because we generate adequate cash flow from new business to fund all foreseeable cash flow needs and do not believe it would ever be necessary to liquidate these securities at a loss to meet cash flow needs. For deferred income taxes related to unrealized losses on equity securities, we had sufficient future taxable income from capital gain sources to support the realizability of the deferred income tax asset.

Realization of our deferred income tax assets is more likely than not based on expectations as to our future taxable income and considering all other available evidence, both positive and negative. Therefore, no valuation allowance against deferred income tax assets has been established as of December 31, 2012 and 2011.

There were no material income tax contingencies requiring recognition in our consolidated financial statements as of December 31, 2012. We are no longer subject to income tax examinations by tax authorities for years prior to 2008.

At December 31, 2012, we had non-life net operating loss carryforwards for federal income tax purposes totaling $23.4 million which expire beginning in 2018 through 2032.

9.     Notes payable and amounts due under repurchase agreements

In September 2010, we issued $200.0 million principal amount of 3.5% Convertible Senior Notes Due 2015 (the "2015 notes"). The 2015 notes have a stated interest rate of 3.5%, mature on September 15, 2015, and are intended to be settled in cash; however, in certain limited circumstances we have the discretion to settle in shares of our common stock or a combination of cash and shares of our common stock. Contractual interest payable on the 2015 notes began accruing in September 2010 and is payable semi-annually in arrears each March 15th and September 15th. The initial transaction fees and expenses totaling $6.8 million were capitalized as deferred financing costs and will be amortized over the term of the 2015 notes using the effective interest method.

Upon occurrence of any of the conditions described below, holders may convert their 2015 notes at the applicable conversion rate at any time prior to June 15, 2015. On or after June 15, 2015 through the maturity date of September 15, 2015, holders may convert each of their 2015 notes at the applicable conversion rate regardless of the following conditions:

•
during the 5 business day period after any 10 consecutive trading day period (the "measurement period") in which the trading price per $1,000 principal amount of notes was less than 98% of the product of the last reported sale price of our common stock and the applicable conversion rate on such trading day;

•
during any calendar quarter commencing after December 31, 2010, the Notes may be converted if the last reported price of the common stock for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the applicable conversion price on each applicable trading day. The "last reported sale price" means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the New York Stock Exchange; or

•
upon the occurrence of specified corporate transactions.

The initial conversion rate for the 2015 notes is 80 shares of our common stock per $1,000 principal amount of 2015 notes, equivalent to a conversion price of approximately $12.50 per share of our common stock, with the amount due on conversion. Upon conversion, a holder will receive the sum of the daily settlement amounts, calculated on a proportionate basis for each day, during a specified observation period following the conversion date. The conversion rate for the 2015 notes was adjusted to 80.9486 shares in December 2012, equivalent to a conversion price of approximately $12.35 per share.

If a fundamental change, as defined in the indenture, occurs prior to maturity and our stock price is at least $10.00 per share at that time, the conversion rate will increase by an additional amount of up to 20 shares of our common stock per $1,000 principal amount of 2015 notes, which amount would be paid to each holder that elects to convert its 2015 notes at that time.

The conversion option of the 2015 notes (the "2015 notes embedded conversion derivative") is an embedded derivative that requires bifurcation from the 2015 notes and is accounted for as a derivative liability, which is included in Other liabilities in our Consolidated Balance Sheets. The fair value of the 2015 notes embedded conversion derivative at the time of issuance of the 2015 notes was $37.0 million, and was recorded at the original debt discount for purposes of accounting for the debt component of the 2015 notes. This discount will be recognized as interest expense using the effective interest method over the term of the 2015 notes. The estimated fair value of the 2015 notes embedded conversion derivative was $43.1 million and $45.6 million as of December 31, 2012 and 2011, respectively.

Concurrently with the issuance of the 2015 notes, we entered into hedge transactions (the "2015 notes hedges") with two counterparties whereby we have the option to receive the cash equivalent of the conversion spread on approximately 16.0 million shares of our common stock based upon a strike price of $12.50 per share, subject to certain conversion rate adjustments in the 2015 notes. These options expire on September 15, 2015 and must be settled in cash. The aggregate cost of the 2015 notes hedges was $37.0 million. The 2015 notes hedges are accounted for as derivative assets, and are included in Other assets in our Consolidated Balance Sheets. The estimated fair value of the 2015 notes hedges was $43.1 million and $45.6 million as of December 31, 2012 and 2011, respectively.

The 2015 notes embedded conversion derivative and the 2015 notes hedges are adjusted to fair value each reporting period and unrealized gains and losses are reflected in our Consolidated Statements of Operations.

In separate transactions, we also sold warrants (the "2015 warrants") to two counterparties for the purchase of up to approximately 16.0 million shares of our common stock at a price of $16.00 per share. The warrants expire on various dates from December 2015 through March 2016 and are intended to be settled in net shares. The total number of shares of common stock deliverable under the 2015 warrants is, however, currently limited to 11.6 million shares. We received $15.6 million in cash proceeds from the sale of the 2015 warrants, which has been recorded as an increase in additional paid-in capital. Changes in the fair value of these warrants will not be recognized in our Consolidated Financial Statements as long as the instruments remain classified as equity.

In December 2004, we issued $260.0 million of convertible senior notes due December 15, 2024 (the "2024 notes"), of which $22.9 million was assigned to the equity component (net of income tax of $16.1 million). In December 2009, we issued $115.8 million of contingent convertible senior notes due December 15, 2029 (the "2029 notes"), of which $15.6 million was assigned to the equity component (net of income tax of $11.0 million), $52.2 million principal amount were issued for cash and $63.6 million were issued in exchange of $63.6 million of the 2024 notes.

The 2024 notes and 2029 notes bear interest at a fixed rate of 5.25% per annum. Interest is payable semi-annually in arrears on June 6 and December 6 of each year. In addition to regular interest on the notes, beginning with the six-month interest period ending June 6, 2012 for the December 2024 notes and June 6, 2015 for the 2029 notes, we will also pay contingent interest under certain conditions at a rate of 0.5% per annum based on the average trading price of the notes during a specified period.

The 2024 and 2029 notes are convertible at the holders' option prior to the maturity date into cash and shares of our common stock under the following conditions:

•
during any fiscal quarter, if the closing sale price of our common stock for at least 20 trading days in the period of 30 consecutive trading days ending on the last trading day of the fiscal quarter preceding the quarter in which the conversion occurs is more than 120% of the conversion price of the notes in effect on that 30th trading day;

•
we have called the notes for redemption and the redemption has not yet occurred; or

•
upon the occurrence of specified corporate transactions.

Holders may convert any outstanding notes into cash and shares of our common stock at a conversion price per share of $13.74 for the 2024 notes and $9.57 for the 2029 notes. This represents a conversion rate of approximately 72.8 shares and 104.5 shares of common stock per $1,000 in principal amount of notes (the "conversion rate") for the 2024 notes and the 2029 notes, respectively. Subject to certain exceptions described in the indentures covering these notes, at the time the notes are tendered for conversion, the value (the "conversion value") of the cash and shares of our common stock, if any, to be received by a holder converting $1,000 principal amount of the notes will be determined by multiplying the conversion rate by the "ten day average closing stock price", which equals the average of the closing per share prices of our common stock on the New York Stock Exchange on the ten consecutive trading days beginning on the second trading day following the day the notes are submitted for conversion. We will deliver the conversion value to holders as follows: (1) an amount in cash (the "principal return") equal to the lesser of (a) the aggregate conversion value of the notes to be converted and (b) the aggregate principal amount of the notes to be converted, and (2) if the aggregate conversion value of the notes to be converted is greater than the principal return, an amount in shares (the "net shares") equal to such aggregate conversion value less the principal return (the "net share amount") and (3) an amount in cash in lieu of fractional shares of common stock. The number of net shares to be paid will be determined by dividing the net share amount by the ten day average closing stock price.

We may redeem some or all of the 2024 notes at any time and some or all of the 2029 notes at any time on or after December 15, 2014. In addition, the holders may require us to repurchase all or a portion of their 2024 notes on December 15, 2014 and 2019, and their 2029 notes on December 15, 2014, 2019 and 2024, and upon a change in control, as defined in the indenture governing the notes, holders may require us to repurchase all or a portion of their notes for a period of time after the change in control. The redemption price or repurchase price shall be payable in cash and equal to 100% of the principal amount of the notes plus accrued and unpaid interest (contingent interest and liquidated damages, if any) up to but not including the date of redemption or repurchase.

Our convertible notes are senior unsecured obligations and rank equally in right of payment with all existing and future senior indebtedness and senior to any existing and future subordinated indebtedness. Our convertible notes effectively rank junior in right of payment to any existing and future secured indebtedness to the extent of the value of the assets securing such secured indebtedness. Our convertible notes are structurally subordinated to all liabilities of our subsidiaries.

We are required to include the dilutive effect of the 2024 and 2029 notes in our diluted earnings per share calculation. Because these notes include a mandatory cash settlement feature for the principal amount, incremental dilutive shares will only exist when the fair value of our common stock at the end of the reporting period exceeds the conversion price per share disclosed above. At December 31, 2012 and 2011, the conversion premium of the 2029 notes was dilutive and the effect has been included in diluted earnings per share for the years ended December 31, 2012 and 2011. The 2015 notes and the 2015 notes hedges are excluded from the dilutive effect in our diluted earnings per share calculation as they are currently to be settled only in cash. The 2015 warrants could have a dilutive effect on our earnings per share to the extent that the price of our common stock exceeds the strike price of the 2015 warrants.

In 2010, we extinguished $6.7 million principal amount of the outstanding 2024 notes for $6.6 million in cash. The extinguished notes carried unamortized debt issue costs and unamortized debt discounts totaling $0.3 million. No value was assigned to reacquire of the equity component of the debt. A $0.3 million loss on extinguishment of debt was recorded for the amount that the cash payment exceeded the carrying of value the notes extinguished. On December 15, 2011, we repurchased $46.3 million principal amount of 2024 notes pursuant to the holders put option on that date.

The liability and equity components of the 2024 notes and 2029 notes are accounted for separately in the consolidated balance sheets. The liability component of the 2015 notes and the liability and equity components of the 2024 notes and 2029 notes are as follows:

	December 31, 2012			December 31, 2011
	September 2015 notes	December 2029 notes	December 2024 notes	September 2015 notes	December 2029 notes	December 2024 notes

	(Dollars in thousands)			(Dollars in thousands)
Notes payable:
Principal amount of liability component	$200,000	$115,839	$28,243	$200,000	$115,839	$28,243
Unamortized discount	(21,944)	(12,269)	—	(28,906)	(17,568)	—

Net carrying amount of liability component	$178,056	$103,570	$28,243	$171,094	$98,271	$28,243

Additional paid-in capital:
Carrying amount of equity component		$15,586	$22,637		$15,586	$22,637

Amount by which the if-converted value exceeds principal	$—	$30,382	$—	$—	$8,846	$—

The discount is being amortized over the expected lives of the notes, which is December 15, 2014 for the 2029 notes and September 15, 2015 for the 2015 notes, and was December 15, 2011 for the 2024 notes. The effective interest rates during the discount amortization periods are 8.9%, 8.5% and 11.9% on the 2015 notes, the 2024 notes and 2029 notes, respectively. The interest cost recognized in operations for the convertible notes, inclusive of the coupon and amortization of the discount and debt issue costs was $28.5 million, $31.6 million, and $20.9 million for the years ended December 31, 2012, 2011 and 2010, respectively.

We had a $150 million revolving line of credit agreement with eight banks. The revolving period of the facility was five years. The applicable interest rate was floating at LIBOR plus 0.80% or the greater of prime rate or federal funds rate plus 0.50%, as elected by us. During 2011, we terminated the $150 million revolving line of credit agreement and entered into a $160 million revolving line of credit agreement with seven banks for which the revolving period is three years. The interest rate is floating at a rate based on our election that will be equal to the alternate base rate (as defined in the credit agreement) plus the applicable margin or the adjusted LIBOR rate (as defined in the credit agreement) plus the applicable margin. We also pay a commitment fee on the available unused portion of the credit facility. The applicable margin and commitment fee rate are based on our credit rating and can change throughout the period of the credit facility. Based upon our current credit rating, the applicable margin is 2.00% for alternate base rate borrowings and 3.00% for adjusted LIBOR rate borrowings, and the commitment fee is 0.50%. Under this agreement, we are required to maintain a minimum risk-based capital ratio at American Equity Life of 275%; a maximum ratio of adjusted debt to total adjusted capital 0.35; a minimum cash coverage ratio of 1.0; and a minimum level of statutory surplus at American Equity Life equal to the sum of 1) 80% of statutory surplus at December 31, 2010, 2) 50% of the statutory net income for each fiscal quarter ending after December 31, 2010, and 3) 50% of all capital contributed to American Equity Life after September 30, 2010. No amounts were outstanding at December 31, 2012 and 2011. As of December 31, 2012, $109.5 million is unrestricted and could be distributed to shareholders.

As part of our investment strategy, we enter into securities repurchase agreements (short-term collateralized borrowings). We had no borrowings under repurchase agreements during 2012 and 2010. The maximum amount borrowed during 2011 was $180 million . When we do borrow cash on these repurchase agreements, we pledge collateral in the form of debt securities with fair values approximately equal to the amount due and we use the cash to purchase debt securities ahead of the time we collect the cash from selling annuity policies to avoid a lag between the investment of funds and the obligation to credit interest to policyholders. We earn investment income on the securities purchased with these borrowings at a rate in excess of the cost of these borrowings. Such borrowings averaged $12.9 million for the year ended December 31, 2011. The weighted average interest rate on amounts due under repurchase agreements was 0.23% for the year ended December 31, 2011.

10.  Subordinated debentures

Our wholly-owned subsidiary trusts (which are not consolidated) have issued fixed rate and floating rate trust preferred securities and have used the proceeds from these offerings to purchase subordinated debentures from us. We also issued subordinated debentures to the trusts in exchange for all of the common securities of each trust. The sole assets of the trusts are the subordinated debentures and any interest accrued thereon. The interest payment dates on the subordinated debentures correspond to the distribution dates on the trust preferred securities issued by the trusts. The trust preferred securities mature simultaneously with the subordinated debentures. Our obligations under the subordinated debentures and related agreements provide a full and unconditional guarantee of payments due under the trust preferred securities. All subordinated debentures are callable by us at any time, except for the Trust II subordinated debt obligations.

Following is a summary of subordinated debt obligations to the trusts at December 31, 2012 and 2011:

	December 31,
	2012	2011	Interest rate	Due date

	(Dollars in thousands)
American Equity Capital Trust I	$—	$22,893	8%
American Equity Capital Trust II	76,259	76,090	5%	June 1, 2047
American Equity Capital Trust III	27,840	27,840	*LIBOR + 3.90%	April 29, 2034
American Equity Capital Trust IV	12,372	12,372	*LIBOR + 4.00%	January 8, 2034
American Equity Capital Trust VII	10,830	10,830	*LIBOR + 3.75%	December 14, 2034
American Equity Capital Trust VIII	20,620	20,620	*LIBOR + 3.75%	December 15, 2034
American Equity Capital Trust IX	15,470	15,470	*LIBOR + 3.65%	June 15, 2035
American Equity Capital Trust X	20,620	20,620	*LIBOR + 3.65%	September 15, 2035
American Equity Capital Trust XI	20,620	20,620	*LIBOR + 3.65%	December 15, 2035
American Equity Capital Trust XII	41,238	41,238	*LIBOR + 3.50%	April 7, 2036

	$245,869	$268,593

*      —three month London Interbank Offered Rate

During 2012, we issued a notice of mandatory redemption of all of our 8% Convertible Junior Subordinated Debentures (the "Debentures") and American Equity Capital Trust I, the holder of all of the Debentures, issued notices of mandatory redemption of all of its 8% Convertible Trust Preferred Securities and all of its 8% Trust Common Securities. As a result of this mandatory redemption, $20.6 million principal amount (688,327 shares) of 8% Convertible Trust Preferred Securities were converted into 2,549,333 shares of our common stock and 38,001 shares of these trust preferred securities were settled in cash of approximately $1.1 million. The remaining 6,000 shares will be settled in cash of $0.2 million. During 2012, prior to the mandatory redemption, 4,000 shares of these trust preferred securities were converted into 14,814 shares shares of our common stock. During 2010, 2,010 shares of these trust preferred securities converted into 7,444 shares of our common stock. There were no conversions during 2011.

The principal amount of the subordinated debentures issued by us to American Equity Capital Trust II ("Trust II") is $100.0 million. These debentures were assigned a fair value of $74.7 million at the date of issue (based upon an effective yield-to-maturity of 6.8%). The difference between the fair value at the date of issue and the principal amount is being accreted over the life of the debentures. The trust preferred securities issued by Trust II were issued to Iowa Farm Bureau Federation, which owns more than 50% of the voting capital stock of FBL Financial Group, Inc. ("FBL"). The consideration received by Trust II in connection with the issuance of its trust preferred securities consisted of fixed income securities of equal value which were issued by FBL.

11.  Retirement and share-based compensation plans

We have adopted a contributory defined contribution plan which is qualified under Section 401(k) of the Internal Revenue Code. The plan covers substantially all of our full-time employees subject to minimum eligibility requirements. Employees can contribute a percentage of their annual salary (up to a maximum contribution of $17,000 in 2012 and $16,500 in 2011 and 2010) to the plan. We contribute an additional amount, subject to limitations, based on the voluntary contribution of the employee. Further, the plan provides for additional employer contributions based on the discretion of the Board of Directors. Plan contributions charged to expense were $0.4 million, $0.3 million and $0.3 million for the years ended December 31, 2012, 2011 and 2010, respectively.

During 2010, we established the American Equity Investment Life Holding Company Short-Term Performance Incentive Plan. Under this plan, certain members of our senior management may receive incentive awards comprised of a cash component and a restricted stock component. Shares of restricted stock received will be granted pursuant to the 2009 Employee Incentive Plan and will vest on the date three years following the date the Committee approves the payment of the incentive award provided that the participant remains employed by us. Compensation expense is recognized over the three year vesting period. Shares vest immediately for participants 65 years of age with 10 years of service with us and compensation expense under this plan for these participants is recognized upon approval of the incentive award by the compensation committee. During 2012 and 2011, we issued 51,810 and 24,497 shares of common stock (37,369 and 16,819 shares were restricted stock), respectively, and recognized share-based compensation expense of $0.5 million and $0.1 million, respectively.

We have deferred compensation arrangements with certain officers, directors, and consultants, whereby these individuals agreed to take our common stock at a future date in lieu of cash payments at the time of service. The common stock is to be issued in conjunction with a "trigger event," as that term is defined in the individual agreements. At December 31, 2012 and 2011, these individuals have earned, and we have reserved for future issuance, 354,923 and 503,142 shares of common stock, respectively, pursuant to these arrangements. We have incurred share-based compensation expense of $0.2 million, $0.3 million and $0.4 million for the years ended December 31, 2012, 2011 and 2010, respectively, under these arrangements.

We have deferred compensation agreements with certain officers whereby these individuals may defer certain bonus compensation which is deposited into the American Equity Officer Rabbi Trust (Officer Rabbi Trust). The amounts deferred are invested in assets at the direction of the employee. The assets of the Officer Rabbi Trust are included in our assets and a corresponding deferred compensation liability is recorded. The deferred compensation liability is recorded at the fair market value of the assets in the Officer Rabbi Trust with the change in fair value included as a component of compensation expense. The deferred compensation liability related to these agreements was $1.4 million and $1.6 million December 31, 2012 and 2011, respectively. During 2011 and 2010, the Officer Rabbi Trust purchased 1,250 shares of our common stock at a cost of $0.01 million and 104,661 shares of our common stock at a cost of $1.2 million, respectively. The Officer Rabbi Trust did not purchase any shares during 2012. The Officer Rabbi Trust held 104,551 shares and 139,751 shares of our common stock at December 31, 2012 and 2011, respectively, which are treated as treasury shares.

During 1997, we established the American Equity Investment NMO Deferred Compensation Plan ("NMO Deferred Compensation Plan") whereby agents can earn common stock in addition to their normal commissions. The NMO Deferred Compensation Plan was effective until December 31, 2006 at which time it was suspended. Awards were calculated using formulas determined annually by our Board of Directors and are generally based upon new annuity deposits. These shares are being distributed at the end of the vesting and deferral period of 9 years. We recognize commission expense and an increase to additional paid-in capital as share-based compensation when the awards vest. For the year ended December 31, 2010, agents vested in 1,052 shares of common stock and we recorded commission expense (capitalized as deferred policy acquisition costs) of $0.01 million under this plan. All outstanding shares issued under this plan were fully vested at December 31, 2010. At December 31, 2012 and 2011, the total number of undistributed vested shares under the NMO Deferred Compensation Plan was 1,142,332 and 1,631,548, respectively. These shares are included in the computation of earnings per share and earnings per share—assuming dilution.

We have a Rabbi Trust, the NMO Deferred Compensation Trust (the "NMO Trust"), which has purchased shares of our common stock to fund the amount of vested shares under the NMO Deferred Compensation Plan. The common stock held in the NMO Trust is treated as treasury stock. The NMO Trust purchased 81,745 shares of our common stock during 2011 at a cost of $0.9 million. The NMO Trust did not purchase any shares during 2012 and 2010. The NMO Trust distributed 489,216, 306,032 and 166,965 shares during 2012, 2011 and 2010, respectively. The number of shares held by the NMO Trust at December 31, 2012 and 2011, was 1,142,332 and 1,631,548, respectively.

Our 1996 Stock Option Plan, 2000 Employee Stock Option Plan, 2000 Directors Stock Option Plan and 2011 Director Stock Option Plan (adopted in 2011) authorized grants of options to officers, directors and employees for an aggregate of up to 3,475,000 shares of our common stock. All options granted under these plans have 10 year terms and a 6 month vesting period after which they become fully exercisable immediately. At December 31, 2012, we had no shares of common stock available for future grant under the 2011 Director Stock Option Plan. In 2009, we adopted the 2009 Employee Incentive Plan which authorizes the grant of options, stock appreciation rights, restricted stock awards and restricted stock units convertible into or based upon our common stock up to 2,500,000 shares. All options granted under this plan have 10 year terms and a 3 year vesting period after which they become fully exercisable immediately. At December 31, 2012, we had 1,709,243 shares of common stock available for future grant under the 2009 Employee Incentive Plan.

The fair value for each stock option granted to officers, directors and employees during the years ended December 31, 2012, 2011 and 2010 was estimated at the date of grant using a Black-Scholes option valuation model with the following assumptions:

	Year ended December 31,
	2012		2011		2010
	Directors and retirement eligible employees	Non- retirement eligible employees	Directors and retirement eligible employees	Non- retirement eligible employees	Directors and retirement eligible employees	Non- retirement eligible employees

Average risk-free interest rate	0.76%	1.36%	1.66%	2.00%	2.17%	2.99%
Dividend yield	1.1%	1.3%	0.8%	1.0%	0.8%	0.8%
Average expected life (years)	5	8	5	8	5	8
Volatility	62.5%	50.9%	66.1%	52.0%	75.7%	75.7%

The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant. We use the historical realized volatility of our stock for the expected volatility assumption within the valuation model. For options granted since 2007, the weighted average expected term for the majority of our options were calculated using average historical behavior.

During 2007, 2010 and 2012 we established Independent Insurance Agent Stock Option plans. Under these plans, agents of American Equity Life may receive grants of options to acquire shares of our common stock based upon their individual sales. The plans authorize grants of options to agents for an aggregate of up to 8,000,000 shares of our common stock. We recognize commission expense and an increase to additional paid-in capital as share-based compensation equal to the fair value of the options as they are earned.

The fair value for each stock option granted to agents during the years ended December 31, 2012, 2011 and 2010 was estimated using a Black-Scholes option valuation model until the grant date, at which time the options are included as permanent equity, with the following assumptions:

	Year ended December 31,
	2012	2011	2010

Average risk-free interest rate	0.51%	0.58%	1.44%
Dividend yield	1.2%	1.2%	0.8%
Average expected life (years)	3.75	3.75	3.75
Volatility	41.1%	67.2%	68.0%

American Equity Life's agents earned 1,125,100 options during 2012, which were granted in January 2013, and we recorded commission expense (capitalized as deferred policy acquisition costs) of $3.9 million in 2012. American Equity Life's agents earned 1,422,050 options during 2011, which were granted in January 2012, and we recorded commission expense (capitalized as deferred policy acquisition costs) of $6.8 million in 2011. American Equity Life's agents earned 1,361,900 options during 2010, which were granted in January 2011, and we recorded commission expense (capitalized as deferred policy acquisition costs) of $8.2 million in 2010. All options granted have 7 year terms and a 6 month vesting period after which they become exercisable immediately.

Changes in the number of stock options outstanding during the years ended December 31, 2012, 2011 and 2010 are as follows:

	Number of shares	Weighted-average exercise price per share	Total exercise price

	(Dollars in thousands, except per share data)
Outstanding at January 1, 2010	3,142,189	$8.79	$27,620
Granted	1,794,200	8.76	15,726
Canceled	(120,000)	8.64	(1,037)
Exercised	(695,539)	8.80	(6,122)

Outstanding at December 31, 2010	4,120,850	8.78	36,187
Granted	1,486,850	12.99	19,309
Canceled	(177,500)	9.66	(1,714)
Exercised	(585,350)	8.00	(4,685)

Outstanding at December 31, 2011	4,844,850	10.13	49,097
Granted	1,558,900	7.60	11,854
Canceled	(28,050)	8.74	(245)
Exercised	(643,250)	8.77	(5,642)

Outstanding at December 31, 2012	5,732,450	9.61	$55,064

The following table summarizes information about stock options outstanding at December 31, 2012:

	Stock options outstanding			Stock options vested
Range of exercise prices	Number of awards	Remaining life (yrs)	Weighted-average exercise price per share	Number of awards	Remaining life (yrs)	Weighted-average exercise price per share

$ 5.07 - $ 9.16	1,500,000	3.59	$7.70	1,500,000	3.59	$7.70
$ 9.49 - $11.46	2,714,350	5.56	10.35	2,218,350	5.34	10.47
$11.88 - $14.34	1,518,100	5.37	12.97	1,413,100	5.12	13.03

$ 5.07 - $14.34	5,732,450	5.00	10.35	5,131,450	4.77	10.36

The aggregate intrinsic value for stock options outstanding and vested awards was $11.8 million and $10.6 million, respectively, at December 31, 2012. For the years ended December 31, 2012, 2011 and 2010, the total intrinsic value of options exercised by officers, directors and employees was $0.9 million, $0.3 million and $0.6 million respectively. There were no option exercises during the year ended December 31, 2009. Intrinsic value for stock options is calculated as the difference between the exercise price of the underlying awards and the price of our common stock as of the reporting date. Cash received from stock options exercised for the years ended December 31, 2012 and 2011 was $5.7 million and $4.7 million, respectively. The tax benefit realized for the tax deduction from the exercise of stock options by officers, directors, employees and agents for both years ended December 31, 2012 and 2011, was $0.1 million.

We established the American Equity Investment Employee Stock Ownership Plan ("ESOP") effective July 1, 2007. The principal purpose of the ESOP is to provide each eligible employee with an equity interest in us. Employees become eligible once they have completed a minimum of six months of service. Employees become 100% vested after 2 years of service. Our contribution to the ESOP is determined by the Board of Directors.

In August 2007, we issued a loan to the ESOP in the amount of $7.0 million to purchase 650,000 shares of our common stock from David J. Noble, our Executive Chairman. The loan is to be repaid over a period of 20 years with annual interest payments due on December 31 of each year. Required principal payments according to the terms of the loan of $1.8 million are due on December 31, 2012, 2017, and 2022 with the final principal payment due on August 31, 2027; however, at December 31, 2012, the outstanding balance on this loan is $1.6 million as we have been prepaying the balance due. The loan is eliminated in the consolidated financial statements. The shares purchased by the ESOP were pledged as collateral for this debt and are reported as unallocated common stock held by the ESOP, a contra-equity account in stockholders' equity. When shares are committed for release, the shares become outstanding for earnings per share computations. For each plan year in which a payment or prepayment of principal or interest is made, we will release from the pledge the number of shares determined under the principal and interest method. Dividends on allocated ESOP shares are recorded as a reduction in retained earnings and are credited to employee accounts. Dividends on unallocated shares held by the ESOP will be used to repay indebtedness. As of December 31, 2012 and 2011, there were 54,971 shares and 59,751 shares committed for release and compensation expense of $1.1 million, $1.3 million and $0.8 million was recognized in 2012, 2011 and 2010, respectively. The fair value of 239,799 unreleased shares and 336,093 unreleased shares was $2.9 million and $3.5 million at December 31, 2012 and 2011, respectively.

12.  Statutory financial information and dividend restrictions

Statutory accounting practices prescribed or permitted by regulatory authorities for our life insurance subsidiaries differ from GAAP. Net income for our primary life insurance subsidiary as determined in accordance with statutory accounting practices was as follows:

	Year ended December 31,
	2012	2011	2010

	(Dollars in thousands)
American Equity Life	82,039	169,365	177,311

Statutory capital and surplus for our primary life insurance subsidiary was as follows:

	December 31,
	2012	2011

	(Dollars in thousands)
American Equity Life	$1,658,929	$1,597,018

American Equity Life is domiciled in the state of Iowa and is regulated by the Iowa Insurance Division. Life insurance companies are subject to the National Association of Insurance Commissioners ("NAIC") risk-based capital (RBC) requirements which are intended to be used by insurance regulators as an early warning tool to identify deteriorating or weakly capitalized insurance companies for the purpose of initiating regulatory action. Calculations using the NAIC formula indicated that American Equity Life's ratio of total adjusted capital to the highest level of required capital at which regulatory action might be initiated (Company Action Level) is as follows:

	December 31,
	2012	2011

	(Dollars in thousands)
Total adjusted capital	$1,741,638	$1,655,205
Company Action Level RBC	524,928	479,023
Ratio of adjusted capital to Company Action Level RBC	332%	346%

Prior approval of regulatory authorities is required for the payment of dividends to American Equity Investment Life Holding Company ("Parent Company") by American Equity Life which exceed an annual limitation. American Equity Life may pay dividends without prior approval, unless such payments, together with all other such payments within the preceding twelve months, exceed the greater of (1) net gain from operations before net realized capital losses for the preceding calendar year or, (2) 10% of the American Equity Life's capital and surplus at the preceding year-end. The amount of dividends permitted to be paid by American Equity Life to its Parent Company without prior approval of regulatory authorities (no dividends were paid by any of our insurance subsidiaries for any of the years presented in these financial statements) is $99.2 million as of December 31, 2012.

The Parent Company relies on its subsidiaries for cash flow, which has primarily been in the form of investment management fees and/or dividends. Retained earnings in our consolidated financial statements primarily represent undistributed earnings of American Equity Life. As such, our ability to pay dividends is limited by the regulatory restriction placed upon insurance companies as described above. In addition, American Equity Life retains funds to allow for sufficient capital for growth.

13.  Commitments and contingencies

We lease our home office space and certain equipment under various operating leases. Rent expense for the years ended December 31, 2012, 2011 and 2010 totaled $2.0 million, $1.9 million and $1.9 million, respectively. At December 31, 2012, the aggregate future minimum lease payments are $11.3 million. The following represents payments due by period for operating lease obligations as of December 31, 2012 (dollars in thousands):

Year Ending December 31:
2013	$1,493
2014	1,487
2015	1,469
2016	1,377
2017	1,138
2018 and thereafter	4,329

We are occasionally involved in litigation, both as a defendant and as a plaintiff. In addition, state regulatory bodies, such as state insurance departments, the SEC, FINRA, the Department of Labor, and other regulatory bodies regularly make inquiries and conduct examinations or investigations concerning our compliance with, among other things, insurance laws, securities laws, the Employee Retirement Income Security Act of 1974, as amended, and laws governing the activities of broker-dealers.

In accordance with applicable accounting guidelines, we establish an accrued liability for litigation and regulatory matters when those matters present loss contingencies that are both probable and estimable. As a litigation or regulatory matter is developing we, in conjunction with outside counsel, evaluate on an ongoing basis whether the matter presents a loss contingency that meets conditions indicating the need for accrual and/or disclosure, and if not the matter will continue to be monitored for further developments. If and when the loss contingency related to litigation or regulatory matters is deemed to be both probable and estimable, we will establish an accrued liability with respect to that matter and will continue to monitor the matter for further developments that may affect the amount of the accrued liability. We recorded an estimated litigation liability of $17.5 million during the third quarter of 2012 based on developments in the mediation of the matter discussed below.

In recent years, companies in the life insurance and annuity business have faced litigation, including class action lawsuits, alleging improper product design, improper sales practices and similar claims. We are currently a defendant in a purported class action, McCormack, et al. v. American Equity Investment Life Insurance Company, et al., in the United States District Court for the Central District of California, Western Division and Anagnostis v. American Equity, et al., coordinated in the Central District, entitled, In Re: American Equity Annuity Practices and Sales Litigation, in the United States District Court for the Central District of California, Western Division (complaint filed September 7, 2005) (the "Los Angeles Case"), involving allegations of improper sales practices and similar claims as described below.

The Los Angeles Case is a consolidated action involving several lawsuits filed by individuals, and the individuals are seeking class action status for a national class of purchasers of annuities issued by us; however, no class has yet been certified. The named plaintiffs in this consolidated case are Bernard McCormack, Gust Anagnostis by and through Gary S. Anagnostis and

Robert C. Anagnostis, Regina Bush by and through Sharon Schipiour, Lenice Mathews by and through Mary Ann Maclean and George Miller. The allegations generally attack the suitability of sales of deferred annuity products to persons over the age of 65. The plaintiffs seek rescission and injunctive relief including restitution and disgorgement of profits on behalf of all class members under California Business & Professions Code section 17200 et seq. and Racketeer Influenced and Corrupt Organizations Act; compensatory damages for breach of fiduciary duty and aiding and abetting of breach of fiduciary duty; unjust enrichment and constructive trust; and other pecuniary damages under California Civil Code section 1750 and California Welfare & Institutions Codes section 15600 et seq. As previously reported, we participated in mediation sessions with plaintiffs' counsel in 2011 and 2012 where potential settlement terms continued to be discussed. Based upon the current status of those discussions, the $17.5 million litigation liability referred to above represents our best estimate of probable loss with respect to this litigation. However, a formal settlement has not been reached, the potential settlement has not been reviewed by the court and other factors could potentially result in a change in this estimate as further developments take place. In light of the inherent uncertainties involved in the pending purported class action lawsuit, there can be no assurance that such litigation, or any other pending or future litigation, will not have a material adverse effect on our business, financial condition, or results of operations.

14.  Earnings per share

The following table sets forth the computation of earnings per common share and earnings per common share—assuming dilution:

	Year ended December 31,
	2012	2011	2010

	(Dollars in thousands, except per share data)
Numerator:
Net income—numerator for earnings per common share	$57,798	$86,248	$42,933
Interest on convertible subordinated debentures (net of income tax benefit)	517	1,034	1,035

Numerator for earnings per common share—assuming dilution	$58,315	$87,282	$43,968

Denominator:
Weighted average common shares outstanding(1)	61,258,825	59,482,349	58,506,804
Effect of dilutive securities:
Convertible subordinated debentures	1,348,447	2,727,084	2,729,514
Convertible senior notes	2,515,067	848,164	2,904,571
Stock options and deferred compensation agreements	553,312	561,898	438,834

Denominator for earnings per common share—assuming dilution	65,675,651	63,619,495	64,579,723

Earnings per common share	$0.94	$1.45	$0.73
Earnings per common share—assuming dilution	$0.89	$1.37	$0.68

(1)   Weighted average common shares outstanding include shares vested under the NMO Deferred Compensation Plan and exclude unallocated shares held by the ESOP.

Options to purchase shares of our common stock that were outstanding during the respective periods indicated but were not included in the computation of diluted earnings per share because the options' exercise price was greater than the average market price of the common shares are as follows:

		Range of exercise prices
	Number of shares
Period		Minimum	Maximum

Year ended December 31, 2012	1,522,100	$11.35	$14.34
Year ended December 31, 2011	2,290,200	$10.65	$14.34
Year ended December 31, 2010	1,945,500	$8.75	$14.34

In November 2011, our board of directors approved a share repurchase program authorizing us to repurchase up to 10,000,000 shares of our common stock. As of December 31, 2012, no shares had been repurchased under this program.

15.  Quarterly financial information (unaudited)

Unaudited quarterly results of operations are summarized below.

	Quarter ended
	March 31,	June 30,	September 30,	December 31,

	(Dollars in thousands, except per share data)
2012
Premiums and product charges	$22,615	$25,156	$27,175	$26,937
Net investment income	326,910	320,259	318,594	321,160
Change in fair value of derivatives	259,161	(150,847)	161,090	(48,266)
Net realized gains (losses) on investments, excluding OTTI losses	(6,076)	(611)	(1,238)	1,471
Net OTTI losses recognized in operations	(2,881)	(978)	(1,686)	(9,387)
Total revenues	599,729	192,979	503,935	291,915
Net income (loss)	10,471	18,759	(7,829)	36,397
Earnings (loss) per common share	0.18	0.31	(0.13)	0.58
Earnings (loss) per common share—assuming dilution	0.16	0.30	(0.13)	0.55
2011
Premiums and product charges	$19,878	$23,181	$23,531	$21,750
Net investment income	292,128	296,878	305,502	324,272
Change in fair value of derivatives	148,653	(22,029)	(333,621)	92,269
Net realized gains (losses) on investments, excluding OTTI losses	(1,193)	(854)	(17,292)	698
Net OTTI losses recognized in operations	(6,571)	(2,229)	(8,891)	(16,285)
Total revenues	452,895	294,947	(30,771)	422,704
Net income (loss)	31,343	18,274	(13,068)	49,699
Earnings (loss) per common share	0.53	0.31	(0.22)	0.83
Earnings (loss) per common share—assuming dilution	0.48	0.28	(0.22)	0.79

Earnings per common share for each quarter is computed independently of earnings per common share for the year. As a result, the sum of the quarterly earnings per common share amounts may not equal the earnings per common share for the year.

In the quarter ended March 31, 2011, we adjusted for an overstatement of our single premium immediate annuity reserves that resulted in a cumulative overstatement of net income for the first quarter of 2011 of $2.7 million.

The differences between the change in fair value of derivatives for each quarter primarily correspond to the performance of the indices upon which our call options are based. The comparability of net income (loss) is impacted by the application of fair value accounting to our fixed index annuity business as follows:

	Quarter ended
	March 31,	June 30,	September 30,	December 31,

	(Dollars in thousands)
2012	$16,279	$5,058	$18,106	$(8,270)
2011	(2,945)	9,747	45,868	(21,313)

Schedule I—Summary of investments—other
than investments in related parties
American Equity Investment Life Holding Company
December 31, 2012
(Dollars in thousands)

Column A	Column B	Column C	Column D
Type of investment	Amortized cost(1)	Fair value	Amount at which shown in the balance sheet

	(Dollars in thousands)
Fixed maturity securities:
Available for sale:
United States Government full faith and credit	$4,590	$5,154	$5,154
United States Government sponsored agencies	1,763,789	1,772,025	1,772,025
United States municipalities, states and territories	3,116,678	3,578,323	3,578,323
Foreign government obligations	86,099	105,259	105,259
Corporate securities	12,930,173	14,466,772	14,466,772
Residential mortgage backed securities	2,743,537	2,888,113	2,888,113
Commercial mortgage backed securities	354,870	357,982	357,982
Other asset backed securities	957,291	998,508	998,508

	21,957,027	24,172,136	24,172,136

Held for investment:
Corporate security	76,088	61,521	76,088

Total fixed maturity securities	22,033,115	$24,233,657	24,248,224
Equity securities, available for sale:
Non-redeemable preferred stocks	29,955	30,120	30,120
Common stocks	14,643	23,302	23,302

Total equity securities	44,598	53,422	53,422
Mortgage loans on real estate	2,623,940	2,848,235	2,623,940
Derivative instruments	196,106	415,258	415,258
Other investments	196,366		196,366

Total investments	$25,094,125		$27,537,210

(1)   On the basis of cost adjusted for repayments and amortization of premiums and accrual of discounts for fixed maturity securities and short-term investments, original cost for derivative instruments and unpaid principal balance less allowance for credit losses for mortgage loans.

See accompanying Report of Independent Registered Public Accounting Firm.

Schedule II—Condensed financial information of registrant
American Equity Investment Life Holding Company
(parent company)
Condensed balance sheets
(Dollars in thousands)

	December 31,
	2012	2011

Assets
Cash and cash equivalents	$11,220	$12,609
Equity securities of subsidiary trusts	7,398	8,196
Receivable from subsidiaries	535	747
Deferred income taxes	2,378	—
Federal income tax recoverable, including amount from subsidiaries	11,613	8,868
Other assets, including 2015 notes hedges	55,010	61,233

	88,154	91,653
Investment in and advances to subsidiaries	2,235,403	1,933,845

Total assets	$2,323,557	$2,025,498

Liabilities and Stockholders' Equity
Liabilities:
Notes payable	$309,869	$297,608
Subordinated debentures payable to subsidiary trusts	245,869	268,653
Deferred income taxes	—	460
Other liabilities, including 2015 notes embedded derivative	47,582	50,098

Total liabilities	603,320	616,819
Stockholders' equity:
Common stock	61,751	57,837
Additional paid-in capital	496,715	468,281
Unallocated common stock held by ESOP	(2,583)	(3,620)
Accumulated other comprehensive income	686,807	457,229
Retained earnings	477,547	428,952

Total stockholders' equity	1,720,237	1,408,679

Total liabilities and stockholders' equity	$2,323,557	$2,025,498

See accompanying note to condensed financial statements.
See accompanying Report of Independent Registered Public Accounting Firm.

Schedule II—Condensed financial information of registrant (continued)
American Equity Investment Life Holding Company
(parent company)
Condensed statements of operations
(Dollars in thousands)

	Year ended December 31,
	2012	2011	2010

Revenues:
Net investment income	$565	$298	$295
Dividends from subsidiary trusts	403	427	455
Investment advisory fees	36,178	29,765	23,713
Surplus note interest from subsidiary	4,080	4,080	4,080
Realized gain on investments	—	18	13
Change in fair value of derivatives	(7,472)	(21,146)	27,059
Loss on extinguishment of debt	—	—	(292)

Total revenues	33,754	13,442	55,323
Expenses:
Change in fair value of embedded derivatives	(2,488)	(21,002)	29,595
Interest expense on notes payable	28,479	31,633	22,125
Interest expense on subordinated debentures issued to subsidiary trusts	13,458	13,977	14,906
Other operating costs and expenses	8,228	7,307	6,013

Total expenses	47,677	31,915	72,639

Loss before income taxes and equity in undistributed income of subsidiaries	(13,923)	(18,473)	(17,316)
Income tax benefit	(5,944)	(7,407)	(7,417)

Loss before equity in undistributed income of subsidiaries	(7,979)	(11,066)	(9,899)
Equity in undistributed income of subsidiaries	65,777	97,314	52,832

Net income	$57,798	$86,248	$42,933

See accompanying note to condensed financial statements.
See accompanying Report of Independent Registered Public Accounting Firm.

Schedule II—Condensed financial information of registrant (continued)
American Equity Investment Life Holding Company
(parent company)
Condensed statements of cash flows
(Dollars in thousands)

	Year ended December 31,
	2012	2011	2010

Operating activities
Net income	$57,798	$86,248	$42,933
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Change in fair value of 2015 notes embedded conversion derivative	(2,488)	(21,002)	29,595
Provision for depreciation and amortization	2,382	2,395	1,270
Accrual of discount on equity security	(5)	(5)	(4)
Equity in undistributed income of subsidiaries	(65,777)	(97,314)	(52,832)
Amortization of premium on fixed maturity security	—	1,005	185
Accrual of discount on contingent convertible notes	12,261	13,024	7,761
Change in fair value of derivatives	7,472	21,002	(29,595)
Realized (gain) loss on investments	—	(18)	(13)
Loss (gain) on extinguishment of debt	—	—	292
Accrual of discount on debenture issued to subsidiary trust	110	158	148
Share-based compensation	1,348	866	1,087
ESOP compensation	45	45	82
Deferred income tax benefit	(2,838)	(4,355)	(5,153)
Changes in operating assets and liabilities:
Receivable from subsidiaries	1,205	1,596	(10)
Federal income tax recoverable	(2,745)	142	(2,296)
Other assets	(549)	1,702	(1,925)
Other liabilities	(4,469)	(1,562)	3,708

Net cash provided by (used in) operating activities	3,750	3,927	(4,767)

Investing activities
Capital contributions to subsidiaries	—	(2,450)	(2,400)
Purchase of fixed maturity security	—	(53,610)	(50,260)
Sales, maturities or repayments of fixed maturity securities—available for sale	—	52,623	50,088
Purchases of property, plant and equipment	—	—	(33)

Net cash provided by (used in) investing activities	—	(3,437)	(2,605)

Financing activities
Financing fees incurred and deferred	$—	$(1,566)	$(6,800)
Proceeds from notes payable	—	—	200,000
Repayments of notes payable	—	(46,251)	(156,641)
Purchase of 2015 notes hedges	—	—	(37,000)
Repayment of subordinated debentures	(1,141)	—	—
Excess tax benefits realized from share-based compensation plans	6	28	31
Proceeds from issuance of common stock	5,370	4,686	6,123
Proceeds from issuance of warrants	—	—	15,600
Dividends paid	(9,374)	(7,102)	(5,829)

Net cash provided by (used in) financing activities	(5,139)	(50,205)	15,484

Increase (decrease) in cash and cash equivalents	(1,389)	(49,715)	8,112
Cash and cash equivalents at beginning of year	12,609	62,324	54,212

Cash and cash equivalents at end of year	$11,220	$12,609	$62,324

Supplemental disclosures of cash flow information
Cash paid during the year for:
Interest on notes payable	$14,564	$16,917	$11,085
Interest on subordinated debentures	13,102	13,703	14,717
Non-cash financing activity:
Conversion of subordinated debentures	20,770	—	60

See accompanying note to condensed financial statements.
See accompanying Report of Independent Registered Public Accounting Firm.

Schedule II—Condensed financial information of registrant (continued)
American Equity Investment Life Holding Company
(parent company)
Note to condensed financial statements
December 31, 2012

1.     Basis of presentation

The accompanying condensed financial statements should be read in conjunction with the consolidated financial statements and notes thereto of American Equity Investment Life Holding Company (Parent Company).

In the Parent Company financial statements, its investment in and advances to subsidiaries are stated at cost plus equity in undistributed income (losses) of subsidiaries since the date of acquisition and net unrealized gains/losses on the subsidiaries' fixed maturity securities classified as "available for sale" and equity securities.

See notes 9 and 10 to the consolidated financial statements for a description of the Parent Company's notes payable and subordinated debentures payable to subsidiary trusts.

Schedule III—Supplementary insurance information
American Equity Investment Life Holding Company

Column A	Column B	Column C	Column D	Column E
	Deferred policy acquisition costs	Future policy benefits, losses, claims and loss expenses	Unearned premiums	Other policy claims and benefits payable

	(Dollars in thousands)
As of December 31, 2012:
Life insurance	$1,709,799	$31,773,988	$—	$455,752
As of December 31, 2011:
Life insurance	$1,683,857	$28,118,716	$—	$400,594
As of December 31, 2010:
Life insurance	$1,747,760	$23,655,807	$—	$222,860

Column A	Column F	Column G	Column H	Column I	Column J
	Premium revenue	Net investment income	Benefits, claims, losses and settlement expenses	Amortization of deferred policy acquisition costs	Other operating expenses

	(Dollars in thousands)
As of December 31, 2012:
Life insurance	$101,883	$1,286,923	$1,200,218	$164,919	$137,432
As of December 31, 2011:
Life insurance	$88,340	$1,218,780	$750,214	$143,478	$113,169
As of December 31, 2010:
Life insurance	$81,057	$1,036,106	$932,292	$136,388	$151,646

See accompanying Report of Independent Registered Public Accounting Firm.

Schedule IV—Reinsurance
American Equity Investment Life Holding Company

Column A	Column B	Column C	Column D	Column E	Column F
	Gross amount	Ceded to other companies	Assumed from other companies	Net amount	Percent of amount assumed to net

	(Dollars in thousands)
Year ended December 31, 2012:
Life insurance in force, at end of year	$2,350,473	$4,742	$61,488	$2,407,219	2.55%

Insurance premiums and other considerations:
Annuity product charges	$93,472	$6,796	$—	$86,676	—
Traditional life and accident and health insurance premiums	12,525	364	716	12,877	5.56%

	$105,997	$7,160	$716	$99,553	0.72%

Year ended December 31, 2011:
Life insurance in force, at end of year	$2,469,428	$4,692	$65,197	$2,529,933	2.58%

Insurance premiums and other considerations:
Annuity product charges	$84,338	$8,149	$—	$76,189	—
Traditional life and accident and health insurance premiums	11,777	348	722	12,151	5.94%

	$96,115	$8,497	$722	$88,340	0.82%

Year ended December 31, 2010:
Life insurance in force, at end of year	$2,505,280	$3,147	$69,734	$2,571,867	2.71%

Insurance premiums and other considerations:
Annuity product charges	$78,138	$9,063	$—	$69,075	—
Traditional life and accident and health insurance premiums	11,811	711	882	11,982	7.36%

	$89,949	$9,774	$882	$81,057	1.09%

See accompanying Report of Independent Registered Public Accounting Firm.

Schedule V—Valuation and qualifying accounts
American Equity Investment Life Holding Company

	Balance January 1,	Charged to costs and expenses	Translation adjustment	Write-offs/ payments/other	Balance December 31,

	(Dollars in thousands)
Year Ended December 31, 2012
Valuation allowance on mortgage loans	$(32,964)	$(16,832)	$—	$15,562	$(34,234)
Year Ended December 31, 2011
Valuation allowance on mortgage loans	$(16,224)	$(30,770)	$—	$14,030	$(32,964)
Year Ended December 31, 2010
Valuation allowance on mortgage loans	$(5,266)	$(15,225)	$—	$4,267	$(16,224)

See accompanying Report of Independent Registered Public Accounting Firm.

American Equity Investment Life Holding Company
and subsidiaries
Consolidated balance sheets
(Dollars in thousands, except per share data)

	March 31, 2013	December 31, 2012

	(Unaudited)
Assets
Investments:
Fixed maturity securities:
Available for sale, at fair value (amortized cost: 2013—$23,513,179; 2012—$21,957,027)	$25,609,218	$24,172,136
Held for investment, at amortized cost (fair value: 2013—$62,173; 2012—$61,521)	76,129	76,088
Equity securities, available for sale, at fair value (cost: 2013—$44,172; 2012—$44,598)	55,215	53,422
Mortgage loans on real estate	2,591,897	2,623,940
Derivative instruments	719,683	415,258
Other investments	193,714	196,366

Total investments	29,245,856	27,537,210
Cash and cash equivalents	882,097	1,268,545
Coinsurance deposits	2,941,816	2,910,701
Accrued investment income	298,341	261,833
Deferred policy acquisition costs	1,803,498	1,709,799
Deferred sales inducements	1,370,285	1,292,341
Other assets	311,076	153,049

Total assets	$36,852,969	$35,133,478

Liabilities and Stockholders' Equity
Liabilities:
Policy benefit reserves	$32,937,308	$31,773,988
Other policy funds and contract claims	447,301	455,752
Notes payable	313,043	309,869
Subordinated debentures	245,913	245,869
Deferred income taxes	33,313	49,303
Income taxes payable	10,194	4,756
Other liabilities	1,135,668	573,704

Total liabilities	35,122,740	33,413,241

Stockholders' equity:
Preferred stock, par value $1 per share, 2,000,000 shares authorized, 2013 and 2012 no shares issued and outstanding	—	—
Common stock, par value $1 per share, 200,000,000 shares authorized; issued and outstanding: 2013—62,783,971 shares (excluding 4,779,535 treasury shares); 2012—61,750,601 shares (excluding 5,127,379 treasury shares)	62,784	61,751
Additional paid-in capital	504,470	496,715
Unallocated common stock held by ESOP; 2013—239,799 shares; 2012—239,799 shares	(2,266)	(2,583)
Accumulated other comprehensive income	661,663	686,807
Retained earnings	503,578	477,547

Total stockholders' equity	1,730,229	1,720,237

Total liabilities and stockholders' equity	$36,852,969	$35,133,478

See accompanying notes to unaudited consolidated financial statements.

American Equity Investment Life Holding Company
and subsidiaries
Consolidated statements of operations
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2013	2012

Revenues:
Traditional life insurance premiums	$2,698	$3,222
Annuity product charges	21,481	19,393
Net investment income	329,690	326,910
Change in fair value of derivatives	373,962	259,161
Net realized gains (losses) on investments, excluding other than temporary impairment ("OTTI") losses	10,585	(6,076)
OTTI losses on investments:
Total OTTI losses	(2,189)	(1,781)
Portion of OTTI losses recognized from other comprehensive income	(1,048)	(1,100)

Net OTTI losses recognized in operations	(3,237)	(2,881)

Total revenues	735,179	599,729

Benefits and expenses:
Insurance policy benefits and change in future policy benefits	1,735	2,117
Interest sensitive and index product benefits	225,809	139,123
Amortization of deferred sales inducements	28,831	16,710
Change in fair value of embedded derivatives	363,272	359,066
Interest expense on notes payable	7,248	6,995
Interest expense on subordinated debentures	3,009	3,586
Amortization of deferred policy acquisition costs	46,230	34,284
Other operating costs and expenses	19,520	21,713

Total benefits and expenses	695,654	583,594

Income before income taxes	39,525	16,135
Income tax expense	13,494	5,664

Net income	$26,031	$10,471

Earnings per common share	$0.41	$0.18
Earnings per common share—assuming dilution	$0.38	$0.16
Weighted average common shares outstanding (in thousands):
Earnings per common share	63,314	59,701
Earnings per common share—assuming dilution	68,706	65,930

See accompanying notes to unaudited consolidated financial statements.

American Equity Investment Life Holding Company and subsidiaries
Consolidated statements of comprehensive income
(Dollars in thousands)
(Unaudited)

	Three months ended March 31,
	2013	2012

Net income	26,031	10,471
Other comprehensive loss:
Change in net unrealized investment gains/losses(1)	(35,183)	(74,975)
Noncredit component of OTTI losses(1)	347	389
Reclassification of unrealized investment gains/losses to net income(1)	(3,847)	—

Other comprehensive loss before income tax	(38,683)	(74,586)
Income tax effect related to other comprehensive income	13,539	26,104

Other comprehensive loss	(25,144)	(48,482)

Comprehensive income (loss)	$887	$(38,011)

(1)   Net of related adjustments to amortization of deferred sales inducements and deferred policy acquisition costs.

See accompanying notes to unaudited consolidated financial statements.

American Equity Investment Life Holding Company
and subsidiaries
Consolidated statements of changes in stockholders' equity
(Dollars in thousands, except per share data)
(Unaudited)

	Common stock	Additional paid-in capital	Unallocated common stock held by ESOP	Accumulated other comprehensive income	Retained earnings	Total stockholders' equity

Balance at December 31, 2012	$61,751	$496,715	$(2,583)	$686,807	$477,547	$1,720,237
Net income for period	—	—	—	—	26,031	26,031
Other comprehensive loss	—	—	—	(25,144)	—	(25,144)
Allocation of 29,430 shares of common stock by ESOP, including excess income tax benefits	—	58	317	—	—	375
Share-based compensation, including excess income tax benefits	—	1,488	—	—	—	1,488
Issuance of 1,033,370 shares of common stock under compensation plans, including excess income tax benefits	1,033	6,209	—	—	—	7,242

Balance at March 31, 2013	$62,784	$504,470	$(2,266)	$661,663	$503,578	$1,730,229

Balance at December 31, 2011	$57,837	$468,281	$(3,620)	$457,229	$428,952	$1,408,679
Net income for period	—	—	—	—	10,471	10,471
Other comprehensive loss	—	—	—	(48,482)	—	(48,482)
Conversion of $60 of subordinated debentures	7	49	—	—	—	56
Allocation of 30,903 shares of common stock by ESOP, including excess income tax benefits	—	22	333	—	—	355
Share-based compensation, including excess income tax benefits	—	1,774	—	—	—	1,774
Issuance of 777,690 shares of common stock under compensation plans, including excess income tax benefits	778	(47)	—	—	—	731

Balance at March 31, 2012	$58,622	$470,079	$(3,287)	$408,747	$439,423	$1,373,584

See accompanying notes to unaudited consolidated financial statements.

American Equity Investment Life Holding Company
and subsidiaries
Consolidated statements of cash flows
(Dollars in thousands)
(Unaudited)

	Three months ended March 31,
	2013	2012

Operating activities
Net income	$26,031	$10,471
Adjustments to reconcile net income to net cash provided by operating activities:
Interest sensitive and index product benefits	225,809	139,123
Amortization of deferred sales inducements	28,831	16,710
Annuity product charges	(21,481)	(19,393)
Change in fair value of embedded derivatives	363,272	359,066
Increase in traditional life and accident and health insurance reserves	402	6,032
Policy acquisition costs deferred	(94,638)	(91,177)
Amortization of deferred policy acquisition costs	46,230	34,284
Provision for depreciation and other amortization	4,607	4,547
Amortization of discounts and premiums on investments	(6,296)	(39,738)
Realized gains/losses on investments and net OTTI losses recognized in operations	(7,348)	8,957
Change in fair value of derivatives	(373,962)	(259,161)
Deferred income taxes	(2,451)	(12,443)
Share-based compensation	1,290	1,106
Change in accrued investment income	(36,508)	(7,685)
Change in income taxes payable	5,438	17,441
Change in other assets	1,315	(682)
Change in other policy funds and contract claims	(8,451)	18,224
Change in collateral held for derivatives	224,755	292,043
Change in other liabilities	(6,215)	(19,523)
Other	(1,014)	(482)

Net cash provided by operating activities	369,616	457,720

American Equity Investment Life Holding Company
and subsidiaries
Consolidated statements of cash flows (continued)
(Dollars in thousands)
(Unaudited)

	Three months ended March 31,
	2013	2012

Investing activities
Sales, maturities, or repayments of investments:
Fixed maturity securities—available for sale	937,343	965,283
Fixed maturity securities—held for investment	—	1,140,816
Equity securities—available for sale	—	2,605
Mortgage loans on real estate	125,998	99,199
Derivative instruments	146,918	57,015
Other investments	5,371	4,568
Acquisition of investments:
Fixed maturity securities—available for sale	(2,308,052)	(988,547)
Mortgage loans on real estate	(95,147)	(43,678)
Derivative instruments	(82,448)	(83,201)
Other investments	(199)	(17)
Purchases of property, furniture and equipment	(78)	(191)

Net cash provided by (used in) investing activities	(1,270,294)	1,153,852

Financing activities
Receipts credited to annuity and single premium universal life policyholder account balances	$914,936	$933,632
Coinsurance deposits	5,641	(49,478)
Return of annuity policyholder account balances	(402,185)	(368,708)
Excess tax benefits realized from share-based compensation plans	305	665
Proceeds from issuance of common stock	7,103	721
Change in checks in excess of cash balance	(11,570)	(6,243)

Net cash provided by financing activities	514,230	510,589

Increase (decrease) in cash and cash equivalents	(386,448)	2,122,161
Cash and cash equivalents at beginning of period	1,268,545	404,952

Cash and cash equivalents at end of period	$882,097	$2,527,113

Supplemental disclosures of cash flow information
Cash paid during period for:
Interest expense	$6,470	$7,014
Income taxes	10,200	—
Non-cash operating activity:
Deferral of sales inducements	73,898	70,019
Non-cash investing activity:
Real estate acquired in satisfaction of mortgage loans	844	3,303
Non-cash financing activities:
Conversion of subordinated debentures	—	60

See accompanying notes to unaudited consolidated financial statements.

American Equity Investment Life Holding Company and subsidiaries
Notes to consolidated financial statements
March 31, 2013
(Unaudited)

1.     Significant accounting policies

Consolidation and basis of presentation

The accompanying consolidated financial statements of American Equity Investment Life Holding Company ("we", "us" or "our") have been prepared in accordance with U.S. generally accepted accounting principles ("GAAP") for interim financial information and the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all the information and notes required by GAAP for complete financial statements. The consolidated financial statements reflect all adjustments, consisting only of normal recurring items, which are necessary to present fairly our financial position and results of operations on a basis consistent with the prior audited consolidated financial statements. Operating results for the three month period ended March 31, 2013 are not necessarily indicative of the results that may be expected for the year ended December 31, 2013. All significant intercompany accounts and transactions have been eliminated. The preparation of financial statements requires the use of management estimates. For further information related to a description of areas of judgment and estimates and other information necessary to understand our financial position and results of operations, refer to the audited consolidated financial statements and notes included in our Annual Report on Form 10-K for the year ended December 31, 2012.

As previously reported in the notes to consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2012, we identified certain classification errors related to amounts reported in the financing activities section of our consolidated statements of cash flows. Consistent with that presentation, we have revised the consolidated statement of cash flows for the three months ended March 31, 2012 resulting in decreases of $45.8 million to receipts credited to annuity and single premium universal life policyholder account balances and return of annuity policyholder account balances. These revisions had no net impact on net cash provided by financing activities, and no impact on our consolidated balance sheets, statements of operations, statements of comprehensive income or statements of changes in stockholders' equity.

Adopted accounting pronouncements

In February 2013, the Financial Accounting Standards Board ("FASB") issued an accounting standards update ("ASU") that expands the disclosure requirements related to other comprehensive income (loss). A reporting entity is now required to provide information about the amounts reclassified out of accumulated other comprehensive income (loss) by component. In addition, a reporting entity is required to present, either on the face of the statement where net income is presented or in the notes, significant amounts reclassified out of accumulated other comprehensive income by the respective line items of net income but only if the amount reclassified is required to be reclassified to net income in its entirety in the same reporting period. This ASU became effective for interim and annual periods beginning after December 15, 2012. We adopted this ASU on January 1, 2013.

New accounting pronouncements

There are no accounting standards updates finalized to become effective in the future that will significantly affect our consolidated financial statements.

2.     Fair values of financial instruments

The following sets forth a comparison of the fair values and carrying amounts of our financial instruments:

	March 31, 2013		December 31, 2012
	Carrying amount	Fair value	Carrying amount	Fair value

	(Dollars in thousands)
Assets
Fixed maturity securities:
Available for sale	$25,609,218	$25,609,218	$24,172,136	$24,172,136
Held for investment	76,129	62,173	76,088	61,521
Equity securities, available for sale	55,215	55,215	53,422	53,422
Mortgage loans on real estate	2,591,897	2,831,426	2,623,940	2,848,235
Derivative instruments	719,683	719,683	415,258	415,258
Other investments	164,950	164,725	163,193	163,517
Cash and cash equivalents	882,097	882,097	1,268,545	1,268,545
Coinsurance deposits	2,941,816	2,699,973	2,910,701	2,678,232
Interest rate caps	3,724	3,724	3,247	3,247
2015 notes hedges	71,203	71,203	43,105	43,105
Liabilities
Policy benefit reserves	32,610,449	26,941,764	31,452,496	26,264,831
Single premium immediate annuity (SPIA) benefit reserves	446,967	461,429	455,167	469,768
Notes payable	313,043	476,786	309,869	422,175
Subordinated debentures	245,913	224,659	245,869	218,283
2015 notes embedded derivatives	71,203	71,203	43,105	43,105
Interest rate swap	3,528	3,528	4,261	4,261

Fair value is the price that would be received to sell an asset or paid to transfer a liability (exit price) in an orderly transaction between market participants at the measurement date. The objective of a fair value measurement is to determine that price for each financial instrument at each measurement date. We meet this objective using various methods of valuation that include market, income and cost approaches.

We categorize our financial instruments into three levels of fair value hierarchy based on the priority of inputs used in determining fair value. The hierarchy defines the highest priority inputs (Level 1) as quoted prices in active markets for identical assets or liabilities. The lowest priority inputs (Level 3) are our own assumptions about what a market participant would use in determining fair value such as estimated future cash flows. In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, a financial instrument's level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement. Our assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the financial instrument. We categorize financial assets and liabilities recorded at fair value in the consolidated balance sheets as follows:

Level 1—	Quoted prices are available in active markets for identical financial instruments as of the reporting date. We do not adjust the quoted price for these financial instruments, even in situations where we hold a large position and a sale could reasonably impact the quoted price.
Level 2—	Quoted prices in active markets for similar financial instruments, quoted prices for identical or similar financial instruments in markets that are not active; and models and other valuation methodologies using inputs other than quoted prices that are observable.
Level 3—	Models and other valuation methodologies using significant inputs that are unobservable for financial instruments and include situations where there is little, if any, market activity for the financial instrument. The inputs into the determination of fair value require significant management judgment or estimation. Financial instruments that are included in Level 3 are securities for which no market activity or data exists and for which we used discounted expected future cash flows with our own assumptions about what a market participant would use in determining fair value.

Transfers of securities among the levels occur at times and depend on the type of inputs used to determine fair value of each security. There were no transfers between levels during the three months ended March 31, 2013.

Our assets and liabilities which are measured at fair value on a recurring basis as of March 31, 2013 and December 31, 2012 are presented below based on the fair value hierarchy levels:

	Total fair value	Quoted prices in active markets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)

	(Dollars in thousands)
March 31, 2013
Assets
Fixed maturity securities:
Available for sale:
United States Government full faith and credit	$4,616	$4,616	$—	$—
United States Government sponsored agencies	1,857,377	—	1,857,377	—
United States municipalities, states and territories	3,657,164	—	3,657,164	—
Foreign government obligations	100,460	—	100,460	—
Corporate securities	15,550,966	25,814	15,525,152	—
Residential mortgage backed securities	2,668,454	—	2,666,730	1,724
Commercial mortgage backed securities	748,601	—	748,601	—
Other asset backed securities	1,021,580	380	1,021,200	—
Equity securities, available for sale: finance, insurance and real estate	55,215	37,744	17,471	—
Derivative instruments	719,683	—	719,683	—
Cash and cash equivalents	882,097	882,097	—	—
Interest rate caps	3,724	—	3,724	—
2015 notes hedges	71,203	—	71,203	—

	$27,341,140	$950,651	$26,388,765	$1,724

Liabilities
2015 notes embedded derivatives	$71,203	$—	$71,203	$—
Interest rate swap	3,528	—	3,528	—
Fixed index annuities—embedded derivatives	3,848,902	—	—	3,848,902

	$3,923,633	$—	$74,731	$3,848,902

	Total Fair value	Quoted prices in active markets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)

	(Dollars in thousands)
December 31, 2012
Assets
Fixed maturity securities:
Available for sale:
United States Government full faith and credit	$5,154	$5,154	$—	$—
United States Government sponsored agencies	1,772,025	—	1,772,025	—
United States municipalities, states and territories	3,578,323	—	3,578,323	—
Foreign government obligations	105,259	—	105,259	—
Corporate securities	14,466,772	33,131	14,433,641	—
Residential mortgage backed securities	2,888,113	—	2,886,301	1,812
Commercial mortgage backed securities	357,982	—	357,982	—
Other asset backed securities	998,508	378	998,130	—
Equity securities, available for sale: finance, insurance and real estate	53,422	36,928	16,494	—
Derivative instruments	415,258	—	415,258	—
Cash and cash equivalents	1,268,545	1,268,545	—	—
Interest rate caps	3,247	—	3,247	—
2015 notes hedges	43,105	—	43,105	—

	$25,955,713	$1,344,136	$24,609,765	$1,812

Liabilities
2015 notes embedded derivatives	$43,105	$—	$43,105	$—
Interest rate swap	4,261	—	4,261	—
Fixed index annuities—embedded derivatives	3,337,556	—	—	3,337,556

	$3,384,922	$—	$47,366	$3,337,556

The following methods and assumptions were used in estimating the fair values of financial instruments during the periods presented in these consolidated financial statements.

Fixed maturity securities and equity securities

The fair values of fixed maturity securities and equity securities in an active and orderly market are determined by utilizing independent pricing services. The independent pricing services incorporate a variety of observable market data in their valuation techniques, including:

•
reported trading prices,

•
benchmark yields,

•
broker-dealer quotes,

•
benchmark securities,

•
bids and offers,

•
credit ratings,

•
relative credit information, and

•
other reference data.

The independent pricing services also take into account perceived market movements and sector news, as well as a security's terms and conditions, including any features specific to that issue that may influence risk and marketability. Depending on the security, the priority of the use of observable market inputs may change as some observable market inputs may not be relevant or additional inputs may be necessary.

The independent pricing services provide quoted market prices when available. Quoted prices are not always available due to market inactivity. When quoted market prices are not available, the third parties use yield data and other factors relating to instruments or securities with similar characteristics to determine fair value for securities that are not actively traded. We generally obtain one value from our primary external pricing service. In situations where a price is not available from this service, we may obtain further quotes or prices from additional parties as needed. In addition, for our callable United States Government sponsored agencies we obtain two broker quotes and take the average of two broker prices received. Market indices of similar rated asset class spreads are considered for valuations and broker indications of similar securities are compared. Inputs used by the broker include market information, such as yield data and other factors relating to instruments or securities with similar characteristics. Valuations and quotes obtained from third party commercial pricing services are non-binding and do not represent quotes on which one may execute the disposition of the assets.

We validate external valuations at least quarterly through a combination of procedures that include the evaluation of methodologies used by the pricing services, analytical reviews and performance analysis of the prices against trends, and maintenance of a securities watch list. Additionally, as needed we utilize discounted cash flow models or perform independent valuations on a case-by-case basis of inputs and assumptions similar to those used by the pricing services. Although we do identify differences from time to time as a result of these validation procedures, we did not make any significant adjustments as of March 31, 2013 and December 31, 2012.

Mortgage loans on real estate

Mortgage loans on real estate are not measured at fair value on a recurring basis. The fair values of mortgage loans on real estate are calculated using discounted expected cash flows using current competitive market interest rates currently being offered for similar loans. The fair values of impaired mortgage loans on real estate that we have considered to be collateral dependent are based on the fair value of the real estate collateral (based on appraised values) less estimated costs to sell. The inputs utilized to determine fair value of all mortgage loans are unobservable market data (competitive market interest rates and appraised property values); therefore, fair value of mortgage loans falls into Level 3 in the fair value hierarchy.

Derivative instruments

The fair values of derivative instruments, primarily call options, are based upon the amount of cash that we will receive to settle each derivative instrument on the reporting date. These amounts are determined by our investment team using industry accepted valuation models and are adjusted for the nonperformance risk of each counterparty net of any collateral held. Inputs include market volatility and risk free interest rates and are used in income valuation techniques in arriving at a fair value for each option contract. The nonperformance risk for each counterparty is based upon its credit default swap rate. We have no performance obligations related to the call options purchased to fund our fixed index annuity policy liabilities.

Other investments

None of the financial instruments included in other investments are measured at fair value on a recurring basis. Financial instruments included in other investments are policy loans, an equity method investment and company owned life insurance (COLI). We have not attempted to determine the fair values associated with our policy loans, as we believe any differences between carrying value and the fair values afforded these instruments are immaterial to our consolidated financial position and, accordingly, the cost to provide such disclosure does not justify the benefit to be derived. The fair value of our equity method investment qualifies as a Level 3 fair value and was determined by calculating the present value of future cash flows discounted by a risk free rate, a risk spread and a liquidity discount. The risk spread and liquidity discount are rates determined by our investment professionals and are unobservable market inputs. The fair value of our COLI approximates the cash surrender value of the policies and whose fair values fall within Level 2 of the fair value hierarchy.

Cash and cash equivalents

Amounts reported in the consolidated balance sheets for these instruments are reported at their historical cost which approximates fair value due to the nature of the assets assigned to this category.

2015 notes hedges

The fair value of these call options is determined by a third party who applies market observable data such as our common stock price, its dividend yield and its volatility, as well as the time to expiration of the call options to determine a fair value of the buy side of these options.

Interest rate swap and caps

The fair values of our pay fixed/receive variable interest rate swap and interest rate caps are obtained from third parties and are determined by discounting expected future cash flows using projected LIBOR rates for the term of the swap and caps.

Policy benefit reserves, coinsurance deposits and SPIA benefit reserves

The fair values of the liabilities under contracts not involving significant mortality or morbidity risks (principally deferred annuities), are stated at the cost we would incur to extinguish the liability (i.e., the cash surrender value) as these contracts are generally issued without an annuitization date. The coinsurance deposits related to the annuity benefit reserves have fair values determined in a similar fashion. For period-certain annuity benefit contracts, the fair value is determined by discounting the benefits at the interest rates currently in effect for newly purchased immediate annuity contracts. We are not required to and have not estimated the fair value of the liabilities under contracts that involve significant mortality or morbidity risks, as these liabilities fall within the definition of insurance contracts that are exceptions from financial instruments that require disclosures of fair value. Policy benefit reserves, coinsurance deposits and SPIA benefit reserves are not measured at fair value on a recurring basis. All of the fair values presented within these categories fall within Level 3 of the fair value hierarchy as most of the inputs are unobservable market data.

Notes payable

The fair value of the convertible senior notes is based upon pricing matrices developed by a third party pricing service when quoted market prices are not available and are categorized as Level 2 within the fair value hierarchy. Notes payable are not remeasured at fair value on a recurring basis.

Subordinated debentures

Fair values for subordinated debentures are estimated using discounted cash flow calculations based principally on observable inputs including our incremental borrowing rates, which reflect our credit rating, for similar types of borrowings with maturities consistent with those remaining for the debt being valued. These fair values are categorized as Level 2 within the fair value hierarchy. Subordinated debentures are not measured at fair value on a recurring basis.

2015 notes embedded derivatives

The fair value of this embedded derivative is determined by pricing the call options that hedge this potential liability. The terms of the conversion premium are identical to the 2015 notes hedges and the method of determining fair value of the call options is based upon observable market data.

Fixed index annuities—embedded derivatives

We estimate the fair value of the embedded derivative component of our fixed index annuity policy benefit reserves at each valuation date by (i) projecting policy contract values and minimum guaranteed contract values over the expected lives of the contracts and (ii) discounting the excess of the projected contract value amounts at the applicable risk free interest rates adjusted for our nonperformance risk related to those liabilities. The projections of policy contract values are based on our best estimate assumptions for future policy growth and future policy decrements. Our best estimate assumptions for future policy growth include assumptions for the expected index credit on the next policy anniversary date which are derived from the fair values of the underlying call options purchased to fund such index credits and the expected costs of annual call options we will purchase in the future to fund index credits beyond the next policy anniversary. The projections of minimum guaranteed contract values include the same best estimate assumptions for policy decrements as were used to project policy contract values.

The following tables provide a reconciliation of the beginning and ending balances for our Level 3 assets and liabilities, which are measured at fair value on a recurring basis using significant unobservable inputs for the three months ended March 31, 2013 and 2012:

	Three months ended March 31,
	2013	2012

	(Dollars in thousands)
Available for sale securities
Beginning balance	$1,812	$2,098
Principal returned	(368)	(41)
Accretion of discount	129	26
Total gains (losses) (realized/unrealized):
Included in other comprehensive income (loss)	151	102
Included in operations	—	(158)

Ending balance	$1,724	$2,027

The Level 3 assets included in the table above are not material to our financial position, results of operations or cash flows, and it is management's opinion that the sensitivity of the inputs used in determining the fair value of these assets is not material as well.

	Three months ended March 31,
	2013	2012

	(Dollars in thousands)
Fixed index annuities—embedded derivatives
Beginning balance	$3,337,556	$2,530,496
Premiums less benefits	246,722	84,226
Change in unrealized gains, net	264,624	306,315

Ending balance	$3,848,902	$2,921,037

Change in unrealized gains, net for each period in our embedded derivatives are included in change in fair value of embedded derivatives in the unaudited consolidated statements of operations.

Certain derivatives embedded in our fixed index annuity contracts are our most significant financial instrument measured at fair value that are categorized as Level 3 in the fair value hierarchy. The contractual obligations for future annual index credits within our fixed index annuity contracts are treated as a "series of embedded derivatives" over the expected life of the applicable contracts. We estimate the fair value of these embedded derivatives at each valuation date by the method described above under fixed index annuities—embedded derivatives. The projections of minimum guaranteed contract values include the same best estimate assumptions for policy decrements as were used to project policy contract values.

The most sensitive assumption in determining policy liabilities for fixed index annuities is the rates used to discount the excess projected contract values. As indicated above, the discount rate reflects our nonperformance risk. If the discount rates used to discount the excess projected contract values at March 31, 2013, were to increase by 100 basis points, the fair value of the embedded derivatives would decrease by $261.8 million recorded through operations as a decrease in the change in fair value of embedded derivatives and there would be a corresponding decrease of $158.3 million to our combined balance for deferred policy acquisition costs and deferred sales inducements recorded through operations as an increase in amortization of deferred policy acquisition costs and deferred sales inducements. A decrease by 100 basis points in the discount rate used to discount the excess projected contract values would increase the fair value of the embedded derivatives by $291.9 million recorded through operations as an increase in the change in fair value of embedded derivatives and increase our combined balance for deferred policy acquisition costs and deferred sales inducements by $177.0 million recorded through operations as a decrease in amortization of deferred policy acquisition costs and deferred sales inducements.

3.     Investments

At March 31, 2013 and December 31, 2012, the amortized cost and fair value of fixed maturity securities and equity securities were as follows:

	Amortized cost	Gross unrealized gains	Gross unrealized losses	Fair value

	(Dollars in thousands)
March 31, 2013
Fixed maturity securities:
Available for sale:
United States Government full faith and credit	$4,091	$525	$—	$4,616
United States Government sponsored agencies	1,853,618	7,646	(3,887)	1,857,377
United States municipalities, states and territories	3,191,793	466,207	(836)	3,657,164
Foreign government obligations	86,102	14,574	(216)	100,460
Corporate securities	14,167,049	1,434,504	(50,587)	15,550,966
Residential mortgage backed securities	2,488,435	186,029	(6,010)	2,668,454
Commercial mortgage backed securities	742,965	8,772	(3,136)	748,601
Other asset backed securities	979,126	48,252	(5,798)	1,021,580

	$23,513,179	$2,166,509	$(70,470)	$25,609,218

Held for investment:
Corporate security	$76,129	$—	$(13,956)	$62,173

Equity securities, available for sale:
Finance, insurance, and real estate	$44,172	$11,043	$—	$55,215

December 31, 2012
Fixed maturity securities:
Available for sale:
United States Government full faith and credit	$4,590	$564	$—	$5,154
United States Government sponsored agencies	1,763,789	11,704	(3,468)	1,772,025
United States municipalities, states and territories	3,116,678	461,770	(125)	3,578,323
Foreign government obligations	86,099	19,160	—	105,259
Corporate securities	12,930,173	1,568,223	(31,624)	14,466,772
Residential mortgage backed securities	2,743,537	172,304	(27,728)	2,888,113
Commercial mortgage backed securities	354,870	5,095	(1,983)	357,982
Other asset backed securities	957,291	44,190	(2,973)	998,508

	$21,957,027	$2,283,010	$(67,901)	$24,172,136

Held for investment:
Corporate security	76,088	—	(14,567)	61,521

Equity securities, available for sale:
Finance, insurance, and real estate	$44,598	$10,227	$(1,403)	$53,422

During the three months ended March 31, 2013 and 2012, we received $0.3 billion and $1.9 billion, respectively, in redemption proceeds related to calls of our callable United States Government sponsored agency securities and public and private corporate bonds, of which $1.1 billion for the three months ended March 31, 2012, were classified as held for investment. The proceeds from these redemptions that have been reinvested have primarily been in United States government sponsored agencies, corporate securities, commercial mortgage backed securities and other asset backed securities. At March 31, 2013, 31% of our fixed income securities have call features and 0.3% ($0.1 billion) were subject to call redemption. Another 8% ($1.8 billion) will become subject to call redemption during the next twelve months, of which $522.3 million are short-term U.S. Government agency securities with a book yield of 0.76%.

The amortized cost and fair value of fixed maturity securities at March 31, 2013, by contractual maturity, are shown below. Actual maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties. All of our mortgage and other asset backed securities provide for periodic payments throughout their lives and are shown below as separate lines.

	Available for sale		Held for investment
	Amortized cost	Fair value	Amortized cost	Fair value

	(Dollars in thousands)
Due in one year or less	$100,860	$105,574	$—	$—
Due after one year through five years	737,142	833,797	—	—
Due after five years through ten years	5,706,584	6,093,251	—	—
Due after ten years through twenty years	5,804,473	6,322,926	—	—
Due after twenty years	6,953,594	7,815,035	76,129	62,173

	19,302,653	21,170,583	76,129	62,173
Residential mortgage backed securities	2,488,435	2,668,454	—	—
Commercial mortgage backed securities	742,965	748,601	—	—
Other asset backed securities	979,126	1,021,580	—	—

	$23,513,179	$25,609,218	$76,129	$62,173

Net unrealized gains on available for sale fixed maturity securities and equity securities reported as a separate component of stockholders' equity were comprised of the following:

	March 31, 2013	December 31, 2012

	(Dollars in thousands)
Net unrealized gains on available for sale fixed maturity securities and equity securities	$2,107,082	$2,223,933
Adjustments for assumed changes in amortization of deferred policy acquisition costs and deferred sales inducements	(1,123,806)	(1,201,974)
Deferred income tax valuation allowance reversal	22,534	22,534
Deferred income tax benefit	(344,147)	(357,686)

Net unrealized gains reported as accumulated other comprehensive income	$661,663	$686,807

The National Association of Insurance Commissioners ("NAIC") assigns designations to fixed maturity securities. These designations range from Class 1 (highest quality) to Class 6 (lowest quality). In general, securities are assigned a designation based upon the ratings they are given by the Nationally Recognized Statistical Rating Organizations ("NRSRO's"). The NAIC designations are utilized by insurers in preparing their annual statutory statements. NAIC

Class 1 and 2 designations are considered "investment grade" while NAIC Class 3 through 6 designations are considered "non-investment grade." Based on the NAIC designations, we had 98% and of our fixed maturity portfolio rated investment grade at March 31, 2013 and December 31, 2012.

The following table summarizes the credit quality, as determined by NAIC designation, of our fixed maturity portfolio as of the dates indicated:

	March 31, 2013		December 31, 2012
NAIC designation	Amortized cost	Fair value	Amortized cost	Fair value

	(Dollars in thousands)
1	$14,659,495	$16,121,041	$13,737,381	$15,250,560
2	8,457,623	9,087,432	7,838,186	8,533,121
3	419,163	408,178	398,294	387,222
4	50,789	53,006	53,879	56,151
5	—	—	—	—
6	2,238	1,734	5,375	6,603

	$23,589,308	$25,671,391	$22,033,115	$24,233,657

The following tables show our investments' gross unrealized losses and fair value, aggregated by investment category and length of time that individual securities (consisting of 211 and 198 securities, respectively) have been in a continuous unrealized loss position, at March 31, 2013 and December 31, 2012:

	Less than 12 months		12 months or more		Total
	Fair value	Unrealized losses	Fair value	Unrealized losses	Fair value	Unrealized losses

	(Dollars in thousands)
March 31, 2013
Fixed maturity securities:
Available for sale:
United States Government sponsored agencies	$874,724	$(3,887)	$—	$—	$874,724	$(3,887)
United States municipalities, states and territories	62,810	(836)	—	—	62,810	(836)
Foreign government obligations	14,270	(216)	—	—	14,270	(216)
Corporate securities:
Finance, insurance and real estate	379,876	(7,483)	68,378	(6,127)	448,254	(13,610)
Manufacturing, construction and mining	622,394	(13,677)	11,980	(1,896)	634,374	(15,573)
Utilities and related sectors	362,337	(10,870)	39,887	(3,533)	402,224	(14,403)
Wholesale/retail trade	95,328	(1,586)	10,263	(193)	105,591	(1,779)
Services, media and other	370,926	(5,222)	—	—	370,926	(5,222)
Residential mortgage backed securities	62,181	(2,251)	92,736	(3,759)	154,917	(6,010)
Commercial mortgage backed securities	216,149	(3,136)	—	—	216,149	(3,136)
Other asset backed securities	167,487	(3,598)	24,008	(2,200)	191,495	(5,798)

	$3,228,482	$(52,762)	$247,252	$(17,708)	$3,475,734	$(70,470)

Held for investment:
Corporate security:
Insurance	$—	$—	$62,173	$(13,956)	$62,173	$(13,956)

	Less than 12 months		12 months or more		Total
	Fair value	Unrealized losses	Fair value	Unrealized losses	Fair value	Unrealized losses

	(Dollars in thousands)
December 31, 2012
Fixed maturity securities:
Available for sale:
United States Government sponsored agencies	$973,728	$(3,468)	$—	$—	$973,728	$(3,468)
United States municipalities, states and territories	24,393	(125)	—	—	24,393	(125)
Corporate securities:
Finance, insurance and real estate	177,962	(4,126)	85,709	(8,438)	263,671	(12,564)
Manufacturing, construction and mining	426,120	(4,303)	21,975	(1,281)	448,095	(5,584)
Utilities and related sectors	221,044	(5,187)	39,224	(4,212)	260,268	(9,399)
Wholesale/retail trade	101,790	(784)	10,250	(208)	112,040	(992)
Services, media and other	264,421	(3,085)	—	—	264,421	(3,085)
Residential mortgage backed securities	220,622	(8,679)	260,226	(19,049)	480,848	(27,728)
Commercial mortgage backed securities	161,582	(1,983)	—	—	161,582	(1,983)
Other asset backed securities	145,238	(2,242)	26,131	(731)	171,369	(2,973)

	$2,716,900	$(33,982)	$443,515	$(33,919)	$3,160,415	$(67,901)

Held for investment:
Corporate security:
Insurance	$—	$—	$61,521	$(14,567)	$61,521	$(14,567)

Equity security, available for sale:
Services	$—	$—	$8,722	$(1,403)	$8,722	$(1,403)

The following is a description of the factors causing the temporary unrealized losses by investment category as of March 31, 2013:

United States Government sponsored agencies:    These securities are relatively long in duration; however, they are callable in less than 12 months making the value of such securities sensitive to changes in market interest rates. The timing of when some of these securities were purchased gave rise to unrealized losses at March 31, 2013.

United States municipalities, states and territories:    These securities are relatively long in duration whose fair values are sensitive to changes in market interest rates. The timing of the purchase of these securities have resulted in unrealized losses at this point in time.

Foreign government obligations:    The unrealized losses on these securities is due to wider spreads on the announcement of increased capital expenditures with resulting higher leverage and greater supply.

Corporate securities:    The unrealized losses in these securities are due partially to the timing of purchases in 2012 and 2013. These securities carry yields less than those available at December 31, 2012 as the result of rising interest rates in the first quarter of 2013. In addition, a small number of securities seeing their credit spreads remain wide due to issuer or industry specific news while some financial and industrial sector credit spreads remain wide due to continued economic uncertainty and concerns of economic instability in the European Union.

Residential mortgage backed securities:    At March 31, 2013, we had no exposure to sub-prime residential mortgage backed securities. All of our residential mortgage backed securities are pools of first-lien residential mortgage loans. Substantially all of the securities that we own are in the most senior tranche of the securitization in which they are structured and are not subordinated to any other tranche. Our "Alt-A" residential mortgage backed securities are comprised of 36 securities with a total amortized cost basis of $358.3 million and a fair value of $378.6 million. Despite recent improvements in the capital markets, the fair values of RMBS with weaker borrower characteristics continue at prices below amortized cost. These RMBS prices will likely remain below our cost basis until the housing market is able to absorb current and future foreclosures.

Commercial mortgage backed securities:    The unrealized losses in these securities are due partially to the timing of purchases in 2012 and 2013. A number of purchases made in the middle of the fourth quarter 2012 were at yields lower than what could be executed at the end of this quarter due to the increase in the treasury yield since the time of purchase. Yield spreads for commercial mortgage backed securities have narrowed but remain attractive.

Other asset backed securities:    The unrealized losses in these securities are predominantly assigned to financial sector capital trust securities which have longer maturity dates and have declined in price due to prolonged stress in the financial sector. Only one security in an unrealized loss position is rated below investment grade.

Approximately 76% and 75% of the unrealized losses on fixed maturity securities shown in the above table for March 31, 2013 and December 31, 2012, respectively, are on securities that are rated investment grade, defined as being the highest two NAIC designations. All of the securities with unrealized losses are current with respect to the payment of principal and interest.

Changes in net unrealized gains on investments for the three months ended March 31, 2013 and 2012 are as follows:

	Three months ended March 31,
	2013	2012

	(Dollars in thousands)
Fixed maturity securities held for investment carried at amortized cost	$611	$10,189

Investments carried at fair value:
Fixed maturity securities, available for sale	$(119,070)	$(215,088)
Equity securities, available for sale	2,219	4,424

	(116,851)	(210,664)
Adjustment for effect on other balance sheet accounts:
Deferred policy acquisition costs and deferred sales inducements	78,168	136,078
Deferred income tax asset/liability	13,539	26,104

	91,707	162,182

Change in net unrealized gains on investments carried at fair value	$(25,144)	$(48,482)

Proceeds from sales of available for sale securities for the three months ended March 31, 2013 and 2012 were $380.4 million and $51.7 million, respectively. Scheduled principal repayments, calls and tenders for available for sale securities for the three months ended March 31, 2013 and 2012 were $556.9 million and $919.1 million, respectively.

Realized gains and losses on sales are determined on the basis of specific identification of investments based on the trade date. Net realized gains (losses) on investments, excluding net OTTI losses for the three months ended March 31, 2013 and 2012 are as follows:

	Three months ended March 31,
	2013	2012

	(Dollars in thousands)
Available for sale fixed maturity securities:
Gross realized gains	$13,015	$1,018
Gross realized losses	(2,187)	(296)

	10,828	722
Equity securities:
Gross realized gains	—	562
Other investments:
Gain on sale of real estate	589	1,445
Loss on sale of real estate	(466)	—
Impairment losses on real estate	—	(974)

	123	471

Mortgage loans on real estate:
Increase in allowance for credit losses	(366)	(7,831)

	$10,585	$(6,076)

We review and analyze all investments on an ongoing basis for changes in market interest rates and credit deterioration. This review process includes analyzing our ability to recover the amortized cost basis of each investment that has a fair value that is materially lower than its amortized cost and requires a high degree of management judgment and involves uncertainty. The evaluation of securities for other than temporary impairments is a quantitative and qualitative process, which is subject to risks and uncertainties.

We have a policy and process in place to identify securities that could potentially have impairments that are other than temporary. This process involves monitoring market events and other items that could impact issuers. The evaluation includes but is not limited to such factors as:

•
the length of time and the extent to which the fair value has been less than amortized cost or cost;

•
whether the issuer is current on all payments and all contractual payments have been made as agreed;

•
the remaining payment terms and the financial condition and near-term prospects of the issuer;

•
the lack of ability to refinance due to liquidity problems in the credit market;

•
the fair value of any underlying collateral;

•
the existence of any credit protection available;

•
our intent to sell and whether it is more likely than not we would be required to sell prior to recovery for debt securities;

•
our assessment in the case of equity securities including perpetual preferred stocks with credit deterioration that the security cannot recover to cost in a reasonable period of time;

•
our intent and ability to retain equity securities for a period of time sufficient to allow for recovery;

•
consideration of rating agency actions; and

•
changes in estimated cash flows of mortgage and asset backed securities.

We determine whether other than temporary impairment losses should be recognized for debt and equity securities by assessing all facts and circumstances surrounding each security. Where the decline in market value of debt securities is attributable to changes in market interest rates or to factors such as market volatility, liquidity and spread widening, and we anticipate recovery of all contractual or expected cash flows, we do not consider these investments to be other than temporarily impaired because we do not intend to sell these investments and it is not more likely than not we will be required to sell these investments before a recovery of amortized cost, which may be maturity. For equity securities, we recognize an impairment charge in the period in which we do not have the intent and ability to hold the securities until recovery of cost or we determine that the security will not recover to book value within a reasonable period of time. We determine what constitutes a reasonable period of time on a security-by-security basis by considering all the evidence available to us, including the magnitude of any unrealized loss and its duration. In any event, this period does not exceed 18 months from the date of impairment for perpetual preferred securities for which there is evidence of deterioration in credit of the issuer and common equity securities. For perpetual preferred securities absent evidence of a deterioration in credit of the issuer we apply an impairment model, including an anticipated recovery period, similar to a debt security.

Other than temporary impairment losses on equity securities are recognized in operations. If we intend to sell a debt security or if it is more likely than not that we will be required to sell a debt security before recovery of its amortized cost basis, other than temporary impairment has occurred and the difference between amortized cost and fair value will be recognized as a loss in operations.

If we do not intend to sell and it is not more likely than not we will be required to sell the debt security but also do not expect to recover the entire amortized cost basis of the security, an impairment loss would be recognized in operations in the amount of the expected credit loss. We determine the amount of expected credit loss by calculating the present value of the cash flows expected to be collected discounted at each security's acquisition yield based on our consideration of whether the security was of high credit quality at the time of acquisition. The difference between the present value of expected future cash flows and the amortized cost basis of the security is the amount of credit loss recognized in operations. The remaining amount of the other than temporary impairment is recognized in other comprehensive income.

The determination of the credit loss component of a mortgage backed security is based on a number of factors. The primary consideration in this evaluation process is the issuer's ability to meet current and future interest and principal payments as contractually stated at time of purchase. Our review of these securities includes an analysis of the cash flow modeling under various default scenarios considering independent third party benchmarks, the seniority of the specific tranche within the structure of the security, the composition of the collateral and the actual default, loss severity and prepayment experience exhibited. With the input of third party assumptions for default projections, loss severity and prepayment expectations, we evaluate the cash flow projections to determine whether the security is performing in accordance with its contractual obligation.

We utilize the models from a leading structured product software specialist serving institutional investors. These models incorporate each security's seniority and cash flow structure. In circumstances where the analysis implies a potential for principal loss at some point in the future, we use the "best estimate" cash flow projection discounted at the security's effective yield at acquisition to determine the amount of our potential credit loss associated with this security. The discounted expected future cash flows equates to our expected recovery value. Any shortfall of the expected recovery when compared to the amortized cost of the security will be recorded as the credit loss component of other than temporary impairment.

The cash flow modeling is performed on a security-by-security basis and incorporates actual cash flows on the residential mortgage backed securities through the current period, as well as the projection of remaining cash flows using a number of assumptions including default rates, prepayment rates and loss severity rates. The default curves we use are tailored to the Prime or Alt-A residential mortgage backed securities that we own, which assume lower default rates and loss severity for Prime securities versus Alt-A securities. These default curves are scaled higher or lower depending on factors such as current underlying mortgage loan performance, rating agency loss projections, loan to value ratios, geographic diversity, as well as other appropriate considerations.

The following table presents the range of significant assumptions used to determine the credit loss component of other than temporary impairments we have recognized on residential mortgage backed securities for the three months ended March 31, 2013 and 2012, which are all senior level tranches within the structure of the securities:

		Discount rate		Default rate		Loss severity
Sector	Vintage	Min	Max	Min	Max	Min	Max

Three months ended March 31, 2013
Prime	2003	5.1%	5.1%	2%	2%	30%	30%
	2005	6.5%	7.7%	8%	17%	50%	50%
	2006	6.0%	6.9%	9%	16%	50%	50%
	2007	6.5%	6.7%	14%	25%	40%	60%
	2008	6.6%	6.6%	16%	16%	45%	45%
Alt-A	2005	5.6%	8.7%	15%	25%	5%	65%
	2007	6.2%	6.9%	38%	52%	60%	65%
Three months ended March 31, 2012
Prime	2005	7.5%	7.5%	13%	13%	50%	50%
	2006	6.9%	7.4%	19%	19%	50%	55%
	2007	6.4%	7.3%	15%	38%	50%	60%
Alt-A	2005	6.4%	7.4%	14%	27%	5%	50%
	2006	6.0%	6.0%	46%	46%	55%	55%
	2007	6.6%	7.0%	42%	55%	55%	60%

The determination of the credit loss component of a corporate bond (including redeemable preferred stocks) is based on the underlying financial performance of the issuer and their ability to meet their contractual obligations. Considerations in our evaluation include, but are not limited to, credit rating changes, financial statement and ratio analysis, changes in management, significant changes in credit spreads, breaches of financial covenants and a review of the economic outlook for the industry and markets in which they trade. In circumstances where an issuer appears unlikely to meet its future obligation, or the security's price decline is deemed other than temporary, an estimate of credit loss is determined. Credit loss is calculated using default probabilities as derived from the credit default swaps markets in conjunction with recovery rates derived from independent third party analysis or a best estimate of credit loss. This credit loss rate is then incorporated into a present value calculation based on an expected principal loss in the future discounted at the yield at the date of purchase and compared to amortized cost to determine the amount of credit loss associated with the security.

In addition, for debt securities which we do not intend to sell and it is not more likely than not we will be required to sell, but our intent changes due to changes or events that could not have been reasonably anticipated, an other than temporary impairment charge is recognized. Once an impairment charge has been recorded, we then continue to review the other than temporarily impaired securities for appropriate valuation on an ongoing basis. Unrealized losses may be recognized in future periods through a charge to earnings, should we later conclude that the decline in fair value below amortized cost is other than temporary pursuant to our accounting policy described above. The use of different methodologies and assumptions to determine the fair value of investments and the timing and amount of impairments may have a material effect on the amounts presented in our consolidated financial statements.

The following table summarizes other than temporary impairments for the three months ended March 31, 2013 and 2012, by asset type:

	Number of securities	Total OTTI losses	Portion of OTTI losses recognized from other comprehensive income	Net OTTI losses recognized in operations

	(Dollars in thousands)
Three months ended March 31, 2013
Fixed maturity securities, available for sale:
Corporate securities:
Industrial	1	$(1,761)	$—	$(1,761)
Residential mortgage backed securities	5	—	(1,048)	(1,048)
Equity security, available for sale:
Industrial	1	(428)	—	(428)

	7	$(2,189)	$(1,048)	$(3,237)

Three months ended March 31, 2012
Fixed maturity securities, available for sale:
Residential mortgage backed securities	20	$(1,781)	$(1,100)	$(2,881)

The cumulative portion of other than temporary impairments determined to be credit losses which have been recognized in operations for debt securities are summarized as follows:

	Three months ended March 31,
	2013	2012

	(Dollars in thousands)
Cumulative credit loss at beginning of period	$(134,027)	$(119,095)
Credit losses on securities for which OTTI has not previously been recognized	(1,761)	—
Additional credit losses on securities for which OTTI has previously been recognized	(1,048)	(2,881)
Accumulated losses on securities that were disposed of during the period	7,023	—

Cumulative credit loss at end of period	$(129,813)	$(121,976)

The following table summarizes the cumulative noncredit portion of OTTI and the change in fair value since recognition of OTTI, both of which were recognized in other comprehensive income, by major type of security, for securities that are part of our investment portfolio at March 31, 2013 and December 31, 2012:

	Amortized cost	OTTI recognized in other comprehensive income	Change in fair value since OTTI was recognized	Fair value

	(Dollars in thousands)
March 31, 2013
Fixed maturity securities, available for sale:
Corporate securities	$19,092	$(2,151)	$3,780	$20,721
Residential mortgage backed securities	812,735	(176,557)	219,822	856,000
Equity securities, available for sale:
Finance, insurance and real estate and services	19,673	—	10,167	29,840

	$851,500	$(178,708)	$233,769	$906,561

December 31, 2012
Fixed maturity securities, available for sale:
Corporate securities	$10,599	$(2,151)	$5,676	$14,124
Residential mortgage backed securities	855,915	(177,604)	171,514	849,825
Equity securities, available for sale:
Finance, insurance and real estate	9,976	—	9,668	19,644

	$876,490	$(179,755)	$186,858	$883,593

4.     Mortgage loans on real estate

Our mortgage loan portfolio, summarized in the following table, totaled $2.6 billion at March 31, 2013 and December 31, 2012, with commitments outstanding of $73.0 million at March 31, 2013.

	March 31, 2013	December 31, 2012

	(Dollars in thousands)
Principal outstanding	$2,625,737	$2,658,883
Loan loss allowance	(33,031)	(34,234)
Deferred prepayment fees	(809)	(709)

Carrying value	$2,591,897	$2,623,940

The portfolio consists of commercial mortgage loans collateralized by the related properties and diversified as to property type, location and loan size. Our mortgage lending policies establish limits on the amount that can be loaned to one borrower and other criteria to attempt to reduce the risk of default. The mortgage loan portfolio is summarized by geographic region and property type as follows:

	March 31, 2013		December 31, 2012
	Principal outstanding	Percent	Principal outstanding	Percent

	(Dollars in thousands)
Geographic distribution
East	$744,863	28.4%	$732,762	27.5%
Middle Atlantic	163,497	6.2%	155,094	5.8%
Mountain	371,550	14.2%	387,599	14.6%
New England	24,675	0.9%	26,385	1.0%
Pacific	317,017	12.1%	320,982	12.1%
South Atlantic	459,579	17.5%	458,802	17.3%
West North Central	354,299	13.5%	370,168	13.9%
West South Central	190,257	7.2%	207,091	7.8%

	$2,625,737	100.0%	$2,658,883	100.0%

Property type distribution
Office	$684,553	26.1%	$666,467	25.1%
Medical Office	130,874	5.0%	136,764	5.1%
Retail	656,187	25.0%	677,951	25.5%
Industrial/Warehouse	672,522	25.6%	692,637	26.1%
Hotel	89,376	3.4%	94,045	3.5%
Apartment	220,698	8.4%	219,335	8.2%
Mixed use/other	171,527	6.5%	171,684	6.5%

	$2,625,737	100.0%	$2,658,883	100.0%

We evaluate our mortgage loan portfolio for the establishment of a loan loss reserve by specific identification of impaired loans and the measurement of an estimated loss for each individual loan identified. A mortgage loan is impaired when it is probable that we will be unable to collect all amounts due according to the contractual terms of the loan agreement. If we determine that the value of any specific mortgage loan is impaired, the carrying amount of the mortgage loan will be reduced to its fair value, based upon the present value of expected future cash flows from the loan discounted at the loan's effective interest rate, or the fair value of the underlying collateral less estimated costs to sell. In addition, we analyze the mortgage loan portfolio for the need of a general loan allowance for probable losses on all other loans. The amount of the general loan allowance is based upon management's evaluation of the collectability of the loan portfolio, historical loss experience, delinquencies, credit concentrations, underwriting standards and national and local economic conditions.

Our financing receivables currently consist of one portfolio segment which is our commercial mortgage loan portfolio. These are mortgage loans with collateral consisting of commercial real estate and borrowers consisting mostly of limited liability partnerships or limited liability corporations.

We have a population of mortgage loans that we have been carrying with workout terms (e.g. interest only periods, period of suspended payments, etc.) and a population of mortgage loans that have been in a delinquent status (i.e. more than 60 days past due). It is from this population that we have been recognizing some impairment loss due to nonpayment and, in some cases, eventual satisfaction of the loan by taking ownership of the collateral real estate. In most cases the fair value of the collateral less estimated costs to sell such collateral has been less than the outstanding principal amount of the mortgage loan.

Our general loan loss allowance for the period ended March 31, 2012 was calculated utilizing a group of loans which had a debt service coverage ratio (DSCR) of less than 1.0. The DSCR is calculated by dividing the net operating income of the mortgaged property by the contractual principal and interest payment due for the corresponding period. We developed the loss rates to apply to this group of loans by dividing the specific impairment loss for the most recent 4 quarters by the principal outstanding of the loans with a DSCR of less than 1.0.

Currently, we complete a process of rating the mortgage loans in our portfolio based on factors such as historical operating performance, loan to value ratio and economic outlook, among others. We calculate a loss factor to apply to each rating based on historical losses we have recognized in our mortgage loan portfolio. We apply the loss factors to the total principal outstanding within each rating category to determine an appropriate estimate of general loan loss allowance at March 31, 2013.

The following tables present a rollforward of our specific and general valuation allowances for mortgage loans on real estate:

	Three months ended March 31, 2013		Three months ended March 31, 2012
	Specific allowance	General allowance	Specific allowance	General allowance

	(Dollars in thousands)
Beginning allowance balance	$(23,134)	$(11,100)	$(23,664)	$(9,300)
Charge-offs	1,569	—	900	—
Recoveries	—	—	—	—
Provision for credit losses	(1,066)	700	(6,831)	(1,000)

Ending allowance balance	$(22,631)	$(10,400)	$(29,595)	$(10,300)

The specific allowance is a total of credit loss allowances on loans which are individually evaluated for impairment. The general allowance is the group of loans discussed above which are collectively evaluated for impairment. The following table presents the total outstanding principal of loans evaluated for impairment by basis of impairment method:

	March 31, 2013	December 31, 2012

	(Dollars in thousands)
Individually evaluated for impairment	$44,299	$53,110
Collectively evaluated for impairment	2,581,438	2,605,773

Total loans evaluated for impairment	$2,625,737	$2,658,883

The amount of charge-offs include the amount of allowance that has been established for loans that were satisfied by taking ownership of the collateral. When the property is taken it is recorded at its fair value as a component of other investments and the mortgage loan is recorded as fully paid, with any allowance for credit loss that has been established charged off. Fair value of the real estate is determined by third party appraisal. There could be other situations that develop where we have established a larger specific loan loss allowance than is needed based on increases in the fair value of collateral supporting collateral dependent loans, or improvements in the financial position of a borrower so that a loan would become reliant on cash flows from debt service instead of dependent upon sale of the collateral. Charge-offs of the allowance would be recognized in those situations as well. We define collateral dependent loans as those mortgage loans for which we will depend on the value of the collateral real estate to satisfy the outstanding principal of the loan.

During the three months ended March 31, 2013, one mortgage loan was satisfied by taking ownership of the real estate serving as collateral compared to nine mortgage loans for the same period in 2012. The following table summarizes the activity in the real estate owned which was obtained in satisfaction of mortgage loans on real estate:

	Three months ended March 31,
	2013	2012

	(Dollars in thousands)
Real estate owned at beginning of period	$33,172	$36,821
Real estate acquired in satisfaction of mortgage loans	844	3,303
Sales	(5,080)	(3,083)
Impairments	—	(974)
Depreciation	(172)	(243)

Real estate owned at end of period	$28,764	$35,824

We analyze credit risk of our mortgage loans by analyzing all available evidence on loans that are delinquent and loans that are in a workout period.

	March 31, 2013	December 31, 2012

	(Dollars in thousands)
Credit exposure—by payment activity
Performing	$2,578,031	$2,597,440
In workout	28,326	26,723
Collateral dependent	19,380	34,720

	$2,625,737	$2,658,883

Mortgage loans are considered delinquent when they become 60 days past due. When loans become 90 days past due, become collateral dependent or enter a period with no debt service payments required we place them on non-accrual status and discontinue recognizing interest income. If payments are received on a delinquent loan, interest income is recognized to the extent it would have been recognized if normal principal and interest would have been received timely. If payments are received to bring a delinquent loan back to current we will resume accruing interest income on that loan. Outstanding principal of loans in a non-accrual status at March 31, 2013 and December 31, 2012 totaled $19.4 million and $34.7 million, respectively.

All of our commercial mortgage loans depend on the cash flow of the borrower to be at a sufficient level to service the principal and interest payments as they come due. In general, cash inflows of the borrowers are generated by collecting monthly rent from tenants occupying space within the borrowers' properties. Our borrowers face collateral risks such as tenants going out of business, tenants struggling to make rent payments as they become due, and tenants canceling leases and moving to other locations. We have a number of loans where the real estate is occupied by a single tenant. Our borrowers sometimes face both a reduction in cash flow on their mortgage property as well as a reduction in the fair value of the real estate collateral. If borrowers are unable to replace lost rent revenue and increases in the fair value of their property do not materialize we could potentially incur more losses than what we have allowed for in our specific and general loan loss allowances.

Aging of financing receivables is summarized in the following table, with loans in a "workout" period as of the reporting date considered current if payments are current in accordance with agreed upon terms:

	30 - 59 days	60 - 89 days	90 days and over	Total past due	Current	Collateral dependent receivables	Total financing receivables

	(Dollars in thousands)
Commercial mortgage loans
March 31, 2013	$—	$—	$—	$—	$2,606,357	$19,380	$2,625,737
December 31, 2012	$—	$—	$—	$—	$2,624,163	$34,720	$2,658,883

Financing receivables summarized in the following table represent all loans that we are either not currently collecting or those we feel it is probable we will not collect all amounts due according to the contractual terms of the loan agreements (all loans that we have worked with the borrower to alleviate short-term cash flow issues, loans delinquent for more than 60 days at the reporting date, loans we have determined to be collateral dependent and loans that we have recorded specific impairments on that we feel may continue to have performance issues).

	Recorded investment	Unpaid principal balance	Related allowance	Average recorded investment	Interest income recognized

	(Dollars in thousands)
March 31, 2013
Mortgage loans with an allowance	$23,887	$46,518	$(22,631)	$28,384	$331
Mortgage loans with no related allowance	20,413	20,413	—	20,505	284

	$44,300	$66,931	$(22,631)	$48,889	$615

December 31, 2012
Mortgage loans with an allowance	$29,976	$53,110	$(23,134)	$37,480	$1,946
Mortgage loans with no related allowance	27,765	27,765	—	27,696	1,664

	$57,741	$80,875	$(23,134)	$65,176	$3,610

The loans that are categorized as "in workout" consist of loans that we have agreed to lower or no mortgage payments for a period of time while the borrowers address cash flow and/or operational issues. The key features of these workouts have been determined on a loan-by-loan basis. Most of these loans are in a period of low cash flow due to tenants vacating their space or tenants requesting rent relief during difficult economic periods. Generally, we have allowed the borrower a six month interest only period and in some cases a twelve month period of interest only. Interest only workout loans are expected to return to their regular debt service payments after the interest only period. Interest only loans that are not fully amortizing will have a larger balance at their balloon date than originally contracted. Fully amortizing loans that are in interest only periods will have larger debt service payments for their remaining term due to lost principal payments during the interest only period. In limited circumstances we have allowed borrowers to pay the principal portion of their loan payment into an escrow account that can be used for capital and tenant improvements for a period of not more than twelve months. In these situations new loan amortization schedules are calculated based on the principal not collected during this twelve month workout period and larger payments are collected for the remaining term of each loan. In all cases, original interest rate and maturity date have not been modified and we have not forgiven any principal amounts.

A Troubled Debt Restructuring ("TDR") is a situation where we have granted a concession to a borrower for economic or legal reasons related to the borrower's financial difficulties that we would not otherwise consider. A mortgage loan that has been granted new terms, including workout terms as described previously, would be considered a TDR if it meets conditions that would indicate a borrower experiencing financial difficulty and the new terms constituting a concession on our part. We analyze all loans that we agree to workout terms and all loans that we have refinanced to determine if they meet the definition of a TDR. We consider the following factors in determining whether or not a borrower is experiencing financial difficulty:

•
borrower is in default,

•
orrower has declared bankruptcy,

•
there is growing concern about the borrower's ability to continue as a going concern,

•
borrower has insufficient cash flows to service debt,

•
borrower's inability to obtain funds from other sources, and

•
there is a breach of financial covenants by the borrower.

If the borrower is determined to be in financial difficulty, we consider the following conditions to determine if the borrower was granted a concession:

•
assets used to satisfy debt are less than our recorded investment,

•
interest rate is modified,

•
maturity date extension at an interest rate less than market rate,

•
capitalization of interest,

•
delaying principal and/or interest for a period of three months or more, and

•
partial forgiveness of the balance or charge-off.

Mortgage loan workouts, refinances or restructures that are classified as TDR are individually evaluated and measured for impairment. A summary of mortgage loans on commercial real estate with outstanding principal at March 31, 2013 and December 31, 2012 that we determined to be TDR's are as follows:

Geographic region	Number of TDR's	Principal balance outstanding	Specific loan loss allowance	Net carrying amount

		(Dollars in thousands)
March 31, 2013
East	1	$4,208	$(1,425)	$2,783
Mountain	9	25,533	(1,172)	24,361
South Atlantic	7	17,287	(5,898)	11,389
East North Central	1	2,219	(467)	1,752
West North Central	3	8,688	(2,136)	6,552

	21	$57,935	$(11,098)	$46,837

December 31, 2012
East	1	$4,208	$(1,425)	$2,783
Mountain	10	28,786	(1,702)	27,084
South Atlantic	9	23,358	(5,047)	18,311
East North Central	1	2,232	(467)	1,765
West North Central	3	9,466	(2,328)	7,138

	24	$68,050	$(10,969)	$57,081

5.     Derivative Instruments

We recognize all derivative instruments as assets or liabilities in the consolidated balance sheets at fair value. None of our derivatives qualify for hedge accounting, thus, any change in the fair value of the derivatives is recognized immediately in the consolidated statements of operations. The fair value of our derivative instruments, including derivative instruments embedded in fixed index annuity contracts, presented in the consolidated balance sheets are as follows:

	March 31, 2013	December 31, 2012

	(Dollars in thousands)
Assets
Derivative instruments
Call options	$719,683	$415,258
Other assets
2015 notes hedges	71,203	43,105
Interest rate caps	3,724	3,247

	$794,610	$461,610

Liabilities
Policy benefit reserves—annuity products
Fixed index annuities—embedded derivatives	$3,848,902	$3,337,556
Other liabilities
2015 notes embedded derivatives	71,203	43,105
Interest rate swap	3,528	4,261

	$3,923,633	$3,384,922

The changes in fair value of derivatives included in the unaudited consolidated statements of operations are as follows:

	Three months ended March 31,
	2013	2012

	(Dollars in thousands)
Change in fair value of derivatives:
Call options	$344,654	$241,520
2015 notes hedges	28,098	16,751
Interest rate swap	733	890
Interest rate caps	477	—

	$373,962	$259,161

Change in fair value of embedded derivatives:
2015 notes embedded derivatives	$28,098	$16,751
Fixed index annuities	335,174	342,315

	$363,272	$359,066

We have fixed index annuity products that guarantee the return of principal to the policyholder and credit interest based on a percentage of the gain in a specified market index. When fixed index annuity deposits are received, a portion of the deposit is used to purchase derivatives consisting of call options on the applicable market indices to fund the index credits due to fixed index annuity policyholders. Substantially all such call options are one year options purchased to match the funding requirements of the underlying policies. The call options are marked to fair value with the change in fair value included as a component of revenues. The change in fair value of derivatives includes the gains or losses recognized at the expiration of the option term or upon early termination and the changes in fair value for open positions. On the respective anniversary dates of the index policies, the index used to compute the annual index credit is reset and we purchase new one-year call options to fund the next annual index credit. We manage the cost of these purchases through the terms of our fixed index annuities, which permit us to change caps, participation rates, and/or asset fees, subject to guaranteed minimums on each policy's anniversary date. By adjusting caps, participation rates, or asset fees, we can generally manage option costs except in cases where the contractual features would prevent further modifications.

Our strategy attempts to mitigate any potential risk of loss under these agreements through a regular monitoring process which evaluates the program's effectiveness. We do not purchase call options that would require payment or collateral to another institution and our call options do not contain counterparty credit-risk-related contingent features. We are exposed to risk of loss in the event of nonperformance by the counterparties and, accordingly, we purchase our option contracts from multiple counterparties and evaluate the creditworthiness of all counterparties prior to purchase of the contracts. All of these options have been purchased from nationally recognized financial institutions with a Standard and Poor's credit rating of A- or higher at the time of purchase and the maximum credit exposure to any single counterparty is subject to concentration limits. We also have credit support agreements that allow us to request the counterparty to provide collateral to us when the fair value of our exposure to the counterparty exceeds specified amounts.

The notional amount and fair value of our call options by counterparty and each counterparty's current credit rating are as follows:

			March 31, 2013		December 31, 2012
Counterparty	Credit rating (S&P)	Credit rating (Moody's)	Notional amount	Fair value	Notional amount	Fair Value

			(Dollars in thousands)
Bank of America	A	A3	$813,718	$33,168	$568,786	$16,533
Barclays	A+	A2	3,604,972	140,646	3,463,777	103,929
BNP Paribas	A+	A2	2,272,043	90,994	2,207,097	60,301
Citibank, N.A.	A	A3	2,804,662	154,838	2,878,588	67,592
Credit Suisse	A+	A1	1,386,267	51,175	936,625	21,518
Deutsche Bank	A+	A2	783,364	40,958	886,688	20,787
HSBC	AA-	Aa3	299,965	13,583	295,520	6,539
J.P. Morgan	A+	Aa3	589,888	28,279	735,016	21,940
Morgan Stanley	A	Baa1	1,632,282	73,496	1,590,505	40,113
Wells Fargo	AA-	Aa3	2,105,038	92,546	2,060,903	56,006

			$16,292,199	$719,683	$15,623,505	$415,258

As of March 31, 2013 and December 31, 2012, we held $649.8 million and $328.7 million, respectively, of cash and cash equivalents and other securities from counterparties for derivative collateral, which is included in other liabilities on our consolidated balance sheets. This derivative collateral limits the maximum amount of economic loss due to credit risk that we would incur if parties to the call options failed completely to perform according to the terms of the contracts to $82.2 million and $93.7 million at March 31, 2013 and December 31, 2012, respectively.

The future annual index credits on our fixed index annuities are treated as a "series of embedded derivatives" over the expected life of the applicable contract. We do not purchase call options to fund the index liabilities which may arise after the next policy anniversary date. We must value both the call options and the related forward embedded options in the policies at fair value.

We entered into an interest rate swap and interest rate caps to manage interest rate risk associated with the floating rate component on certain of our subordinated debentures. See note 10 in our Annual Report on Form 10-K for the year ended December 31, 2012 for more information on our subordinated debentures. The terms of the interest rate swap provide that we pay a fixed rate of interest and receive a floating rate of interest. The terms of the interest rate caps limit the three month London Interbank Offered Rate to 2.50%. The interest rate swap and caps are not effective hedges under accounting guidance for derivative instruments and hedging activities. Therefore, we record the interest rate swap and caps at fair value and any net cash payments received or paid are included in the change in fair value of derivatives in the unaudited consolidated statements of operations.

Details regarding the interest rate swap are as follows:

						December 31, 2012
					March 31, 2013
	Notional amount		Pay rate
Maturity date		Receive rate		Counterparty	Fair value	Fair value

					(Dollars in thousands)
March 15, 2021	$85,500	*LIBOR	2.415%	SunTrust	$(3,528)	$(4,261)

*      —three month London Interbank Offered Rate

Details regarding the interest rate caps are as follows:

					March 31, 2013	December 31, 2012
	Notional amount	Floating rate	Cap rate
Maturity date				Counterparty	Fair value	Fair value

	(Dollars in thousands)
July 7, 2021	$40,000	*LIBOR	2.50%	SunTrust	$1,874	$1,634
July 8, 2021	12,000	*LIBOR	2.50%	SunTrust	563	490
July 29, 2021	27,000	*LIBOR	2.50%	SunTrust	1,287	1,123

	$79,000				$3,724	$3,247

*      —three month London Interbank Offered Rate

The interest rate swap has a forward starting date beginning in March 2014 and converts floating rates to fixed rates for seven years. The interest rate caps have a forward starting date beginning in July 2014 and cap our interest rates for seven years. As of March 31, 2013 we held $0.5 million of cash and cash equivalents to the counterparty for derivative collateral related to the swap and caps, which is included in other liabilities on our consolidated balance sheets.

6.     Notes payable

The contingent convertible senior notes included in notes payable are accounted for separately as a liability component and an equity component in the consolidated balance sheets. The liability component and equity component are as follows:

	March 31, 2013			December 31, 2012
	September 2015 notes	December 2029 notes	December 2024 notes	September 2015 notes	December 2029 notes	December 2024 notes

	(Dollars in thousands)
Notes payable:
Principal amount of liability component	$200,000	$115,839	$28,243	$200,000	$115,839	$28,243
Unamortized discount	(20,151)	(10,888)	—	(21,944)	(12,269)	—

Net carrying amount of liability component	$179,849	$104,951	$28,243	$178,056	$103,570	$28,243

Additional paid-in capital:
Carrying amount of equity component		$15,586	$22,637		$15,586	$22,637

Amount by which the if-converted value exceeds principal	$41,065	$64,395	$2,364	$—	$30,382	$—

The discount is being amortized over the expected lives of the notes, which is December 15, 2014 for the 2029 notes and September 15, 2015 for the 2015 notes, and was December 15, 2011 for the 2024 notes. The effective interest rates during the discount amortization periods are 8.9%, 8.5% and 11.9% on the 2015 notes, the 2024 notes and the 2029 notes, respectively. The interest cost recognized in operations for the convertible notes, inclusive of the coupon and amortization of the discount and debt issue costs, was $7.2 million and $7.0 million for the three months ended March 31, 2013 and 2012, respectively.

We are required to include the dilutive effect of the 2024 and 2029 notes in our diluted earnings per share calculation. Because these notes include a mandatory cash settlement feature for the principal amount, incremental dilutive shares will only exist when the fair value of our common stock at the end of the reporting period exceeds the conversion price per share of $13.74 for the 2024 notes and $9.57 for the 2029 notes. At March 31, 2013 and 2012, the conversion premium of the 2029 notes was dilutive and the effect has been included in diluted earnings per share for the three months ended March 31, 2013 and 2012. At March 31, 2013, the conversion premium of the 2024 notes was dilutive and the effect has been included in diluted earnings per share for the three months ended March 31, 2013. The 2015 notes and the 2015 notes hedges are excluded from the dilutive effect in our diluted earnings per share calculation as they are currently to be settled only in cash. The 2015 warrants could have a dilutive effect on our earnings per share to the extent that the price of our common stock exceeds the strike price of the 2015 warrants.

On March 25, 2013, notice of mandatory redemption was issued for our 2024 notes. $25.8 million principal amount of the convertible notes exercised their conversion rights prior to the April 30, 2013 mandatory redemption date. The holders of these notes will receive the principal amount of their notes in cash and the conversion premium in shares of our common stock. The final number of shares to be issued will be determined based upon the "ten day average closing price" for our common stock on the ten consecutive trading days beginning on the second trading day following the day the notes were submitted for conversion. The balance of the convertible notes ($2.5 million principal amount) will be redeemed for cash.

In 2011, we entered into a three year $160 million revolving line of credit agreement with seven banks. The interest rate is floating at a rate based on our election that will be equal to the alternate base rate (as defined in the credit agreement) plus the applicable margin or the adjusted LIBOR rate (as defined in the credit agreement) plus the applicable margin. We also pay a commitment fee on the available unused portion of the credit facility. The applicable margin and commitment fee rate are based on our credit rating and can change throughout the period of the credit facility. Based upon our current credit rating, the applicable margin is 2.00% for alternate base rate borrowings and 3.00% for adjusted LIBOR rate borrowings and the commitment fee is 0.50%. Under this agreement, we are required to maintain a minimum risk-based capital ratio at American Equity Life, a maximum ratio of debt to total capital, a minimum cash coverage ratio, and a minimum level of statutory surplus at American Equity Life. No amounts were outstanding at March 31, 2013 and December 31, 2012.

7.     Contingencies

We are occasionally involved in litigation, both as a defendant and as a plaintiff. In addition, state regulatory bodies, such as state insurance departments, the SEC, FINRA, the Department of Labor, and other regulatory bodies regularly make inquiries and conduct examinations or investigations concerning our compliance with, among other things, insurance laws, securities laws, the Employee Retirement Income Security Act of 1974, as amended, and laws governing the activities of broker-dealers.

In accordance with applicable accounting guidelines, we establish an accrued liability for litigation and regulatory matters when those matters present loss contingencies that are both probable and estimable. As a litigation or regulatory matter is developing we, in conjunction with outside counsel, evaluate on an ongoing basis whether the matter presents a loss contingency that meets conditions indicating the need for accrual and/or disclosure, and if not the matter will continue to be monitored for further developments. If and when the loss contingency related to litigation or regulatory matters is deemed to be both probable and estimable, we will establish an accrued liability with respect to that matter and will continue to monitor the matter for further developments that may affect the amount of the accrued liability. We recorded an estimated litigation liability of $17.5 million during the third quarter of 2012 based on developments in the mediation of the matter discussed below.

In recent years, companies in the life insurance and annuity business have faced litigation, including class action lawsuits, alleging improper product design, improper sales practices and similar claims. We are currently a defendant in a purported class action, McCormack, et al. v. American Equity Investment Life Insurance Company, et al., in the United States District Court for the Central District of California, Western Division and Anagnostis v. American Equity, et al., coordinated in the Central District, entitled, In Re: American Equity Annuity Practices and Sales Litigation, in the United States District Court for the Central District of California, Western Division (complaint filed September 7, 2005) (the "Los Angeles Case"), involving allegations of improper sales practices and similar claims as described below.

The Los Angeles Case is a consolidated action involving several lawsuits filed by individuals, and the individuals are seeking class action status for a national class of purchasers of annuities issued by us; however, no class has yet been certified. The named plaintiffs in this consolidated case are Bernard McCormack, Gust Anagnostis by and through Gary S. Anagnostis and Robert C. Anagnostis, Regina Bush by and through Sharon Schipiour, Lenice Mathews by and through Mary Ann Maclean and George Miller. The allegations generally attack the suitability of sales of deferred annuity products to persons over the age of 65. The plaintiffs seek rescission and injunctive relief including restitution and disgorgement of profits on behalf of all class members under California Business & Professions Code section 17200 et seq. and Racketeer Influenced and Corrupt Organizations Act; compensatory damages for breach of fiduciary duty and aiding and abetting of breach of fiduciary duty; unjust enrichment and constructive trust; and other pecuniary damages under California Civil Code section 1750 and California Welfare & Institutions Codes section 15600 et seq. We have participated in mediation sessions with plaintiffs' counsel since 2011 where potential settlement terms have been discussed. Based upon the current status of those discussions, the $17.5 million litigation liability referred to above represents our best estimate of probable loss with respect to this litigation. However, a formal settlement has not been reached, the potential settlement has not been reviewed by the court and other factors could potentially result in a change in this estimate as further developments take place. In light of the inherent uncertainties involved in the pending purported class action lawsuit, there can be no assurance that such litigation, or any other pending or future litigation, will not have a material adverse effect on our business, financial condition, or results of operations.

8.     Earnings per share

The following table sets forth the computation of earnings per common share and earnings per common share—assuming dilution:

	Three months ended March 31,
	2013	2012

	(Dollars in thousands, except per share data)
Numerator:
Net income—numerator for earnings per common share	$26,031	$10,471
Interest on convertible subordinated debentures (net of income tax benefit)	—	258

Numerator for earnings per common share—assuming dilution	$26,031	$10,729

Denominator:
Weighted average common shares outstanding(1)	63,313,568	59,700,537
Effect of dilutive securities:
Convertible subordinated debentures	—	2,883,310
Convertible senior notes	4,483,492	2,719,840
Stock options and deferred compensation agreements	908,853	626,622

Denominator for earnings per common share—assuming dilution	68,705,913	65,930,309

Earnings per common share	$0.41	$0.18
Earnings per common share—assuming dilution	$0.38	$0.16

(1)   Weighted average common shares outstanding include shares vested under the NMO Deferred Compensation Plan and exclude unallocated shares held by the ESOP.

Options to purchase shares of our common stock that were outstanding during the respective periods indicated but were not included in the computation of diluted earnings per share because the options' exercise price was greater than the average market price of the common shares are as follows:

		Range of exercise prices
	Number of shares
Period		Minimum	Maximum

Three months ended March 31, 2013	3,200	$14.34	$14.62
Three months ended March 31, 2012	1,499,900	$11.88	$14.34

In November 2011, our board of directors approved a share repurchase program authorizing us to repurchase up to 10,000,000 shares of our common stock. As of March 31, 2013, no shares had been repurchased under this program.

PROSPECTUS

American Equity
Investment Life Holding Company

Debt Securities
Preferred Stock
Common Stock
Depositary Shares
Warrants
Stock Purchase Contracts
Stock Purchase Units

American Equity Capital Trust V
American Equity Capital Trust VI

Trust Preferred Securities Fully and Unconditionally
Guaranteed by American Equity Investment Life Holding Company

          We may offer, issue and sell, together or separately, from time to time:

  •
  debt securities, which may be senior debt securities or subordinated debt securities;

  •
  shares of our preferred stock;

  •
  shares of our common stock;

  •
  depositary shares representing an interest in our preferred stock;

  •
  warrants to purchase our debt securities, shares of our common stock, shares of our preferred stock, depositary shares or securities of third parties or other rights;

  •
  stock purchase contracts to purchase our debt securities, shares of our common stock, shares of our preferred stock, depositary shares, warrants, trust preferred securities, other property of American Equity Investment Life Holding Company or securities of an entity unaffiliated with American Equity Investment Life Holding Company, a basket of such securities or any combination of the above; and

  •
  stock purchase units, each representing ownership of a stock purchase contract and debt securities, trust preferred securities of American Equity Capital Trust V and American Equity Capital Trust VI, or our debt obligations of third-parties, including U.S. treasury securities or any combination of the foregoing, securing the holder's obligation to purchase our common stock or other securities under the stock purchase contracts.

          American Equity Capital Trust V and American Equity Capital Trust VI are Delaware statutory trusts. The trusts may offer, issue and sell, from time to time, trust preferred securities. We will guarantee the payment of dividends and payments on liquidation or redemption of the trust preferred securities, as described in this prospectus and in an applicable prospectus supplement. We will own the trust interests represented by the common securities to be issued by each trust. Each trust exists for the sole purpose of issuing its trust interests and investing the proceeds in debt securities, unless an applicable prospectus supplement indicates otherwise.

          Specific terms of these securities will be provided in one or more supplements to this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you make your investment decision.

          We and the trusts may offer securities through underwriting syndicates managed or co-managed by one or more underwriters or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see "Plan of Distribution" in this prospectus.

          Our common stock is listed on the New York Stock Exchange under the trading symbol "AEL." Unless we state otherwise in a prospectus supplement, we will not list any other securities offered on an exchange.

          This prospectus may not be used to sell securities unless accompanied by a prospectus supplement or a free writing prospectus.

          Investing in our securities involves risks. You should carefully read and consider the risk factors included in our periodic reports, in any prospectus supplements relating to specific offerings of securities and in other documents that we file with the Securities and Exchange Commission. See "Risk Factors" on page 2.

          None of the Securities and Exchange Commission, any state securities commission, the Iowa Commissioner of Insurance or any other regulatory body has approved or disapproved of any of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

          The date of this prospectus is September 28, 2012

 ABOUT THIS PROSPECTUS

        This prospectus is part of a joint registration statement filed by American Equity Investment Life Holding Company, American Equity Capital Trust V and American Equity Capital Trust VI with the Securities and Exchange Commission, or SEC, using a "shelf" registration process. Under this shelf process, we may sell, from time to time, any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we and the trusts may offer, which is not meant to be a complete description of each security. Each time that securities are sold, a prospectus supplement containing specific information about the terms of that offering will be provided, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. You should read this prospectus, any applicable prospectus supplement and any applicable free writing prospectus prepared by or on behalf of us, together with additional information described under the heading "Where You Can Find More Information."

        The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us, the trusts and the securities to be offered. The registration statement, including the exhibits, can be read at the SEC web site or at the SEC offices mentioned under the heading "Where You Can Find More Information."

        You should rely only on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer to sell or soliciting an offer to purchase these securities in any jurisdiction where the offer or sale is not permitted.

        You should not assume that the information contained in this prospectus or any prospectus supplement is accurate on any date other than the date on the front cover of such documents or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus or any prospectus supplement is delivered or securities are sold on a later date. Neither the delivery of this prospectus or any applicable prospectus supplement nor any distribution of securities pursuant to such documents shall, under any circumstances, create any implication that there has been no change in the information set forth in this prospectus supplement or any applicable prospectus supplement or in our affairs since the date of this prospectus or any applicable prospectus supplement.

        All references to "we," "us," "our," the "company" or "American Equity" in this prospectus are to American Equity Investment Life Holding Company. References in this prospectus to the "trusts" refer to American Equity Capital Trust V and American Equity Capital Trust VI.

FORWARD-LOOKING STATEMENTS

        This prospectus (including the information incorporated by reference) contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All statements, trend analyses and other information contained in this prospectus and elsewhere (such as in filings by us with the SEC, press releases, presentations by us or our management or oral statements) relative to markets for our products and trends in our operations or financial results, as well as other statements including words such as "anticipate," "believe," "plan," "estimate," "expect," "intend" and other similar expressions, constitute forward-looking statements. We caution that these statements may and often do vary from actual results and the differences between these statements and actual results can be material. Accordingly, we cannot assure you that actual results will not differ materially from those expressed or implied by the forward-looking statements.

i

        Factors that could contribute to these differences include, among other things:

  •
  general economic conditions and other factors, including prevailing interest rate levels and stock and credit market performance which may affect (among other things) our ability to sell our products, our ability to access capital resources and the costs associated therewith, the fair value of our investments, which could result in impairments and other than temporary impairments, and certain liabilities, and the lapse rate and profitability of policies;

  •
  customer response to new products and marketing initiatives;

  •
  changes in the Federal income tax laws and regulations which may affect the relative income tax advantages of our products;

  •
  increasing competition in the sale of annuities;

  •
  regulatory changes or actions, including those relating to regulation of financial services affecting (among other things) bank sales and underwriting of insurance products and regulation of the sale, underwriting and pricing of products; and

  •
  the risk factors or uncertainties listed from time to time in our filings with the SEC that are incorporated by reference in this prospectus.

        You should not place undue reliance on any forward-looking statements. Forward-looking information is intended to reflect opinions as of the date of this prospectus. Except as otherwise required by applicable laws, we undertake no obligation to publicly update or revise any forward-looking statements described in this prospectus, whether as a result of new information, future events, changed circumstances or any other reason after the date of this prospectus.

ii

 AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY

        We are a full service underwriter of fixed annuity and life insurance products through our wholly-owned life insurance subsidiaries, American Equity Investment Life Insurance Company, American Equity Investment Life Insurance Company of New York, and Eagle Life Insurance Company. Our business consists primarily of the sale of fixed index and fixed rate annuities and, accordingly, we have only one business segment. Our business strategy is to focus on our annuity business and earn predictable returns by managing investment spreads and investment risk. We are currently licensed to sell our products in 50 states and the District of Columbia.

        Our executive offices are located at 6000 Westown Parkway, West Des Moines, IA 50266, and our telephone number is (515) 221-0002. Our web site address is www.american-equity.com . Information contained on our website is not incorporated by reference in and does not constitute a part of this prospectus.

THE TRUSTS

        We created two Delaware statutory trusts, each pursuant to a declaration of trust executed by us as sponsor for each trust and its trustees. The trusts are named American Equity Capital Trust V and American Equity Capital Trust VI.

        We have filed, as an exhibit to the registration statement of which this prospectus is a part, a form of Amended and Restated Declaration of Trust for each trust which contains the terms and conditions under which the trusts will issue and sell their preferred securities and common securities. We refer to each Amended and Restated Declaration of Trust as a declaration with respect to that trust.

        Unless an applicable prospectus supplement provides otherwise, each trust exists solely to:

  •
  issue and sell preferred securities, which we refer to as trust preferred securities. The proceeds of the trust preferred securities will be invested in a specified series of our debt securities;

  •
  issue and sell common securities, which we refer to as trust common securities. The trust common securities will be issued and sold to us in exchange for cash. The proceeds from the sale will be invested in a specified series of our debt securities; and

  •
  engage in other activities only as are necessary, convenient or incidental to the above two purposes.

        Neither trust will borrow money, issue debt, reinvest proceeds derived from investments, pledge any of its assets nor otherwise undertake or permit to be undertaken any activity that would cause it to not be classified as a grantor trust for United States federal income tax purposes.

        We will own all of the trust common securities. The holder of the trust common securities will receive payments that will be made on a ratable basis with the trust preferred securities. However, the right of the holder of the trust common securities to payment in respect of distributions and payments upon liquidation, redemption or otherwise will be subordinated to the right of the trust preferred securities holders if there is a continuing event of default under the declaration.

        We will acquire trust common securities having an aggregate liquidation amount equal to the percentage set forth in the applicable prospectus supplement of the total capital of the trust.

        Each trust will have a term of 55 years but may end earlier if its declaration so provides.

        We will pay all fees and expenses related to each trust and the offering of the trust preferred securities by each trust.

        The principal place of business of each trust is c/o American Equity Investment Life Holding Company, 6000 Westown Parkway, West Des Moines, IA 50266. The telephone number is (515) 221-0002.

        The trustees of each trust will conduct the business and affairs of their respective trusts. The trustees' duties and obligations will be governed by the declaration of their respective trust. Each trust's trust common securities holders will be entitled to appoint, remove, replace or change the number of trustees for their respective trust.

        Each trust will include the following trustees:

  •
  at least one regular trustee, which is a person who is an employee or officer of or who is affiliated with us;

  •
  at least one property trustee, which is a financial institution that is not affiliated with us and which will act as property trustee and indenture trustee for the purposes of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), pursuant to the terms described in an applicable prospectus supplement; and

  •
  at least one Delaware trustee, which is an individual resident of, or a legal entity with a principal place of business in, the State of Delaware, unless the trust's property trustee maintains a principal place of business in the State of Delaware and otherwise meets the requirements of applicable law.

        The trustees of each trust are collectively referred to as the trustees. Unless otherwise indicated in an applicable prospectus supplement, the property trustee will be U.S. Bank National Association and the Delaware trustee will be U.S. Bank Trust National Association, with its Delaware office located at 300 Delaware Avenue, Suite 812, Wilmington, DE 19809.

RISK FACTORS

        Investing in our securities involves risk. Before you decide whether to purchase any of our securities, in addition to the other information, documents or reports included or incorporated by reference into this prospectus and any prospectus supplement or other offering materials, you should carefully consider the risk factors in the section entitled "Risk Factors" in any prospectus supplement as well as our most recent Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed subsequent to the Annual Report on Form 10-K, which are incorporated by reference into this prospectus and any prospectus supplement in their entirety, as the same may be amended, supplemented or superseded from time to time by our filings under the Exchange Act. For more information, see the section entitled "Where You Can Find More Information." These risks could materially and adversely affect our business, results of operations and financial condition and could result in a partial or complete loss of your investment.

USE OF PROCEEDS

        Unless otherwise indicated in an applicable prospectus supplement, we intend to use the net proceeds from the sale of the offered securities for general corporate purposes. The trusts will use all proceeds from the sale of trust preferred securities to purchase our debt securities. We may provide additional information on the use of the net proceeds from the sale of the offered securities in an applicable prospectus supplement or other offering materials relating to the offered securities.

 RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings to fixed charges on a historical basis for the periods indicated. The ratios are calculated by dividing earnings by fixed charges. Earnings consist of income before income taxes and minority interests plus fixed charges. Fixed charges consist of interest expense and the portion of operating leases that are representative of the interest factor. Interest expense includes interest sensitive and index product benefits and amortization of deferred sales inducements, interest expense on notes payable, interest expense on subordinated debentures, interest expense on amounts due under repurchase agreements and other interest expense.

        We did not have any preferred stock outstanding for the periods presented, and therefore the ratio of earnings to combined fixed charges and preferred stock dividends would be the same as the ratios of earnings to fixed charges presented below.

Ratio of Earnings to Fixed Charges—Including Interest Sensitive and Index Product Benefits
and Amortization of Deferred Sales Inducements

		Year Ended December 31,
	Six Months Ended June 30, 2012
		2011	2010	2009	2008	2007
Ratio of earnings to fixed charges	1.1x	1.1x	1.1x	1.2x	1.3x	1.1x

Ratio of Earnings to Fixed Charges—Excluding Interest Sensitive and Index Product Benefits
and Amortization of Deferred Sales Inducements

        The following table sets forth our ratio of earnings to fixed charges excluding interest sensitive and index product benefits and amortization of deferred sales inducements. This ratio is presented here to reflect the effect of excluding interest sensitive and index product benefits and amortization of deferred sales inducements, which we believe are not indicative of interest expense related to amounts borrowed. Interest sensitive and index product benefits and amortization of deferred sales inducements do not require cash outlays unless and until annuity holders elect to withdraw their annuity account balances, subject to applicable surrender charges. Therefore, we view such expenses as operating expenses and treat them as such in our consolidated statements of operations.

		Year Ended December 31,
	Six Months Ended June 30, 2012
		2011	2010	2009	2008	2007
Ratio of earnings to fixed charges	3.1x	3.9x	2.7x	3.7x	2.6x	1.6x

 DESCRIPTION OF SECURITIES

        This prospectus contains summary descriptions of the debt securities, preferred stock, common stock, depositary shares, warrants, stock purchase contracts, stock purchase units, trust preferred securities and trust guarantees that we and/or the trusts may sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. However, at the time of an offering and sale, this prospectus, together with the applicable prospectus supplements, will contain the material terms of the securities being offered.

DESCRIPTION OF DEBT SECURITIES

        As used in this prospectus, debt securities means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time in one or more series. The debt securities will either be senior debt securities or subordinated debt securities. Senior debt securities will be issued under a "senior indenture" and subordinated debt securities will be issued under a "subordinated indenture." This prospectus sometimes refers to the senior indenture and the subordinated indenture collectively as the "indentures." Unless the applicable prospectus supplement states otherwise, the trustee under the indentures will be U.S. Bank National Association. The trustee will be a financial institution that is not affiliated with us.

        The indentures are filed as exhibits to the registration statement of which this prospectus forms a part. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indentures and the debt securities, including the definitions therein of certain terms. Accordingly, we strongly encourage you to refer to the indentures and the debt securities for a complete understanding of the terms and conditions applicable to the indentures and the debt securities. You should read this description of the debt securities and the indentures and the prospectus supplement relating to the applicable series of debt securities before you buy any debt securities.

General

        The debt securities will be our unsecured senior or subordinated obligations. The term "senior" is generally used to describe debt obligations which entitle the holder to receive payment of principal and interest upon the happening of certain events prior to the holders of "subordinated" debt. Events which can trigger the right of holders of senior indebtedness to receive payment of principal and interest prior to payments to the holders of subordinated indebtedness include insolvency, bankruptcy, liquidation, dissolution, receivership, reorganization or an event of default under the senior indebtedness.

        We may issue the senior debt securities, pursuant to the senior indenture, in one or more series. All series of senior debt securities issued under the senior indenture will be equal in ranking. The senior debt securities also will rank equally with all our other unsecured indebtedness, other than unsecured indebtedness expressly designated by the holders thereof to be subordinate to our senior debt securities.

        The senior indebtedness issued pursuant to the senior indenture will rank junior and be subordinate to any of our secured indebtedness. In the event of a bankruptcy or other liquidation event involving a distribution of assets to satisfy our outstanding indebtedness or an event of default under a loan agreement relating to the secured indebtedness, the holders of our secured indebtedness would be entitled to receive payment of principal and interest prior to payments on the senior indebtedness issued under the senior indenture.

        Additionally , the senior indebtedness issued pursuant to the senior indenture will rank junior and be subordinate to any indebtedness of our subsidiaries. In the event of a bankruptcy, receivership, liquidation or similar event involving a subsidiary, the assets of that subsidiary would be used to satisfy claims of creditors of the subsidiary, including liabilities under contracts of insurance and annuities written by our insurance subsidiaries, rather than our creditors. As a result of the application of the subsidiary's assets to satisfy claims of policyholders and creditors, the value of the stock of the subsidiary would be diminished and perhaps rendered worthless. Any such diminution in the value of the shares of our subsidiaries would adversely impact our financial condition and possibly impair our ability to meet our obligations on the debt securities. In addition, any liquidation of the assets of a subsidiary to satisfy claims of the subsidiary's creditors might make it impossible for such subsidiary to pay dividends to us. This inability to pay dividends would further impair our ability to satisfy our obligations under the debt securities.

        The debt securities issued under the subordinated indenture will be subordinate in right of payment in respect of principal of (and premium, if any) and interest owing under the subordinated debt securities to all our senior indebtedness in the manner described below under the caption "Subordination."

        The indentures do not limit the aggregate principal amount of debt securities that we may issue and provide that we may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. We may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture. The indentures also do not limit our ability to incur other debt.

        We will provide a prospectus supplement to accompany this prospectus for each series of debt securities we offer. Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

  •
  the title of debt securities and whether they are subordinated debt securities or senior debt securities;

  •
  any limit on the aggregate principal amount of the debt securities;

  •
  the price or prices at which we will sell the debt securities;

  •
  the maturity date or dates of the debt securities;

  •
  the rate or rates of interest, if any, which may be fixed or variable, per annum at which the debt securities will bear interest, or the method of determining such rate or rates, if any;

  •
  the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

  •
  the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

  •
  the right, if any, to extend the interest payment periods and the duration of any such deferral period, including the maximum consecutive period during which interest payment periods may be extended;

  •
  whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

  •
  the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable;

  •
  if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

  •
  our obligation, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

  •
  the denominations in which the debt securities will be issued, if other than denominations of $1,000 and integral multiples of $1,000;

  •
  the currency, currencies or currency unit in which we will pay the principal of (and premium, if any) or interest on the debt securities, if not United States dollars;

  •
  provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

  •
  any additions to the events of default or our covenants with respect to the applicable series of debt securities;

  •
  the terms, if any, upon which the holders may convert or exchange such debt securities into other securities or property;

  •
  whether any of the debt securities will be issued in global form and, if so, the terms and conditions upon which global debt securities may be exchanged for certificated debt securities;

  •
  the depositary for global or certificated debt securities;

  •
  any special tax implications of the debt securities;

  •
  any trustees, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities; and

  •
  any other terms of the debt securities not inconsistent with the provisions of the indentures, as amended or supplemented, and any other terms which may be required by or advisable under applicable laws or regulations.

        Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

        Unless otherwise specified in the applicable prospectus supplement, debt securities will be issued in fully-registered form without coupons.

        Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to any such debt securities. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies or currency units, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and certain additional tax considerations applicable to such debt securities.

Subordination

        Subordinated debt securities will be subordinate and junior in right of payment to all of our senior indebtedness.

        Under the subordinated indenture, "senior indebtedness" means all amounts due on obligations in connection with any of the following, whether outstanding at the date of execution of the subordinated indenture or thereafter incurred or created:

  •
  the principal of (and premium, if any) and interest in respect of our indebtedness for borrowed money and indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by us;

  •
  all our capital lease obligations;

  •
  all our obligations issued or assumed as the deferred purchase price of property, all our conditional sale obligations and all our obligations under any title retention agreement (but excluding trade accounts payable in the ordinary course of business);

  •
  all our obligations for the reimbursement on any letter of credit, banker's acceptance, security purchase facility or similar credit transaction;

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  all our obligations in respect of interest rate swap, cap or other agreements, interest rate future or options contracts, currency swap agreements, currency future or option contracts and other similar agreements;

  •
  all obligations of the types referred to above of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise; and

  •
  all obligations of the types referred to above of other persons secured by any lien on any property or asset of ours whether or not such obligation is assumed by us.

        Senior indebtedness does not include:

  •
  indebtedness or monetary obligations to trade creditors created or assumed by us or any of our subsidiaries in the ordinary course of business in connection with the obtaining of materials or services;

  •
  indebtedness that is by its terms subordinated to or ranks equal with the subordinated debt securities; and

  •
  any indebtedness of us to our affiliates (including all debt securities and guarantees in respect of those debt securities issued to any trust, partnership or other entity affiliated with us that is a financing vehicle of us in connection with the issuance by such financing entity of preferred securities or other securities guaranteed by us) unless otherwise expressly provided in the terms of any such indebtedness.

        Senior indebtedness shall continue to be senior indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such senior indebtedness.

        In the event and during the continuation of any default by us in the payment of principal, premium, interest or any other payment due on any of our senior indebtedness, or in the event that the maturity of any of our senior indebtedness has been accelerated because of a default, then no payment will be made by us with respect to the principal (including redemption and sinking fund payments) of (or premium, if any) or interest on the subordinated debt securities.

        In the event of the acceleration of the maturity of any subordinated debt securities, the holders of all senior indebtedness outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due on the senior indebtedness before the holders of the subordinated debt securities will be entitled to receive any payment of principal of (and premium, if any) or interest on the subordinated debt securities.

        In addition, if any of the following events occurs, we will pay in full all senior indebtedness before we make any payment on account of the principal of (and premium, if any) or interest on the subordinated debt securities to any holder of subordinated debt securities:

  •
  any dissolution or winding-up or liquidation or reorganization of us, whether voluntary or involuntary or in bankruptcy, insolvency or receivership;

  •
  any general assignment by us for the benefit of creditors; or

  •
  any other marshaling of our assets or liabilities.

        In such event, any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the subordinated debt securities, will be paid or delivered directly to the holders of senior indebtedness in accordance with the priorities then existing among such holders until all senior indebtedness has been paid in full. If any payment or distribution under the subordinated debt securities is received by the trustee of any subordinated debt securities in contravention of any of the terms of the subordinated indenture and before all the senior indebtedness has been paid in full, such payment or distribution or security will be received in trust for the benefit of, and paid over or delivered and transferred to, the holders of the senior indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all senior indebtedness remaining unpaid to the extent necessary to pay all such senior indebtedness in full.

        The subordinated indenture does not limit the amount of senior indebtedness that we can incur.

        If debt securities are issued to a trust in connection with the issuance of trust preferred securities, such debt securities may thereafter be distributed pro rata to the holders of such trust securities in connection with the dissolution of such trust upon the occurrence of certain events described in the applicable prospectus supplement.

Restrictive Covenant

        The following restrictive covenant shall apply to each series of senior debt securities:

        Limitations on Dispositions of Stock of Certain Subsidiaries.    So long as any senior debt securities are outstanding and subject to the provisions of the senior indenture regarding mergers, consolidations and sales of assets, neither we nor any of our subsidiaries will sell or otherwise dispose of any shares of capital stock (other than preferred stock having no voting rights of any kind) of:

  •
  American Equity Investment Life Insurance Company;

  •
  American Equity Investment Life Insurance Company of New York;

  •
  any successor to substantially all of the business of American Equity Investment Life Insurance Company or American Equity Investment Life Insurance Company of New York which is also a subsidiary of us; or

  •
  any corporation (other than us) having direct or indirect control of American Equity Investment Life Insurance Company, American Equity Investment Life Insurance Company of New York or any such successor.

        Except for, in each case:

  •
  a sale or other disposition of any of such stock to a direct or indirect wholly-owned subsidiary of us;

  •
  a sale or other disposition of shares which are "directors' qualifying shares;"

  •
  a sale or other disposition of all of such stock for at least fair value (as determined by our board of directors acting in good faith); or

  •
  a sale or other disposition required to comply with an order of a court or regulatory authority of competent jurisdiction, other than an order issued at our request or the request of any of our subsidiaries.

Consolidation, Merger, Sale of Assets and Other Transactions

        We may not (i) merge with or into or consolidate with another corporation or sell, assign, transfer, lease or convey all or substantially all of our properties and assets to, any other corporation other than a direct or indirect wholly-owned subsidiary of us, and (ii) no corporation may merge with or into or consolidate with us or, except for any direct or indirect wholly-owned subsidiary of us, sell, assign, transfer, lease or convey all or substantially all of its properties and assets to us, unless:

  •
  we are the surviving corporation or the corporation formed by or surviving such merger or consolidation or to which such sale, assignment, transfer, lease or conveyance has been made, if other than us, has

  •
  expressly assumed by supplemental indenture all the obligations of us under the debt securities, the indentures, and any guarantees of preferred securities or common securities issued by the trusts;

  •
  immediately after giving effect to such transaction, no default or event of default has occurred and is continuing;

  •
  if at the time any preferred securities of the trusts are outstanding, such transaction is not prohibited under the applicable declaration of trust and the applicable preferred securities guarantee of each trust; and

  •
  we deliver to the trustee an officer's certificate and an opinion of counsel, each stating that the supplemental indenture complies with the applicable indenture.

Events of Default, Notice and Waiver

        The following shall constitute "events of default" under the indentures with respect to each series of debt securities:

  •
  our failure to pay any interest on any debt security of such series when due and payable, continued for 30 days;

  •
  our failure to pay principal of (or premium, if any) any debt security of such series when due, regardless of whether such payment became due because of maturity, redemption, acceleration or otherwise, or is required by any sinking fund established with respect to such series;

  •
  our failure to observe or perform any other of our covenants or agreements with respect to such debt securities for 90 days after we receive notice of such failure;

  •
  certain defaults with respect to our debt (other than the debt securities or non-recourse debt) in any aggregate principal amount in excess of $50,000,000 consisting of the failure to make any payment at maturity or that results in acceleration of the maturity of such debt; and

  •
  certain events of bankruptcy, insolvency or reorganization of us.

        If an event of default with respect to any debt securities of any series outstanding under either of the indentures shall occur and be continuing, the trustee under such indenture or the holders of at least 25% in aggregate principal amount of the debt securities of that series outstanding may declare, by notice as provided in the applicable indenture, the principal amount (or such lesser amount as may be provided for in the debt securities of that series) of all the debt securities of that series outstanding to be due and payable immediately; provided that, in the case of an event of default involving certain events in bankruptcy, insolvency or reorganization, acceleration is automatic; and, provided further, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived. Upon the acceleration of the maturity of original issue discount securities, an amount less than the principal amount thereof will become due and payable. Reference is made to the prospectus supplement relating to any original issue discount securities for the particular provisions relating to acceleration of maturity thereof.

        Any past default under either indenture with respect to debt securities of any series, and any event of default arising therefrom, may be waived by the holders of a majority in aggregate principal amount of all debt securities of such series outstanding under such indenture, except in the case of (i) default in the payment of the principal of (or premium, if any) or interest on any debt securities of such series or (ii) default in respect of a covenant or provision which may not be amended or modified without the consent of the holder of each outstanding debt security of such series affected.

        The trustee is required, within 90 days after the occurrence of a default (which is known to the trustee and is continuing), with respect to the debt securities of any series (without regard to any grace period or notice requirements), to give to the holders of the debt securities of such series notice of such default; provided, however, that, except in the case of a default in the payment of the principal of (and premium, if any) or interest, or in the payment of any sinking fund installment, on any debt securities of such series, the trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of the debt securities of such series.

        The trustee, subject to its duties during default to act with the required standard of care, may require indemnification by the holders of the debt securities of any series with respect to which a default has occurred before proceeding to exercise any right or power under the indentures at the request of the holders of the debt securities of such series. Subject to such right of indemnification and to certain other limitations, the holders of a majority in principal amount of the outstanding debt securities of any series under either indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of such series.

        No holder of a debt security of any series may institute any action against us under either of the indentures (except actions for payment of overdue principal of (and premium, if any) or interest on such debt security) unless (i) the holder has given to the trustee written notice of an event of default and of the continuance thereof with respect to the debt securities of such series specifying an event of default, as required under the applicable indenture, (ii) the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding under such indenture shall have requested the trustee to institute such action, (iii) the holder or holders have offered the trustee reasonable indemnity for its costs, expenses and liabilities, (iv) the trustee shall not have instituted such action within 60 days of such request and (v) the holders of a majority in principal amount of the outstanding debt securities of each affected series did not direct the trustee to refrain from instituting the action.

        We are required to furnish annually to the trustee statements either stating that no default exists or specifying any default that does exist.

Discharge, Defeasance and Covenant Defeasance

        We may discharge or defease our obligations under each indenture as set forth below. For purposes of the indentures, obligations with respect to debt securities are discharged and defeased when, through the fulfillment of the conditions summarized below, we are released and discharged from performing any further obligations under the relevant indenture with respect to the debt securities. Covenant defeasance occurs when we are released from performing any further obligations under specific covenants in the indenture relating to the debt securities.

        We may discharge certain obligations to holders of any series of debt securities issued under either the senior indenture or the subordinated indenture which have not already been delivered to the trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the trustee cash or U.S. government obligations (as defined in either indenture), as trust funds in an amount certified to be sufficient to pay when due, whether at maturity or upon redemption, the principal of (and premium, if any) and interest on such debt securities.

        We may elect either (i) to defease and be discharged from any and all obligations with respect to the debt securities of or within any series (except as otherwise provided in the relevant indenture) ("defeasance") or (ii) to be released from our obligations with respect to certain covenants applicable to the debt securities of or within any series ("covenant defeasance"), upon the irrevocable deposit with the relevant indenture trustee, in trust for such purpose, of money and/or U.S. government obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) and interest on such debt securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the relevant indenture. In addition, in the case of either defeasance or covenant defeasance, we shall have delivered to the trustee (i) an officers' certificate to the effect that the relevant debt securities exchange(s) have informed us that neither such debt securities nor any other debt securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit and (ii) an officers' certificate and an opinion of counsel, each stating that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with.

        We may exercise our defeasance option with respect to such debt securities notwithstanding our prior exercise of our covenant defeasance option.

Modification and Waiver

        We are restricted in our ability to modify the indentures. However, we may in certain circumstances modify the indentures either before or after the debt securities are issued. The following is a summary of the applicable provisions under the indentures.

        With the Consent of Securityholders.    We and the applicable trustee may also modify the indentures or any supplemental indenture in a manner that affects the interests or rights of the holders of debt securities with the consent of the holders of a least a majority in aggregate principal amount of the outstanding debt securities of each affected series issued under the indenture.

        However, the indentures require the consent of each holder of debt securities that would be affected by any modification which would:

  •
  extend the fixed maturity of any debt securities of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof;

  •
  reduce the amount of principal of an original issue discount debt security or any other debt security payable upon acceleration of the maturity thereof;

  •
  change the currency in which any debt security or any premium or interest is payable;

  •
  impair the right to enforce any payment on or with respect to any debt security;

  •
  adversely change the right to convert or exchange, including decreasing the conversion rate or increasing the conversion price of, any debt security (if applicable);

  •
  reduce the percentage in principal amount of outstanding debt securities of any series, the consent of the holders of which is required for modification or amendment of the indentures or for waiver of compliance with certain provisions of the indentures or for waiver of certain defaults;

  •
  reduce the requirements contained in the indentures for quorum or voting; or

  •
  modify any of the above provisions.

        If debt securities are held by a trust or a trustee of a trust, a supplemental indenture that affects the interests or rights of the holders of debt securities will not be effective until the holders of not less than a majority in liquidation preference of the preferred securities of the applicable trust have consented to the supplemental indenture; provided, further, that if the consent of the holder of each outstanding debt security is required, the supplemental indenture will not be effective until each holder of the preferred securities of the applicable trust has consented to the supplemental indenture.

        The indentures permit the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series issued under the indenture which is affected by the modification or amendment to waive our compliance with certain covenants contained in the indentures.

        Without the Consent of Securityholders.    In addition, we and the applicable trustee may supplement the indentures for certain purposes which would not materially adversely affect the interests or rights of the holders of debt securities of a series without the consent of those holders for one or more of the following purposes:

  •
  to cure any ambiguity, defect, or inconsistency in the indentures, in any supplemental indenture or in the debt securities issued under the indentures;

  •
  to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

  •
  to add to the covenants of us for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us under the indentures;

  •
  to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of debt securities, as set forth in the indentures;

  •
  to make any change that does not adversely affect the rights of any securityholder in any material respect;

  •
  to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series, to establish the form of any certifications required to be furnished pursuant to the terms of the indentures or any series of debt securities or to add to the rights of the holders of any series of debt securities;

  •
  to add any additional events of default for the benefit of the holders of all or any series of debt securities;

  •
  to secure the debt securities;

  •
  to evidence and provide for the acceptance of appointment under the indentures by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indentures; or

  •
  to evidence the succession of another corporation to us, or successive successions, and the assumption by the successor corporation of the covenants, agreements and obligation of us under the indentures.

Payment and Paying Agents

        Payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest.

        Principal of (and premium, if any) and interest on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as we may designate for such purpose from time to time. Notwithstanding the foregoing, at our option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register.

        We may act as our own paying agent or appoint one or more paying agents for payments with respect to debt securities of each series. All paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

        All moneys paid by us to a paying agent for the payment of the principal, interest or premium, if any, on any debt security which remain unclaimed at the end of two years after such principal, interest or premium, if any, has become due and payable will be repaid to us upon request, and the holder of such debt security thereafter may look only to us for payment thereof.

Denominations, Registrations and Transfer

        Unless an accompanying prospectus supplement states otherwise, debt securities will be represented by one or more global certificates registered in the name of a nominee for The Depository Trust Company, or DTC. In such case, each holder's beneficial interest in the global securities will be shown on the records of DTC and transfers of beneficial interests will only be effected through DTC's records. We will describe the specific terms of the depositary arrangement with respect to any series of debt securities represented by a registered global security in the prospectus supplement relating to that series.

        A holder of debt securities may only exchange a beneficial interest in a global security for certificated securities registered in the holder's name if:

  •
  DTC notifies us that it is unwilling or unable to continue serving as the depositary for the relevant global securities or DTC ceases to maintain certain qualifications under the Exchange Act and no successor depositary has been appointed for 90 days; or

  •
  we determine, in our sole discretion, that the global security shall be exchangeable.

        If debt securities are issued in certificated form, they will only be issued in the minimum denomination specified in the accompanying prospectus supplement and integral multiples of such denomination. Transfers and exchanges of such debt securities will only be permitted in such minimum denomination. Transfers of debt securities in certificated form may be registered at the offices of an agent appointed by us under the indentures. Exchanges of debt securities for an equal aggregate principal amount of debt securities in different denominations may also be made at such locations.

Governing Law

        The indentures and debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to its principles of conflicts of laws, except to the extent that the Trust Indenture Act is applicable, in which case the Trust Indenture Act will govern.

Relationship With the Trustees

        The trustee under the indentures is U.S. Bank National Association. We and our subsidiaries maintain ordinary banking and trust relationships with a number of banks and trust companies, including the trustee under the indentures.

Conversion or Exchange Rights

        The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for other debt securities. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. These provisions may allow or require the number of other securities to be received by the holders of such series of debt securities to be adjusted.

 DESCRIPTION OF CAPITAL STOCK

        The following description briefly summarizes certain information regarding our capital stock. This information does not purport to be complete and is subject in all respects to the applicable provisions of the Iowa Business Corporation Act (the "IBCA"), our articles of incorporation, as amended (our "amended articles of incorporation"), and our amended and restated bylaws (our "bylaws").

        Our authorized capital stock consists of 202,000,000 shares, of which 200,000,000 shares are common stock, par value $1 per share, and 2,000,000 shares are preferred stock, par value $1 per share. As of September 21, 2012, we had issued and outstanding 62,799,591 shares of common stock and no shares of preferred stock.

Common Stock

        Each outstanding share of our common stock is entitled to one vote per share on each matter submitted to the vote of shareholders. Cumulative voting for the election of directors is not permitted, and the holders of a majority of shares voting for the election of directors can elect all members of the board of directors. Subject to the rights of holders of preferred stock, holders of our common stock have equal ratable rights to dividends from funds legally available therefor, when, as and if declared by the board of directors. Holders of our common stock are entitled to share ratably in all of our assets available for distribution upon our liquidation, dissolution or winding up. Holders of our common stock have no preemptive, conversion, redemption or subscription rights.

        In 2011 and 2010, we paid an annual cash dividend of $0.12 and $0.10, respectively, per share on our common stock. We intend to continue to pay an annual cash dividend on such shares so long as we have sufficient capital and/or future earnings to do so. However, we anticipate retaining most of our future earnings, if any, for use in our operations and the expansion of our business. Any further determination as to dividend policy will be made by our board of directors and will depend on a number of factors, including our future earnings, capital requirements, financial condition and future prospects and such other factors as our board of directors may deem relevant.

        Since we are a holding company, our ability to pay cash dividends depends in large measure on our subsidiaries' ability to make distributions of cash or property to us. Financial covenants under our existing or future loan agreements and reinsurance agreements, or provisions of the laws of the states where we or our subsidiaries are organized, may limit our subsidiaries' ability to make sufficient distributions to us to permit us to pay cash dividends on our common stock.

        As of September 21, 2012, there were approximately 9,800 holders of our common stock.

Preferred Stock

        We are authorized to issue up to 2,000,000 shares of preferred stock. Our amended articles of incorporation authorize our board, without any further stockholder action or approval, to issue these shares from time to time in one or more series with such rights and preferences as may be determined by our board of directors. Our board may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock.

Options

        As of September 21, 2012, (a) options to purchase a total of 5,906,950 shares of common stock were outstanding and (b) up to 4,896,893 additional shares of common stock may be subject to options granted in the future. All of the options contain standard anti-dilution provisions.

Trust Preferred Securities

        Our subsidiary trusts have issued fixed rate and floating rate trust preferred securities and the trusts have used the proceeds from these offerings to purchase subordinated debentures from us. We also issued subordinated debentures to the trusts in exchange for all of the common securities of each trust. The sole assets of the trusts are the subordinated debentures and any interest accrued thereon. The terms of the preferred securities issued by each trust parallel the terms of the subordinated debentures. Our obligations under the subordinated debentures and related agreements provide a full and unconditional guarantee of payments due under the trust preferred securities.

        Following is a summary of subordinated debt obligations to the trusts at December 31, 2011 and 2010:

	2011	2010	Interest Rate	Due Date
	(Dollars in thousands)
American Equity Capital Trust I*	$22,893	$22,893	8%	September 30, 2029
American Equity Capital Trust II	$76,090	$75,932	5%	June 1, 2047
American Equity Capital Trust III	$27,840	$27,840	**LIBOR + 3.90%	April 29, 2034
American Equity Capital Trust IV	$12,372	$12,372	**LIBOR + 4.00%	January 8, 2034
American Equity Capital Trust VII	$10,830	$10,830	**LIBOR + 3.75%	December 14, 2034
American Equity Capital Trust VIII	$20,620	$20,620	**LIBOR + 3.75%	December 15, 2034
American Equity Capital Trust IX	$15,470	$15,470	**LIBOR + 3.65%	June 15, 2035
American Equity Capital Trust X	$20,620	$20,620	**LIBOR + 3.65%	September 15, 2035
American Equity Capital Trust XI	$20,620	$20,620	**LIBOR + 3.65%	December 15, 2035
American Equity Capital Trust XII	$41,238	$41,238	**LIBOR + 3.50%	April 7, 2036

	$268,593	$268,435

*
All outstanding trust preferred securities and trust common securities were either converted into shares of our common stock at the election of the holder or redeemed by American Equity Capital Trust I on July 10, 2012.

**
—three month London Interbank Offered Rate

        American Equity Capital Trust I issued 865,671 shares of 8% trust preferred securities, of which 2,000 shares were held by one of our subsidiaries. All outstanding trust preferred securities and trust common securities were either converted into shares of our common stock at the election of the holder or redeemed by American Equity Capital Trust I on July 10, 2012.

        The principal amount of the subordinated debentures issued by us to American Equity Capital Trust II ("Trust II") is $100.0 million. These debentures were assigned a fair value of $74.7 million at the date of issue (based upon an effective yield-to-maturity of 6.8%). The difference between the fair value at the date of issue and the principal amount is being accreted over the life of the debentures.

Indemnification of Directors and Executive Officers and Limitation of Liability

        Section 490.202 of the IBCA permits a corporation to include a provision in its articles of incorporation permitting or making obligatory the indemnification of a director for liability to any person for any action taken, or any failure to take any action, as a director, except liability for (i) the receipt of a financial benefit to which the person is not entitled, (ii) an intentional infliction of harm on the corporation or its shareholders, (iii) unlawful distributions to shareholders, or (iv) an intentional violation of criminal law.

        Our amended articles of incorporation provide that our directors will not be liable to us or our shareholders for money damages for any action taken, or any failure to take any action, as a director, except liability for (1) the amount of a financial benefit received by a director to which the director is not entitled; (2) intentional infliction of harm on us or our shareholders; (3) a violation of Section 490.833 of the IBCA, which relates to liability for unlawful distributions; and (4) an intentional violation of criminal law.

        Our amended articles of incorporation also provide that each individual who was or is a director of the company who was or is made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director of the company, or is or was serving at the request of the company as a director, officer, partner, trustee, employee or agent of another corporation shall be indemnified and held harmless by the company to the fullest extent permitted by applicable law, except liability for:

  •
  the amount of a financial benefit received by a director to which the director is not entitled;

  •
  an intentional infliction of harm on the company or its shareholders;

  •
  an unlawful distribution to shareholders; and

  •
  an intentional violation of criminal law.

        Our bylaws also provide that each person who was or is a party or is threatened to be made a party to any threatened, pending or completed civil or criminal action or proceeding by reason of the fact that such person is or was a director of the company or is or was serving at our request as a director of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by us to the fullest extent permitted by Iowa law. This right to indemnification shall also include the right to be paid by us the expenses incurred in connection with any such proceeding in advance of its final disposition to the fullest extent authorized by Iowa law. This right to indemnification shall be a contract right. We may, by action of our board of directors, provide indemnification to our officers, employees and agents to the extent and to the effect as the board of directors determines to be appropriate and authorized by Iowa law.

        Our bylaws also authorize us to purchase insurance for our directors, officers and employees and persons who serve at our request as directors, officers, members, employees, fiduciaries or agents of other enterprises, against any expense, liability or loss incurred in such capacity, whether or not we would have the power to indemnify such persons against such expense or liability under the bylaws. We maintain insurance coverage for our officers and directors as well as insurance coverage to reimburse us for potential costs for indemnification of directors and officers.

Selected Amended Articles of Incorporation and Bylaws Provisions

        Our amended articles of incorporation and bylaws include provisions that may have the effect of discouraging, delaying or preventing (a) a change in control of us or (b) an unsolicited acquisition proposal that a shareholder might consider favorable, including a proposal that might result in the payment of a premium over the market price for the shares held by shareholders. These provisions are summarized in the following paragraphs.

        Classified Board of Directors.    Our amended articles of incorporation and bylaws provide for our board of directors to be divided into three classes of directors serving staggered, three year terms. The classification of the board of directors has the effect of requiring at least two annual shareholder meetings to replace a majority of the members of the board of directors.

        Notice Procedures.    Our bylaws establish advance notice procedures with regard to all shareholder proposals to be brought before meetings of our shareholders, including proposals relating to the nomination of candidates for election as directors, the removal of directors and amendments to our amended articles of incorporation and bylaws.

        Shareholder Meetings.    Our bylaws provide that special meetings may be called only by the board of directors or shareholders owning at least 50% of all the votes entitled to be cast on any issue proposed at the special meeting.

        Authorized but Unissued or Undesignated Capital Stock.    Our amended articles of incorporation grant the board of directors broad power to establish the rights and preferences of authorized and unissued preferred stock. The issuance of shares of preferred stock pursuant to the board of directors' authority could (a) decrease the amount of earnings and assets available for distribution to holders of common stock, (b) adversely affect the rights and powers, including voting rights, of such holders and (c) have the of effect delaying, deferring or preventing a change in control of us. The board of directors does not currently intend to seek shareholder approval prior to any issuance of preferred stock, unless otherwise required by law or the rules of any exchange on which the securities are then traded.

Iowa Takeover Statute

        We are subject to Section 490.1110 of the IBCA which prohibits certain "business combination" transactions between an Iowa corporation and any "interested shareholder" for a period of three years after the date on which such shareholder became an interested shareholder, unless:

  •
  the board of directors approves, prior to such date, either the proposed business combination or the proposed acquisition of stock which resulted in the shareholder becoming an interested shareholder;

  •
  upon consummation of the transaction in which the shareholder becomes an interested shareholder, the interested shareholder acquires at least 85% of those shares of the voting stock of the corporation which are not held by the directors, officers or certain employee stock plans; or

  •
  on or subsequent to the consummation date, the business combination with the interested shareholder is approved by the board of directors and also approved at a shareholders' meeting by the affirmative vote of the holders of at least two-thirds of the outstanding shares of the corporation's voting stock other than shares held by the interested shareholder.

        Section 490.1110 defines "business combination" to include:

  •
  a merger or consolidation involving the corporation and any interested shareholder;

  •
  any sale, lease, exchange, mortgage, pledge, transfer, or other disposition of 10% or more of the assets of the corporation involving the interested shareholder;

  •
  any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested shareholder;

  •
  any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested shareholder; or

  •
  any other transaction resulting in a financial benefit to the interested shareholder under Iowa law.

        In general, an "interested shareholder" is any person beneficially owning 10% or more of the outstanding voting stock of the corporation and any person affiliated with or controlled by such person. "Person" means any individual, corporation, partnership, unincorporated association or other entity.

State Statutory Provisions

        Section 490.1108A of the IBCA provides that in considering acquisition proposals, our directors may consider, in addition to the consideration of the effects of any action on stockholders, the effects on our employees, suppliers, creditors, customers and the communities in which we operate, as well as our long-term and short-term interests. Consideration of any or all community interest factors is not a violation of the business judgment rule, even if our directors reasonably determine that effects on a community or other factors outweigh the financial or other benefits to us or a stockholder or group of stockholders. Section 490.624A of the IBCA also includes authorization of "poison pills" which include, without limitation, terms and conditions of stock rights or options issued by a corporation that preclude or limit the exercise, transfer or receipt of stock rights by persons owning or offering to acquire a specified number or percentage of a corporation's outstanding shares.

        The provisions of state law that we describe above could have the effect of delaying, deferring or preventing a change in control of the company if our board of directors determines that a change of control is not in our best interests, those of our stockholders and other constituencies. In addition, the regulatory restrictions on the acquisition of our securities may also deter attempts to effect, or prevent the consummation of, a change in control of the company.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

 DESCRIPTION OF DEPOSITARY SHARES

General Terms

        We may elect to offer depositary shares representing receipts for fractional interests in preferred stock. In this case, we will issue receipts for depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock, as the case may be.

        We will deposit the shares of any series of preferred stock represented by depositary shares under a deposit agreement between us and a depositary which we will name in the applicable prospectus supplement. Subject to the terms of the deposit agreement, an owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary share, including, as the case may be, interest, dividend, voting, conversion, redemption, sinking fund, repayment at maturity, subscription and liquidation rights.

        The following description of the terms of the deposit agreement is a summary. It summarizes only those terms of the deposit agreement that we believe will be most important to a decision to invest in our depositary shares. You should keep in mind, however, that it is the deposit agreement, and not this summary, which defines the rights of a holder of depositary shares. There may be other provisions in the deposit agreement that are also important to you. You should read the deposit agreement for a full description of the terms of the depositary shares. We will file a copy of the deposit agreement with the SEC at or before the time of the offering of the applicable series of depositary shares. This summary is subject to and qualified by reference to the description of the particular terms of your series of depositary shares described in the applicable prospectus supplement.

Interest, Dividends, and Other Distributions

        The depositary will distribute all payments of interest, cash dividends or other cash distributions received on the preferred stock to record holders of depositary shares relating to the preferred stock in proportion to the number of depositary shares that they own.

        In the event of a distribution other than in cash, the depositary will distribute property received by it to the appropriate record holders of depositary shares in an equitable manner, unless the depositary determines that it is not feasible to make a distribution. In that case the depositary may sell the property and distribute the net proceeds from the sale to such record holders.

Redemption of Depositary Shares

        If we redeem a series of preferred stock represented by depositary shares, the depositary will redeem the depositary shares from the proceeds received by the depositary resulting from the redemption. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share of preferred stock payable in relation to the redeemed series of preferred stock. Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the shares of preferred stock redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, proportionately or by any other equitable method as the depositary may determine.
Voting the Preferred Stock

        Upon receipt of notice of any meeting at which the holders of any series of deposited preference shares are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to such preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary how to vote the amount of the preferred stock represented by that holder's depositary shares. The record date for the depositary shares will be the same date as the record date for preferred stock. The depositary will endeavor, to the extent practicable, to vote the amount of the preferred stock represented by the depositary shares in accordance with those instructions. We will agree to take all reasonable action which the depositary may deem necessary to enable the depositary to do so. The depositary will abstain from giving instructions or directions with respect to the voting shares of the preferred stock if it does not receive specific instructions from the holder of depositary shares representing the preferred stock.

Amendment and Termination of the Deposit Agreement

        We and the depositary may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time. However, any amendment which materially and adversely alters the rights of the holders of the depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. Every holder of an outstanding depositary receipt at the time any amendment becomes effective, or any transferee of the holder, will be deemed, by continuing to hold the depositary receipt, or by reason of the acquisition thereof, to consent and agree to the amendment and to be bound by the deposit agreement as amended thereby.

        The deposit agreement will automatically terminate if:

  •
  all outstanding depositary shares have been redeemed,

  •
  each share of preferred stock has been converted into other preference shares or has been exchanged for debt securities, or

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  there has been a final distribution in respect of the preferred stock, including in connection with our liquidation, dissolution or winding-up, and the repayment, redemption or distribution proceeds, as the case may be, have been distributed.

Resignation and Removal of Depositary

        The depositary may resign at any time by delivering to us notice of its election to do so. We also may, at any time, remove the depositary. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. We must appoint the successor depositary within 60 days after delivery of the notice of resignation or removal. The successor depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Charges of Depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay all charges of the depositary in connection with the initial deposit of the preferred stock and issuance of depositary receipts, all withdrawals of shares of preferred stock by holders of depositary shares and any redemption of the preferred stock. Holders of depositary shares will pay other transfer and other taxes and governmental charges, as well as the other charges that are expressly provided in the deposit agreement to be for their account.

Miscellaneous

        The depositary will forward all reports and communications from us which are delivered to the depositary and which we are required or otherwise determine to furnish to holders of preferred stock.

        Neither we nor the depositary will be liable if we are or it is prevented or delayed by law or any circumstances beyond our or its control in performing any obligations under the deposit agreement.

Our and its obligations under the deposit agreement will be limited to performance in good faith of our and its duties under the deposit agreement and neither we nor it will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or preference shares unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF WARRANTS

        We may issue warrants for the purchase of our debt securities, common stock, preferred stock, depositary shares or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. We may issue warrants independently or together with other securities, and they may be attached to or separate from the other securities. Each series of warrants will be issued under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent, as detailed in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation, or agency or trust relationship, with the holders of the warrants. We will file a copy of the warrant and warrant agreement with the SEC each time we issue a series of warrants, and these warrants and warrant agreements will be incorporated by reference into the registration statement of which this prospectus is a part. A holder of our warrants should refer to the provisions of the applicable warrant agreement and prospectus supplement for more specific information.

        The following description of the terms of the warrants is a summary. It summarizes only those terms of the warrants and the warrant agreement which we believe will be most important to your decision to invest in our warrants. You should keep in mind, however, that it is the warrant agreement and the warrant certificate relating to the warrants, and not this summary, which defines the rights of a warrantholder. There may be other provisions in the warrant agreement and the warrant certificate relating to the warrants which are also important to you. You should read these documents for a full description of the terms of the warrants. This summary is subject to and qualified by reference to the description of the particular terms of your series of warrants described in the applicable prospectus supplement.

Debt Warrants

        We will describe in the applicable prospectus supplement the terms of warrants to purchase debt securities that we may offer, the warrant agreement relating to the debt warrants and the warrant certificates representing the debt warrants. These terms will include the following:

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  the title of the debt warrants,

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  the debt securities for which the debt warrants are exercisable,

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  the aggregate number of the debt warrants,

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  the principal amount of debt securities that may be purchased upon exercise of each debt warrant, and the price or prices at which we will issue the debt warrants,

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  the procedures and conditions relating to the exercise of the debt warrants,

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  the designation and terms of any related debt securities issued with the debt warrants, and the number of debt warrants issued with each debt security,

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  the date, if any, on and after which the debt warrants and the related securities will be separately transferable,

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  the date on which the right to exercise the debt warrants commences, and the date on which the right will expire,

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  the maximum or minimum number of the debt warrants that may be exercised at any time,

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  whether the debt warrants are issued in registered or bearer form,

  •
  information with respect to book entry procedures, if any,

  •
  if applicable, a discussion of material United States federal income tax considerations,

  •
  any other terms of the debt warrants and terms, procedures and limitations relating to the exercise of the debt warrants, and

  •
  the terms of the securities that may be purchased upon exercise of the debt warrants.

        We will also describe in the applicable prospectus supplement any provisions for a change in the exercise price or expiration date of the warrants and the kind, frequency and timing of any notice to be given. Certificates representing debt warrants will be exchangeable for new debt warrant certificates of different denominations, and debt warrants may be exercised at the corporate trust office of the warrant agent or any other office that we indicate in the applicable prospectus supplement. Prior to exercise, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon that exercise and will not be entitled to payments of principal, premium, if any, or interest on the debt securities purchasable upon the exercise.

Other Warrants

        We may issue other warrants. We will describe in the applicable prospectus supplement the following terms of those warrants:

  •
  the title of the warrants,

  •
  the securities, which may include preferred stock or common stock, for which the warrants may be exercised,

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  the aggregate number of the warrants,

  •
  the number of securities that may be purchased upon exercise of each warrant, and the price or prices at which we will issue the warrants,

  •
  the procedures and conditions relating to the exercise of the warrants,

  •
  the designation and terms of any related securities issued with the warrants, and the number of warrants issued with each security,

  •
  the date, if any, on and after which the warrants and the related securities will be separately transferable,

  •
  the date on which the right to exercise the warrants commences and the date on which the right will expire,

  •
  the maximum or minimum number of warrants that may be exercised at any time,

  •
  if applicable, a discussion of material United States federal income tax considerations, and

  •
  any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

        We will also describe in the applicable prospectus supplement any provisions for a change in the exercise price or the expiration date of the warrants and the kind, frequency and timing of any notice to be given. Certificates representing warrants will be exchangeable for new warrant certificates of different denominations, and warrants may be exercised at the corporate trust office of the warrant agent or any other office that we indicate in the applicable prospectus supplement. Prior to the exercise, the holder of warrants will not have any of the rights of holders of the preferred stock, common stock or other securities purchasable upon that exercise and will not be entitled to dividend payments, if any, or voting rights of the preferred stock, common stock or other securities purchasable upon the exercise.

Exercise of Warrants

        We will describe in the prospectus supplement relating to the warrants the principal amount or the number of our securities that may be purchased for cash upon exercise of a warrant, and the exercise price. Warrants may be exercised as described in the prospectus supplement relating to the warrants at any time up to the close of business on the expiration date stated in the prospectus supplement. Unexercised warrants will become void after the close of business on the expiration date.

        We will forward the securities purchasable upon the exercise as soon as practicable after receipt of payment and the properly completed and executed warrant certificate at the corporate trust office of the warrant agent or other office stated in the applicable prospectus supplement. If less than all of the warrants represented by the warrant certificate are exercised, we will issue a new warrant certificate for the remaining warrants.

Enforcement

        The holders of warrants, without the consent of the warrant agent, may, on their own behalf and for their own benefit enforce, and may substitute and maintain any suit, action, or proceeding against us to enforce these rights to exercise and receive the securities purchasable upon exchange of the warrants.

 DESCRIPTION OF TRUST PREFERRED SECURITIES AND TRUST GUARANTEES

        This section describes the general terms and provisions of the trust preferred securities that may be offered by this prospectus. When the trusts offer to sell a particular series of the trust preferred securities, a prospectus supplement will describe the specific terms of the series. The prospectus supplement will also indicate whether the general terms described in this section apply to that particular series of trust preferred securities.

        Specified terms and provisions of the trust preferred securities and related trust guarantees are described in this section. The summary is not complete and is qualified in its entirety by reference to all of the provisions of the declarations of trust, the trust preferred securities and the trust guarantees, including the definitions therein of certain items. Accordingly, we strongly encourage you to refer to the declarations, the trust preferred securities and the trust guarantees for a complete understanding of the terms and conditions applicable to the declarations, the trust preferred securities and the trust guarantees. You should read this description of the trust preferred securities and the declarations and the prospectus supplement relating to the applicable series of the trust preferred securities before you buy any trust preferred securities. The forms of amended and restated declarations of trust and forms of trust guarantees are filed as exhibits to the registration statement of which this prospectus is a part.

Trust Preferred Securities

        Each declaration will authorize the trustees of each trust to issue on behalf of the trust one series of trust preferred securities and one series of trust common securities. We collectively refer to the trust preferred securities and the trust common securities as the trust securities. The trust preferred securities will be issued to the public pursuant to the registration statement of which this prospectus is a part, and the trust common securities will be issued directly or indirectly to us.

        The trust preferred securities will have the terms, including dividends, redemption, voting, conversion, liquidation and other preferred, deferred or other special rights or restrictions as are described in the applicable declaration or made part of the declaration by the Trust Indenture Act.

        Refer to the applicable prospectus supplement relating to the trust preferred securities of each trust for specific terms, including:

  •
  the distinctive designation of trust preferred securities;

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  the number of trust preferred securities issued by the trust;

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  the annual distribution rate, or method of determining the rate, for trust preferred securities issued by the trust and the date or dates upon which the distributions will be payable and any right to defer payment thereof;

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  whether distributions on trust preferred securities issued by the trust will be cumulative, and, in the case of trust preferred securities having cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on trust preferred securities issued by the trust will be cumulative;

  •
  the amount or amounts which will be paid out of the assets of the trust to the trust preferred securities holders upon voluntary or involuntary dissolution, winding-up or termination of the trust;

  •
  the terms and conditions, if any, upon which the related series of our debt securities may be distributed to trust preferred securities holders;

  •
  the obligation, if any, of the trust to purchase or redeem trust preferred securities issued by the trust and the price or prices at which, the period or periods within which and the terms and conditions upon which trust preferred securities issued by the trust will be purchased or redeemed, in whole or in part, pursuant to the obligation;

  •
  the voting rights, if any, of trust preferred securities issued by the trust in addition to those required by law, including the number of votes per trust preferred security and any requirement for the approval by the trust preferred securities holders, as a condition to specified action or amendments to the applicable declaration;

  •
  the rights, if any, to defer distributions on the trust preferred securities by extending the interest payment period on the related debt securities; and

  •
  any other relevant rights, preferences, privileges, limitations or restrictions of trust preferred securities issued by the trust that are consistent with the applicable declaration or applicable law.

        Pursuant to the declaration, the property trustee will own our debt securities purchased by the applicable trust for the benefit of the trust preferred securities holders and the trust common securities holders. The payment of dividends out of money held by the applicable trust, and payments upon redemption of trust preferred securities or liquidation of any trust, will be guaranteed by us to the extent described below under "—Trust Guarantees." The trust guarantees, when taken together with our obligations under such debt securities, the indenture under which such debt securities are issued and the applicable declaration, will provide a full, irrevocable and unconditional guarantee on a subordinated basis of payments due on the trust preferred securities, to the extent described below under "—Trust Guarantees." No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the trust's obligations under the trust preferred securities.

        Specific United States federal income tax considerations applicable to an investment in trust preferred securities will be described in the applicable prospectus supplement.

        In connection with the issuance of trust preferred securities, each trust will also issue one series of trust common securities. Each declaration will authorize the regular trustees of a trust to issue on behalf of the trust one series of trust common securities having the terms, including dividends, conversion, redemption, voting, liquidation rights or the restrictions described in the applicable declaration. Except as otherwise provided in the applicable prospectus supplement, the terms of the trust common securities issued by the trust will be substantially identical to the terms of the trust preferred securities issued by the trust, and the trust common securities will rank on equal terms with, and payments will be made on a ratable basis with, the trust preferred securities. However, upon an event of default under the applicable declaration, the rights of the holders of the trust common securities to payment in respect of dividends and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the trust preferred securities holders. Except in limited circumstances, the trust common securities will also carry the right to vote and appoint, remove or replace any of the trustees of the related trust. All of the trust common securities of each trust will be directly or indirectly owned by us.

        The applicable prospectus supplement will describe whether we and/or certain of our subsidiaries maintain deposit accounts and conduct other banking transactions, including borrowings in the ordinary course of business, with the property trustee.

        Modification of the Declaration.    We are restricted in our ability to modify the declaration. The following is a summary of the provisions with respect to amendments to the declaration. No amendment to the declaration may be made:

  •
  unless, in the case of any proposed amendment, the property trustee shall have first received an officers' certificate from each of the trust and the sponsor that such amendment is permitted by,

    and conforms to, the terms of the declaration (including the terms of securities issued thereunder);

  •
  unless, in the case of any proposed amendment which affects the rights, powers, duties, obligations or immunities of the property trustee, the property trustee shall have first received:

  •
  an officers' certificate from each of the trust and the sponsor that such amendment is permitted by, and conforms to, the terms of this declaration (including the terms of securities issued thereunder); and

  •
  an opinion of counsel (who may be counsel to the sponsor or the trust) that such amendment is permitted by, and conforms to, the terms of declaration (including the terms of securities issued thereunder); and

  •
  to the extent the result of such amendment would be to:

  •
  cause the trust to fail to continue to be classified for purposes of United States federal income taxation as a grantor trust;

  •
  reduce or otherwise adversely affect the powers of the property trustee in contravention of the Trust Indenture Act; or

  •
  cause the trust to be deemed to be an investment company required to be registered under the Investment Company Act.

        At such time after the trust has issued any securities that remain outstanding, any amendment that would adversely affect the rights, privileges or preferences of any holder of securities issued under the declaration may be effected only with such additional requirements as may be set forth in the terms of such securities.

        The sections of the declaration governing the registration and transfer of securities issued under the trust by the regular trustees and modifications of the declaration shall not be amended without the consent of all of the holders of the securities issued under the declaration.

        The provisions of the declaration governing the sponsor's purchase of trust common securities and the responsibilities of the sponsor under the declaration shall not be amended without the consent of the holders of a majority in liquidation preference of the trust common securities.

        The rights of the holders of the trust common securities under the declaration to increase or decrease the number of, and appoint and remove trustees shall not be amended without the consent of the holders of a majority in liquidation preference of the trust common securities.

        The declaration may be amended without the consent of the holders of the securities issued under the declaration to:

  •
  cure any ambiguity;

  •
  correct or supplement any provision in the declaration that may be defective or inconsistent with any other provision of this declaration;

  •
  add to the covenants, restrictions or obligations of the sponsor;

  •
  conform to any change in Rule 3a-5 under the Exchange Act or written change in interpretation or application of Rule 3a-5 by any legislative body, court, government agency or regulatory authority which amendment does not have a material adverse effect on the rights, preferences or privileges of the holders of securities issued under the declaration; and

  •
  cause the trust to continue to be classified for United States federal income tax purposes as a grantor trust.

        Enforcement of Certain Rights by Holders of Preferred Securities.    If an event of default occurs, and is continuing, under the declaration of either trust, the holders of the preferred securities of that trust would typically rely on the property trustee to enforce its rights as a holder of the related debt securities against us. Additionally, those who together hold a majority of the liquidation amount of the trust's preferred securities will have the right to:

  •
  direct the time, method and place of conducting any proceeding for any remedy available to the property trustee; or

  •
  direct the exercise of any trust or power conferred upon the property trustee under the declaration, including the right to direct the property trustee to exercise the remedies available to it as a holder of our debt securities.

        If the property trustee fails to enforce its rights under the applicable series of debt securities, a holder of trust preferred securities of such trust may, after a period of 30 days has elapsed from such holder's written request to the property trustee to enforce such rights, institute a legal proceeding directly against us to enforce the property trustee's rights under the applicable series of debt securities without first instituting any legal proceeding against the property trustee or any other person or entity.

        Notwithstanding the foregoing, if an event of default occurs and the event is attributable to our failure to make any payment on the debt securities when due, a preferred securities holder of the trust may directly institute a proceeding for the enforcement of this payment.

Trust Guarantees

        General.    We will irrevocably and unconditionally agree, to the extent described in the trust guarantees, to pay in full, to the trust preferred securities holders of each trust, the trust guarantee payments (as defined below), except to the extent paid by the trust, as and when due, regardless of any defense, right of set-off or counterclaim which the trust may have or assert. Our obligation to make a trust guarantee payment may be satisfied by direct payment of the required amounts by us to the trust preferred securities holders or by causing the applicable trust to pay the required amounts to the holders.

        The following payments regarding the trust preferred securities, which we refer to as the trust guarantee payments, to the extent not paid by the applicable trust, will be subject to the trust guarantees, without duplication:

  •
  any accrued and unpaid distributions which are required to be paid on the trust preferred securities, to the extent the trust has funds available to make these payments;

  •
  the redemption price payable out of available funds, with respect to any trust preferred securities called for redemption by the trust, to the extent the trust has funds available to make that payment; and

  •
  upon a liquidation of the trust, other than in connection with the distribution of our debt securities to the trust preferred securities holders, the lesser of (i) the aggregate of the liquidation preference and all accrued and unpaid distributions on the trust preferred securities to the date of payment, to the extent the trust has funds available to make that payment; and (ii) the amount of assets of the trust remaining available for distribution to the holders of the trust preferred securities upon liquidation of the trust.

        Subordination.    Our obligation under each guarantee to make the guarantee payments will be an unsecured obligation of us and will rank:

  •
  subordinate and junior in right of payment to all of our other liabilities, except those obligations or liabilities ranking equal to or subordinate to the guarantees by their terms;

  •
  equally with the most senior preferred or preference stock now or hereafter issued by us and with any guarantee now or hereafter entered into by us in respect of any preferred or preference stock of any of our affiliates; and

  •
  senior to all of our common stock.

        If subordinated debt securities are issued to the applicable trust, the terms of the trust preferred securities will provide that each holder of trust preferred securities by accepting the trust preferred securities agrees to the subordination provisions and other terms of the guarantee related to subordination.

        Each guarantee will be unsecured and, because we are principally a holding company, will be effectively subordinated to all existing and future liabilities of our subsidiaries, including liabilities under contracts of insurance and annuities written by our insurance subsidiaries. The guarantee does not limit the incurrence or issuance of other secured or unsecured debt by us.

        Covenants of American Equity.    In each trust guarantee, we will covenant that, so long as any trust preferred securities issued by the trust remain outstanding, and if (i) we will have exercised our right to defer interest payments on the debt securities and such extension shall be continuing, (ii) we shall be in default with respect to our payment or under obligations under the trust guarantee, or (iii) there will have occurred and be continuing any event that, with the giving of notice or lapse of time or both, would constitute an event of default under the indenture, we will not do any of the following:

  •
  declare or pay any dividend on, make any distributions regarding, or redeem, purchase or acquire or make a liquidation payment regarding, any of our capital stock;

  •
  make any payment of the principal of and any premium and interest on or repay, repurchase or redeem any debt securities issued by us which rank equal or junior to the debt securities owned by the trust; and

  •
  make any guarantee payments regarding the trust preferred securities, other than pursuant to the trust guarantee.

        However, even during such circumstances, we may:

  •
  purchase or acquire our capital stock in connection with the satisfaction by us of our obligations under any employee benefit plans or pursuant to any contract or security requiring us to purchase our capital stock;

  •
  purchase our capital stock from officers or employees of us or our subsidiaries upon termination of employment or retirement not pursuant to any obligation under any contract or security requiring us to purchase our capital stock;

  •
  reclassify our capital stock or exchange or convert one class or series of our capital stock for another class or series of our capital stock;

  •
  declare common stock dividends or distributions in our common stock; and

  •
  purchase fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged.

        Amendment and Assignment.    Except regarding any changes which do not adversely affect the rights of trust preferred securities holders of any trust, in which case no vote will be required, the trust guarantees regarding the trust preferred securities may be changed only with the prior approval of the holders of not less than a majority in liquidation preference of the outstanding trust preferred securities. The manner of obtaining the approval of trust preferred securities holders will be as described in the applicable prospectus supplement. All guarantees and agreements contained in the trust guarantees will bind our successors, assigns, receivers, trustees and representatives and will inure to the benefit of the holders of the outstanding trust preferred securities.

        Termination of the Trust Guarantees.    Each trust guarantee will end as to the trust preferred securities issued by the trust upon any of the following:

  •
  full payment of the redemption price of all trust preferred securities;

  •
  distribution of our debt securities held by the trust to the trust preferred securities holders; or

  •
  full payment of the amounts payable in accordance with the declaration upon liquidation of the trust.

        Each trust guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of trust preferred securities issued by the applicable trust must restore payment of any sums paid under the trust preferred securities or the trust guarantee.

        Each guarantee provides that an event of default under a guarantee occurs upon our failure to perform any of our obligations under the applicable guarantee.

        Each trust guarantee represents a guarantee of payment and not of collection. Each trust guarantee will be deposited with the property trustee to be held for the benefit of the trust preferred securities of the applicable trust. The property trustee will have the right to enforce the trust guarantees on behalf of the trust preferred securities holders of the applicable trust. The holders of not less than a majority in aggregate liquidation preference of the trust preferred securities of the applicable trust will have the right to direct the time, method and place of conducting any proceeding for any remedy available in respect of the applicable trust guarantee, including the giving of directions to the property trustee.

        If the property trustee fails to enforce a trust guarantee as provided above, any holder of trust preferred securities of the applicable trust may, after making a written request to the property trustee to enforce the trust guarantee, institute a legal proceeding directly against us to enforce its rights under the trust guarantee, without first instituting a legal proceeding against the applicable trust, or any other person or entity.

        Governing Law.    Each trust guarantee will be governed by, and construed in accordance with, the laws of the State of New York, without regard to its principles of conflicts of laws.

        The applicable prospectus supplement will set out the status of the trust guarantee.

Expenses of the Trust

        We will agree to pay all of the costs, expenses or liabilities of the trusts, other than obligations of the trusts to pay to the holders of any trust preferred securities or trust common securities the amounts due pursuant to the terms of the trust preferred securities or trust common securities.

 DESCRIPTION OF STOCK PURCHASE CONTRACTS

        We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and for us to sell to holders, a specific or varying number of debt securities, shares of our common stock or preferred stock, depositary shares, warrants, trust preferred securities or other property or securities of an entity unaffiliated with us, a basket of such or any combination of the above, at a future date or dates. Alternatively, the stock purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or varying number of shares of debt securities, shares of our common stock or preferred stock, depositary shares, warrants, trust preferred securities or other property. The price per share of preferred stock or common stock or price of other securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula described in the stock purchase contracts. We may issue stock purchase contracts separately or as a part of stock purchase units each consisting of a purchase contract and debt securities, undivided beneficial ownership interests in debt securities, trust preferred securities, depositary shares representing fractional interests in debt securities or shares of preferred stock, or debt obligations of third parties, including U.S. Treasury securities, securing the holder's obligations under the purchase contract. The stock purchase contracts may require us to make periodic payments to holders or vice versa and the payments may be unsecured or pre-funded on some basis. The stock purchase contracts may require holders to secure the holder's obligations in a specified manner that we will file with the SEC in connection with a public offering relating to the stock purchase contracts.

        The applicable prospectus supplement will describe the terms of any stock purchase contracts. The description in the prospectus supplement will not necessarily be complete, and we will refer you to the stock purchase contracts and, if applicable, collateral arrangements and depositary arrangements relating to the stock purchase contracts or stock purchase units.

        The applicable prospectus supplement may contain, where applicable, the following information about the stock purchase contracts issued under it:

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  whether the stock purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, our common stock, preferred stock or depositary shares, as applicable, and the nature and amount of each of those securities, or the method of determining those amounts;

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  whether the stock purchase contracts are to be prepaid or not;

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  whether the stock purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock or preferred stock;

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  any acceleration, cancellation, termination or other provisions relating to the settlement of the stock purchase contracts;

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  whether the stock purchase contracts will be issued in fully registered or global form; and

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  any other terms of the stock purchase contracts.

 DESCRIPTION OF STOCK PURCHASE UNITS

        We may issue stock purchase units comprised of one or more of the other securities described in this prospectus in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

        The applicable prospectus supplement will describe the terms of any stock purchase units. The preceding description and any description of stock purchase units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such stock purchase units that we will file with the SEC in connection with a public offering of stock purchase units.

        The applicable prospectus supplement may describe:

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  the designation and terms of the stock purchase units and of the securities comprising the stock purchase units, including whether and under what circumstances those securities may be held or transferred separately;

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  any provisions for the issuance, payment, settlement, transfer or exchange of the stock purchase units or of the securities comprising the stock purchase units; and

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  whether the stock purchase units will be issued in fully registered or global form.

 PLAN OF DISTRIBUTION

        We and/or the trusts may sell the securities covered by this prospectus from time to time in one or more transactions, including without limitation:

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  to or through underwriters or dealers;

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  directly to purchasers or to a single purchaser;

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  through agents; or

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  through a combination of any of these methods.

        In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions.

        We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.

        The applicable prospectus supplement will set forth the terms of the offering of the securities covered by this prospectus, including:

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  the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

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  any delayed delivery arrangements;

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  the public offering price or purchase price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to underwriters, dealers or agents; and

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  any securities exchanges on which the securities may be listed.

        The offer and sale of the securities described in this prospectus by us, the trusts, underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

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  at a fixed price or prices, which may be changed;

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  at market prices prevailing at the time of sale;

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  at prices relating to such prevailing market prices; or

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  at negotiated prices.

        Offerings of our equity securities pursuant to this prospectus may also be made into an existing trading market for such securities in transactions at other than a fixed price, either:

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  on or through the facilities of any national securities exchange or quotation service on which such securities may be listed, quoted or traded at the time of sale; or

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  to or through a market maker otherwise than on such exchanges or quotation or trading services.

        Such at-the-market offerings, if any, will be conducted by underwriters, dealers or agents acting as our principal or agent, who may also be third-party sellers of securities as described above.

        Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Underwriters, dealers, agents or remarketing firms that participate in the distribution of the offered securities may be "underwriters" as defined in the Securities Act. Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement or pricing supplement, as the case may be.

Sales through Underwriters or Dealers

        Underwriters or the third parties described above may offer and sell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters' obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities unless otherwise specified in connection with any particular offering of securities.

        During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

        Some or all of the securities that we and/or the trusts offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we and/or the trusts sell the offered securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

        We and/or the trusts may sell the offered securities to dealers as principals. We may negotiate and pay dealers' commissions, discounts or concessions for their services. The dealers may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale. Dealers engaged by us may allow other dealers to participate in resales. We will include in the applicable prospectus supplement or pricing supplement, as the case may be, the names of the dealers and the terms of the transaction.

        We and/or the trusts may sell some or all of the securities covered by this prospectus through:

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  purchases by a dealer, as principal, who may then resell those securities to the public for its account at varying prices determined by the dealer at the time of resale;

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  block trades in which a dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction; or

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  ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers.

Direct Sales and Sales through Agents

        We and/or the trusts may sell the securities directly. In this case, no underwriters or agents would be involved. If indicated in an applicable prospectus supplement or pricing supplement, as the case may be, we and/or the trusts may sell the securities through agents from time to time. The applicable prospectus supplement or pricing supplement, as the case may be, will name any agent involved in the offer or sale of the securities and any commissions we and/or the trust pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

Remarketing Arrangements

        Offered securities may also be offered and sold in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement or pricing supplement, as the case may be.

Institutional Purchasers

        We and/or the trusts may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The applicable prospectus supplement or pricing supplement, as the case may be, will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

Indemnification; Other Relationships

        Agents, underwriters and other third parties described above may be entitled to indemnification by us and/or the trust against certain civil liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents, underwriters and such other third parties may be customers of, engage in transactions with, or perform services for us and/or the trust in the ordinary course of business.

Fees and Commissions

        In compliance with the guidelines of the Financial Industry Regulatory Authority, or FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement or pricing supplement, as the case may be; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

        If more than 10% of the net proceeds of any offering of securities made under this prospectus will be received by FINRA members participating in the offering or affiliates or associated persons of such FINRA members, the offering will be conducted in accordance with FINRA Conduct Rule 2710(h).

 LEGAL MATTERS

        Certain legal matters regarding the securities (other than the debt securities, trust preferred securities and trust guarantees) will be passed upon for us by Marla G. Lacey, our Vice President and Associate General Counsel. Ms. Lacey is a full-time employee and officer of our company, and currently owns 4,040 shares of our common stock and holds options to purchase an additional 2,500 shares of our common stock.

        Certain matters of Delaware and New York law relating to the debt securities, trust preferred securities and trust guarantees will be passed upon for us and the trusts by Skadden, Arps, Slate, Meagher & Flom LLP, Chicago, Illinois.

EXPERTS

        Our consolidated balance sheets as of December 31, 2011 and 2010, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2011, and all related financial statement schedules, and the effectiveness of internal control over financial reporting as of December 31, 2011, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, which report is incorporated herein by reference, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important business and financial information to you that is not included in or delivered with this prospectus by referring you to publicly filed documents that contain the omitted information.

        You may read and copy the information that we incorporate by reference in this prospectus as well as other reports, proxy statements and other information that we file with the SEC at the public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. In addition, we are required to file electronic versions of those materials with the SEC through the SEC's EDGAR system. The SEC maintains a web site at http://www.sec.gov that contains reports, proxy statements and other information that registrants, such as us, file electronically with the SEC. You may also request a copy of these filings, at no cost, by writing or telephoning us as follows: Shareholder Relations, American Equity Investment Life Holding Company, 6000 Westown Parkway, West Des Moines, Iowa 50266, Attention Shareholder Relations, (515) 221-0002. These reports, proxy statements and other information may also be inspected at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

        You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained in this prospectus or any prospectus supplement is accurate on any date other than the date on the front cover of such documents or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus or any prospectus supplement is delivered or securities are sold on a later date. Neither the delivery of this prospectus or any applicable prospectus supplement nor any distribution of securities pursuant to such documents shall, under any circumstances, create any implication that there has been no change in the information set forth in this prospectus supplement or any applicable prospectus supplement or in our affairs since the date of this prospectus or any applicable prospectus supplement. We are not making an offer to sell or soliciting an offer to purchase these securities in any jurisdiction where the offer or sale is not permitted.

        We have filed with the SEC a registration statement on Form S-3 under the Securities Act covering the securities described in this prospectus. This prospectus does not contain all of the information included in the registration statement, some of which is contained in exhibits included with or incorporated by reference into the registration statement. The registration statement, including the exhibits contained or incorporated by reference therein, can be read at the SEC's website or at the SEC offices referred to above. Any statement made in this prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed or incorporated by reference any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

        Rather than include certain information in this prospectus that we have already included in documents filed with the SEC, we are incorporating this information by reference, which means that we are disclosing important information to you by referring to those publicly filed documents that contain the information. The information incorporated by reference is considered to be part of this prospectus. Accordingly, we incorporate by reference the following documents filed with the SEC by us:

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  Our Annual Report on Form 10-K for the year ended December 31, 2011, filed on March 1, 2012;

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  Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, filed on May 7, 2012;

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  Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2012, filed on August 6, 2012;

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  Our Current Report on Form 8-K, dated March 9, 2012, filed on March 14, 2012;

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  Our Current Report on Form 8-K, dated May 31, 2012, filed on June 1, 2012;

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  Our Current Report on Form 8-K, dated June 8, 2012, filed on June 8, 2012;

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  Our Current Report on Form 8-K, dated June 7, 2012, filed on June 11, 2012;

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  Our Current Report on Form 8-K, dated June 27, 2012, filed on June 27, 2012; and

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  The description of the common stock which is contained in a registration statement on Form 8-A filed on November 26, 2003 (File No. 001-31911) under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

        We also incorporate by reference any future filings (other than information furnished under Item 2.02 or 7.01 of any Current Report on Form 8-K) we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing date of the registration statement of which this prospectus is a part and until all of the securities to which this prospectus relates are sold or the offering is otherwise terminated. Our subsequent filings with the SEC will automatically update and supersede information in this prospectus.